Exhibit 99.1

This share transfer involves the securities of foreign companies.  The offer is subject to disclosure requirements of a foreign country that are different from those of the United States.  Financial information included in this document was excerpted from financial statements prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws, since the issuer is located in a foreign country, and all of its officers and directors are residents of a foreign country.  You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws.  It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

 (Securities Code: 8520)
June 8, 2012

To: Shareholders of Kirayaka Bank

Manabu Awano, President and Director
Kirayaka Bank, Ltd.
2-3, Hatagomachi 3-Chome,
Yamagata City, Yamagata Prefecture

Convocation Notice of Ordinary General Shareholders’ Meeting for 164th Business Term and of Class Meeting for Common Shareholders

You are cordially invited to the ordinary general shareholders’ meeting for the 164th business term and class meeting for common shareholders to be held as follows.
Proposal 2 of the ordinary general shareholders’ meeting will be “Approval of Plan for Share Transfer with the Sendai Bank, Ltd.” The proposal requires approval pursuant to stipulations in Article 322, Clause 1, Item 13 of the Companies Act, and accordingly, a class meeting for common shareholders will also be held at the same time.
In case you are not able to attend the meeting in person, you are entitled to exercise your voting rights in writing. Please review the Reference Materials for General Shareholders’ Meeting and Class Meeting for Common Shareholders attached below, indicate your votes on the enclosed voting slip, and return the slip to the Bank by the end of the business hours on the previous day of the meetings (5:10 PM, Monday, June 25, 2012).
 Your continued support for the Bank is highly appreciated.

Thank you very much.

Note

1. Date and Time:	10:00 AM, Tuesday, June 26, 2012
2. Venue:	Second-floor Hall, Yugakukan, 2-36 Midoricho 1-Chome, Yamagata City, Yamagata Prefecture
Please refer to the map of the venue for the general shareholders’ meeting attached at the end. Doors open at 9:00 AM.
3. Objectives:
[Ordinary General Shareholders’ Meeting for 164th Business Term]
Matters to Be Reported:
1.
Business Report, Consolidated Financial Statements, and Audit Reports by Accounting Auditors and Board of Statutory Auditors on Consolidated Financial Statements for 164th Business Term (from April 1, 2011 to March 31, 2012)

2.	Financial Statements for 164th Business Term (from April 1, 2011 to March 31, 2012)

Matters to Be Resolved:
Proposal 1:	Appropriation of Earned Surplus
Proposal 2:	Approval of Plan for Share Transfer with the Sendai Bank, Ltd.
Proposal 3:	Election of Eight (8) Directors
Proposal 4:	Election of One (1) Statutory Auditor
[Class Meeting for Common Shareholders]
Matter to Be Resolved:
Proposal:	Approval of Plan for Share Transfer with the Sendai Bank, Ltd.

*	If you are attending the meetings in person, please hand in the enclosed voting slip at the reception.
*
In case there are any changes to the reference materials for the meetings, business report, financial statements, and consolidated financial statements, amendments will be posted on the Bank’s website on the Internet (http://www.kirayaka.co.jp/).

Attached Document

Business Report for 164th Term (From April 1, 2011 to March 31, 2012)

1. Matters Concerning the Current Status of the Bank

(1) Progress and Results of the Group’s Operations, Etc.

[Major Operations of the Group]
The Group consists of the Bank, four consolidated subsidiaries, and two equity-method affiliates. It engages in its core business of banking and other financial operations, including a credit card business.

[Financial and Economic Environment]
The Japanese economy was in a difficult situation at the beginning of fiscal 2011 as economic activities were severely affected by the Great East Japan Earthquake, leading to a continued negative growth. Subsequently, the economy began to pick up thanks to a rapid recovery in supply chains and other positive factors. However, the yen’s sharp appreciation in and after summer and the decelerating global economy against the backdrop of the government debt crisis in Europe have slowed the pace of recovery.
The Nikkei Stock Average maintained the 10,000 yen level at the end of March 2012, the first increase in two years, increasing three percent from a year earlier.
In Yamagata Prefecture, the employment and income environment has been improving, while consumption has trended upward. With the Great East Japan Earthquake-related rehabilitation and reconstruction work getting into full swing, positive effects can be expected on the prefectural economy in the period ahead.

[Progress and Results of Operations]
Under these financial and economic conditions, the Group carried out its operations and reported results for fiscal 2011 as described below.

For deposits, as a result of an increase in both individual deposits and corporate deposits, the balance of deposits at the end of the fiscal year under review was 1,174,490 million yen, an increase of 41,079 million yen from the previous fiscal year end.
The balance of assets under management was 165,897 million yen, making the total of deposits and assets under management 1,340,387 million yen.
Loans outstanding at the end of the fiscal year amounted to 926,593 million yen, a rise of 34,643 million yen from a year earlier, due to an increase in loans to small businesses and other factors.
Outstanding securities at the end of the fiscal year totaled 282,652 million yen, an increase of 29,086 million yen from the previous fiscal year end, as a result of our efforts to achieve stable returns from bond investment and to spread risks through investment diversification.
As for income and expenses, Ordinary Income decreased by 365 million yen year on year to 25,278 million yen, reflecting such factors as a drop in Interest on Loans due to lower lending yields.
Ordinary Expenses declined by only 36 million yen to 23,642 million yen.  Interest on Deposits dropped due to falling deposit interest rates and Operating Expenses and Losses on Devaluation of Stocks were down, but they were offset by increases in Losses on Sales of Bonds.
As a result, Ordinary Profits fell by 328 million yen from the previous fiscal year to 1,636 million yen.
Net Income amounted to 1,536 million yen, a year-on-year increase of 365 million yen.
As for branch operations, the Ayukai Branch was consolidated in October 2011 using the “branch-in-branch” approach (merging a branch into another branch). For automatic teller machines (ATMs) located outside branches, one ATM booth was opened in Aeon Town Sagae Chuo (Sagae City), while four booths were closed in the Shimojo Sub-branch (Yamagata City), the Natori Loan Station (Natori City), the Sakata Ryouu Sub-branch (Sakata City), and Shinjo City Hall (Shinjo City). As a result, the number of branches came to 80 (of which three were sub-branches), and the number of ATM booths outside branches was 141, both as of the end of the fiscal year.

On the service front, we have carried out a project named “Live together” with customers since October 2010, aiming to support customers’ core businesses. To be more specific, the Bank employees talk with each company’s management (using “active listening” skills) to accurately identify the actual needs of and problems for the customer regarding the company’s core business. To this end, the Bank employees are working together with the company’s management to solve such problems. At the same time, by sharing the customer’s needs and problems within the Bank, we are working to help improve the customer’s business conditions by such means as introducing suitable business partners who will be helpful in solving the problems, offering proposals for cash flow improvement, and providing support for business succession.
To individual customers, we are making our efforts to offer “optimum proposals.” This is to offer the Bank’s products and services that are most suitable for the customer’s various events, such as marriage and childbirth, through the most effective channel and at the most appropriate timing. To increase opportunities to meet customers and expand transactions with them, we are working to increase channels and develop new products and services in a proactive manner. To this end, various interrelated promotional activities are being carried out, including mass media advertising, telephone calls, and offering of proposals.

[Problems Needing to Be Addressed]

The banking industry faces increasing difficulty in generating interest margins that match risk and reporting profit as low interest rates and monetary easing policies have continued. Moreover, the business environment is becoming more severe, affected by the impact of the Great East Japan Earthquake and the government debt crisis in Europe.

Under these circumstances, the Bank has formulated its Third Medium-term Management Plan, which covers the three years from April 2012.
Under this plan, which aims to become “a much-more appreciated bank,” we will strive to improve the level of satisfaction of customers, shareholders, communities and the Bank employees, and to “be appreciated,” thereby contributing to the growth of the Bank as well as the development of the regional economy. To achieve this goal, we will carry out various measures based on the following principles: Thorough efforts in and evolutions of providing core business support and optimum proposals; enhancement of per-share value; revitalization of communities; and creation of a workplace that gives job satisfaction. Although it is expected that the Japanese economy and financial markets will remain unstable for a while, we will make our efforts to improve profitability and strengthen our business bases by constructing business models independent of competition over interest rates.
Compliance will continue to be one of the most important management issues. All officers and employees will work together to further strengthen internal control systems and increase their efforts to protect customers, including the prevention of financial crimes and the ensuring of accountability with a view to providing more reliable services.
Therefore, we would like to ask our shareholders for their continued support and encouragement.

(2) Assets, Income and Expenses of the Group and the Bank
  a. The Group’s assets, income and expenses
 (100 million yen)
	FY2008	FY2009	FY2010	FY2011
Consolidated Ordinary Income	301	273	264	258
Consolidated Ordinary Profit (Loss)	(41)	19	21	17
Consolidated Net Income (Loss)	(47)	22	13	15
Consolidated Comprehensive Income (Loss)	-	-	(2)	23
Consolidated Net Assets	314	516	507	523
Consolidated Total Assets	11,412	11,764	12,114	12,704

  b. The Bank’s assets, income and expenses
(100 million yen)

	FY2008	FY2009	FY2010	FY2011
Deposits	10,740	10,911	11,334	11,744
Time deposits	6,727	7,025	7,354	7,406
Other	4,013	3,886	3,980	4,338
Corporate Bonds	120	120	58	58
Loans	8,569	8,772	8,919	9,265
Loans to individuals	2,951	2,631	2,530	2,507
Loans to small businesses	4,345	4,740	4,910	5,201
Other	1,273	1,401	1,479	1,556
Trading Securities	2	2	2	2
Securities	2,028	2,322	2,535	2,826
Government bonds	1,172	1,166	1,098	893
Other	856	1,156	1,437	1,933
Total Assets	11,396	11,751	12,105	12,695
Domestic Exchange Transactions	46,472	42,496	42,011	43,694
Foreign Exchange Transactions	Million dollars 62	Million dollars 61	Million dollars 69	Million dollars 72
Ordinary Profit (Loss)	Million yen (3,976)	Million yen 1,789	Million yen 1,964	Million yen 1,636
Net Income (Loss)	Million yen (4,600)	Million yen 2,198	Million yen 1,170	Million yen 1,536
Net income (loss) per share	(37.34 yen)	15. 52 yen	6.35 yen	9.34 yen

(Note) Deposits include negotiable certificates of deposit.

(3) Employees of the Group

  a. Number of employees of the Group
  (Persons)

	End of FY2011		End of FY2010
	Banking	Other	Banking	Other
Number of employees	932	81	924	91

(Note)	The figures in the table above represent the number of employees who are employed by the Group companies; seconded, temporary and part-time employees are excluded.

  b. Employees of the Bank

	End of FY2011	End of FY2010
Number of employees	932	924
Average age	40 years and 11 months	40 years and 9 months
Average length of service	18 years and 5 months	18 years and 3 months
Average monthly salary	385,000 yen	391,000 yen

(Notes)	1.	The figures in the table above represent the number of employees who are employed by the Bank; seconded, temporary and part-time employees are excluded.
2.	Seconded employees are included in the number of employees of the companies to which they have been seconded.
3.	For the values of the average age, the average length of service and the average monthly salary, any fraction less than the unit is rounded off.
4.	The average monthly salary includes overtime allowances in March but excludes bonuses.

(4) The Group’s Major Offices, Etc.

  a. Banking business
   1. Number of offices

	End of FY2011	End of FY2010
Yamagata Pref.	99 branches (of which number of sub-ranches) (2)	99 branches (of which number of sub-ranches) (2)
Miyagi Prefecture	7 (1)	7 (1)
Fukushima Prefecture	1 (-)	1 (-)
Akita Prefecture	2 (-)	2 (-)
Niigata Prefecture	5 (-)	5 (-)
Tokyo Prefecture	2 (-)	2 (-)
Saitama Prefecture	1 (-)	1 (-)
Total	117 (3)	117 (3)

(Notes)
In order to achieve management rationalization and efficiency improvement, the Bank conducted a branch relocation (branch consolidation) aimed at the reconstruction of its branch network, using the “branch-in-branch” approach. As a result, the effective total number of branches at the end of the fiscal year was 80 (of which, three were sub-branches). A breakdown is as follows: 63 (of which two were sub-branches) in Yamagata Prefecture; seven (of which one was sub-branch) in Miyagi Prefecture; one in Fukushima Prefecture; two in Akita Prefecture; five in Niigata Prefecture; one in Tokyo Prefecture; and one in Saitama Prefecture.

Additionally, there were 141 ATM booths outside branches at the end of the fiscal year.

   2. Offices newly opened in the fiscal year
No new offices were opened during the fiscal year.
One ATM booth outside branches was opened in Aeon Town Sagae Chuo (Sagae City).

   3. Offices closed in the fiscal year
No offices were closed during the fiscal year.
The Ayukai Branch was consolidated and merged into the Arato Branch, using the “branch-in-branch” approach.
Additionally, ATM booths outside branches were closed at the following four locations: the Shimojo Sub-branch (Yamagata City); the Natori Loan Station (Natori City); the Sakata Ryouu Sub-branch (Sakata City); and Shinjo City Hall (Shinjo City).

   4. List of banking agencies
     There are no relevant items.

   5. Bank agency services, etc., conducted by the Bank
     There are no relevant items.

 b. Other businesses
      Kirayaka Card Corporation: Head Office (Yamagata City)
      Yamagata Business Service Co., Ltd.: Head Office (Yamagata City)
      Kirayaka Capital Co., Ltd.: Head Office (Yamagata City)
      Kirayaka Turnaround Partners Co., Ltd.: Head Office (Yamagata City)

(5) Capital Investment

  a. Total amount of capital investment
(Millions of yen)

Total amount of capital investment	154

  b. Construction of important facilities, etc.
(Millions of yen)

Description	Amount
Purchase of land adjacent to the Tendo Branch	15
Sale of land and building of the former Nanyo Branch	-
Sale of land and building of the former Suzukawa Minami Sub-branch	-
Sale of land and building of the former Nishidori Sub-branch	-
Sale of land and building of the former Mihatacho Sub-branch	-

(6) Important Subsidiaries, Etc.

  a. Status of subsidiaries, etc.

Company	Address	Major operations	Date of establishment	Capital	Voting rights interest held by the Bank	Other
Kirayaka Card Corporation	3-3-1, Kasumicho, Yamagata City, Yamagata Prefecture	Credit card business	August 1, 1988	30 million yen	% 100.00	-
Yamagata Business Service Co., Ltd.	3-2-3, Hatagomachi, Yamagata City, Yamagata Prefecture	Provider of administrative services	January 23, 1981	10 million yen	% 100.00	-
Kirayaka Capital Co., Ltd.	3-2-3, Hatagomachi, Yamagata City, Yamagata Prefecture	Venture capital operations	April 3, 1996	30 million yen	% 35.00	-
Tohoku Banking Systems Co., Ltd.	2-7-1, Kiyozumimachi, Yamagata City, Yamagata Prefecture	Provider of electronic data processing services	December 12, 1995	60 million yen	% 28.42	-
Fujitsu Yamagata Information Technology Limited	7-35, Sakuracho, Yamagata City, Yamagata Prefecture	Provider of software development, maintenance and operation services	October 31, 1974	60 million yen	% 49.00	-
Kirayaka Turn Around Partners Co., Ltd.	1-3-29, Tokamachi, Yamagata City, Yamagata Prefecture	Money lending business	February 22, 2011	55 million yen	% 100.00	-

(Note)
Consolidated subsidiaries are Kirayaka Card Corporation, Yamagata Business Service Co., Ltd., Kirayaka Capital Co., Ltd., and Kirayaka Turn Around Partners Co., Ltd., while equity-method affiliates are Tohoku Banking Systems Co., Ltd. and Fujitsu Yamagata Information Technology Limited. Consolidated Ordinary Income for the year under review was 25,881 million yen, and Consolidated Net Income was 1,579 million yen.

  b. Summary of important business alliances
1.
Under the alliance of 42 member banks of The Second Association of Regional Banks, the Bank provides Second Association Cash Service (SCS), which allows customers to withdraw cash from ATMs of other member banks.

2.
The Bank provides Multi Integrated Cash Service (MICS), which allows customers to withdraw cash from ATMs of other banks under the alliance of 42 member banks of The Second Association of Regional Banks, six major commercial banks, four trust banks, 64 regional banks, 271 Shinkin banks (including Shinkin Central Bank), 138 credit cooperatives (including Shinkumi Federation Bank), 789 agricultural cooperatives and credit federations of fisheries cooperatives (including The Norinchukin Bank and credit federations), and 13 labor banks (including The Rokinren Bank).

3.
Under the alliance of 42 member banks of The Second Association of Regional Banks, the Bank provides Second Association Data Transmission Services (SDS), including transmission of data on general funds transfers between business partners and other data, and multibank report service, such as report on account statements, using an ISDN switching network.

4.	An alliance with Japan Post Bank allows customers to deposit and withdraw cash and check the balance of deposits using Japan Post Bank’s ATMs.
5.	An alliance with Seven Bank allows the Bank’s customers to deposit and withdraw cash and check the balance of deposits through Seven Bank’s ATMs using the Bank’s cash cards or IC cash cards.

(7) Assignment of Businesses

There are no relevant items.

(8) Other Important Matters Concerning the Current Status of the Bank

There are no relevant items.

2. Matters Concerning Corporate Officers

(1) Names and Other Information on Directors and Statutory Auditors

(As of fiscal year end)

Position	Name	Responsibilities	Important concurrent position
President and Representative Director	Manabu Awano	Audit Department
Managing Director	Kenichi Tokairin	Marketing Department, Corporate Support Department, and Business Rehabilitation Department
Managing Director	Shoichiro Suto	Human Resources Department, General Affairs Department, and Financial Market Department
Managing Director	Akira Sagawa	Management Planning Department and Accounting Department
Managing Director	Tatsuhiko Tanaka	Risk Management Department and Internal Control System Enhancing Department
Director	Takeo Kobayashi	Administration Department
Director	Yukiyoshi Sakamoto	Sendai Strategy Division, Marketing Department
Director	Akira Takeda	Loan Department and Administrative Department
Statutory Auditor	Yoshihiro Niino
Statutory Auditor	Fujio Sasajima		Joint Representative, Okuyama & Sasajima; Special-appointment Visiting Professor, Tohoku University; Visiting Professor, Yamagata University
Statutory Auditor	Yasuhiko Okubo		President and Representative Director, Zao Ropeway Co., Ltd.
Statutory Auditor	Yoshiaki Ito		President, Ito Certified Public Accountant Office

(Notes)	1.	Mr. Fujio Sasajima, Mr. Yasuhiko Okubo, and Mr. Yoshiaki Ito are external statutory auditors.
2.	The Bank has notified the Tokyo Stock Exchange that Mr. Yasuhiko Okubo, Statutory Auditor, is an independent officer.

(2) Amounts of Remuneration Paid to Directors and Statutory Auditors

Category	Number of persons paid	Amount of remuneration
Directors	8	124 million yen
Statutory Auditors (of which external Statutory Auditors)	4 (3)	24 million yen (12 million yen)
Total	12	148 million yen

(Notes)	1.	Amounts less than one million yen are rounded off.
2.
The remuneration paid indicated above includes Reserve for Director and Statutory Auditor Retirement Benefits of 7 million yen (7 million yen for Directors and 0 million yen for Statutory Auditors) booked for this fiscal year.

3.	The upper limits of remuneration determined at the general shareholders’ meeting are as follows:
a. Directors	160 million yen or less annually
b. Statutory Auditors	35 million yen or less annually
Total	195 million yen or less annually

 (3) Matters Concerning Outside Officers
(i)	Relations between the Bank and legal entities at which outside officers hold important concurrent positions

Position	Name	Important concurrent position
Statutory Auditor	Fujio Sasajima	Joint Representative, Okuyama & Sasajima; Special-appointment Visiting Professor, Tohoku University; Visiting Professor, Yamagata University
Statutory Auditor	Yasuhiko Okubo	President and Representative Director, Zao Ropeway Co., Ltd.
Statutory Auditor	Yoshiaki Ito	Representative, Ito Certified Public Accountant Office

(Notes)	1.	Mr. Fujio Sasajima, Statutory Auditor, is party to loan transactions with the Bank.
2.	Mr. Yasuhiko Okubo, Statutory Auditor, has provided guarantee on loan transactions between the Bank and Zao Ropeway Co., Ltd., where he holds the right to represent the company.

  (ii) Major activities during the fiscal year

Position	Term of office	Name	Major activities
Statutory Auditor	4 years and 10 months	Fujio Sasajima
Of 12 regular meetings of the Board of Directors held during the fiscal year, he attended 8 meetings, and 8 out of 12 meetings of the Board of Statutory Auditors, and posed relevant questions and provided objective opinions from a neutral standpoint.  He also monitored and evaluated the performance of the duties of the Board of Directors, etc.

Statutory Auditor	6 years and 9 months	Yasuhiko Okubo
Of 12 regular meetings of the Board of Directors held during the fiscal year, he attended 11 meetings, and 11 out of 12 meetings of the Board of Statutory Auditors, and posed relevant questions and provided objective opinions from a neutral standpoint. He also monitored and evaluated the performance of the duties of the Board of Directors, etc.

Statutory Auditor	1 year and 9 months	Yoshiaki Ito
Of 12 regular meetings of the Board of Directors held during the fiscal year, he attended 11 meetings, and 11 out of 12 meetings of the Board of Statutory Auditors, and posed relevant questions and provided objective opinions from a neutral standpoint. He also monitored and evaluated the performance of the duties of the Board of Directors, etc.

(iii)	Summary of contracts limiting liability

There are no relevant items.

(iv)	Amount of the Bank’s remuneration and amount of remuneration paid from the Bank’s parent company or subsidiaries as officers for the fiscal year

	Number of persons paid	Amount of remuneration
Total remuneration	3	12 million yen

(Notes)	1. The remuneration paid indicated above includes Reserve for Director and Statutory Auditor Retirement Benefits of 0 million yen booked for this fiscal year.
2. No outside officers of the Bank hold concurrent positions as officers of the Bank’s subsidiaries. Thus, no remuneration as officers was paid by subsidiaries.

3. Matters Concerning the Bank’s Stock

(1) Number of Shares

  (i) Number of authorized shares
Common shares and class III preferred shares	500,000,000 shares

  (ii) Number of outstanding shares
Common shares	129,714,000 shares
Class III preferred shares	100,000,000 shares

  (iii) Number of shareholders at the fiscal year end
Common shares	10,882 shareholders
Class III preferred shares	1 shareholder

(2) Large Shareholders

    The ten largest holders of common shares and class III preferred shares are listed below:
  (i) Common shares

	Shareholding in the Bank
Name of shareholder	Number of shares held	Shareholding percentage
	Thousand shares	%
Kirayaka Bank Employee Shareholding Plan	5,495	4.23
Mizuho Corporate Bank, Ltd.	3,589	2.76
Japan Trustee Services Bank, Ltd. (Trust Account 4)	3,067	2.36
Mitsui Sumitomo Insurance Co., Ltd.	3,000	2.31
Japan Trustee Services Bank, Ltd. (Trust Account)	2,964	2.28
Tokio Marine & Nichido Fire Insurance Co., Ltd.	1,404	1.08
Akira Takahashi	1,079	0.83
The Taiko Bank, Ltd.	1,044	0.80
Sompo Japan Insurance Inc.	1,017	0.78
Minami Nippon Bank, Ltd.	862	0.66

  (ii) Class III preferred shares

	Shareholding in the Bank
Name of shareholder	Number of shares held	Shareholding percentage
	Thousand shares	%
The Resolution and Collection Corporation	100,000	100.00

(Notes)	1.	For number of shares held, values less than one thousand are rounded down.
2.	Shareholding percentage figures are rounded down to the second decimal place.

4. Matters Concerning the Bank’s Stock Acquisition Rights

There are no relevant items.

5. Matters Concerning Accounting Auditors

(1) Accounting Auditors

Name
Ernst & Young ShinNihon LLC
Kazuo Suzuki, Designated Limited Liability Partner and Executive Member
Hideya Namba, Designated Limited Liability Partner and Executive Member
Makoto Kubodera, Designated Limited Liability Partner and Executive Member

Amount of Remuneration for Accounting Auditors for the Fiscal Year

(In millions of yen)

(i)	Amount of remuneration payable by the Bank in consideration of the services set forth in Article 2, Clause 1 of the Certified Public Accountants Act (audit and attestation services)	53
(ii)	Amount of remuneration payable by the Bank in consideration of services other than those set forth in Article 2, Clause 1 of the Certified Public Accountants Act	-

(Notes)	Total amount of money and other property benefits that are payable by the Bank, subsidiaries and subsidiary corporations, etc. is 53 million yen.

(2) Contracts Limiting Liability
There are no relevant items.

(3) Other Matters Concerning Accounting Auditors
Policy regarding decision to dismiss or refuse reappointment of accounting auditor

In the event that any of the items of Clause 1, Article 340 of the Company Law are deemed to apply to an accounting auditor, the Board of Directors and the Board of Statutory Auditors shall consider the dismissal of  the accounting auditor.

In addition, the Board of Directors and the Board of Statutory Auditors shall consider the non-reappointment of  the accounting auditor after considering factors such as the auditor’s performance of its duties and quality of its audit.

6.	Basic Policy Concerning Persons Who Control Decision-making over Financial and Business Policies

There are no relevant items.

7.	System to Ensure Proper Business Operations

To establish a system to ensure proper business operations, the Bank has decided on the following matters:
Basic Policies for Internal Control System
1.	System to ensure that Directors and employees perform their duties in compliance with laws, regulations and the Articles of Incorporation
(1)
In order to ensure that the Bank’s business is conducted in a proper and sound manner and to further strengthen corporate governance, the Board of Directors has positioned the establishment of legal compliance and an effective internal control system as one of the top priority management issues and will strive to achieve this goal.

(2)
The Board of Statutory Auditors, based on the Rules on the Board of Statutory Auditors and the Statutory Auditor auditing standards, will examine the effectiveness of the internal control system and make its efforts to early detect and resolve problems that may arise when Directors and employees perform their duties.

(3)
The Board of Directors will establish various compliance-related rules to provide that officers and employees must perform acts in compliance with laws, regulations, the Articles of Incorporation and management philosophy. A compliance manual will be prepared to show concrete ways of behaving in accordance therewith.

Furthermore, to ensure that these measures are implemented, the Legal Compliance Office will be established within the Risk Management Department as a compliance management section. At the same time, Compliance Manager and Compliance Officer will be appointed at each workplace to monitor the status of compliance efforts within the Bank.

(4)	The Board of Directors will formulate a Compliance Program every fiscal year, and the Compliance Committee will report to the Board of Directors the status of implementation of the program.
(5)	Meetings of the Compliance Committee will be held on a regular basis, and the committee will report to the Board of Directors on the status of the committee’s activities.
(6)
Based on the Auditing Rules established by the Board of Directors, the Audit Department will formulate its annual audit plan to audit the status of compliance on a regular basis and report the results of audit to the Board of Directors.

(7)	Based on the Whistleblowing Rules established by the Board of Directors, a proper whistleblowing system will be established to protect whistleblowers and ensure transparency.
(8)
The Board of Directors will establish the Bank’s policy against antisocial forces and include it in the Basic Compliance Policy and the Compliance Rules to show strong commitment to cut off relations with such forces.

2.	System for storage and management of information regarding performance of duties of the Directors
Information regarding the performance of the duties of the Directors will be stored and managed based on the Document Rules, the Rules on Division of Duties, and other rules.
Any Director or Statutory Auditor may have access to such information, if he/she demands it.
3.	Rules on management of risk of loss and other systems
(1)
Based on the Basic Risk Management Rules established by the Board of Directors, a risk management system will be established to gather and analyze information on business-related risks and manage risks of the entire Bank in a comprehensive manner.

(2)	The Board of Directors will establish the Risk Management Department, which is responsible for overseeing risk management.
The Risk Management Department will report on a regular basis to the Board of Directors on the status of management of various risks.
(3)	The Board of Directors will formulate contingency plans to prepare for emergencies.
(4)
Based on the Auditing Rules established by the Board of Directors, the Audit Department will formulate its annual audit plan to audit the risk management system on a regular basis and report to the Board of Directors on the results of audits.

4.	System to ensure efficient execution of duties of the Directors
To ensure that Directors’ duties are performed in a proper manner, the Board of Directors, which consists of Directors and Statutory Auditors, discusses and determines important management matters.

As a forum for discussing and determining individual business problems, a meeting of the Board of Managing Directors, which consists of Managing Directors and above, is to be held every week in principle.
It will be ensured that these functions are managed in an appropriate and efficient manner based on the Rules on the Board of Directors, the Rules on the Board of Managing Directors, the Job Authority Rules, and other rules.
5.	System to ensure appropriateness of business operations of the Group consisting of the Company and its parent company and subsidiaries
(1)	The Management Planning Department is responsible for comprehensive management of operations of subsidiaries, etc. Directors will be dispatched from the Bank to perform constant supervision.
(2)	The Audit Department conducts internal audit of the Bank’s subsidiaries, etc., to investigate the effectiveness and appropriateness of internal control as a corporate group.
6.	Matters concerning employee(s) who will assist the Statutory Auditor when Statutory Auditor requests to allocate employee(s) who will assist his/her duties
Statutory Auditor may appoint an assistant from among the Bank employees who will assist in performing his/her duties. The approval of the Board of Statutory Auditors is required for the appointment and removal of such employee(s).
7.	Matters concerning independence from Directors of the employee in the preceding item
Regarding the performance of duties by the employee who assists Statutory Auditor as set forth in the preceding item, the Board of Director must recognize his/her independence. This principle must be made known to all parties concerned.
8.	System for Directors and employees to report to Statutory Auditors, and system concerning other reports to Statutory Auditors
(1)
Directors and employees will report to the Board of Statutory Auditors on the threat or occurrence of any matter that may cause substantial damage to the Bank or the Group companies, any situation destroying the credibility of the Bank or the Group companies, material defects or problems in internal control systems or procedures, or legal violations or other wrongful conduct.

(2)	Notwithstanding the foregoing, the Board of Statutory Auditors may request Directors or employees to submit reports as necessary.
9.	Other systems to ensure effective audits by Statutory Auditors
(1)	The Board of Statutory Auditors shall exchange opinions with Representative Director and the audit corporation as necessary.
(2)
It shall be ensured that Statutory Auditors attend the meetings of the Board of Directors, the Board of Managing Directors, the Compliance Committee and other meetings that are important to ensure proper business operations.

8. Matters Concerning Accounting Advisors

There are no relevant items.

Consolidated Balance Sheet as of End of the 164th Fiscal Period (as of March 31, 2012)

(Millions of yen)

Accounts	Amount	Accounts	Amount
Assets		Liabilities
Cash and Dues from Banks	27,563	Deposits	1,165,419
Call Loans and Bills Bought	12,200	Negotiable Certificates of Deposits	8,220
Trading Securities	227	Call Money and Bills Sold	10,000
Securities	282,059	Borrowed Money	9,640
Loans and Bills Discounted	927,780	Foreign Exchange Liabilities	15
Foreign Exchange Assets	533	Bonds Payable	5,800
Other Assets	7,182	Other Liabilities	5,808
Tangible Fixed Assets	16,708	Provision for Retirement Benefits	3,603
Buildings	5,145	Provision for Interest Repayment Loss	4
Land	10,830	Provision for Reimbursement of Deposits	263
Leased assets	29	Deferred Tax Liabilities	77
Construction in Progress	12	Deferred Tax Liabilities for Land Revaluation	2,287
Other Tangible Fixed Assets	691	Acceptances and Guarantees	6,979
Intangible Assets	835	Total Liabilities	1,218,118
Software	667	Net Assets
Other intangible Fixed Assets	168	Capital Stock	17,700
Deferred Tax Asset	5,076	Capital Surplus	22,986
Customers’ Liabilities for Acceptances and Guarantees	6,979	Retained Earnings	7,602
Allowance for Loan Losses	- 16,652	Treasury Stocks	- 1
		Total Shareholders’ Equity	48,286
		Valuation Difference on Available-for-Sale Securities	- 75
		Revaluation Reserve for Land	3,977
		Accumulated Other Comprehensive Income	3,901
		Minority Interest	186
		Total Net Assets	52,375
Total Assets	1,270,494	Total Liabilities and Net Assets	1,270,494

Consolidated Income Statement for the 164th Fiscal Period (From April 1, 2011 to March 31, 2012)

(Millions of yen)

Accounts	Amount
Ordinary Income (Keijo Shueki)		25,881
Interest Income	21,805
Interests on Loans and Discounts	18,634
Interest and Dividends on Securities	3,110
Interest on Call Loans and bills bought	27
Interest on Dues from Banks	3
Other Interest Receivables	28
Fees and Commissions	3,315
Other Ordinary Income	384
Other Income	375
Recoveries of Written-Off Claims	160
Other Income	215
Ordinary Expenses (Keijo Hiyo)		24,110
Interest Expenses	1,947
Interest on Deposits	1,657
Interest on Negotiable Certificates of Deposits	16
Interest on Call Money and Bills Sold	0
Interest on Borrowed Money	19
Interest on Bond	248
Other Interests Paid	6
Fees and Commissions, etc. Paid	1,563
Other Ordinary Expenses	1,206
General and Administrative Expenses	17,182
Other Expenses	2,210
Provision of Allowance for Loan Losses	538
Other Expenses	1,672
Ordinary Profit (Keijo Rieki)		1,770
Extraordinary Income		160
Gain on Disposal of Noncurrent Assets	7
Reversal of Allowance for Loan Losses	153
Extraordinary Losses		323
Losses on Disposal of Noncurrent Assets	37
Impairment Losses	286
Income Before Income Tax and Minority Interests		1,606
Income Taxes-Current	67
Income Taxes-Deferred	- 41
Total Income Tax		26
Income Before Minority Interests		1,580
Minority Interests in Income		0
Net Losses (Toki Jun Sonshitsu)		1,579

Consolidated Statement of Changes in Net Assets for the 164th Fiscal Period
(From April 1, 2011 to March 31, 2012)

(Millions of yen)

Accounts	Amount	Accounts	Amount
Shareholders’ Equity		Accumulated Other Comprehensive Income
Capital Stock		Net Unrealized Gains (Losses) on Other Securities
Opening Balance	17,700	Opening Balance	- 473
Changes During the Period		Changes During the Period
Total Changes During the Period	―	Changes During the Period for Accounts Other than Shareholders’ Equity (Net)	398
Closing Balance	17,700	Total Changes During the Period	398
Capital Surplus		Closing Balance	- 75
Opening Balance	22,986	Revaluation Reserve for Land
Changes During the Period		Opening Balance	3,803
Total Changes During the Period	―	Changes During the Period
Closing Balance	22,986	Changes During the Period for Accounts Other than Shareholders’ Equity (Net)	173
Retained Earnings		Total Changes During the Period	173
Opening Balance	6,594	Closing Balance	3,977
Changes During the Period		Total Accumulated Other Comprehensive Income
Deficit Disposition	- 724	Opening Balance	3,329
Net Profit	1,579	Changes During the Period
Change of Scope of Consolidation	- 1	Changes During the Period for Accounts Other than Shareholders’ Equity (Net)	572
Transfer from Revaluation Reserve for Land	153	Total Changes During the Period	572
Total Changes During the Period	1,007	Closing Balance	3,901
Closing Balance	7,602	Minority Interests
Treasury Stocks		Opening Balance	141
Opening Balance	- 1	Changes During the Period
Changes During the Period		Changes During the Period for Accounts Other than Shareholders’ Equity (Net)	45
Purchase of Treasury Stock	- 0	Total Changes During the Period	45
Total Changes During the Period	- 0	Closing Balance	186
Closing Balance	- 1	Total Net Assets
Total Shareholders’ Equity		Opening Balance	50,750
Opening Balance	47,279	Changes During the Period
Changes During the Period		Dividends of Surplus	- 724
Dividends of Surplus	- 724	Net Profit	1,579
Net Profit	1,579	Purchase of Treasury Stock	- 0
Purchase of Treasury Stock	- 0	Change of Scope of Consolidation	- 1
Change of Scope of Consolidation	- 1	Transfer from Revaluation Reserve for Land	153
Transfer from Revaluation Reserve for Land	153	Changes During the Period for Accounts Other than Shareholders’ Equity (Net)	617
Total Changes During the Period	1,007	Total Changes During the Period	1,625
Closing Balance	48,286	Closing Balance	52,375

Notes on the consolidated statements

The cited numbers are rounded down to the nearest million.
The definitions of subsidiary companies, corporations etc., and affiliated corporations etc., are based on Article 2, Paragraph 8 of Banking Act and Article 4-2 of the Order for Enforcement of Banking Act.

1   Policy on Preparation of Consolidated Financial Statements
(1)	Matters related to the scope of consolidation
i)	Consolidated subsidiary companies and corporations: 4 companies
Name:
-	Kirayaka Card Corporation
-	Kirayaka Capital Co., Ltd.
-	Kirayaka Turnaround Partners Co., Ltd.
-	Yamagata Business Service Co., Ltd.

Please note that Kirayaka Turn Around Partners Co., Ltd., which was a non-consolidated subsidiary in the last consolidated fiscal year, is included as a consolidated subsidiary for this consolidated fiscal year due to its increased importance.

ii)	Non-consolidated subsidiary companies and corporations, etc.
   Not applicable

(2)	Matters related to application of equity method
i)	Non-consolidated subsidiary companies and corporations, etc. using equity method
   Not applicable
ii)	Affiliated corporations, etc., using equity method : 2 companies
  Names of the companies:
-	Tohoku Banking Systems Co., Ltd.
-	Fujitsu Yamagata Information Technology Limited

iii)	Non-consolidated subsidiary companies and corporations, etc. not using equity method
   Not applicable
iv)	Affiliated corporations, etc., not using equity method
   Not applicable

(3)	Matters related to the fiscal year, etc., of consolidated subsidiary companies and corporations, etc.
The fiscal year of all consolidated subsidiary companies, corporations etc., ends on the same date as the fiscal year of the consolidated fiscal year end date (the last day of March).

2   Summary of Significant Accounting Policies
  (1)  Evaluation Methods and Criteria for Trading Account Securities
Market value method is used for evaluation of trading account securities (cost of acquisition is calculated using the moving average method).
  (2)  Evaluation Methods and Criteria for Securities
(i)
Amortized cost method using moving average (straight line method) is used for evaluation of bonds to be held until maturity. Cost method based on moving average is used for evaluation of subsidiaries stocks and affiliates stocks. Market value method based on the market price, etc., as of the date of accounting settlement is used for other securities with market price (cost of acquisition is calculated using the moving average method). Cost method based on moving average is used for other securities for which capturing the market value is deemed to be extremely difficult.

Valuation differences for other securities are included in net assets, net of income taxes.
(ii)	The evaluation of securities managed as trust asset under individually managed money trusts mainly for securities investment are based on market value method.
  (3)  Evaluation Methods and Criteria for Derivative Transactions
   Derivative transactions are evaluated using the market value method.
  (4)  Method of depreciation
(i)	Tangible fixed assets (excluding lease assets)
Tangible fixed assets of the Bank are depreciated using the declining-balance method (except for buildings, excluding attached equipments, acquired on and after April 1, 1998, which are depreciated using the straight-line method.)
  Useful years of major assets are as follows:
Buildings	15 to 50 years	Other	3 to 6 years

Tangible fixed assets of consolidated subsidiary companies, corporations etc. are depreciated using the declining-balance method (except for buildings, excluding attached equipments, acquired on and after April 1, 1998, which are depreciated using the straight-line method).

(ii) Intangible Fixed Assets (excluding leased assets)
Intangible fixed assets are depreciated using the straight line method. Softwares are depreciated based on the serviceable life in the Bank (mainly 5 years).
(iii) Leased assets
Leased assets included in the “Tangible Fixed Assets” related to non-ownership transfer finance lease transactions are evaluated using the straight line method with the leasing period used as the serviceable life. The residual value is the residual guaranteed value if it is agreed upon in the lease agreement, or “zero” otherwise.
  (5)  Criteria for Reporting Allowance for Loan Losses
Allowance for loan losses are reported as follows, based on predetermined criteria for depreciation and reserves.
Credits against borrowers that are legally bankrupt such as those going through bankruptcy or special liquidation (“Bankrupt Borrowers”) and credits against borrowers that are in a similar situation (“De Facto Bankrupt Borrowers”) are reported by deducting, from the book value reflecting direct write-off described below, the estimated disposal value of the collateral and estimated collectable value from any guarantee.  Credits against borrowers that are not currently bankrupt but are likely to become bankrupt are calculated by deducting, from the credit amount, the estimated disposal value of the collateral and estimated collectable value from any guarantee, and reporting the amount from such difference that is deemed necessary based on a comprehensive determination of the borrower’s repayment capacities.
Credits other than the above are reported based on the write-off ratio calculated from actual write-off amounts for certain period in the past.
All credits are assessed by sales-related departments based on the asset self-assessment standards, and the result of the assessment is audited by the asset auditing division which is independent from such sales-related departments. Above reserves are reported based on the result of the audit.
With respect to credit against Bankrupt Borrowers and De Facto Bankrupt Borrowers with collateral or guarantee, etc., estimated uncollectible amount, which is calculated by subtracting the collateral value and collectible value from the guarantee from the credit amount, is directly deducted from the credit amount.  Such estimated uncollectible amount was 8,215 million yen.
Allowance for loan losses of subsidiary companies, corporations etc., for general accounts receivable are reported as amounts deemed necessary based on the actual write-off rates in the past, and those for doubtful accounts receivable are reported as amounts that are expected to be uncollectible based on the possibility of collectability of individual accounts receivable.

  (6)  Criteria for reporting reserves for bonuses for officers
Reserves for bonuses for officers for some of the consolidated subsidiary companies, corporations etc. are reported as the amount that is applicable for this consolidated fiscal year out of the expected amount of payment of bonuses for officers.
For this consolidated fiscal year, there is no entry because the expected amount of payment is zero.
  (7)  Criteria for Reporting Provision for Retirement Benefits
Necessary amounts are reported as provision for retirement benefits to prepare for payment of employees’ retirement benefits, based on estimated amount of retirement benefit liabilities and pension assets as of end of the fiscal year. The treatment of past service obligations and difference arising from actuarial calculation are as follows.
Past service obligations: Recorded as expenses over certain years (11 years) within the average remaining years of service of the employee at the time of accrual of the obligation or as expenses in full amount for the fiscal year when the obligation accrues.
Difference from actuarial calculation: The amount calculated by prorating certain period (11 years) within the average remaining employment period of the employees for each fiscal year will be treated as expenses for the following fiscal year.
The difference resulting from an accounting standards change (3,546 million yen) (after the return of the substitute portion of employee’s pension fund) is treated as expenses for the amount prorated over 15 years.
  (8)  Criteria for Reporting Provision for Interest Repayment Loss
As a consolidated subsidiary company conducting a credit card business, in order to prepare for claims for repayment of loan interests in excess of the maximum interest prescribed by the Interest Rate Restriction Act, expected repayment amount based on actual past repayment, etc., are reported as Interest Repayment Loss Reserve.
  (9)  Criteria for Reporting Provision for Reimbursement Deposits
To prepare for claims from customers for repayment of deposits that have ceased to be reported as liabilities, the amount deemed as necessary by estimating the losses from future repayment claims are reported as Dormant Deposit Repayment Reserve.
(10)  Recording standard for guarantee fee received (fees and commissions)
The guarantee fee received (fees and commissions) by a consolidated subsidiary company conducting credit card business is recorded as a revenue for the amount of the total guarantee fee received minus the amount of guarantee fee (the amount based on the contract) that needs to be paid back assuming the repayment before maturity of the entire amount of the guaranteed debts as of the end of this fiscal year.
(11)  Conversion standard for foreign currency denominated asset and debt
The Bank’s foreign currency denominated asset and debt are converted to yen in accordance with the rate on a foreign exchange market on the consolidated fiscal year end date.
Consolidated subsidiary companies, corporations, etc. have no foreign currency denominated asset or debt.
(12)  Treatment of Lease Transactions
Non-ownership transfer finance lease transactions with lease transaction commencing before the fiscal year starting on April 1, 2008 have been treated equivalent to normal lending transactions.
(13)  Important Hedge Accounting Methods
    (1)  Interest Rate Risk Hedging
Accounting of hedge transactions against interest rate risk arising from financial assets and liabilities are based on deferred hedge accounting defined in the “Accounting and Auditing Treatment of Accounting Standards for Financial Instruments in the Banking Industry (JICPA Industry Audit Committee Report No.24)”.

Effectiveness of hedging that offset market fluctuations is assessed by identifying hedged assets such as deposits and loans and hedging methods such as interest-rate swap with respect to each agreement. With regards to the hedge to fix cash flow, its effectiveness is assessed by examining correlations of interest rate fluctuations of hedged assets and hedging methods.
    (2) Exchange Rate Risk Hedging
Accounting of hedge transactions against exchange rate risk arising from foreign denominated financial assets and liabilities are based on deferral hedge accounting defined in the “Accounting and Audit Treatment of Accounting for Foreign Currency Transactions, etc., by Banks (JICPA Industry Audit Committee Report No.25)”.
Effectiveness of hedging is assessed by confirming that the amount equivalent to the foreign exchange position of currency swap transaction used to hedge the currency exchange risk for such foreign currency denominated monetary claims exist.
No hedge accounting is applied to consolidated subsidiary companies, corporations etc.
(14)  Accounting Treatment for Consumption Tax, etc.
Accounting treatment for consumption tax and regional consumption tax (“Consumption Taxes”) uses tax-excluded method.

Additional Information
 (Accounting Standards for Accounting Changes and Error Corrections)
For accounting changes implemented after the beginning of this Fiscal Year and correction of past errors, “Accounting Standards for Accounting Changes and Error Corrections (ASBJ Statement No.24 December 4, 2009)” and “Guidance on Accounting Standard for Accounting Changes and Error Corrections (ASBJ Guidance No.24 December 4, 2009)” were applied.
In addition, “Profit on Recovery of Bad Debts” and “Reversal of Contingent Losses Reserve” have been included in “Other Ordinary Income” based on “Practical Guidelines on Accounting Standards for Financial Instruments (JICPA Accounting Practice Committee Statement No.14).”

(Reserve for retirement benefits for officers)
The Bank decided, at its board of directors meeting held on May 13, 2011, to abolish the system of retirement benefits for officers and, at its regular shareholders’ general meeting of the 163rd term held on June 28, 2011, to terminate the payment of retirement benefits for officers. Its consolidated subsidiary companies, corporations etc. also made the same decisions at their respective boards of directors meetings and shareholders’ general meetings. Based on these decisions, the whole amount of the “reserve for retirement benefits for officers” has been reduced in this consolidated fiscal year and the amount payable of 131 million yen after the termination of the payment is recorded as part of “other liabilities.”

(Effects of revised corporate tax rate etc.)
“The Act on Partial Revision of the Income Tax Act to Establish a Tax System Corresponding to the Changes in Economic Society” (Act No.114 of 2011) and “The Act on Special Measures Concerning Securing Source of Funding Required for Implementation of Measures on Recovery from the Great East Japan Earthquake” (Act No.117 of 2011) were promulgated on December 2, 2011, and reduction of Income Tax Rate and levy of Special Income Tax for Recovery commenced from the consolidated fiscal year starting on April 1, 2012 or later. In conjunction with this, the statutory effective tax rate to be used for calculation of deferred tax assets and liabilities were changed from 40.44% to 37.75% for temporary difference expected to be resolved between the consolidated fiscal year commencing on April 1, 2012 and April 1, 2014 and 35.38% for temporary difference expected to be resolved in the consolidated fiscal year commencing on April 1, 2015 onwards. As a result of this change in taxation rate, deferred tax assets and deferred tax liabilities have decreased respectively by 483 million yen and 10 million yen, net unrealized gains (losses) on other securities have increased by 10 million yen, and adjustment to income taxes and others have increased by 483 million yen. Deferred tax liabilities from reevaluation decreased by 327 million yen, and difference from reevaluation of land increased by the same amount. Also, because the maximum amount equal to eighty-hundredth (80/100) of income before carry-over can be deducted from the consolidated fiscal year starting on or after April 1, 2012 based on the revised system for carry-over of losses, deferred tax assets have decreased by 47 million yen and income tax-deferred have increased by 47 million yen.

Notes on the consolidated balance sheet
1.	Total amount of shares of (and contribution to) affiliated companies (excluding shares of (and contribution to) consolidated companies, corporations etc.: 86 million yen
2.	Credits to Bankrupt Borrowers and overdue credits accounted for 1,878 million yen and 43,732 million yen, respectively, in the loans and bills discounted.
Credits to Bankrupt Borrowers refer to loans and bills discounted for which accrued interest was not reported because the collection or repayment of principal or interest is unlikely due to continuation of payment arrears for a period of time or other events (excluding parts which have been written off.  “Non-accrual Loans”), of which events listed in Article 96, Paragraph 1, Item 3 (i) to (v), or events prescribed in Item 4 of the Order for Enforcement of the Income Tax Act (Cabinet Order No.97 of 1965) have occurred.
Loans in arrears refer to loans and bills discounted that are Non-accrual Loans that are not loans and bills discounted that have interest payment extended for the purpose of business reconstruction or support of the Credits to Bankrupt Borrower and the Borrower.
3.	There are no loans 3 months or more past due accounted for in the loans and bills discounted.
Loans 3 months or more past due refer to loans and bills discounted with repayment of principal or interest in arrears for 3 months or more from the day of the contracted payment date, which do not fall under Credits to Bankrupt Borrowers or Overdue Credits.
4.	Restructured loans accounted for 4,091 million yen in the loans and bills discounted.
Restructured loans refer to loans with exemption/reduction of interest, extension of payment of interests, extension on repayment of principal, waivers and other agreements favorable to the borrower for the purpose of business reconstruction or support of the borrower, that are not Credits to Bankrupt Borrowers, loans in arrears, or loans 3 months or more past due.
5.	Total amount of Credits to Bankrupt Borrowers, loans in arrears, loans 3 months or more past due and restructured loans is 49,702 million yen.
In addition, the credit amounts listed in 2 to 5 above are amounts before deduction of bad debt reserves.
6.
Discounted notes are treated as financial transactions based on the “Accounting and Auditing Treatments of the Application of Accounting Standards for Financial Instruments in the Banking Industry (JICPA Industry Audit Committee Report No.24)”. Commercial notes accepted may be disposed with discretion as a sale or to (re) collateralize, and the notional amount is 11,656 million yen.

7.	Collateralized assets are as follows:

Collateralized assets		(millions of yen)
Securities	31,823	Other	5
Liabilities against collateralized assets
Deposit	587	Borrowed money	9,340
Call money and bills sold	10,000
In addition to the above, securities worth 15,151 million yen are collateralized for the transactions of foreign exchange settlements, shared systems etc.
Of the amount in other assets, guarantee money constitutes 572 million yen.
8.
Overdraft agreements and commitment line agreement for loans are agreements that promise to lend funds to a certain limit when a customer applies for a drawdown, unless there are breaches of conditions prescribed in the agreement. Amount of outstanding unexecuted loans concerning these agreements was 87,565 million yen.  Of this, loans with less than one year of underlying contract period (or those that may be canceled at will any time without any conditions) account for 66,982 million yen.

As most of these agreements are terminated without being drawn, the outstanding undrawn loans do not necessarily impact our future cash flow. Most of these agreements include clauses that allow us to reject the drawdown application or reduce the contracted limit in case there is change in financial environment, preservation of claims, or other reasonable events. In addition, collaterals such as real estate or securities are secured as collateral where necessary at the time of agreement, and after the agreement, review of the agreement and measures for protection of the credit are implemented where necessary by periodically capturing the business conditions of the customer, etc., in accordance with the internal procedures.
9.
Based on the Act on Revaluation of Land (Act No.34, March 31, 1998), business sites are revaluated, and of the valuation difference, the tax equivalent amount concerning such difference is reported as Liabilities under “Deferred Tax Liabilities for Land Revaluation,” with the remaining amount reported as “Revaluation Reserve for Land” in Net Assets.

Revaluation Date: March 31, 1999
Revaluation method prescribed in Article 3, Paragraph 3 of the Act
Revaluation is made based on (i) taxable amount for the land price tax prescribed in the provisions of the Public Notice of Land Prices Act as prescribed in Article 2, Paragraph 1 of the Enforcement Ordinance Concerning Act on Revaluation of Land (Enforcement Ordinance No.119, March 31, 1998), (ii) land tax register book prescribed in Article 2, Paragraph 3, and (iii) the price obtained through the method prescribed and published by the Commissioner of the Tax Agency for the purpose of calculating land value that is the basis of calculation of taxable amount for the land price tax prescribed in Article 2, Paragraph 4, with reasonable adjustments such as price adjustment for depths.
Difference between the total market value of business sites revaluated pursuant to Article 10 of the Act as of end of consolidated Fiscal Year and the total book value of such business sites after revaluation: 6,216 million yen
10. Aggregated Amount of Depreciation for Tangible Fixed Assets	18,320 million yen
11. Advanced Depreciation Amount for Tangible Fixed Assets	1,748 million yen
12.	Borrowings include subordinated loan of 300 million yen with covenants stating that the priority for performance of the obligation is subordinated to other obligations.
13.	Bonds include subordinated bonds of 5,800 million yen.
14.
Of the corporate bonds included in “Securities,” amount of guarantee for corporate bonds issued through private offering of securities (Financial Instruments and Exchange Act Article 2, Paragraph 3) is 9,205 million yen.

15.	Total amount of monetary claims against directors and auditors due to transactions with directors and auditors 65 million yen
16.	In addition to the fixed assets reported on the consolidated balance sheet, computers and vehicles are being used in accordance with non-ownership transfer finance lease agreement.

1. Amount of the acquisition cost (millions of yen)
Tangible fixed-assets	1,642	Intangible fixed assets	695	Total	2,338
2. Cumulative amount of depreciation
Tangible fixed-assets	1,433	Intangible fixed assets	616	Total	2,049
3. Amount of closing balance
Tangible fixed-assets	209	Intangible fixed assets	78	Total	288
4. Amount of future lease payment under finance lease
Within 1 year	286	Over 1 year	35	Total	322
5. Lease payment, amount equivalent to depreciation and amortization and interest expense
Lease payment	478	Amount equivalent to depreciation and amortization	421	Interest expense	24

6. Method of calculation of depreciation and amortization:
Straight-line method over the period of the finance lease, assuming no residual value
7. Method of calculation of interest expenses:
Effective interest method for allocation of total interest expenses to each consolidated fiscal year, with interest amount equivalent to the difference between total lease payment and amount of acquisition cost.

17.	The projected retirement benefit obligation etc. as of the end of this fiscal year is as follows:

Projected retirement benefit obligation	-14,015	(millions of yen)
Pension assets (market value)	7,161
Unfunded retirement benefit obligation	-6,854
Unrecognized transitional obligation	1,062
Unrecognized actuarial gain or loss	4,740
Unrecognized prior service cost (decreased obligation)	3
Net amount recorded on the consolidated balance sheet	-1,048
Prepaid pension expenses	2,555
Reserve for retirement	-3,603

Notes on the consolidated income statement
1.	“Other operating expenses” include loan losses of 518 million yen and Losses on devaluation of stocks and other securities of 219 million yen.
2.
 Reversal of allowance for doubtful receivables recorded for extraordinary gains is the reversal of the allowance for doubtful receivables that had been recorded following the Great East Japan Earthquake.

3.
The impairment loss for the following assets owned by the Bank is recorded for this consolidated fiscal year because the investment amount is no longer expected to be recovered as the Bank has changed the purposes of the use and suspended or has planned to suspend the use of the properties.

Impairment loss

(Millions of yen)
Use	Type	Location	Amount of value
Unused	Land	Yamagata prefecture	265
Unused	Building	Yamagata prefecture	1
Unused	Other	Yamagata prefecture	0
Unused	Other	Niigata prefecture	1
Unused	Building	Tokyo prefecture	16
Unused	Other	Tokyo prefecture	0
Total			286

Branches are grouped by each unit for profit management purposes (groups belonging to areas; each branch not belonging to areas) which constitute the marginal unit. Each idle asset constitutes a marginal unit. The head office etc., which produces no cash flow, is treated as shared assets.
The collectable amount used for measuring the impairment loss for this consolidated fiscal year is equivalent to the estimated sales amount. The estimated sales amount is calculated at its market value based on prices cited by real estate appraisal documents or prices posted in accordance with Land Price Publication Act.

Notes on the Consolidated Statement of Changes in Net Assets Related
1.	Matters related to the type and total number of outstanding stocks, and type and number of treasury stocks

(Unit: Thousand Stocks)

	Number of Shares at Beginning of Fiscal Year	Increase in Number of Shares	Decrease in Number of Shares	Number of Shares at End of Fiscal Year	Remarks
Outstanding Stocks
Common Stock	129,714	―	―	129,714
Class III Preferred Stocks	100,000	―	―	100,000
Total	229,714	―	―	229,714
Treasury Stocks
Common Stock	16	0	―	16	(Note)
Total	16	0	―	16

Notes:	Increase as a result of demands for purchase of shares constituting less than one unit: 0
Decreases as a result of demands for sale of shares constituting less than one unit: 0

2.	Matters related to dividends

(1)	Amount of dividends paid during the current consolidated fiscal year

(Decision)	Type of shares	Total amount of dividends (millions of yen)	Amount of dividends per share	Record date	Payment date
Regular shareholders’ general meeting on June 28, 2011	Common Stock	194	1.50 (yen)	March 31, 2011	June 29, 2011
	Class III Preferred Stock	173	1.73	March 31, 2011	June 29, 2011
Board of directors meeting on November 9, 2011	Common Stock	194	1.50	September 30, 2011	December 9, 2011
	Class III Preferred Stock	162	1.62	September 30, 2011	December 9, 2011
Total		724

(2)	Dividends of which the payment dates are after the end of this consolidated fiscal year among the dividends with their record dates in this consolidated fiscal year

The following items are proposed as an agenda for the regular shareholders’ general meeting to be held on June 26, 2012.

Amount of dividends per share	Total amount of dividends (millions of yen)	Source of dividends	Amount of dividends per share (yen)	Record date	Payment date
Common Stock	194	Retained earnings	1.50	March 31, 2012	June 27, 2012
Class III Preferred Stock	162	Retained earnings	1.62	March 31, 2012	June 27, 2012

Notes on financial products
1. Provisions for financial products
      (1) Policy for dealing with financial products
The Bank Group (hereinafter referred to as “the Bank”) conducts financial services businesses such as the loan business, the investment of capital in securities, and sales of investment products, as part of its banking operation. To conduct business, the Bank raises funds mainly from deposits.
As the Bank has financial assets and financial liabilities with fluctuating interest rates, it conducts asset liability management (ALM) to avoid disadvantageous effects of interest rate fluctuations.
In addition, the Bank conducts derivative transactions to hedge risks of future fluctuations of foreign exchange and interest rates.
Some of the Bank’s consolidated subsidiaries conduct credit card business or venture capital business.

      (2) Financial products and their risks
Financial products owned by the Bank are mainly loans to domestic clients and individuals, which are exposed to credit risks relating to their possible default.
Securities owned by the Bank are mainly shares, bonds, investment trusts, and investment in partnerships and are held to maturity or for other purposes. Some consolidated subsidiary companies own securities as part of their venture capital business.
They are exposed to credit risks for the issuers, interest rate risks, volatility risk, and foreign exchange risks.
Bonds are exposed to the liquidity risk that the payment cannot be made on the maturity date in such cases as the Bank cannot transact through the market under certain market environment.
The Bank conducts currency transactions, such as foreign exchange forwards, to hedge exchange rate fluctuation risk of foreign currency-denominated financial products. The forward exchange deals, which are conducted to minimize exchange rate fluctuation risks of foreign currency-denominated credits and debts, are evaluated at their market values.

      (3) Risk management of financial products
i) Credit risk management
Credit risk refers to the risk of the decrease or loss of the value of assets due to the deterioration of the financial conditions of the debtors, etc.
The Bank manages the credit risk of each debtor by conducting strict credit examinations and administration and, at the same time, diversifying the overall credit risks for the Bank by managing the credit portfolio.
Regarding the credit risk management of each debtor, the examination department evaluates each debtor based on financial analysis, industrial trend, use of the fund, repayment plan, etc. The Bank makes evaluation upon executing new credit and regularly after the execution at the times of self-assessment and thereby works to grasp the credit situation of each debtor.
The self-assessment refers to the process of categorizing assets by collection risk of credits based on the categories of debtors and the situations regarding collaterals, guarantees etc. The examination department reports the results of the self-assessments to management.
With regards to the credit portfolio of the Bank as a whole, the risk management department regularly monitors the levels of concentrations of industries and large accounts etc. and works to build a diversified portfolio that excludes concentration risks.
The risk management department regularly reports the results of monitoring to management.
The Bank has introduced an internal rating system. The internal rating system, which categorizes each debtor according to its credit level, is used for evaluation of transactions, credit management and monitoring of the credit portfolio.

ii) Market risk management
Market risks refer to the risk of losses from price fluctuations of the Bank’s assets and liabilities caused by fluctuations of various market risk factors, including interest rates, foreign exchange rates, shares etc., and from the fluctuations of returns from assets and liabilities.
The Bank works to enhance its market risk control based on the mutual check and balance between the three offices—the front office, which executes market transactions; the back office, which conducts administrative functions of the market transactions; and the middle office, which manages risks.
The risk management department monitors the status of market risks to properly control the quantity of market risks. Specifically, it measures the level of quantifiable market risks. Also, it conducts stress tests and simulation-based analyses to calculate the quantity of market risks for the Bank and effects on the Bank’s profit and loss in cases of significant fluctuations of interest rates or stock or foreign exchange markets. The risk management department regularly reports the market risk situation to management; confirms that the market risk is within acceptable level vis-à-vis the Bank’s capital levels; and examines the policy on market risk control.

iii) Liquidity risk management in relations to financing
Liquidity risks refers to the risk that the securing of needed funds becomes difficult due to the mismatch of periods of investment and financing or to unexpected outflow of capital; the risk that the Bank suffers a loss by being forced to raise funds with significantly higher interest rates than usual; and the market liquidity risk that the Bank is forced to conduct transactions with significantly disadvantageous terms due to a confusion in the market.
The Bank secures stable financing by properly managing the daily control of capital and financing and conducts operations by paying sufficient attention to the securing of liquidity by preparing liquidity and determining financing methods appropriate for various situations.

(4) Quantitative information about market risks
The Bank uses the delta method (with a holding period of 40 days, except for policy investment shares of which the period is 240 days; confidence interval of 99%; and observation period of 5 years) for calculating the quantity of the market risks (VaR) of securities as well as deposit and loans.
The quantity of market risks (VaR) for the Bank was 9,723 million yen in total as of March 31, 2012.
The Bank also conducts back-testing for securities by comparing the VaR calculated with the model with actual profits and losses. The result of the back-testing conducted in 2011 showed that actual losses had never exceeded VaR and that the model used for the measurement is working with sufficient accuracy to grasp the market risks. It should be noted, however, VaR is a measurement of the quantity of market risks based on past market fluctuations and statistically calculated certain event probabilities and might be incapable of capturing risks under unexpectedly and drastically changing market environment.

(5) Supplementary information on the matters related to market value of financial instruments, etc.
Market value for financial instruments include prices based on market price as well as reasonably calculated prices where market price does not exist. As such calculations involve certain assumptions, the price may differ if different assumptions are applied.

2. Matters related to market value of financial instruments, etc.

The amounts recorded on the consolidated balance sheet as of March 31, 2012, market value and the differences are as follows. Non-listed stocks for which capturing the market value is deemed extremely difficult are not included in the table. (Please refer to (Note 2))

(Millions of yen)

	Amount recorded on the consolidated balance sheet	Market value	Difference
(1) Cash and dues from banks	27,563	27,563	―
(2) Call loans and bills purchased	12,200	12,200	―
(3) Securities
Bonds held to maturity	4,965	5,004	38
Other securities	275,872	275,872	―
(4) Loans	927,780
Allowance for loan losses (※１)	-15,628
	912,152	918,082	5,929
Total assets	1,232,753	1,238,722	5,968
(1) Dues from banks	1,165,419	1,166,044	625
(2) Negotiable certificates of deposits	8,220	8,221	1
(3) Call loans and bills purchased	10,000	10,000	―
(4) Borrowed money	9,640	9,637	-2
(5) Corporate bonds	5,800	5,749	-50
Total liabilities	1,199,079	1,199,653	574
Derivative transactions (※２)
Not subject to hedge accounting	0	0	―
Subject to hedge accounting	―	―	―
Total derivative transactions	0	0	―

(※１)	General provision for loan losses and specific provision for loan losses against loans are deducted.
(※２)	Net credits and debts from derivative transactions are stated in net amounts. Items with net debts are stated in parentheses ( ).
(※３)	The following items are omitted as insignificant items for recording on the consolidated balance sheet.
Omitted items under Assets:
“Trading Account Securities,” “foreign exchange,” and “customer’s liabilities for acceptance and guarantee”
Omitted items under Liabilities:
“Foreign exchange” and “acceptances and guarantees”

(Note 1) Method of calculating market values of financial products

Assets
(1)	Cash and dues from banks
As the market value of dues from banks is close to the book value, the book value is used as the market value.
(2)	Call loans and bills purchased
The contract periods of these products are short term (within a week), and their market values are close to the book value. Thus the book values are used as the market values.
(3)	Securities

Prices of stocks cited by stock exchanges are used as their market values. Prices of bonds cited by bond exchanges or indicated by transacting financial institutions are used as their market values. Published net asset values of investment trusts are used as their market values.

Privately placed bonds with the Bank’s guarantees are treated as de facto equivalent to loans. Thus their market values are calculated as the total amount of the principal and interest discounted with estimated interest rates for equivalent new loans in the same category based on internal rating.

Market value of floating rate government bonds recorded on the consolidated balance sheet are rationally calculated values at the end of this consolidated fiscal year because their market prices still cannot be regarded as their fair market value based on observations of recent market environment.

As a result, in comparison to the market prices used as the amount to record on the consolidated balance sheet, the amount of “securities” and “net unrealized gains (losses) on other securities” each increased by 1,072 million yen.

The rationally calculated values of the floating rate government bonds are present values of projected future cash flow calculated based on values of fixed rate government bonds that are adjusted with adequate discount rates and market-evaluated swaption volatility as price determinative variables.

Notes on securities by purpose of holding of securities are included in the “(Notes on securities).”
(4)	Loans

Loans with floating interest rates promptly reflect market rates, and therefore, their market values are close to their book values unless the debtors’ credit conditions have significantly changed after the entry into the agreement. Hence their book values are used as their market values.

The market values of loans with fixed interest rates are calculated as the total amount of the principal and interest discounted with estimated interest rates for equivalent new loans in the same category based on internal rating. For those with short-term contract periods (within 1 year), their market values are close to their book values, and therefore, their book values are used as their market values.

For loans and mortgage loan credits with derivatives elements, their values indicated by economic/financial information service providers are used as their market values.

For credits etc. to borrowers under bankruptcy, borrowers under virtual bankruptcy and borrowers under possible bankruptcy, since estimated bad loans amounts have been calculated based on expected amounts collectable from collaterals and guarantees, their market values are close to the amount recorded on the consolidated balance sheet with the current estimated bad loan amounts deducted,  and such amounts are used as their market values.

Liabilities
(1) Deposits and (2) Negotiable certificates of deposits
For on-demand deposits, the amounts payable upon the demand on the consolidated fiscal year end date (the book values) are treated as their market values.
The market values of fixed-term deposits, fixed-term cumulative deposits and negotiable deposits are discounted with future cash flow to calculate their present values. The discount rate equals the interest rate that is used when the Bank accepts new deposits.

(3) Call money and bills sold
The contract periods of these instruments are short term (within 1 week), and their market values are close to their book values. Hence their book values are used as their market values.

(4) Borrowed money
Market values of borrowed money with short-term contract periods (within 1 year) are close to their book values and therefore, their book values are used as their market values.

Market values of subordinated borrowings are calculated based on the values indicated by economic/financial information providers.

(5) Corporate bonds
Market values of corporate bonds are calculated based on the values indicated by economic/financial information providers.

Derivative transactions
Derivative transactions are currency-related transactions (such as foreign exchange forwards). The market values of derivative transactions through the exchanges are calculated based on the closing prices quoted on the Tokyo Stock Exchange, the Tokyo Financial Exchange etc., and those over the counter are calculated with discounted present values, option pricing models, etc.

(Note 2)
Financial instruments that are deemed to be extremely difficult to capture market value are as follows, and they are not included in “Assets (3) Other Securities” in the market value information for the financial instruments.

(Millions of yen)

Category	Amount recorded on the consolidated balance sheet
① Non-listed stocks (※ 1) (※ 2)	1,125
② Privately placed converted bonds (※ 3)	10
Total	1,136

(※１)	With respect to non-listed stocks, as market price does not exist, and it is deemed extremely difficult to capture the market value of such stocks, they are not subject to market value disclosure.
(※２)	For this consolidated financial year, an impairment loss of 21 million yen for non-listed stocks has been booked.
(※３)	Privately placed converted bonds have no market prices, and it is deemed extremely difficult to determine their market values. Hence they are not subject to market value disclosure.

(Note 3)	Expected amounts of redemption from monetary claims and securities with maturity after the consolidated fiscal year end date

(Millions of yen)

	Within 1 year	Over 1 year and within 3 years	Over 3 years and within 5 years	Over 5 years and within 7 years	Over 7 years and within 10 years	Over 10 years
Dues from banks	4,025	―	―	―	―	―
Call loans and bills purchased	12,200	―	―	―	―	―
Securities
Bonds held to maturity	999	1,985	1,980	―	―	―
Other securities with maturity	10,084	22,241	64,900	47,145	105,217	3,984
Loans and bills discounted	254,951	156,696	110,138	78,710	101,753	225,530
Total	282,260	180,922	177,019	125,855	206,970	229,515

(Note 4)	Expected amount of repayment for corporate bonds, borrowed money and other interest bearing debts after the consolidated fiscal year end date

(Millions of yen)

	Within 1 year	Over 1 year and within 3 years	Over 3 years and within 5 years	Over 5 years and within 7 years	Over 7 years and within 10 years	Over 10 years
Deposits (※)	1,015,150	124,100	26,168	―	―	―
Negotiable certificates of deposits	8,020	200	―	―	―	―
Call money and bills sold	10,000	―	―	―	―	―

Borrowed money	9,340	―	―	―	300	―
Corporate bonds	―	―	―	―	5,800	―
Total	1,042,510	124,300	26,168	―	6,100	―

(※)	Among deposits, on-demand deposits are disclosed as “Within 1 year.”

Notes on securities
In addition to “securities” on the consolidated balance sheet, “trading account securities” are included.

1.  Available-for-sale securities (as of March 31, 2012)

Evaluation difference included in the gains/losses of this consolidated fiscal year (millions of yen)
Available-for-sale securities	0

2. Bonds to be held until maturity (as of March 31, 2012)

	Type	Amount reported on Balance Sheet (millions of yen)	Market Price (millions of yen)	Difference (millions of yen)
Market price exceeding the amount reported on Consolidated Balance Sheet:	Japanese Government Bonds	―	―	―
	Municipal Bonds	―	―	―
	Corporate Bonds	3,965	4,085	120
	Other	―	―	―
	Subtotal	3,965	4,085	120
Market price not exceeding the amount reported on Consolidated Balance Sheet:	Japanese Government Bonds	―	―	―
	Municipal Bonds	―	―	―
	Corporate Bonds	―	―	―
	Other	1,000	918	-81
	Subtotal	1,000	918	-81
Total		4,965	5,004	38

3. Other Securities (as of March 31, 2012)

	Type	Amount reported on Balance Sheet (millions of yen)	Historical Cost (millions of yen)	Difference (millions of yen)
Amount on consolidated balance sheet exceeding the historical cost	Stocks	2,054	1,011	1,042
	Bonds	191,450	189,641	1,808
	Japanese Government Bonds	89,311	88,288	1,023
	Municipal Bonds	23,992	23,791	200
	Corporate Bonds	78,146	77,561	584
	Other	29,785	29,367	417
	Subtotal	223,289	220,020	3,269
Amount on consolidated balance sheet not exceeding the historical cost	Stocks	3,381	4,314	-932
	Bonds	22,599	22,769	-170
	Japanese Government Bonds	―	―	―
	Municipal Bonds	2,956	2,961	-5
	Corporate Bonds	19,642	19,808	-165
	Other	26,601	28,705	-2,103
	Subtotal	52,582	55,789	-3,207
Total		275,872	275,810	62

4. Bonds to be held to maturity sold during this Consolidated Fiscal Year
(From April 1, 2011 to March 31, 2012):
Not applicable

5. Other securities sold during this Consolidated Fiscal Year (From April 1, 2011 to March 31, 2012):

	Amount Sold (millions of yen)	Total Profits from Sales (millions of yen)	Total Losses from Sales (millions of yen)
Stocks	527	0	249
Bonds	181,965	338	727
Japanese Government Bonds	136,239	212	668
Municipal Bonds	3,607	0	6
Corporate Bonds	42,118	124	51
Other	9,403	16	458
Total	191,895	355	1,434

6.  Securities for which impairment losses have been booked

Among the securities (excluding available-for-sale securities) with market values, for those securities whose market values had significantly depreciated from their acquisition costs and are not expected to recover to the acquisition costs, their market values are recorded on the consolidated balance sheet and the evaluation differences have been booked as losses for this consolidated fiscal year (hereinafter referred to as “booking of impairment loss”).

The amount of the booking of impairment loss for this consolidated fiscal year is 198 million yen (loss in equity: 198 million yen).

With regards to the criteria that the market values have “significantly depreciated,” the booking of impairment loss is applied to all shares whose market values have depreciated 50% or more from their acquisition costs. For shares whose market values depreciated 30% or more and less than 50%, the issuer’s performance, the changes of their market values in certain periods of time in the past, etc., are taken into consideration, and the booking is applied if their recovery is deemed not possible.

Notes on money in trust
  There is no applicable entry.

Notes on information per share
Net assets per share	246.93 yen	Net income per share fully diluted	4.14 yen
Net income per share	9.68 yen

Important Events After the Reporting Period
Kirayaka Bank, Ltd. and Sendai Bank (“Kirayaka Bank” hereinafter, and Sendai Bank and Kirayaka Bank collectively referred to as the “Banks”) have reached a resolution at the respective board meetings held on April 26, 2012, on establishing “Jimoto Holdings, Ltd.” (the “Joint Holding Company”), a 100% parent company of the Banks, through the method of share transfer as of October 1, 2012 (“Effective Date”) subject to approval by the shareholders’ meetings and permissions by the authorities, in accordance with the “Basic Agreement on Commencement of Review on Business Consolidation” executed on October 26, 2010 (“Share Transfer”), as well as on the outline of the Joint Holding Company and conditions of the Share Transfer, and executed the “Agreement on Business Consolidation” and jointly prepared the “Share Transfer Plan” on the same date.

(1) Objectives and Background of Business Integration
Kirayaka Bank and Sendai Bank originally announced the Business Integration through establishment of a joint holding company to be set up in or around October 2011 and established a Business Integration Committee in preparation for the integration.
After the Great East Japan Earthquake on March 11, 2011, however, the two banks determined that it would be imperative to give priority to supporting reconstruction of the regional economy, and that the schedule for Business Integration should be postponed. Thereafter, on May 18, the banks resumed deliberation and preparation by the Business Integration Committee, which, in addition to tie-up between the two banks for reconstruction assistance, worked on preparation for Business Integration. In the meantime, on September 30, 2011, Sendai Bank issued the Class I preferred shares to strengthen the Bank’s capitalization for building up the strong financial base required for full-scale reconstruction assistance, based on the Act on Special Measures for Strengthening Financial Functions.
The two banks have so far given priority to measures to assist reconstruction of earthquake-hit areas in which their home and main operational bases are located, and development of regional societies and enhancement of their financial bases to do so, at the cost of deferring the Business Integration, as such efforts were considered the responsibility of regional banks operating in the affected areas. However, in order to further bolster the banks’ ability to assist reconstruction, it was determined critical that the Business Integration be completed at an early stage and that total capabilities of the new financial group be fully exploited. The two companies decided to resume the negotiations between the two parties with the target establishment date of their joint holing company set to October 1, 2012.  On April 26, 2012, the two banks concluded the “Agreement on Consolidation of Management” and prepared the “Share Transfer Plan.”

Through this Business Integration, the two banks will create a new financial group through a joint holding company with the regional brands of the two banks remaining intact, and will contribute to the economic activities of the region that are expanding beyond the boundary of the prefectures and improve customer services, through efficient management functions realized with economy of scale and synergy of business networks and expertise of employees of the two banks.

(2) Form and Allotment of Shares with Regard to Share Transfer
A. Form of Share Transfer
   The Joint Holding Company will become a wholly owning parent company of the two banks on October 1, 2012 through transfer of shares, and the new share of the Joint Holding Company will be allotted to shareholders of the two banks; provided, however, the schedule or form of business integration may be subject to change upon consultation of the two banks, in consideration of progress of Transfer of Shares processes and other reasons.

B. Allotment of Shares with Regard to Share Transfer

Company Name	Kirayaka Bank	Sendai Bank
Share Transfer Ratio	1	6.5

(Note 1) Share Allotment Ratio
1. One ordinary share of the Joint Holding Company will be allotted for one common share of Kirayaka Bank.
2. 6.5 common shares of the Joint Holding Company will be allotted for one common share of Sendai Bank.
3. One Class A preferred share of the Joint Holding Company will be allotted for one Class III preferred share of Kirayaka Bank.
4. 6.5 Class B preferred shares of the Joint Holding Company will be allotted for one Class I preferred share of Sendai Bank.
The share transfer ratio may be subject to change upon consultation of the two banks, in case there arises major changes in conditions that form the basis for the calculation.
In case, through the Transfer of Shares, there arises odd share that is less than one share of the common share, Class A preferred share, or Class B preferred share to be issued by the Joint Holding Company to shareholders of the two banks, a cash amount equivalent to the odd share will be paid to the relevant shareholders pursuant to Article 234 of the Companies Act and other relevant laws and regulations.

 (Note 2) No. of New Shares to Be Issued by Joint Holding Company (Planned)
  Common Shares:  178,877,671
The numbers of new shares to be issued are based on the numbers of shares outstanding of Kirayaka Bank (129,714,282 shares) and of Sendai Bank (7,591,100 shares) as of March 31, 2012. However, as the two banks are planning to retire as many treasury shares as practicable prior to the Effective Date of Transfer of Shares, the numbers of treasury shares of Kirayaka Bank (16,521 shares) and of Sendai Bank (24,960 shares) owned by the respective banks as of March 31, 2012, are not included as the shares for which new shares of the Joint Holding Company will be allotted. Please note that the number of shares to be issued by the Joint Holding Company may be subject to change in cases where the number of treasury shares of the two banks as of March 31, 2012 should change prior to the Effective Date as a result of exercise of the right to request the purchase of shares by shareholders of Kirayaka Bank or Sendai Bank and/or other events.
  Class A Preferred Shares:  100,000,000
The numbers of new shares to be issued are based on the numbers of the Class III preferred shares outstanding of Kirayaka Bank (100,000,000 shares) as of March 31, 2012.
  Class B Preferred Shares:   130,000,000
The numbers of new shares to be issued are based on the numbers of the Class I preferred shares outstanding of Sendai Bank (20,000,000 shares) as of March 31, 2012.

 (Note 3) Share Unit of Joint Holding Company
  The Joint Holding Company will adopt a unit share system by setting the following numbers of shares as one unit:

Common Shares:   100
  Class A Preferred Shares:   100
  Class B Preferred Shares:    100

 (Note 4) Demand for the purchase of shares constituting less than one unit
Shareholders of the two banks who will receive shares of the Joint Holding Company which constitute less than one unit (100 shares) as specified above (hereinafter referred to as “Shares Constituting Less Than One Unit”) may not trade their Shares Constituting Less Than One Unit on the Tokyo Stock Exchange or financial instruments exchanges. In accordance with Article 192, Paragraph I of Companies Act of Japan, holders of such Shares Constituting Less Than One Unit may demand the Joint Holding Company to purchase their Shares Constituting Less Than One Unit.

(3) Schedule of Share Transfers
Saturday, March 31, 2012	Record Date for Ordinary General Meeting of Shareholders and Class Meeting (two banks)
Thursday, April 26, 2012	Board of Directors Meeting for Approval of “Agreement on Consolidation of Management” and “Share Transfer Plan” (two banks)
Thursday, April 26, 2012	Conclusion of “Agreement on Consolidation of Management” and Preparation of “Share Transfer Plan” (two banks)
Tuesday, June 26, 2012 (Planned)	Ordinary General Meeting of Shareholders and Class Meeting for Approval of “Share Transfer Plan” (two banks)
Wednesday, September 26, 2012 (Planned)	Delisting from Tokyo Stock Exchange (Kirayaka Bank)
Monday, October 1, 2012 (Planned)	Registration of Establishment of Joint Holding Company (Effective Date)
Monday, October 1, 2012 (Planned)	Listing of Joint Holding Company

The schedule may be subject to change upon consultation of the two banks, in consideration of progress of Transfer of Shares processes and other reasons.

(4) Overview of Sendai Bank
(As of December 31, 2011)
(1)	Company Name	Sendai Bank, Ltd.
(2)	Business Description	Ordinary Commercial Banking
(3)	Date of Establishment	May 25, 1951
(4)	Location of Head Office	2-1-1 Ichibancho, Aoba-ku, Sendai-shi, Miyagi Prefecture
(5)	Representative	Seiichi Mitsui, President and Director
(6)	Capital Stock	22,485 million yen
(7)	Shares Issued and Outstanding	Common Stock: 7,591,100 Class I Preferred Share: 20,000,000
(8)	Deposits Outstanding (Non-consolidated) (Including CDs)	880,502 million yen
(9)	Loans Outstanding (Non-consolidated)	498,873 million yen
(10)	Fiscal Year End	March 31
(11)	Summary of Financial Results	(millions of yen)
		Fiscal Year ending:	Mar. 2011
		Net Assets (Consolidated)	12,137
		Total Assets (Consolidated)	795,908
		Operating Income (Consolidated)	15,721
		Ordinary Profit (Consolidated)	-1,408
		Net Income (Consolidated)	-6,739

(5) Information on Joint Holding Company to Be Established through Transfer of Shares

(1)	Company Name	Jimoto Holdings, Inc.
(2)	Business Description	Management and operation of banks and other companies that the company may own under the Banking Act, and any business activities incidental or related thereto
(3)	Location of Head Office	2-1-1, Ichibancho, Aoba-ku, Sendai-shi, Miyagi Prefecture
(4)	Representatives, Directors, and Auditors (Planned)
Chairman and Representative Director   Seiichi Mitsui (Current President and Director of Sendai Bank)
President and Representative Director   Manabu Awano (Current President and Director of Kirayaka Bank)
Director   Yutaka Baba (Current Senior Managing Director of Sendai Bank)
Director   Kenichi Tokairin (Current Managing Director of Kirayaka Bank)
Director   Takashi Suzuki (Current Managing Director of Sendai Bank)
Director   Shoichiro Suto (Current Managing Director of Kirayaka Bank)
Director   Isao Misonou (Current Managing Director of Sendai Bank)
Director   Akira Sagawa (Current Managing Director of Kirayaka Bank)
Director   Tatsuhiko Tanaka (Current Managing Director of Sendai Bank)
Director   Takayuki Haga (Current Director of Sendai Bank)
Director   Yukiyoshi Sakamoto (Current Director of Kirayaka Bank)
Director (External)   Mitsuru Kumagai (Current Director of Sendai Bank)
Statutory Auditor   Shunichi Hasebe (Current Statutory of Sendai Bank)
Statutory Auditor (External)   Fujio Sasajima (Current Statutory of Kirayaka Bank)
Statutory Auditor (External)   Kunio Kanno (Current Statutory of Sendai Bank)
Statutory Auditor (External)   Yoshiaki Ito (Current Statutory of Kirayaka Bank)
(Note 1) Director Mitsuru Kumagai is an external director stipulated in Article 2 Item 15 of Companies Act.
(Note 2) Statutory auditors Fujio Sasajima, Kunio Kanno, and Yosiaki Ito are external statutory auditors stipulated in Article 2 Item 16 of the Companies Act.

(5)	Capital Stock	2,000 million yen
(6)	Capital Reserve	500 million yen
(7)	Date of Fiscal Year End	March 31

Balance Sheet as of End of the 164th Fiscal Period (as of March 31, 2012)

(Millions of yen)

Accounts	Amount	Accounts	Amount
Assets		Liabilities
Cash and Dues from Banks	27,563	Deposits	1,166,270
Cash	23,538	Checking Deposit	33,355
Dues from Banks	4,025	Ordinary Deposits	381,803
Call Loans and Bills Bought	12,200	Savings Deposits	2,106
Trading Securities	227	Deposit at Notice	6,039
Trading Municipal Bonds	227	Term Deposits	728,560
Securities	282,652	Installment Savings	12,103
Japanese Government Bonds	89,311	Other Deposits	2,301
Municipal Bonds	26,948	Negotiable Certificates of Deposits	8,220
Corporate Bonds	101,753	Call Money and Bills Sold	10,000
Stocks	7,300	Borrowed Money	9,640
Other Securities	57,337	Borrowings	9,640
Loans and Bills Discounted	926,593	Foreign Exchange Liabilities	15
Bills Discounted	11,656	Foreign Exchange Sold	15
Loans on Bills	50,651	Foreign Bills Payable	0
Loans on Deeds	781,976	Bonds Payable	5,800
Overdrafts	82,308	Other Liabilities	4,479
Foreign Exchange Assets	533	Domestic Exchange Settlement, Credit Account	380
Dues from Foreign Banks	526	Income Taxes Payable	101
Foreign Bill Receivable	7	Accrued Expenses	2,554
Other assets	5,906	Unearned Income	553
Domestic Exchange Settlement, Debit Account	179	Employees’ Deposits	172
Prepaid Expenses	2	Compensation Benefit Reserve	24
Accrued Income	1,325	Trading-Related Financial Derivatives	0
Trading-Related Financial Derivatives	0	Asset Retirement Liabilities	102
Other Assets	4,397	Other Liabilities	591
Tangible Fixed Assets	16,682	Provision for Retirement Benefits	3,541
Buildings	5,150	Provision for Reimbursement of Deposits	263
Land	10,830	Deferred Tax Liabilities for Land Revaluation	2,287
Construction in Progress	12	Acceptances and Guarantees	6,979
Other Tangible Fixed Assets	689	Total Liabilities	1,217,498
Intangible Assets	825	Net Assets
Software	658	Capital Stock	17,700
Other Intangible Fixed Assets	166	Capital Surplus	24,178
Deferred Tax Asset	4,769	Capital Surplus Reserve	15,641
Customers’ Liabilities for Acceptances and Guarantees	6,979	Other Capital Surplus	8,536
Allowance for Loan Losses	- 15,347	Retained Earnings	6,382
		Legal Reserves	307
		Voluntary Reserves	6,075
		Deferred Retained Earnings	6,075
		Treasury Stocks	- 1
		Total Shareholders’ Equity	48,259
		Valuation Difference on Available-for-Sale Securities	- 149
		Revaluation Reserve for Land	3,977
		Total Valuation and Translation Adjustments	3,828
		Total Net Asstes	52,087
Total Assets	1,269,586	Total Liabilities and Net Assets	1,269,586

Income Statement for the 164th Fiscal Period (From April 1, 2011 to March 31, 2012)

(Millions of yen)

Accounts	Amount
Ordinary Income (Keijo Shueki)		25,278
Interest Income	21,651
Interests on Loans and Discounts	18,417
Interest and Dividends on Securities	3,173
Interest on Call Loans and bills bought	27
Interest on Dues from Banks	3
Other Interest Receivables	27
Fees and Commissions	2,883
Foreign Exchange Commissions	963
Other Fees and Commissions	1,919
Other Ordinary Income	373
Profit on Foreign Exchange Transactions	16
Profit on Trading Account Securities Transactions	0
Profit on Sale of Japanese Government Bonds, etc.	354
Profit on Redemption of Japanese Government Bonds, etc.	0
Other Ordinary Income	0
Other Income	369
Recoveries of Written-Off Claims	160
Profit on Sale of Stocks, etc.	0
Other Income	208
Ordinary Expenses (Keijo Hiyo)		23,642
Interest Expenses	1,942
Interest on Deposits	1,657
Interest on Negotiable Certificates of Deposits	16
Interest on Call Money and Bills Sold	0
Interest on Borrowed Money	19
Interest on Bond	248
Other Interests Paid	0
Fees and Commissions, etc. Paid	1,501
Foreign Exchange Commissions Paid	359
Other Fees and Commissions Paid	1,141
Other Ordinary Expenses	1,206
Losses on Sale of Japanese Government Bonds, etc.	1,185
Losses on Redemption of Japanese Government Bonds, etc.	21
General and Administrative Expenses	16,828
Other Expenses	2,162
Provision of Allowance for Loan Losses	880
Amortization of Loans	401
Losses on Sale of Stocks, etc.	249
Redemption of Stocks, etc.	217
Other Expenses	413
Ordinary Profit (Keijo Rieki)		1,636
Extraordinary Income		160
Gain on Disposal of Noncurrent Assets	7
Reversal of Allowance for Loan Losses	153
Extraordinary Losses		323
Losses on Disposal of Noncurrent Assets	37
Impairment Losses	286
Income Before Income Tax and Minority Interests		1,472
Income Taxes-Current	32
Income Taxes-Deferred	-96
Total Income Tax		-64
Net Losses (Toki Jun Sonshitsu)		1,536

Statement of Changes in Net Assets for the 164th Fiscal Period
(From April 1, 2011 to March 31, 2012)

(Millions of yen)

Accounts	Amount	Accounts	Amount
Shareholders’ Equity		Treasury Stocks
Capital Stock		Opening Balance	-1
Opening Balance	17,700	Changes During the Period
Changes During the Period		Purchase of Treasury Stock	-0
Total Changes During the Period	―	Total Changes During the Period	-0
Closing Balance	17,700	Closing Balance	-1
Capital Surplus		Total Shareholders’ Equity
Legal Reserves		Opening Balance	47,294
Opening Balance	15,641	Changes During the Period
Changes During the Period		Dividends of Surplus	-724
Total Changes During the Period	―	Net Profit	1,536
Closing Balance	15,641	Purchase of Treasury Stock	-0
Other Capital Surplus		Transfer from Revaluation Reserve for Land	153
Opening Balance	8,536	Total Changes During the Period	965
Changes During the Period		Closing Balance	48,259
Total Changes During the Period	―	Valuation and Translation Adjustments
Closing Balance	8,536	Net Unrealized Gains (Losses) on Other Securities
Total Capital Surplus		Opening Balance	-493
Opening Balance	24,178	Changes During the Period
Changes During the Period		Changes During the Period for Accounts Other than Shareholders’ Equity (Net)	344
Total Changes During the Period	―	Total Changes During the Period	344
Closing Balance	24,178	Closing Balance	-149
Retained Earnings		Revaluation Reserve for Land
Retained Surplus		Opening Balance	3,803
Opening Balance	162	Changes During the Period
Changes During the Period		Changes During the Period for Accounts Other than Shareholders’ Equity (Net)	173
Deficit Disposition	144	Total Changes During the Period	173
Total Changes During the Period	144	Closing Balance	3,977
Closing Balance	307	Total Valuation and Translation Adjustments
Other Voluntary Reserves		Opening Balance	3,310
Deferred Retained Earnings		Changes During the Period
Opening Balance	5,254	Changes During the Period for Accounts Other than Shareholders’ Equity (Net)	518
Total Changes During the Period		Total Changes During the Period	518
Legal Reserve of Retained Earnings	-144	Closing Balance	3,828
Dividends of Surplus	-724	Total Net Assets
Net Profit	1,536	Opening Balance	50,604
Transfer from Revaluation Reserve for Land	153	Changes During the Period
Total Changes During the Period	820	Dividends of Surplus	-724
Closing Balance	6,075	Net Profit	1,536
General Reserve		Purchase of Treasury Stock	-0
Opening Balance	5,417	Transfer from Revaluation Reserve for Land	153
Total Changes During the Period		Changes During the Period for Accounts Other than Shareholders’ Equity (Net)	518
Legal Reserve of Retained Earnings	―	Total Changes During the Period	1,483
Dividends of Surplus	-724	Closing Balance	52,087
Net Profit	1,536
Transfer from Revaluation Reserve for Land	153
Total Changes During the Period	965
Closing Balance	6,382

Notes on the statements

The cited numbers are rounded down to the nearest million.

Significant Accounting Policies
1.  Evaluation Methods and Criteria for Trading Account Securities
Market value method is used for evaluation of trading account securities (cost of acquisition is calculated using the moving average method).
2.  Evaluation Methods and Criteria for Securities
(1)
Amortized cost method using moving average (straight line method) is used for evaluation of bonds to be held until maturity. Cost method based on moving average is used for evaluation of subsidiaries stocks and affiliates stocks. Market value method based on the market price, etc., as of the date of accounting settlement is used for other securities with market price (cost of acquisition is calculated using the moving average method). Cost method based on moving average is used for other securities for which capturing the market value is deemed to be extremely difficult.

Valuation differences for other securities are included in net assets, net of income taxes.
(2)	The evaluation of securities managed as trust asset under individually managed money trusts mainly for securities investment are based on market value method.
3.  Evaluation Methods and Criteria for Derivative Transactions
Derivative transactions are evaluated using the market value method.
4.  Method of depreciation
(1)	Tangible fixed assets (excluding lease assets)
Tangible fixed assets of the Bank are depreciated with the declining-balance method (except for buildings, excluding attached equipments, acquired on and after April 1, 1998, which are depreciated using the straight-line method.)
  Useful years of major assets are as follows:
Buildings	15 to 50 years	Other	3 to 6 years

(2)	Intangible Fixed Assets (excluding leased assets)
Intangible fixed assets are depreciated using the straight line method. Softwares used are depreciated based on the serviceable life in the bank (5 years).
(3)	Leased assets
Leased assets included in the “Tangible Fixed Assets” related to non-ownership transfer finance lease transactions are evaluated using the straight line method with the leasing period used as the serviceable life. The residual value is the residual guaranteed value if it is agreed upon in the lease agreement, or “zero” otherwise.
5.  Treatment of deferred assets
Costs of issuing shares are amortized equally over 3 years.
Costs of issuing corporate bonds are amortized over the maturity period of the bonds using the straight-line method.
The deferred assets are recorded as part of “other assets.”
6.  Japanese yen conversion criteria for foreign currency-denominated assets and liabilities
Foreign currency-denominated assets and liabilities are converted into Japanese yen using the exchange rate as of the fiscal year end date.
7.  Criteria for Reporting Allowance for Loan Losses
(1)	Allowance for loan losses are reported as follows, based on predetermined criteria for depreciation and reserves.
Credits against borrowers that are legally bankrupt such as those going through bankruptcy or special liquidation (“Bankrupt Borrowers”) and credits against borrowers that are in a similar situation (“De Facto Bankrupt Borrowers”) are reported by deducting, from the book value reflecting direct write-off described below, the estimated disposal value of the collateral and estimated collectable value from any guarantee.  Credits against borrowers that are not currently bankrupt but are likely to become bankrupt are calculated by deducting, from the credit amount, the estimated disposal value of the collateral and estimated collectable value from any guarantee, and reporting the amount from such difference that is deemed necessary based on a comprehensive determination of the borrower’s repayment capacities.

Credits other than the above are reported based on the write-off ratio calculated from actual write-off amounts for certain period in the past.
All credits are assessed by sales-related departments based on the asset self-assessment standards, and the result of the assessment is audited by the asset auditing division which is independent from such sales-related departments. Above reserves are reported based on the result of the audit.
With respect to credit against Bankrupt Borrowers and De Facto Bankrupt Borrowers with collateral or guarantee, etc., estimated uncollectible amount, which is calculated by subtracting the collateral value and collectible value from the guarantee from the credit amount, is directly deducted from the credit amount.  Such estimated uncollectible amount was 8,215 million yen.
(2)	Allowance for loss on investment
The amount deemed necessary to prepare for possible loss on investment, taking into consideration the financial conditions of the companies issuing the securities, is recorded as allowance for loss on investment.
(3)	Provision for Retirement Benefits
Necessary amounts are reported as provision for retirement benefits to prepare for payment of employees’ retirement benefits, based on estimated amount of retirement benefit liabilities and pension assets as of end of the fiscal year. The treatment of past service obligations and difference arising from actuarial calculation are as follows.
Past service obligations: Recorded as expenses over certain years (11 years) within the average remaining years of service of the employee at the time of accrual of the obligation or as expenses in full amount for the fiscal year when the obligation accrues.
Difference from actuarial calculation: The amount calculated by prorating certain period (11 years) within the average remaining employment period of the employees for each fiscal year will be treated as expenses for the following fiscal year.
The difference resulting from an accounting standards change (3,546 million yen) (after the return of the substitute portion of employee’s pension fund) is treated as expenses for the amount prorated over 15 years.
(4)	Criteria for Reporting Provision for Reimbursement Deposits
To prepare for claims from customers for repayment of deposits that have ceased to be reported as liabilities, the amount deemed as necessary by estimating the losses from future repayment claims are reported as Dormant Deposit Repayment Reserve.
8.  Treatment of Lease Transactions
Non-ownership transfer finance lease transactions with lease transaction commencing before the fiscal year starting from April 1, 2008 have been treated equivalent to normal lending transactions.
9.  Important Hedge Accounting Methods
(1)	Interest Rate Risk Hedging
Interest Rate Risk Hedging
Accounting of hedge transactions against interest rate risk arising from financial assets and liabilities are based on deferred hedge accounting defined in the “Accounting and Auditing Treatment of Accounting Standards for Financial Instruments in the Banking Industry (JICPA Industry Audit Committee Report No.24)”.
Effectiveness of hedging that offset market fluctuation is assessed by identifying hedged assets such as deposits and loans and hedging methods such as interest-rate swap with respect to each agreement. With regards to the hedge to fix cash flow, its effectiveness is assessed by examining correlations of interest rate fluctuations of hedged assets and hedging methods.

(2)	Exchange Rate Risk Hedging
Accounting of hedge transactions against exchange rate risk arising from foreign denominated financial assets and liabilities are based on deferral hedge accounting defined in the “Accounting and Audit Treatment of Accounting for Foreign Currency Transactions, etc., by Banks (JICPA Industry Audit Committee Report No.25)”.
Effectiveness of hedging is assessed by confirming that the amount equivalent to the foreign exchange position of currency swap transaction used to hedge the currency exchange risk for such foreign currency denominated monetary claims exist.
10. Accounting Treatment for Consumption Tax, etc.
Accounting treatment for consumption tax and regional consumption tax (“Consumption Taxes”) uses tax-excluded method.

(Additional Information)
(Accounting Standards for Accounting Changes and Error Corrections)
For accounting changes implemented after the beginning of this Fiscal Year and correction of past errors, “Accounting Standards for Accounting Changes and Error Corrections (ASBJ Statement No.24 December 4, 2009)” and “Guidance on Accounting Standard for Accounting Changes and Error Corrections (ASBJ Guidance No.24 December 4, 2009)” were applied.
In addition, “Profit on Recovery of Bad Debts” and “Reversal of Contingent Losses Reserve” have been included in “Other Ordinary Income” based on “Practical Guidelines on Accounting Standards for Financial Instruments (JICPA Accounting Practice Committee Statement No.14).”

(Reserve for retirement benefits for officers)
The Bank decided, at its board of directors meeting held on May 13, 2011, to abolish the system of retirement benefits for officers and, at its regular shareholders’ general meeting of the 163rd term held on June 28, 2011, to terminate the payment of retirement benefits for officers. Its consolidated subsidiary companies, corporations etc. also made the same decisions at their respective boards of directors meetings and shareholders’ general meetings. Based on these decisions, the whole amount of the “reserve for retirement benefits for officers” has been reduced in this consolidated fiscal year and the amount payable after the termination of the payment of 118 million yen is recorded as part of “other liabilities.”

(Execution of an absorption-type company split agreement)
During the Board of Directors meeting held on March 23, 2012, the Bank determined that, effective on May 21, 2012, the Bank shall transfer the rights and obligations relating to the credit management, support for revitalization, collection and other related operations for clients supervised by the Bank’s Business Revitalization Department to Kirayaka Turnaround Partners Co., Ltd. (hereinafter referred to as “the Subsidiary”) and, on the same day, the Bank entered into the absorption-type company split agreement with the Subsidiary.

1.  The counterparty company to the absorption-type company split arrangement
(1)	Name of the company, location of its head office, the name(s) of the representative(s), the amount of paid-in capital, the amount of net assets, the amount of gross assets and the contents of business

(As of March 31, 2011)
Company Name	Kirayaka Turnaround Partners Co., Ltd.
Location of Head Office	1-3-29, Toka-machi, Yamagata-shi, Yamagata Prefecture
Representative	Koji Tohda
Capital Stock	50 million yen
Net Assets	49 million yen
Total Assets	49 million yen
Business Description	Money lending

(2)	Sales, operating income, ordinary income and net income of the last three fiscal years
(Millions of yen)
	Sales	Operating loss(-)	Ordinary loss(-)	Net loss(-)
Term ended March 2011	―	0	0	0

※	The term ended March 2011 is the first fiscal year of the subsidiary after its inception.

(3)	Names of major shareholders and the ratio of shares owned by major shareholders to the total number of shares issued
(As of March 31, 2011)
Names of major shareholders	The ratio of shares owned by major shareholders to the total number of shares issued（％）
Kirayaka Bank, Inc.	100.0

(4)	Capital, personnel and business relations with the filing company

Capital relations	The subsidiary is the Bank’s 100% subsidiary.
Personnel relations	The Bank dispatches a director to the subsidiary.
Business relations	The Bank leases real estate properties etc. to the subsidiary.

2.	The purposes of the absorption and split
The Bank aims to further utilize its consulting function to support the revitalization of its client companies as part of its “support for the main business,” the most significant aspect of management policy to “live with the people of the community.” To achieve this aim, the Bank decided to conduct a company split arrangement through simple absorption-type company split, effective on May 21, 2012, with Kirayaka Turnaround Partners Co., Ltd., founded on February 22, 2011, provided approvals from related authorities have been obtained.  The Bank will have the rights and obligations of its businesses relating to the support for revitalization, credit management, and collection that have been supervised by the Bank’s Business Revitalization Department transferred to the Subsidiary to concentrate the support for the revitalization of companies. At the same time, the Bank will utilize the sophisticated corporate revitalization know-how and capital of the Development Bank of Japan Inc., with which the Bank has entered into capital and business partnership, to enhance its support for the revitalization of companies.

3.
The method of the absorption-type company split, the number of shares and other assets of the succeeding company allocated to the split company in absorption-type company split, and other contents of the absorption-type company split agreement

(1)	The method of the absorption-type company split
Simple absorption-type company split, with the Bank as the split company and the Subsidiary as the succeeding company
(2)	The number of shares and other assets of the succeeding company allocated to the split company in absorption-type company split
Through the absorption-type company split, the Subsidiary will allocate 100,240 shares of its common stocks to the Bank. No payment will be made for the allocation of shares.
(3)	Schedule of the absorption-type company split
March 23, 2012	Board of Directors meeting regarding the company split
March 23, 2012	The company split agreement executed
May 21, 2012	Effective date of the company split
May 21, 2012	Date to register the company split
The company split is a simple absorption-type company split under the Article 784, Paragraph 3 of the Companies Act and, therefore, will be conducted without an approval by the Bank’s shareholders.
4.	Basis for calculation of the allocation relating to the absorption-type company split
The Subsidiary is the Bank’s 100% subsidiary, and after the company split, the Bank will continue to hold 100% of the common stocks of the Subsidiary. The allocation was determined between the Bank and the Subsidiary based on the latest book values of the assets and liabilities to be transferred and the net asset value per share of the Subsidiary.
5.
The name, location of the head office, name(s) of representative(s), the amount of paid-in capital, the amount of net assets, the amount of gross assets and the contents of the business of the succeeding company following the absorption-type company split

Company Name	Kirayaka Turnaround Partners Co., Ltd.
Location of Head Office	1-3-29, Toka-machi, Yamagata-shi, Yamagata Prefecture
Representative	Koji Tohda
Capital Stock	55 million yen
Net Assets	4,951 million yen
Total Assets	4,951 million yen
Business Description	Money lending

(Note)	The above-mentioned amounts of net assets and gross assets are both estimated amounts based on the balance sheet as of December 31, 2011, adjusted for expected changes up to the effective date.

Notes on the consolidated balance sheet
1.	Total amount of shares of (and contribution to) affiliated companies (excluding shares of (and contribution to) consolidated companies, corporations etc.: 1,035 million yen
2.	Credits to Bankrupt Borrowers and overdue credits accounted for 1,812 million yen and 43,662 million yen, respectively, in the loans and bills discounted.
Credits to Bankrupt Borrowers refer to loans and bills discounted for which accrued interest was not reported because the collection or repayment of principal or interest is unlikely due to continuation of payment arrears for a period of time or other events (excluding parts which have been written off.  “Non-accrual Loans”), of which events listed in Article 96, Paragraph 1, Item 3 (i) to (v), or events prescribed in Item 4 of the Order for Enforcement of the Income Tax Act (Cabinet Order No.97 of 1965) have occurred.
Loans in arrears refer to loans and bills discounted that are Non-accrual Loans that are not loans and bills discounted that have interest payment extended for the purpose of business reconstruction or support of the Credits to Bankrupt Borrower and the Borrower.
3.	There are no loans 3 months or more past due accounted for in the loans and bills discounted.
Loans 3 months or more past due refer to loans and bills discounted with repayment of principal or interest in arrears for 3 months or more from the day of the contracted payment date, which do not fall under Credits to Bankrupt Borrowers or Overdue Credits.
4.	Restructured loans accounted for 4,091 million yen in the loans and bills discounted.
Restructured loans refer to loans with exemption/reduction of interest, extension of payment of interests, extension on repayment of principal, waivers and other agreements favorable to the borrower for the purpose of business reconstruction or support of the borrower, that are not Credits to Bankrupt Borrowers, loans in arrears, or loans 3 months or more past due.
5.	Total amount of Credits to Bankrupt Borrowers, loans in arrears, loans 3 months or more past due and restructured loans is 49,565 million yen.
In addition, the credit amounts listed in 2 to 5 above are amounts before deduction of bad debt reserves.
6.
Discounted notes are treated as financial transactions based on the “Accounting and Auditing Treatments of the Application of Accounting Standards for Financial Instruments in the Banking Industry (JICPA Industry Audit Committee Report No.24)”. As a result, commercial notes accepted may be disposed with discretion as a sale or (re) collateral, and the notional amount is 11,656 million yen.

7.	Collateralized assets are as follows:

Collateralized assets		(millions of yen)
Securities	31,823	Other	5
Liabilities against collateralized assets
Deposit	587	Borrowed money	9,340
Call money and bills sold	10,000
In addition to the above, securities worth 15,151 million yen are collateralized for the transactions of foreign exchange settlements, shared systems etc.
Of the other assets, leasehold deposits account for 572 million yen.
8.
Overdraft agreements and commitment line agreement for loans are agreements that promise to lend funds to a certain limit when a customer applies for a drawdown, unless there are breaches of conditions prescribed in the agreement. Amount of outstanding unexecuted loans concerning these agreements was 72,532 million yen.  Of this, loans with less than one year of underlying contract period (or those that may be canceled at will any time without any conditions) account for 62,803 million yen.

As most of these agreements are terminated without being drawn, the outstanding undrawn loans do not necessarily impact our future cash flow. Most of these agreements include clauses that allow us to reject the drawdown application or reduce the contracted limit in case there is change in financial environment, preservation of claims, or other reasonable events. In addition, collaterals such as real estate or securities are secured as collateral where necessary at the time of agreement, and after the agreement, review of the agreement and measures for protection of the credit are implemented where necessary by periodically capturing the business conditions of the customer, etc., in accordance with the internal procedures.
9.
Based on the Act on Revaluation of Land (Act No.34, March 31, 1998), business sites are revaluated, and of the valuation difference, the tax equivalent amount concerning such difference is reported as Liabilities under “Deferred Tax Liabilities for Land Revaluation,” with the remaining amount reported as “Revaluation Reserve for Land” in Net Assets.

Revaluation Date: March 31, 1999
Revaluation method prescribed in Article 3, Paragraph 3 of the Act
Revaluation is made based on (i) taxable amount for the land price tax prescribed in the provisions of the Public Notice of Land Prices Act as prescribed in Article 2, Paragraph 1 of the Enforcement Ordinance Concerning Act on Revaluation of Land (Enforcement Ordinance No.119, March 31, 1998), (ii) land tax register book prescribed in Article 2, Paragraph 3, and (iii) the price obtained through the method prescribed and published by the Commissioner of the Tax Agency for the purpose of calculating land value that is the basis of calculation of taxable amount for the land price tax prescribed in Article 2, Paragraph 4, with reasonable adjustments such as price adjustment for depths.
Difference between the total market value of business sites revaluated pursuant to Article 10 of the Act as of end of consolidated Fiscal Year and the total book value of such business sites after revaluation: 6,216 million yen
10.	Aggregated Amount of Depreciation for Tangible Fixed Assets	18,282 million yen
11.	Advanced Depreciation Amount for Tangible Fixed Assets 1,748 million yen
12.	Borrowings include subordinated loan of 300 million yen with covenants stating that the priority for performance of the obligation is subordinated to other obligations.
13.	Bonds include subordinated bonds of 5,800 million yen.
14.
Of the corporate bonds included in “Securities,” amount of guarantee for corporate bonds issued through private offering of securities (Financial Instruments and Exchange Act Article 2, Paragraph 3) is 9,205 million yen.

15.	Total amount of monetary claims against directors and auditors due to transactions with the directors and auditors 65 million yen
16.	In addition to the fixed assets reported on the balance sheet, computers and vehicles are being used in accordance with the non-ownership transfer finance lease agreement.

1. Amount of the acquisition cost				(millions of yen)
Tangible fixed-assets	1,628	Intangible fixed assets	695	Total	2,323
2. Cumulative amount of depreciation
Tangible fixed-assets	1,422	Intangible fixed assets	616	Total	2,039
3. Amount of closing balance
Tangible fixed-assets	205	Intangible fixed assets	78	Total	284
4. Amount of future lease payment under finance lease
Within 1 year	284	Over 1 year	33	Total	317
5. Lease payment, amount equivalent to depreciation and amortization and interest expense
Lease payment	474	Amount equivalent to depreciation and amortization	418	Interest expense	23
6. Method of calculation of depreciation and amortization:
Straight-line method over the period of the finance lease, assuming no residual value
7. Method of calculation of interest expenses:
Effective interest method for allocation of total interest expenses to each consolidated fiscal year, with interest amount equivalent to the difference between total lease payment and amount of acquisition cost.

17.	Total amount of monetary claims against affiliated companies: 483 million yen
18.	Total amount of monetary obligations to affiliated companies: 1,151 million yen
19.
Dividends of surplus are restricted by Article 18 of Banking Act. In case the Bank pays dividends of surplus, notwithstanding the provisions of Article 445, Paragraph 4 (Amounts of Stated Capital and Amounts of Reserves) of the Companies Act, it records an amount equivalent to one fifth of the amount deducted from surplus as a result of the payment of such dividends as capital reserves or retained earnings reserves. The amount of retained earnings reserves recorded in relation to dividends of surplus for this fiscal year is 144 million yen.

Notes on the income statement

1.	Income from transactions with affiliates
Total income related to asset management transactions	82 million yen
Total income related to services transactions etc.	14 million yen
Total income related to other businesses and other ordinary transactions	27 million yen
Total income related to other transactions	― million yen

Expenses for transactions with affiliates
Total expenses for funding transactions	0 million yen
Total expenses for services transactions etc.	130 million yen
Total expenses for other businesses and other ordinary transactions	1,155 million yen
Total expenses for other transactions	― million yen

2.
Reversal of allowance for doubtful receivables recorded for extraordinary gains is the reversal of the allowance for doubtful receivables that had been recorded following the Great East Japan Earthquake.

3.
The impairment loss for the following assets owned by the Bank is recorded for this consolidated fiscal year because the investment amount is no longer expected to be recovered as the Bank has changed the purposes of the use and suspended or has planned to suspend the use of the properties.

Impairment loss
(Millions of yen)
Use	Type	Location	Amount of value
Unused	Land	Yamagata prefecture	265
Unused	Building	Yamagata prefecture	1
Unused	Other	Yamagata prefecture	0
Unused	Other	Niigata prefecture	1
Unused	Building	Tokyo prefecture	16
Unused	Other	Tokyo prefecture	0
Total			286

Branches are grouped by each unit for profit management purposes (groups belonging to areas; each branch not belonging to areas) which constitute the marginal unit. Each idle asset constitutes a marginal unit. The head office etc., which produces no cash flow, is treated as shared assets.
The collectable amount used for measuring the impairment loss for this consolidated fiscal year is equivalent to the estimated sales amount. The estimated sales amount is calculated at its market value based on prices cited by real estate appraisal documents or prices posted in accordance with Land Price Publication Act.

(Non-Consolidated Statement of Changes in Net Assets Related)
Matters Related to Type and Number of Treasury Stocks
(Unit: Thousand Stocks)

	Number of Shares at Beginning of Fiscal Year	Increase in Number of Shares	Decrease in Number of Shares	Number of Shares at End of Fiscal Year	Remarks
Treasury Stocks
Common Stock	16	0	―	16	(Note)
Total	16	0	―	16

(Note)	Increase as a result of demands for purchase of shares constituting less than one unit: 0
Decreases as a result of demands for sale of shares constituting less than one unit: 0

Notes on securities
In addition to “Japanese Government Bonds”, “Municipal Bonds”, “Corporate Bonds”, “Stocks” and “Other securities” on the balance sheet, “trading account securities” are included.

1.  Available-for-sale securities (as of March 31, 2012)

Evaluation difference included in the gains/losses of this consolidated fiscal year (millions of yen)
Available-for-sale securities	0

2. Bonds to be held until maturity (as of March 31, 2012)

	Type	Amount reported on Balance Sheet (millions of yen)	Market Price (millions of yen)	Difference (millions of yen)
Market price exceeding the amount reported on Consolidated Balance Sheet:	Japanese Government Bonds	―	―	―
	Municipal Bonds	―	―	―
	Corporate Bonds	3,965	4,085	120
	Other	―	―	―
	Subtotal	3,965	4,085	120
Market price not exceeding the amount reported on Consolidated Balance Sheet:	Japanese Government Bonds	―	―	―
	Municipal Bonds	―	―	―
	Corporate Bonds	―	―	―
	Other	1,000	918	-81
	Subtotal	1,000	918	-81
Total		4,965	5,004	38

3. Subsidiary Stocks and Affiliate Stocks (as of March 31, 2012)

	Amount reported on Balance Sheet (millions of yen)	Market Price (millions of yen)	Difference (millions of yen)
Subsidiary Stocks	―	―	―
Affiliate Stocks	―	―	―
Total	―	―	―

(Note)	Subsidiary stocks and affiliate stocks for which capturing the market price is deemed to be extremely difficult

Amount reported on Balance Sheet (millions of yen)
Subsidiary Stocks	1,018
Affiliate Stocks	17
Total	1,035

As there are no market prices available for these stocks and it is deemed extremely difficult to capture such prices, they are not included in “Subsidiary Stocks and Affiliate Stocks.”

4. Other Securities (as of March 31, 2012)

	Type	Amount reported on Balance Sheet (millions of yen)	Historical Cost (millions of yen)	Difference (millions of yen)
Amount on consolidated balance sheet exceeding the historical cost	Stocks	1,830	997	833
	Bonds	191,450	189,641	1,808
	Japanese Government Bonds	89,311	88,288	1,023
	Municipal Bonds	23,992	23,791	200
	Corporate Bonds	78,146	77,561	584
	Other	29,744	29,328	416
	Subtotal	223,025	219,967	3,058
Amount on consolidated balance sheet not exceeding the historical cost	Stocks	3,381	4,314	-932
	Bonds	22,599	22,769	-170
	Japanese Government Bonds	―	―	―
	Municipal Bonds	2,956	2,961	-5
	Corporate Bonds	19,642	19,808	-165
	Other	26,593	28,696	-2,103
	Subtotal	52,574	55,781	-3,207
Total		275,599	275,748	-149
  (Note) Other securities for which capturing market price is deemed to be extremely difficult

Amount reported on Balance Sheet (millions of yen)
Stocks	1,053
Other	―
Total	1,053
As there are no market prices available for these stocks and it is deemed extremely difficult to capture such prices, they are not included in “Other Securities.”

5. Bonds to be held to maturity sold during this Fiscal Year
 (From April 1, 2011 to March 31, 2012):
Not applicable

6. Other securities sold during this Fiscal Year (From April 1, 2011 to March 31, 2012):

	Amount Sold (millions of yen)	Total Profits from Sales (millions of yen)	Total Losses from Sales (millions of yen)
Stocks	527	0	249
Bonds	181,965	338	727
Japanese Government Bonds	136,239	212	668
Municipal Bonds	3,607	0	6
Corporate Bonds	42,118	124	51
Other	9,403	16	458
Total	191,895	355	1,434

7.  Securities for which impairment losses have been booked

Among the securities (excluding available-for-sale securities) with market values, for those securities whose market values had significantly depreciated from their acquisition costs and are not expected to recover to the acquisition costs, their market values are recorded on the consolidated balance sheet, and the evaluation differences have been booked as losses for this consolidated fiscal year (hereinafter referred to as “booking of impairment loss”).

The amount of the booking of impairment loss for this consolidated fiscal year is 198 million yen (loss in equity: 198 million yen).

With regards to the criteria that the market values have “significantly depreciated,” the booking of impairment loss is applied to all shares whose market values have depreciated 50% or more from their acquisition costs. For shares whose market values depreciated 30% or more and less than 50%, the issuer’s performance, the changes of their market values in certain periods of time in the past, etc., are taken into consideration, and the booking is applied if their recovery is deemed not possible.

Notes on money in trust
  There is no applicable entry.

Tax Effect Accounting Related
  1. Breakdown of deferred tax assets and liabilities based on main causes are as follows:

Deferred Tax Assets
Allowance for loan losses	6,630	(millions of yen)
Valuation difference on available-for-sale securities	52
Carryover losses for tax purposes	1,130
Provision for retirement benefits	1,276
Depreciation	201
Other	1,822
Subtotal Deferred Tax Assets	11,112
Valuation Reserve	-6,335
Total Deferred Tax Assets	4,777
Deferred Tax Liabilities
Asset Retirement Liabilities	7
Total Deferred Tax Liabilities	7
Net Deferred Tax Liabilities	4,769	(millions of yen)

2. “The Act on Partial Revision of the Income Tax Act to Establish a Tax System Corresponding to the Changes in Economic Society” (Act No.114 of 2011) and “The Act on Special Measures Concerning Securing Source of Funding Required for Implementation of Measures on Recovery from the Great East Japan Earthquake” (Act No.117 of 2011) were promulgated on December 2, 2011, and reduction of Income Tax Rate and levy of Special Income Tax for Recovery commenced from the fiscal year starting on April 1, 2012 or later. In conjunction with this, the statutory effective tax rate to be used for calculation of deferred tax assets and liabilities were changed from 40.44% to 37.75% for temporary difference expected to be resolved between the fiscal year commencing on April 1, 2012 and April 1, 2014 and 35.38% for temporary difference expected to be resolved in the fiscal year commencing on April 1, 2015 onwards. As a result of this change in taxation rate, deferred tax assets decreased by 462 million yen and adjustment to income taxes and others have increased by 462 million yen. Deferred tax liabilities from reevaluation decreased by 327 million yen, and difference from reevaluation of land increased by the same amount. Also, because the maximum amount equal to eighty-hundredth (80/100) of income before carry-over can be deducted from the fiscal year starting on or after April 1, 2012 based on the revised system for carry-over of losses, deferred tax assets have decreased by 47 million yen and income tax-deferred have increased by 47 million yen.

Per Share Information

Net assets per share	246.15 yen	Net income per share fully diluted	4.02 yen
Net income per share	9.34 yen

Notes on transactions with interested parties
1.	Parent companies or major corporate shareholders
There is no applicable entry.

2.	Affiliated companies etc.

Category	Name of the company etc.	Ratio of voting rights etc. owned (given)	Relations with the interested party	Contents of transactions	Transaction amount (millions of yen)	Account	Closing balance (millions of yen)
Subsidiary	Kirayaka Card Corporation	100％ （-）	Guarantee on credit given	Guarantee given	-8,796	－	―
				Guarantee fee paid (Note)	130	－	―

(Note)
The rate of guarantee fee is determined for each term through negotiations based on the rate of performance through subrogation. The closing balance of credit guarantee given as of the end of this fiscal year is 92,431 million yen.

3.	Fellow subsidiaries etc.
There is no applicable entry.

4.	Officers, major individual shareholders, etc.

Category	Name of the company etc. or individual	Ratio of voting rights etc. owned (given)	Relations with the interested party	Contents of transactions	Transaction amount (millions of yen)	Account	Closing balance (millions of yen)
Officers and their relatives	Fujio Sasajima	0.01％	External corporate auditor of the Bank; monetary claim	Loan transactions (Note 1)	-99	Loans	50
	Yasuhiko Ohkubo	0.03％	External corporate auditor of the Bank; Credit guarantee given	Guarantee given (Note 2)	-11	―

(Note 1)
The loan transactions were conducted to provide operating capital for his law practice and for the repayment of the fund used for real estate property purchase. The terms of these transactions were determined similarly to terms of general transactions.

(Note2)
The guarantee is given on the loan of 39 million yen to Zao Ropeway Co., Ltd. of which the individual has representational authority. The terms of these transactions were determined similarly to terms of general transactions.

Important Events After the Reporting Period
Kirayaka Bank, Ltd. and Sendai Bank (“Kirayaka Bank” hereinafter, and Sendai Bank and Kirayaka Bank collectively referred to as the “Banks”) have reached a resolution at the respective board meetings held on April 26, 2012, on establishing “Jimoto Holdings, Ltd.” (the “Joint Holding Company”), a 100% parent company of the Banks, through the method of share transfer as of October 1, 2012 (“Effective Date”) subject to approval by the shareholders’ meetings and permissions by the authorities, in accordance with the “Basic Agreement on Commencement of Review on Business Consolidation” executed on October 26, 2010 (“Share Transfer”), as well as on the outline of the Joint Holding Company and conditions of the Share Transfer, and executed the “Agreement on Business Consolidation” and jointly prepared the “Share Transfer Plan” on the same date.

(1) Objectives and Background of Business Integration
Kirayaka Bank and Sendai Bank originally announced the Business Integration through establishment of a joint holding company to be set up in or around October 2011 and established a Business Integration Committee in preparation for the integration.
After the Great East Japan Earthquake on March 11, 2011, however, the two banks determined that it would be imperative to give priority to supporting reconstruction of the regional economy, and that the schedule for Business Integration should be postponed. Thereafter, on May 18, the banks resumed deliberation and preparation by the Business Integration Committee, which, in addition to tie-up between the two banks for reconstruction assistance, worked on preparation for Business Integration. In the meantime, on September 30, 2011, Sendai Bank issued the Class I preferred shares to strengthen the Bank’s capitalization for building up the strong financial base required for full-scale reconstruction assistance, based on the Act on Special Measures for Strengthening Financial Functions.
The two banks have so far given priority to measures to assist reconstruction of earthquake-hit areas in which their home and main operational bases are located, and development of regional societies and enhancement of their financial bases to do so, at the cost of deferring the Business Integration, as such efforts were considered the responsibility of regional banks operating in the affected areas. However, in order to further bolster the banks’ ability to assist reconstruction, it was determined critical that the Business Integration be completed at an early stage and that total capabilities of the new financial group be fully exploited. The two companies decided to resume the negotiations between the two parties with the target establishment date of their joint holing company set to October 1, 2012.  On April 26, 2012, the two banks concluded the “Agreement on Consolidation of Management” and prepared the “Share Transfer Plan.”
Through this Business Integration, the two banks will create a new financial group through a joint holding company with the regional brands of the two banks remaining intact, and will contribute to the economic activities of the region that are expanding beyond the boundary of the prefectures and improve customer services, through efficient management functions realized with economy of scale and synergy of business networks and expertise of employees of the two banks.

(2) Form and Allotment of Shares with Regard to Share Transfer
A. Form of Share Transfer
   The Joint Holding Company will become a wholly owning parent company of the two banks on October 1, 2012 through transfer of shares, and the new share of the Joint Holding Company will be allotted to shareholders of the two banks; provided, however, the schedule or form of business integration may be subject to change upon consultation of the two banks, in consideration of progress of Transfer of Shares processes and other reasons.

B. Allotment of Shares with Regard to Share Transfer

Company Name	Kirayaka Bank	Sendai Bank
Share Transfer Ratio	1	6.5

(Note 1) Share Allotment Ratio
1. One common share of the Joint Holding Company will be allotted for one common share of Kirayaka Bank.
2. 6.5 common shares of the Joint Holding Company will be allotted for one common share of Sendai Bank.
3. One Class A preferred share of the Joint Holding Company will be allotted for one Class III preferred share of Kirayaka Bank.
4. 6.5 Class B preferred shares of the Joint Holding Company will be allotted for one Class I preferred share of Sendai Bank.
The share transfer ratio may be subject to change upon consultation of the two banks, in case there arises major changes in conditions that form the basis for the calculation.
In case, through the Transfer of Shares, there arises odd share that is less than one share of the common share, Class A preferred share, or Class B preferred share to be issued by the Joint Holding Company to shareholders of the two banks, a cash amount equivalent to the odd share will be paid to the relevant shareholders pursuant to Article 234 of the Companies Act and other relevant laws and regulations.

 (Note 2) No. of New Shares to Be Issued by Joint Holding Company (Planned)
Common Shares: 178,877,671
The numbers of new shares to be issued are based on the numbers of shares outstanding of Kirayaka Bank (129,714,282 shares) and of Sendai Bank (7,591,100 shares) as of March 31, 2012. However, as the two banks are planning to retire as many treasury shares as practicable prior to the Effective Date of Transfer of Shares, the numbers of treasury shares of Kirayaka Bank (16,521 shares) and of Sendai Bank (24,960 shares) owned by the respective banks as of March 31, 2012, are not included as the shares for which new shares of the Joint Holding Company will be allotted. Please note that the number of shares to be issued by the Joint Holding Company may be subject to change in cases where the number of treasury shares of the two banks as of March 31, 2012 should change prior to the Effective Date as a result of exercise of the right to request the purchase of shares by shareholders of Kirayaka Bank or Sendai Bank and/or other events.
Class A Preferred Shares: 100,000,000
The numbers of new shares to be issued are based on the numbers of the Class III preferred shares outstanding of Kirayaka Bank (100,000,000 shares) as of March 31, 2012.
Class B Preferred Shares: 130,000,000
The numbers of new shares to be issued are based on the numbers of the Class I preferred shares outstanding of Sendai Bank (20,000,000 shares) as of March 31, 2012.

 (Note 3) Share Unit of Joint Holding Company
The Joint Holding Company will adopt a unit share system by setting the following numbers of shares as one unit:
Common Shares: 100
Class A Preferred Shares: 100
Class B Preferred Shares: 100

 (Note 4) Demand for the purchase of shares constituting less than one unit
Shareholders of the two banks who will receive shares of the Joint Holding Company which constitute less than one unit (100 shares) as specified above (hereinafter referred to as “Shares Constituting Less Than One Unit”) may not trade their Shares Constituting Less Than One Unit on the Tokyo Stock Exchange or financial instruments exchanges. In accordance with Article 192, Paragraph I of Companies Act of Japan, holders of such Shares Constituting Less Than One Unit may demand the Joint Holding Company to purchase their Shares Constituting Less Than One Unit.

(3) Schedule of Share Transfers
Saturday, March 31, 2012	Record Date for Ordinary General Meeting of Shareholders and Class Meeting (two banks)
Thursday, April 26, 2012	Board of Directors Meeting for Approval of “Agreement on Consolidation of Management” and “Share Transfer Plan” (two banks)
Thursday, April 26, 2012	Conclusion of “Agreement on Consolidation of Management” and Preparation of “Share Transfer Plan” (two banks)
Tuesday, June 26, 2012 (Planned)	Ordinary General Meeting of Shareholders and Class Meeting for Approval of “Share Transfer Plan” (two banks)
Wednesday, September 26, 2012 (Planned)	Delisting from Tokyo Stock Exchange (Kirayaka Bank)
Monday, October 1, 2012 (Planned) Monday, October 1, 2012 (Planned)	Registration of Establishment of Joint Holding Company (Effective Date) Listing of Joint Holding Company

The schedule may be subject to change upon consultation of the two banks, in consideration of progress of Transfer of Shares processes and other reasons.

(4) Overview of Sendai Bank

(As of December 31, 2011)
(1)	Company Name	Sendai Bank, Ltd.
(2)	Business Description	Ordinary Commercial Banking
(3)	Date of Establishment	May 25, 1951
(4)	Location of Head Office	2-1-1 Ichibancho, Aoba-ku, Sendai-shi, Miyagi Prefecture
(5)	Representative	Seiichi Mitsui, President and Director
(6)	Capital Stock	22,485 million yen
(7)	Shares Issued and Outstanding	Common Stock: 7,591,100 Class I Preferred Share: 20,000,000
(8)	Deposits Outstanding (Non-consolidated) (Including CDs)	880,502 million yen
(9)	Loans Outstanding (Non-consolidated)	498,873 million yen
(10)	Fiscal Year End	March 31
(11)	Summary of Financial Results	(millions of yen)
		Fiscal Year ending:	Mar. 2011
		Net Assets (Consolidated)	12,137
		Total Assets (Consolidated)	795,908
		Operating Income (Consolidated)	15,721
		Ordinary Profit (Consolidated)	-1,408
		Net Income (Consolidated)	-6,739

(5) Information on Joint Holding Company to Be Established through Transfer of Shares

(1)	Company Name	Jimoto Holdings, Inc.
(2)	Business Description	Management and operation of banks and other companies that the company may own under the Banking Act, and any business activities incidental or related thereto
(3)	Location of Head Office	2-1-1, Ichibancho, Aoba-ku, Sendai-shi, Miyagi Prefecture
(4)	Representatives, Directors, and Auditors (Planned)
Chairman and Representative Director   Seiichi Mitsui (Current President and Director of Sendai Bank)
President and Representative Director   Manabu Awano (Current President and Director of Kirayaka Bank)
Director   Yutaka Baba (Current Senior Managing Director of Sendai Bank)
Director   Kenichi Tokairin (Current Managing Director of Kirayaka Bank)
Director   Takashi Suzuki (Current Managing Director of Sendai Bank)
Director   Shoichiro Suto (Current Managing Director of Kirayaka Bank)
Director   Isao Misonou (Current Managing Director of Sendai Bank)
Director   Akira Sagawa (Current Managing Director of Kirayaka Bank)
Director   Tatsuhiko Tanaka (Current Managing Director of Sendai Bank)
Director   Takayuki Haga (Current Director of Sendai Bank)
Director   Yukiyoshi Sakamoto (Current Director of Kirayaka Bank)
Director (External)   Mitsuru Kumagai (Current Director of Sendai Bank)
Statutory Auditor   Shunichi Hasebe (Current Statutory of Sendai Bank)
Statutory Auditor (External)   Fujio Sasajima (Current Statutory of Kirayaka Bank)
Statutory Auditor (External)   Kunio Kanno (Current Statutory of Sendai Bank)
Statutory Auditor (External)   Yoshiaki Ito (Current Statutory of Kirayaka Bank)
 (Note 1) Director Mitsuru Kumagai is an external director stipulated in Article 2 Item 15 of Companies Act.
 (Note 2) Statutory auditors Fujio Sasajima, Kunio Kanno, and Yosiaki Ito are external statutory auditors stipulated in Article 2 Item 16 of the Companies Act.

(5)	Capital Stock	2,000 million yen
(6)	Capital Reserve	500 million yen
(7)	Date of Fiscal Year End	March 31

Certified Copy of the Audit Report

Independent Auditors’ Report May 18, 2012 To the Board of Directors of Kirayaka Bank, Ltd.

Ernst & Young ShinNihon LLC

Kazuo Suzuki
Designated Limited Partner and Executive Partner
Certified Public Accountant

Hideya Nanba
Designated Limited Partner and Executive Partner Certified
Public Accountant

Makoto Kubodera
Designated Limited Partner and Executive Partner
Certified Public Accountant

We have audited the consolidated financial statements of Kirayaka Bank, Ltd, which comprise the consolidated balance sheet, consolidated income statement, consolidated statement of changes in net assets, and notes on consolidated financial statements, for the consolidated fiscal year from April 1, 2011 to March 31, 2012, pursuant to the stipulations in Article 444 Clause 4 of the Companies Act.

Responsibilities of Bank’s Management for Consolidated Financial Statements, etc.

The responsibilities of the Bank’s management are to prepare these financial statements and supporting schedules in accordance with accounting standards generally accepted in Japan for fair presentation. These include development and operation of internal control determined necessary by the management for preparation and fair presentation of the financial statements and supporting schedules that are free of material misstatement due to fraudulent acts and errors.

Responsibility of Accounting Auditors

Our responsibility is to express an opinion on these consolidated financial statements and supporting schedules from an independent standpoint based on our audits. We conducted our audits in accordance with auditing standards generally accepted in Japan. Those auditing standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements and supporting schedules are free of material misstatement.
An audit includes procedures for obtaining audit evidence on the monetary amounts and disclosure on the consolidated financial statements. The audit procedures are selected and applied based on our judgment and in accordance with our assessment of risks of material misstatement due to fraudulent acts and errors in the consolidated financial statements. Although it is not an objective of the audit to express an opinion on the effectiveness of internal control, we review the internal control relevant to preparation and fair presentation of the consolidated financial statements in order to prepare the audit plan for appropriate audit procedures as the situation demands in our audit. Our audit also includes assessing the accounting principles used, the way the accounting principles are applied, and significant estimates made by the management, as well as evaluating the overall presentations of the consolidated financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Audit Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the state of assets and income/loss for the fiscal year under review of Kirayaka Bank, in conformity with accounting principles generally accepted in Japan.

Matters to be Emphasized

As described in significant subsequent events, the Board of Directors of the Bank resolved, at the Board of Directors meeting held on April 26, 2012, on establishment of a joint holding company with Sendai Bank, Ltd., overview of the joint holding company, and conditions for the share transfer, concluded the Management Integration Agreement with Sendai Bank, Ltd., and jointly prepared the Plan for Share Transfer.

Interest
The Bank and Ernst & Young ShinNihon and/or its executive partners have no interests with each other that need to be detailed pursuant to stipulations in the Certified Public Accountants Act.

(Note) This report is an English translation of “Accounting Auditors’ Report” originally written in Japanese.

Certified Copy of the Audit Report

Independent Auditors’ Report May 18, 2012 To the Board of Directors of Kirayaka Bank, Ltd.

Ernst & Young ShinNihon LLC

Kazuo Suzuki
Designated Limited Partner and Executive Partner
Certified Public Accountant

Hideya Nanba
Designated Limited Partner and Executive Partner Certified
Public Accountant

Makoto Kubodera
Designated Limited Partner and Executive Partner
Certified Public Accountant

We have audited the financial statements, which comprise the balance sheet, income statement, statement of changes in net assets, notes on financial statements, and its supporting schedules of Kirayaka Bank, Ltd. for the 164th business year from April 1, 2011 to March 31, 2012, pursuant to the stipulations in Article 436 Clause 2 Item 1 of the Companies Act.

Responsibilities of Bank’s Management for Financial Statements, etc.

The responsibilities of the Bank’s management are to prepare these financial statements and supporting schedules in accordance with accounting standards generally accepted in Japan for fair presentation. These include development and operation of internal control determined necessary by the management for preparation and fair presentation of the financial statements and supporting schedules that are free of material misstatement due to fraudulent acts and errors.

Responsibility of Accounting Auditors

Our responsibility is to express an opinion on these financial statements and supporting schedules from an independent standpoint based on our audits. We conducted our audits in accordance with auditing standards generally accepted in Japan. Those auditing standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and supporting schedules are free of material misstatement.
An audit includes procedures for obtaining audit evidence on the monetary amounts and disclosure on the financial statements and supporting schedules. The audit procedures are selected and applied based on our judgment and in accordance with our assessment of risks of material misstatement due to fraudulent acts and errors in the financial statements and accompanying schedules. Although it is not an objective of the audit to express an opinion on the effectiveness of internal control, we review the internal control relevant to preparation and fair presentation of the financial statements and accompanying schedules in order to prepare the audit plan for appropriate audit procedures as the situation demands in our audit. Our audit also includes assessing the accounting principles used, the way the accounting principles are applied, and significant estimates made by the management, as well as evaluating the overall presentations of the financial statements and supporting schedules.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Audit Opinion

In our opinion, the financial statements and supporting schedules referred to above present fairly, in all material respects, the state of assets and income/loss for the fiscal year under review of Kirayaka Bank, in conformity with accounting principles generally accepted in Japan.

Matters to be Emphasized

As described in significant subsequent events, the Board of Directors of the Bank resolved, at the Board of Directors meeting held on April 26, 2012, on establishment of a joint holding company with Sendai Bank, Ltd., overview of the joint holding company, and conditions for the share transfer, concluded the Management Integration Agreement with Sendai Bank, Ltd., and jointly prepared the Plan for Share Transfer.

Interest

The Bank and Ernst & Young ShinNihon and/or its executive partners have no interests with each other that need to be detailed pursuant to stipulations in the Certified Public Accountants Act.

(Note) This report is an English translation of “Accounting Auditors’ Report” originally written in Japanese.

Certified Copy of the Audit Report

Statutory Auditors’ Report

The Board of Statutory Auditors has examined performance of duties by directors during the 164th business year (from April 1, 2011 to March 31, 2012) based on audit reports prepared by each statutory auditor, has prepared the Statutory Auditors’ Report and reports as follows.

1. Methods and Details of Audit by Statutory Auditors and Board of Statutory Auditors
The Board of Statutory Auditors determined the audit policy and audit plan and responsibility assignment, received a report from each statutory auditor on performance and results of audits, and received reports from the directors, etc., and Accounting Auditors on performance of their respective functions, and called for explanations as necessary.
Each statutory auditor worked to communicate with the directors, auditing department, and other employees, strived to collect information and improve the auditing environment, attended the Board of Directors meetings and other important meetings, received reports from directors and employees on execution of their respective functions and called for explanations as necessary, reviewed important decision-making documents, and examined the state of business and assets at the head office and other significant places of business, based on the auditing standards set forth for statutory auditors by the Board of Statutory Auditors and in accordance with the audit policy, audit plan and responsibility assignment. Further, each statutory auditor reviewed the Board of Directors resolutions on development of internal control system stipulated in Article 100 Clauses 1 and 3 of the Ordinance for Enforcement of the Companies Act as necessary for ensuring that performance of functions of the Directors described in the Business Report is in compliance with the laws and regulations and Articles of Incorporation and for ensuring appropriateness of business operations of the Company, received reports regularly from directors, employees, etc., and called for explanations as necessary on development and operation of the system (internal control system) that was developed based on the resolutions, and expressed opinions. Each statutory auditor also worked to communicate and exchange information with directors, statutory auditors, etc., of subsidiaries, and received business reports from the subsidiaries as required. Based on these methods, the Board of Statutory Auditors reviewed the business report and supporting schedules for the business year ended March 31, 2012.

Further, the Board of Statutory Auditors monitored and validated whether the Accounting Auditors maintained independence and carried out appropriate auditing, received reports from the Accounting Auditors on performance of their functions, and called for explanations as necessary. The Board of Statutory Auditors received notice from the Accounting Auditors to the effect that the organizational structure to ensure proper performance of functions (matters listed in items of Article 131 of Ordinance on Accounting of Companies) is in place pursuant to Quality Control Standards for Audit (Business Accounting Council, October 28, 2005), and called for explanations as necessary. Based on these methods, the Board of Statutory Auditors reviewed the financial statements (balance sheet, income statement, statement of changes in net assets, and accompanying notes) and supporting schedules, and consolidated financial statements (consolidated balance sheet, consolidated income statement, consolidated statement of changes in net assets, and accompanying notes) for the business year ended March 31, 2012.

2. Audit Results
 (1) Results of Audit of Business Reports, etc.
a. In the opinion of the Board of Statutory Auditors, the business report and supporting schedules present fairly the state of the Company pursuant to laws and regulations as well as the Articles of Incorporation.

b. The Board of Statutory Auditors has not identified any material fraudulent act or violation of laws and regulations and the Articles of Incorporation in the course of performance of functions of the directors.
c. In the opinion of the Board of Statutory Auditors, details of the Board of Directors resolutions on the internal control system are appropriate, and no points to be noted have been identified concerning descriptions of the internal control system in the business report and performance of functions of the directors.
 (2) Audit Results of Financial Statements and Supporting Schedules
In the opinion of the Board of Statutory Auditors, the methods and results of audit of the Accounting Auditor, Ernst & Young ShinNihon LLC are appropriate.
 (3) Audit Results of Consolidated Financial Statements
In the opinion of the Board of Statutory Auditors, the methods and results of audit of the Accounting Auditor, Ernst & Young ShinNihon LLC are appropriate.

May 21, 2012

Board of Statutory Auditors of Kirayaka Bank, Ltd.
Yoshihiro Niino, Standing Statutory Auditor
Fujio Sasajima, External Statutory Auditor
Yasuhiko Ohkubo, External Statutory Auditor
Yoshiaki Ito, External Statutory Auditor

Ordinary General Shareholders’ Meeting for 164th Business Term

Reference Material for Shareholders’ Meeting

Proposals and Reference Matters

Proposal 1: Appropriation of Earned Surplus
The management’s basic policy on appropriation of earned surplus is to strengthen the Bank’s financial position by accumulating retains earnings, while paying stable dividends to shareholders. In consideration of the business results for the business term as well as the expected business environment in the future, the management proposes that the following dividends be paid.

Matters on Term-end Dividends
 (1) Type of dividend property
The type of dividend property is cash.
 (2) Matters on allocation of dividend property and total amounts
Common Shares:	1.50 yen per share	Total:	194,546,642 yen
Class III Preferred Shares:	1.62 yen per share	Total:	162,000,000 yen
		Grand Total:	356,546,642 yen
(3) Day on which distribution of dividend of surplus takes effect
The day on which such distribution of dividend of surplus takes effect is to be Wednesday, June 27, 2012.

Proposal 2: Approval of Plan for Share Transfer with the Sendai Bank, Ltd.
Details of the proposal are as described in the enclosed Supplementary Volume of Reference Materials for General Shareholders’ Meeting “Proposal 2: Approval of Plan for Share Transfer with the Sendai Bank, Ltd.”

Proposal 3: Election of Eight (8) Directors
The term of office of all eight (8) directors expires as of the end of the general shareholders’ meeting. Accordingly, please elect eight (8) directors.
The director candidates are as follows:
Candidate No.	Name (Date of Birth)	Career Summary, Position, Responsibility, and Significant Concurrent Office Held	No. of Shares of the Bank Owned
1	Manabu Awano (February 7, 1956)	April 1979 June 1999 June 2001 June 2005 October 2005 May 2007 June 2007 February 2008 April 2008
Joined Yamagata Mutual Bank
(Yamagata Shiawase Bank)
General Manager, General Planning
Department
Director, General Manager, General
Planning Department
Senior Managing Director
Director of Kirayaka Holdings
Senior Managing Director of the Bank
Senior Managing Director of Kirayaka
Holdings
Representative and Senior Managing
Director of the Bank
President and Representative Director
of the Bank (Current Position)
23,800 Common Shares
(Responsibility) Audit Department
2	Kenichi Tokairin (December 25, 1955)	April 1978 April 2000 June 2004 June 2005 May 2007 April 2008
Joined Yamagata Mutual Bank
(Yamagata Shiawase Bank)
General Manager, Loan Department 2
General Manager, Loan Department
Director, Executive Officer, General
Manager, Loan Department
Managing Executive Officer, Chief of
Loan Division of the Bank
Managing Director of the Bank
(Current Position)
16,400 Common Shares
(Responsibility) Marketing Department, Corporate Support Department, Business Rehabilitation Department

Candidate No.	Name (Date of Birth)	Career Summary, Position, Responsibility, and Significant Concurrent Office Held	No. of Shares of the Bank Owned
3	Shoichiro Suto (March 22, 1952)	April 1976 February 1994 February 1996 April 1999 October 2001 June 2003 February 2004 April 2004 June 2005 May 2007 April 2008
Joined Shokusan Mutual Bank
(Shokusan Bank)
General Manager, Urushiyama Branch
General Manager, Yamagata
Distribution Center Branch
General Manager, Tokamachi Branch
General Manager, Shinjo Branch
General Manager, Financial Markets
Department
General Manager, General Planning
Department
Executive Officer, General Manager,
General Planning Department
Director, General Manager, General
Planning Department
Managing Executive Officer, General
Manager, Management Planning
Department of the Bank
Managing Director of the Bank
(Current Position)

24,800 Common Shares
(Responsibility) Human Resources Department, General Affairs Department, Financial Market Department
4	Akira Sagawa (January 13, 1954)	April 1976 October 1999 April 2003 February 2004 April 2004 October 2005 June 2007 October 2008 June 2009
Joined Shokusan Mutual Bank
(Shokusan Bank)
General Manager, Yamagata Onome
Branch
General Manager, General Planning
Department
General Manager, Management Risk
Control Department
Executive Officer, General Manager,
Management Risk Control Department
Director, Group Control Manager,
Kirayaka Holdings
Managing Executive Officer, Group
Control Manager, Kirayaka Holdings
Managing Executive Officer, General
Manager, Management Planning
Department, General Manager, Public
Relations Department of the Bank
Managing Director of the Bank
(Current Position)

11,700 Common Shares
(Responsibility) Management Planning Department, Accounting Department

Candidate No.	Name (Date of Birth)	Career Summary, Position, Responsibility, and Significant Concurrent Office Held	No. of Shares of the Bank Owned
5	Tatsuhiko Tanaka (October 15, 1958)	April 1981 March 2002 October 2005 May 2007 April 2010 June 2010
Joined Industrial Bank of Japan
Deputy General Manager, Industrial
Research Division, Mizuho Corporate
Bank
Counselor, Compliance Division,
Mizuho Corporate Bank
General Manager, Control Department,
Compliance Division, Mizuho
Corporate Bank
Managing Executive Officer of the
Bank
Managing Director of the Bank
(Current Position)

10,400 Common Shares
(Responsibility) Risk Management Department, Internal Control System Enhancing Department
6	Takeo Kobayashi (January 24, 1953)	April 1976 February 1997 April 2003 June 2003 June 2006 May 2007 April 2008
Joined Shokusan Mutual Bank
(Shokusan Bank)
General Manager, Shibata Kita Branch
Deputy General Manager, Marketing
Support Department, Marketing
Division
General Manager, Yonezawa Branch
Executive Officer, General Manager,
Yonezawa Branch
Executive Officer, Chief Executive,
Yamagata North Area Division of the
Bank
Director of the Bank (Current Position)

14,700 Common Shares
(Responsibility) Administration Department
7	Yukiyoshi Sakamoto (March 26, 1956)	April 1979 April 2003 July 2004 June 2005 May 2007 April 2008 October 2008 June 2009
Joined Yamagata Mutual Bank
(Yamagata Shiawase Bank)
General Manager, Minamidate Branch
General Manager, Sakata Station East
Branch
General Manager, Yuminomachi
Branch
Deputy Chief Executive, Sendai Area
Division of the Bank
Chief Executive, Sendai Area Division,
Business Promotion Department of the
Bank
Chief Executive, Sendai Strategy
Division, Strategic Region Department
of the Bank
Director of the Bank (Current Position)

16,825 Common Shares
(Responsibility) Sendai Strategy Division, Marketing Department

Candidate No.	Name (Date of Birth)	Career Summary, Position, Responsibility, and Significant Concurrent Office Held	No. of Shares of the Bank Owned
* 8	Mikio Takahashi (March 14, 1958)	April 1980 October 2003 May 2007 October 2008 June 2009 April 2010 October 2011
Joined Yamagata Mutual Bank
(Yamagata Shiawase Bank)
General Manager, General Affairs
Department
General Manager, Human Resources
Department of the Bank
General Manager, Marketing
Department of the Bank
Executive Officer, General Manager,
Marketing Department of the Bank
Executive Officer, General Manager,
Central Marketing Department of the
Bank
Executive Officer, General Manager,
Marketing Department (Current
Position)

20,105 Common Shares

(Note)	1.	Candidate marked by * is a candidate for new appointment.
2.	No director candidate is in an interested party relationship with the Bank.

Proposal 4: Election of One (1) Statutory Auditor
Mr. Yoshihiro Niino, the statutory auditor, will resign from office of statutory auditor as of the end of the general shareholders’ meeting. Accordingly, please elect one (1) statutory auditor.
The statutory auditor candidate is as follows:
The term of the office of the statutory auditor to be elected at this general shareholders’ meeting will expire as at the end of the ordinary general shareholders’ meeting to be held in June 2016.
The Board of Statutory Auditors has agreed to the proposal.

Name (Date of Birth)	Career Summary, Position, and Significant Concurrent Office Held	No. of Shares of the Bank Owned
Akira Takeda (December 5, 1956)	April 1979 June 2004 May 2007 April 2008 April 2010 June 2010
Joined Yamagata Mutual Bank (Yamagata
Shiawase Bank)
General Manager, Higashiomachi Branch
General Manager, Omiya Branch of the Bank
General Manager, Tokyo Branch of the Bank
General Manager, Loan Department of the Bank
Director of the Bank (Current Position)
15,000 Common Shares

 (Note) The statutory auditor candidate is not in an interested party relationship with the Bank.

Class Meeting for Common Shareholders

Reference Material for Shareholders’ Meeting

Proposal and Reference Matters

Proposal:   Approval of Plan for Share Transfer with the Sendai Bank, Ltd.
Details of the proposal are identical to those described in the Reference Material for General Shareholders’ Meeting “Proposal 2 of Ordinary General Shareholders Meeting and Proposal of Class Meeting for Common Shareholders: Approval of Plan for Share Transfer with the Sendai Bank, Ltd.”

Map

Venue　2-36 Midoricho 1-Chome, Yamagata City, Yamagata Prefecture（〒990-0041）

Second-floor Hall, Yugakukan

Phone (023) 625-6411

Free Parking; “Telepark” and “Prefectural Parking”

Convocation Notice of Ordinary General Shareholders’ Meeting for 164th Business Term and of Class Meeting for Common Shareholders

Supplementary Volume of Reference Material for Shareholders’ Meeting

Proposal 2 of Ordinary General Shareholders’ Meeting and Proposal of Class Meeting for Common Shareholders: Approval of Plan for Share Transfer with the Sendai Bank, Ltd.

Kirayaka Bank, Ltd.

Proposal 2: Approval of Plan for Share Transfer with the Sendai Bank, Ltd.
The Bank and the Sendai Bank, Ltd. (hereinafter referred to as Sendai Bank) agreed to establish, through share transfer, a holding company (Jimoto Holdings, Inc.) (hereinafter referred to as Joint Holding Company) that wholly owns the Bank and Sendai Bank effective October 1, 2012 (hereinafter referred to as Transfer of Shares). A resolution to that effect was passed at the Board of Directors meetings of the two banks held on April 26, 2012, the “Agreement on Consolidation of Management” for management integration of the two banks was concluded on the same day, and the “Share Transfer Plan” for the Transfer of Shares was prepared.
Approval is hereby sought for the plan for share transfer, for establishing the Joint Holding Company by means of share transfer and for the two banks to become wholly owned subsidiaries of the Joint Holding Company.
The background for the Transfer of Shares and particulars of the plan for the Transfer of Shares and other matters related to the proposal are as follows:

1. Background for Share Transfer
Yamagata and Miyagi Prefectures have a rare geographical condition in Japan in which the prefectural capitals neighbor each other. Furthermore, exchanges between the two prefectures are becoming more and more active, including in industrial and economic activities, daily life and culture, and crisis responses thanks to development of express traffic network, and these two prefectures are expected to develop as a single economic zone beyond the prefectural boundary in the future. The Bank and Sendai Bank have long worked together as local financial institutions in the two neighboring prefectures, from information exchanges to joint business meetings to mutual waiver of fees for use of ATMs for bankcard holders of the other bank.
Under these circumstances, the two banks determined that it would be advantageous for the shareholders, business partners, and other stakeholders if the two banks establish a new banking group that would contribute to regional economic activities and enhance financial services, and, on October 26, 2010, concluded the Basic Agreement Regarding the Commencement of Negotiations for Management Consolidation, with a view to establishing a Joint Holding Company in or around October 2011. A Management Consolidation Committee was set up for advancing the preparation.
However, due to the Great East Japan Earthquake on March 11, 2011, the two banks determined that it would be imperative to give priority to supporting reconstruction of the regional economy, and that the schedule for management consolidation should be postponed. Thereafter, as part of the responsibility of financial institutions based in the disaster area, the two banks coordinated with each other for supporting the reconstruction efforts and promoted reconstruction of the disaster area, development of the regional economy and reinforcement of business infrastructure through the issuance by the Sendai Bank of floating Class I preferred shares on September 30, 2011 to enhance the capital adequacy based on the Act on Special Measures for Strengthening Financial Functions for strengthening the financial base that allows the bank to fully support the reconstruction effort. However, the two banks determined that it was now critical to complete the management consolidation at an early stage and fully exploit the total power of the new financial group. Accordingly, on April 26, 2012, the two banks concluded the “Agreement on Consolidation of Management” that sets down establishment of the Joint Holding Company effective October 1, 2012, and jointly prepared the “Share Transfer Plan.”
With the Transfer of Shares, the Bank and Sendai Bank will create a new financial group through the Joint Holding Company with the regional brands of the two banks remaining intact.  They will together contribute to the economic activities of the region that are expanding beyond the boundary of the prefectures and improve customer services through efficient management functions realized with economy of scale and synergy of business networks and expertise of employees of the two banks.

The formation of the new financial group will enable utilization of various expertise of the two banks under a unified management strategy. It will also improve usability of the services thanks to wider business networks. The Bank believes that the new financial group, as a regional financial institution, will be able to serve regional customers better than ever and give indirect support for mutual exchanges between Yamagata and Miyagi Prefectures in the fields of politics, economies, and culture.
As stated above, the new financial group, based in the area encompassing both Yamagata and Miyagi Prefectures, will be a bridge that connects people, information, and industries of the two prefectures, and, through joint development of products, improved services, and strategic allocation of management resources, will create and provide multi-faceted financial services. This not only will contribute to the reconstruction after the Great East Japan Earthquake and vitalization of the regional economies but also further enhance corporate value. The Bank believes that it will better meet expectations of shareholders, business partners and other stakeholders in this way.

2. Overview of Plan for Share Transfer
Share Transfer Plan (Copy)

This Share Transfer Plan (hereinafter referred to as the “Plan”) is prepared jointly by Kirayaka Bank, Ltd. (hereinafter referred to as “Kirayaka”) and the Sendai Bank, Ltd. (hereinafter referred to as “Sendai”) to set forth the agreement that has been reached between the two banks concerning transfer of shares by way of concerted share transfer as follows:

Article 1. (Share Transfer)
In accordance with the provisions contained in the Plan, Kirayaka and Sendai shall effect a transfer of shares by causing the newly-incorporated wholly-owning parent company (hereinafter referred to as the “New Company”), through share transfer to be conducted in the manner of collaborated share transfer (hereinafter referred to as the “Transfer of Shares”), to acquire the entire issued and outstanding shares of Kirayaka and Sendai on the Day of Formation (as defined in Article 6 hereof; hereinafter the same), as a result of which Kirayaka and Sendai will become wholly-owned subsidiaries of the New Company.

Article 2. (Purpose, Company Name, Location of Head Office, Total Number of Shares Authorized to be Issued and Other Matters to be Stipulated in Articles of Incorporation of New Company)
1. The purpose, company name, location of head office and total number of shares authorized to be issued of the New Company shall be as set forth below:
(1) Purpose
The purpose of the New Company shall be as stated in Article 2 of the Articles of Incorporation attached hereto as Schedule 1.
(2) Company Name
The company name of the New Company shall be “Kabushiki Kaisha Jimoto Holdings,” which shall be indicated in English as “Jimoto Holdings, Inc.”
(3) Location of Head Office
The head office of the New Company shall be located in Sendai-shi, and the address of the head office shall be 1-1, Ichibancho 2-chome, Aoba-ku, Sendai-shi.
(4) Total Number of Shares Authorized to be Issued
The total number of shares of the New Company authorized to be issued shall be 1,600,000,000 shares, and the total number of shares authorized to be issued for each class of shares shall be as follows:
1,600,000,000 shares of common stock;
100,000,000 shares of Class A preferred stock;
130,000,000 shares of Class B preferred stock;
200,000,000 shares of Class C preferred stock; and
200,000,000 shares of Class D preferred stock.
2. In addition to the matters set forth in the preceding Item, the matters to be stipulated in the Articles of Incorporation of the New Company shall be as stated in the Articles of Incorporation attached hereto as Appendix 1.

Article 3. (Names of Directors at Incorporation, Statutory Auditors at Incorporation and Name of Accounting Auditor at Incorporation of New Company)
1. The names of the directors at incorporation of the New Company shall be as follows:
Chairman and Representative Director   Seiichi Mitsui (Current President and Director of Sendai)
President and Representative Director   Manabu Awano (Current President and Director of Kirayaka)
Director   Yutaka Baba (Current Senior Managing Director of Sendai)
Director   Kenichi Tokairin (Current Managing Director of Kirayaka)
Director   Takashi Suzuki (Current Managing Director of Sendai)
Director   Shoichiro Suto (Current Managing Director of Kirayaka)

Director   Isao Misonou (Current Managing Director of Sendai)
Director   Akira Sagawa (Current Managing Director of Kirayaka)
Director   Tatsuhiko Tanaka (Current Managing Director of Sendai)
Director   Takayuki Haga (Current Director of Sendai)
Director   Yukiyoshi Sakamoto (Current Director of Kirayaka)
Director (External)   Mitsuru Kumagai (Current Director of Sendai)
2. The names of the statutory auditors at incorporation of the New Company shall be as follows:
Statutory Auditor   Shunichi Hasebe (Current Statutory Auditor of Sendai)
Statutory Auditor (External)   Fujio Sasajima (Current Statutory Auditor of Kirayaka)
Statutory Auditor (External)   Kunio Kanno (Current Statutory Auditor of Sendai)
Statutory Auditor (External)   Yoshiaki Ito (Current Statutory Auditor of Kirayaka)
3. The names of the accounting auditors at incorporation of the New Company shall be as follows:
Ernst & Young ShinNihon LLC

Article 4. (Shares to be Issued upon Transfer of Shares and Allotment thereof)
1. Class and Number of Shares to be Issued upon Transfer of Shares
(1) Upon the Transfer of Shares, the New Company shall issue to the holders of the common shares of Kirayaka and Sendai, immediately prior to the acquisition by the New Company of the entire issued and outstanding shares of Kirayaka and Sendai (hereinafter referred to as the “Base Time”), in place of the common shares of Kirayaka and Sendai held thereby, such number of the common shares of the New Company (hereinafter referred to as the “New Shares (Common Shares)”, as is equivalent to the sum of (i) the number obtained by multiplying 1.0 to the total number of issued and outstanding common shares of Kirayaka at the Base Time and (ii) the number obtained by multiplying 6.5 to the total number of issued and outstanding common shares of Sendai at the Base Time.
(2) Upon the Transfer of Shares, the New Company shall issue to the holders of Class III preferred shares of Kirayaka at the Base Time, in place of Class III preferred shares held thereby, such number of Class A preferred shares of the New Company, whose details are described in Appendix 2 attached hereto (hereinafter referred to as the “New Shares (Class A Preferred Shares)”), as is obtained by multiplying 1.0 to the total number of issued and outstanding Class III preferred shares of Kirayaka at the Base Time.
(3) Upon the Transfer of Shares, the New Company shall issue to the holders of Class I preferred shares of Sendai at the Base Time, in place of Class I preferred shares held thereby, such number of Class B preferred shares of the New Company, whose details are described in Appendix 3 attached hereto (hereinafter referred to as the “New Shares (Class B Preferred Shares)”, and the Issued Shares (Common Shares), the Issued Shares (Class A Preferred Shares), and the Issued Shares (Class B Preferred Shares) are hereinafter collectively referred to as the “Issued Shares”), as is obtained by multiplying 6.5 to the total number of issued and outstanding Class I preferred shares of Sendai at the Base Time.
2. Allotment of Shares of New Company
(1) The common shares to be issued pursuant to the provision of Item (1) of the preceding Paragraph shall be allotted to each holder of the common shares of Kirayaka or Sendai at the Base Time in accordance with the ratio set forth below (hereinafter referred to as the “Share Transfer Ratio (Common Shares)”):
(i) With regards to the shareholders of Kirayaka, 1.0 common shares of the New Company for each common share (excluding, however, those shares subject to the request for purchase of shares under Article 806 of the Companies Act) of Kirayaka held thereby; or
(ii) With regards to the shareholder of Sendai, 6.5 common shares of the New Company for each common share (excluding, however, those shares subject to the request for purchase of shares under Article 806 of the Companies Act) of Sendai held thereby.
(2) Class A preferred shares to be issued pursuant to the provision of Item (2) of the preceding Paragraph shall be allotted to each holder of Class III preferred shares of Kirayaka at the Base Time in accordance with the ratio of 1.0 Class A preferred share of the New Company for each Class III preferred share of Kirayaka held thereby (hereinafter referred to as the “Share Transfer Ratio (Class A Preferred Shares”).

(3) Class B preferred shares to be issued pursuant to the provision of Item (3) of the preceding Paragraph shall be allotted to each holder of Class I preferred shares of Sendai at the Base Time in accordance with the ratio of 6.5 Class B preferred shares of the New Company for each Class I preferred share of Sendai held thereby (hereinafter referred to as the “Share Transfer Ratio (Class B Preferred Shares)”, and the Share Transfer Ratio (Common Shares), the Share Transfer Ratio (Class A Preferred Shares) and the Share Transfer Ratio (Class B Preferred Shares) are hereinafter collectively referred to as the “Share Transfer Ratio”).
3. Any fraction of less than one share resulting from the calculation under the preceding two (2) Paragraphs shall be treated as prescribed in Article 234 of the Companies Act or any other related laws and regulations.
4. If any event is newly found or arises after preparation of this Plan that may cause a material impact on the Share Transfer Ratio, Kirayaka and Sendai may agree to modify the Share Transfer Ratio through mutual consultation, in which event certain adjustment shall also be made with regards to the Issued Shares to reflect the Share Transfer Ratio as modified.

Article 5. (Matters concerning Amounts of Capital Stock and Reserve of New Company)
The amounts of the capital stock and the reserve of the New Company as of the Day of Formation shall be as follows:
(1) Amount of Capital Stock
2 billion yen
(2) Amount of Capital Reserve
500 million yen
(3) Amount of Retained Earnings
0 yen

Article 6.  (Day of Formation of New Company)
The day of formation of the New Company shall be October 1, 2012 (hereinafter referred to as the “Day of Formation”); provided, however, that such day may be altered by agreement through mutual consultation of Kirayaka and Sendai if such alteration is necessary based on progress of procedures of the Transfer of Shares or for other reasons.

Article 7.  (General Meeting of Shareholders to Approve Share Transfer Plan)
1. Kirayaka shall convene an annual general meeting of shareholders to be held on June 26, 2012, at which meeting the shareholders’ approval of the Plan and the matters necessary for the Transfer of Shares are to be sought. Further, Kirayaka shall request respective shareholders’ approval of the Plan and the matters necessary for the Transfer of Shares at the class meeting of the holders of the common shares of Kirayaka and the class meeting of the holders of Class III preferred shares to be held on June 26, 2012.
2. Sendai shall convene an annual general meeting of shareholders to be held on June 26, 2012, at which meeting the shareholders’ approval of the Plan and the matters necessary for the Transfer of Shares are to be sought. Further, Sendai shall request respective shareholders’ approval of the Plan and the matters necessary for the Transfer of Shares at the class meeting of the holders of the common shares of Sendai and the class meeting of the holders of Class I preferred shares to be held on June 26, 2012.
3. The date of each meeting of shareholders set forth in the preceding two (2) Paragraphs may be altered by agreement through mutual consultation of Kirayaka and Sendai if such alteration is necessary based on progress of procedures of the Transfer of Shares or for other reasons.

Article 8.  (Listing of Shares, Shareholder Registry Administrator)
1. The New Company shall schedule to have the common shares to be issued listed on the Tokyo Stock Exchange on the Day of Formation, and Kirayaka and Sendai shall mutually consult and cooperate with each other to the maximum extent possible to implement any and all procedures necessary for such listing.

2. The shareholder registry administrator at incorporation of the New Company shall be Mizuho Trust & Banking Co., Ltd.

Article 9.  (Dividends of Surplus)
1．Kirayaka may pay dividends from the surplus (i) in the amount of no more than 1.62 yen for each Class III preferred share to the registered holders of Class III preferred shares of Kirayaka or the registered pledgees of the said shares as registered or recorded on the final shareholder registry on March 31, 2012, or (ii) in the amount of no more than 1.5 yen for each common share to the registered holders of the common shares of Kirayaka or the registered pledgees of the said shares as registered or recorded on the final shareholder registry on March 31, 2012.
2．Kirayaka may pay dividends from the surplus (i) in the amount of no more than 1.61 yen for each Class III preferred share to the registered holders of Class III preferred shares of Kirayaka or the registered pledgees of the said shares as registered or recorded on the final shareholder registry on September 30, 2012, or (ii) in the amount of no more than 1.5 yen for each common share to the registered holders of the common shares of Kirayaka or the registered pledgees of the said shares as registered or recorded on the final shareholder registry on September 30, 2012.

Article 10.  (Administration, etc. of Company’s Assets)
1. Kirayaka and Sendai shall conduct their respective businesses and administrate and manage their respective assets with the due care of a prudent manager after the preparation of the Plan up to the Day of Formation, and any act or action that may have a material impact on their respective assets or rights or obligations shall be conducted after first obtaining the agreement through consultation of both parties in advance, unless otherwise prescribed in the Plan.
2. Notwithstanding the foregoing Paragraph, Kirayaka and Sendai shall be entitled to retire the treasury shares they respectively hold from time to time until the Base Time in accordance with the applicable provisions of laws and regulations, etc.

Article 11.  (Conditions to Implementation of Transfer of Shares)
The Transfer of Shares shall be effected on condition that the approval is resolved at the annual general shareholders’ meetings and the various class meetings of shareholders of Kirayaka and Sendai as set forth in Article 7 hereof and that clearance is granted from relevant authorities (including, without limitation, the authorization concerning the Transfer of Shares stipulated in Article 52-17 of the Banking Act).

Article 12. (Effectiveness of Plan)
The Plan shall cease to be effective if the conditions proscribed in the preceding Article are not fulfilled, if the Transfer of Shares is aborted pursuant to the provision of the next Article or if the Agreement of Consolidation of Management dated April 26, 2012 concluded by and between Kirayaka and Sendai in regard of the Transfer of Shares is cancelled or terminated during the period from the day of preparation of the Plan through the Day of Formation of the New Company.

Article 13. (Modification of Conditions for Transfer of Shares and Cancellation of Transfer of Shares)
In the event (i) that a material change occurs to, or existence of an event becomes known which may have a material impact on, the condition of the assets or condition of business management of either Kirayaka or Sendai, (ii) that any event arises or becomes evident that may cause a material hindrance to the implementation of the Transfer of Shares, or (iii) that it otherwise becomes extremely difficult to achieve the purpose of the Plan during the period from the date of preparation of the Plan through the Day of Formation of the New Company, Kirayaka and Sendai may consult with each other and decide to (x) modify the conditions for the Transfer of Shares (including any of the matters concerning the shares to be issued upon Transfer of Shares and allotment thereof as set forth in Article 4 hereof) or other contents of the Plan or (y) cancel the Transfer of Shares.

Article 14. (Matters of Consultation)
Besides those matters set forth in the Plan, any matters not provided for herein and any other matters necessary for the Transfer of Shares shall be agreed upon through mutual consultation of Kirayaka and Sendai in line with the purport of the Plan.

IN WITNESS WHEREOF, this Plan is executed in duplicate with the names and seal impressions of Kirayaka and Sendai affixed hereunto, and each party retains one (1) copy each.

April 26, 2012

3-2-3 Hatagomachi, Yamagata-shi, Yamagata Prefecture
Kirayaka Bank, Ltd.
Manabu Awano, President and Director

2-1-1 Ichibancho, Aoba-ku, Sendai-shi, Miyagi Prefecture
The Sendai Bank, Ltd.
Seiichi Mitsui, President and Director

Appendix 1

ARTICLES OF INCORPORATION OF JIMOTO HOLDINGS, INC.

CHAPTER I.  GENERAL PROVISIONS

(Trade Name)
Article 1.
The company shall be called “Kabushiki Kaisha Jimoto Holdings” in Japanese and shall be expressed in English as “Jimoto Holdings, Inc.” (the “Company”).

(Objectives)
Article 2.
The objective of the Company, as a bank holding company, shall be to engage in the following business activities:
1.	Management of banks and other companies that are allowed to become a subsidiary of the Company under the Banking Act of Japan (the “Banking Act”); and
2.	All businesses ancillary to, or related to, businesses described in the preceding item.

(Location of Head Office)
Article 3.
The Company shall have its head office in Sendai, Miyagi Prefecture, Japan.

(Organs)
Article 4.
In addition to general meetings of shareholders and directors, the Company shall have the following institutional bodies:
1.	Board of directors
2.	Statutory auditors

3.	Board of statutory auditors; and
4.	Accounting auditor

(Method of Public Notice)
Article 5.
The method of the Company’s public notice shall be electronic notification; provided, however, that it may publish a notice in the Nihon Keizai Shimbun, Kahoku Shimpo published in Sendai-shi, and Yamagata Shimbun published in Yamagata-shi, in the event that the Company is unable to use the electronic method due to any accidents or other unavoidable reasons.

CHAPTER II. SHARES

(Total Number of Authorized Shares)
Article 6.
The total number of the Company’s authorized shares shall be 1,600,000,000 shares, consisting of the following classes:
1,600,000,000 shares of common stock;
100,000,000 shares of Class A preferred stock;
130,000,000 shares of Class B preferred stock;
200,000,000 shares of Class C preferred stock; and
200,000,000 shares of Class D preferred stock.

(Acquisition of Treasury Stock)
Article 7.
(1) The Company may acquire its own shares of stocks through market transactions by a resolution of its board of directors pursuant to the provisions of Article 165, paragraph 2 of the Companies Act of Japan (the “Companies Act”).
(2) The Company may, pursuant to the provisions of Article 459 of the Companies Act, acquire its own shares of stocks by determining, by a resolution of the board of directors, the matters listed in each item of Article 156, paragraph 1 of the Companies Act in cases other than where a decision pursuant to the provisions of Article 160, paragraph 1 of the Companies Act is made.

(Number of Shares Constituting One Unit)
Article 8.
The number of shares of the Company constituting one unit shall be one hundred (100) with respect to all classes of shares.

(Rights Concerning Shares Constituting Less Than One Unit of Shares)
Article 9.
A shareholder of the Company who holds shares constituting less than one unit of shares may not exercise his or her rights as a shareholder, except for the rights listed below:
1.	The rights provided for in each item of Article 189, paragraph 2 of the Companies Act;
2.	The right to make a request pursuant to Article 166, paragraph 1 of the Companies Act;
3.	The right to receive an allocation of offered shares and offered stock acquisition rights pursuant to the number of shares held by the shareholder;
4.	The right to make a request provided for in the following Article.

(Additional Purchases of Shares Constituting Less Than One Unit of Shares)
Article 10.
A shareholder of the Company may, pursuant to the provisions of the Share Handling Regulations, request that the Company sell to such shareholder the number of shares that will constitute one unit of shares when added to the number of shares constituting less than one unit held by him/her.

(Share Handling Regulations)
Article 11.
The entry and recording in the register of shareholders and all other matters pertaining to the handling of shares of the Company and fees thereof shall be governed by the Share Handling Regulations to be determined by the board of directors, in addition to applicable laws and regulations and these articles of incorporation.

(Shareholder Register Agent)
Article 12.
(1) The Company shall have a shareholder register agent.
(2) The shareholder register agent and the location of its handling office shall be determined by a resolution of the board of directors, and the public notice thereof shall be given.
(3) The preparation of, and maintenance and other business concerning, the shareholders’ register and the register for stock acquisition rights shall be commissioned to the shareholder registration agent and shall not be handled by the Company.

CHAPTER III. PREFERRED STOCK

(Preferred Dividends)
Article 13.
(1) In respect of dividends from its surplus provided for in Article 51 hereof, the Company shall distribute cash dividends from its surplus on preferred stock (hereinafter referred to as “Preferred Dividends”) in such amount as provided for below to shareholders of preferred stock (hereinafter referred to as “Preferred Shareholders”) or registered stock pledgees in respect of preferred stock (hereinafter referred to as “Registered Preferred Stock Pledgees”) entered or recorded in the final Shareholder Register as of March 31 of each year (hereinafter referred to as the “Record Date for Preferred Stock Dividends”) in priority to the holders of the Company’s common shares (hereinafter referred to as “Common Shares,” and holders thereof are hereinafter referred to as “Common Shareholders”) or registered stock pledgees in respect of Common Shares (hereinafter referred to as “Registered Common Stock Pledgees”) entered or recorded in the final Shareholder Register as of the Record Date for Preferred Stock Dividends; provided, however, that the annual dividend rate shall not exceed 8% and in the case where the preferred interim dividends provided for in Article 14 hereof have been paid to the Preferred Shareholders or the Registered Preferred Stock Pledgees in the relevant business year to which the Record Date for Preferred Stock Dividends belongs, the amount of such preferred interim dividends per share shall be deducted accordingly.

Class A preferred stock:
For each one share of the Class A preferred stock, the amount obtained by multiplying the amount equivalent to the amount to be paid per one (1) share of Class A preferred stock (the “amount equivalent to the amount to be paid per one (1) share of Class A preferred stock” shall initially be two hundred (200) yen; provided, however, in the case of a share split, allotment of shares without consideration, reverse share split, or other events similar thereto, such amount shall be adjusted appropriately. The same shall apply hereinafter) by the Class A preferred stock annual dividend rate.
The term “Class A preferred stock annual dividend rate” as used herein refers to the following:
(i) The Class A preferred stock annual dividend rate pertaining to the business year ending on March 31, 2013
Class A preferred stock annual dividend rate = Initial-year Class A preferred dividends ÷ Amount equivalent to the amount to be paid per one (1) share of Class A preferred stock
In the above formula, the amount of “initial-year Class A preferred dividends” shall be obtained by multiplying the amount equivalent to the amount to be paid per one (1) share of the Class A preferred stock by the rate obtained by adding 1.15% to the 12-month Japanese yen TIBOR specified below (to be calculated to the ten-thousandth of a percentage point and then rounded to the nearest thousandth), and then further multiplying the amount by 182/365 (to be calculated to the ten-thousandth of a yen and then rounded up to the nearest thousandth). In calculating the above, the day on which the Class A preferred stock annual dividend rate is determined shall be fixed on April 1st immediately preceding the day on which the Class A preferred stock is issued; provided, however, in the case where April 1st is a bank holiday, such date shall fall on the immediately succeeding bank business day.
(ii) Class A preferred stock annual dividend rate pertaining to each business year subsequent to the business year commencing on April 1, 2013
Class A preferred stock annual dividend rate = 12-month Japanese yen TIBOR＋1.15%
The Class A preferred stock annual dividend rate pertaining to each business years subsequent to the business year commencing on April 1, 2013 shall be calculated to the ten-thousandth of a percentage point and then rounded to the nearest thousandth.

The “12-month Japanese yen TIBOR” in the formula above shall mean the rate announced at 11:00 a.m. on April 1st (in the event that April 1st is a bank holiday, then the immediately succeeding bank business day) of each year (hereinafter referred to as the “Class A Preferred Stock Annual Dividend Rate Determination Day”) as the 12-month Tokyo Interbank Offered Rate (Japanese-yen TIBOR) by the Japanese Bankers Association or other rates that are regarded as equivalent thereto. In the event that the 12-month Japanese yen TIBOR is not announced, the rate announced by the British Bankers Association (BBA) as the London Interbank Offered Rate (12-month Euro-yen LIBOR [360 day basis]) published on Reuters Page 3750 at 11:00 a.m. London time on the Class A Preferred Stock Annual Dividend Rate Determination Day shall be used in lieu of the 12-month Japanese yen TIBOR.
Class B Preferred Stock
For each one (1) share of the Class B preferred stock, the amount obtained by multiplying the amount equivalent to the amount to be paid per one (1) share of Class B preferred stock (the “amount equivalent to the amount to be paid per one (1) share of Class B preferred stock” shall initially be the amount obtained by dividing 1,500 yen by 6.5; provided, however, in the case of a share split, allotment of shares without consideration, reverse share split, or other events similar thereto associated with the Class B preferred stock, such amount shall be adjusted appropriately. The same shall apply hereinafter.) by the Class B preferred stock annual dividend rate.
The term “Class B preferred stock annual dividend rate” as used herein refers to the following:
(i) The Class B preferred stock annual dividend rate pertaining to the business year ending on March 31, 2013
Class B preferred stock annual dividend rate = Initial-year Class B preferred dividends ÷ Amount equivalent to the amount to be paid per one (1) share of Class B preferred stock
In the above formula, the amount of “Initial-Year Class B Preferred Dividends” shall be obtained by multiplying the amount equivalent to the amount to be paid per one (1) share of the Class B Preferred Stock by the funding cost of the annual preferred dividend rate as defined below (provided, however, the funding cost shall be the one announced as the latest annual preferred dividend rate as of the date on which the Class B preferred stock is issued), and then further multiplying the amount by 182/365 (to be calculated to the thousandth of a yen and then rounded up to the nearest hundredth).
(ii) Class B preferred stock annual dividend rate pertaining to each business year subsequent to the business year commencing on April 1, 2013

Class B preferred stock annual dividend rate ＝ The funding cost of the preferred stock annual dividend rate announced by the Deposit Insurance Corporation of Japan (“DIC”) in the relevant business year (in the event that the DIC does not announce the funding cost of the preferred stock annual dividend rate in the relevant business year, the latest funding cost of the preferred stock annual dividend rate announced during or prior to the immediately preceding business year).
The “funding cost of the preferred annual dividend rate” in the formula above shall mean the funding cost of the preferred dividend annual rates of the Earthquake Disaster Special Financial Institutions, etc. pertaining to the immediately preceding business year which is to be announced by the DIC generally in or around July every year; provided, however, when the funding cost of the preferred annual dividend rate exceeds the lower of the 12-month Japanese yen TIBOR or 8% (hereinafter referred to as the “Maximum Class B Preferred Stock Dividend Rate”), the Class B preferred annual dividend rate shall be the Maximum Class B Preferred Stock Dividend Rate.
In the proviso above, the “12-month Japanese yen TIBOR” shall mean the rate published at 11:00 a.m. on April 1st (in the case where April 1st is a bank holiday, the immediately succeeding bank business day) of each year as the 12-month Tokyo Interbank Offered Rate (Japanese yen TIBOR) by the Japanese Bankers Association, or other rates that are regarded as equivalent thereto (to be calculated to the ten-thousandth of a percentage point and then rounded to the nearest thousandth). In the event that the 12-month Japanese yen TIBOR is not announced, the rate announced by the British Bankers Association as the London Interbank Offered Rate (12-month Euro-yen LIBOR [360 day basis]) published on Reuters Page 3750 at 11:00 a.m. London time on April 1st (in the event that April 1st is a bank holiday in London, then the immediately succeeding bank business day) shall be used in lieu of the 12-month Japanese yen TIBOR (to be calculated to the ten-thousandth of a percentage point and then rounded to the nearest thousandth).
Class C preferred stock
For each one (1) share of the Class C preferred stock, the amount obtained by multiplying the amount equivalent to the amount to be paid per share (in the case of a share split, allotment of shares without consideration, reverse share split, or other events similar thereto with respect to the Class C preferred stock, such amount shall be adjusted appropriately) by the annual dividend rate determined by a resolution of the board of directors prior to the issuance of the stock.

Class D Preferred Stock
For each one (1) share of the Class D preferred stock, the amount obtained by multiplying the amount equivalent to the amount to be paid per share (in the case of a share split, allotment of shares without consideration, reverse share split, or other events similar thereto with respect to the Class D preferred stock, such amount shall be adjusted appropriately) by the annual dividend rate determined by a resolution of the board of directors prior to the issuance of the stock.
(2) If, in a given business year, the amount of cash dividends from surplus to be paid to the  Preferred Shareholders or Registered Preferred Stock Pledgees of any class of preferred stock is less than the relevant Preferred Dividends, the unpaid amount will not accumulate for the subsequent business years.
(3) The Company shall not distribute dividends from its surplus to any Preferred Shareholder or Registered Preferred Stock Pledgee, any amount in excess of the amount of the relevant Preferred Dividends; provided, however, that this shall not apply to the distributions from surplus as part of an absorption-type company split pursuant to Article 758, item 8(b) or Article 760, item 7(b) of the Companies Act, or the distributions from surplus as part of an incorporation-type company split pursuant to Article 763, item 12(b) or Article 765, paragraph 1, item 8 (b) of that Act.

(Preferred Interim Dividends)
Article 14.
In respect of the interim dividends provided for in Article 52 hereof, the Company shall distribute cash dividends from its surplus in the amount of up to one-half of the amount of the Preferred Dividends in each business year (hereinafter referred to as “Preferred Interim Dividends”) to the Preferred Shareholders or Registered Preferred Stock Pledgees entered or recorded in the final shareholder register as of September 30 of each year (hereinafter referred to as the “Record Date for Preferred Interim Dividends”) for each share of preferred stock held by them in priority to the Common Shareholders or Registered Common Stock Pledgees entered or recorded in the final shareholder register as of such Record Date for Preferred Interim Dividends.

(Distribution of Residual Assets to Preferred Shareholders)
Article 15.
(1) In the event that the Company distributes its residual assets, it shall pay to the Preferred Shareholders or Registered Preferred Stock Pledgees in priority to the Common Shareholders and Registered Common Stock Pledgees such respective amounts as prescribed below:
Class A preferred stock:
Two hundred (200) yen per share (provided, however, in the case of a share split, allotment of shares without consideration, reverse share split, or other events similar thereto with respect to the Class A preferred stock, the amount shall be adjusted appropriately) plus the amount equivalent to the accrued Class A preferred dividends. The “amount equivalent to the accrued Class A preferred dividends” per share of Class A preferred stock shall mean, as of the day of the distribution of residual assets (hereinafter referred to as the “Distribution Day”), the amount obtained by multiplying the amount of Class A preferred dividends by the number of days from (and including) the first day of the business year to which the Distribution Day belongs up to (and including) the Distribution Day, and then dividing the amount by 365 (to be calculated to the ten-thousandth of a yen and then rounded up to the nearest thousandth); provided, however, in the case where the Class A preferred interim dividends have been paid to the Class A Preferred Shareholders or the Registered Class A Preferred Stock Pledgees in the business year to which the Distribution Day belongs, such amount shall be deducted accordingly.
Class B preferred stock
The amount obtained by dividing one thousand and five hundred (1,500) yen by 6.5 for each share of Class B preferred stock (provided, however, in the case of a share split, allotment of shares without consideration, reverse share split, or other events similar thereto with respect to the Class B Preferred Stock, the amount shall be adjusted appropriately), and then adding the amount equivalent to the accrued Class B preferred dividends. The “accrued Class B preferred dividends” per share of Class B Preferred Stock shall be the amount obtained by dividing by 365 the amount obtained by multiplying the amount of the Class B preferred dividends by the number of days from (and including) the first day of the business year to which the Distribution Day belongs up to (and including) the Distribution Day (to be calculated to the thousandth of a yen and then rounded up to the nearest hundredth); provided, however, that the aforementioned Class B preferred dividends shall be calculated using the funding cost of the latest Preferred Annual Dividend Rate announced on or prior to the Distribution Day, and that in the case where the Class B Preferred Interim Dividends have been paid to the Class B Preferred Shareholders or the Registered Class B Preferred Stock Pledgees in the business year to which the Distribution Day belongs, such amount shall be deducted accordingly.

Class C preferred stock
The amount equivalent to the amount to be paid per share specified by a resolution of the board of directors prior to the issuance of the Class C preferred stock.
Class D Preferred Stock
The amount equivalent to the amount to be paid per share specified by a resolution of the board of directors prior to the issuance of the Class D preferred stock.
(2) No distribution of residual assets other than those provided for in the preceding paragraph shall be made to any Preferred Shareholders or Registered Preferred Stock Pledgees.

(Voting Rights of Preferred Shares)
Article 16.
(1) Preferred Shareholders may not exercise voting rights at a general meeting of shareholders with regard to any matter.
(2) Notwithstanding the provisions of the preceding paragraph, Preferred Shareholders of each class of preferred stock may execute their voting rights at a general meeting of shareholders with regard to all matters from the date of an ordinary general meeting of shareholders in the case where a proposal on a full payment of the Preferred Dividends pertaining to the preferred stock (in the case where all or a part of the Preferred Interim Dividends have been paid, the amount so paid shall be reduced accordingly; the same shall apply hereinafter) is not submitted to the ordinary general meeting of shareholders, or immediately after the closing of an ordinary general meeting of shareholders in the case where a proposal on the Preferred Dividends is rejected at the ordinary general meeting of shareholders, until, in either case, such time as the resolution of a general meeting of shareholders is passed to distribute the Preferred Dividends in their entirety.
(3) Notwithstanding the provisions of paragraph (1), in the case where holders of Class III preferred stock issued by Kirayaka Bank, Ltd. may exercise, at the time of the issuance of the Class A preferred stock, their voting rights at a general meeting of shareholders of Kirayaka Bank, Ltd., Class A Preferred Shareholders may exercise their voting rights with regard to all matters presented at a general meeting of shareholders for the period from the time of issuance of the Class A preferred stock until such time as a general meeting of shareholders passes a resolution to distribute in their entirety Preferred Dividends pertaining to the Class A Preferred Stock.

(4) Notwithstanding the provisions of paragraph (1), in the case where holders of Class I preferred stock issued by Sendai Bank, Ltd. may exercise, at the time of issuance of the Class B preferred stock, their voting rights at a general meeting of shareholders of Sendai Bank, Ltd., Class B Preferred Shareholders may exercise their voting rights with regard to all matters presented at a general meeting of shareholders for the period from the time of issuance of the Class B preferred stock until such time as a general meeting of shareholders passes a resolution to distribute in their entirety Preferred Dividends pertaining to the Class B preferred stock.

(Right to Request Acquisition in Exchange for Common Shares)
Article 17.
(1) A Preferred Shareholder may request the Company to deliver Common Shares in exchange for the acquisition by the Company of his or her preferred shares during the period as defined below in which Preferred Shareholders are entitled to request an acquisition of the preferred stock by the Company (hereinafter referred to as the “Acquisition Request Period”); provided, however, that a shareholder may not exercise his or her right to request acquisition as provided for in this paragraph with respect to shares constituting less than one unit:
Class A preferred stock:  from the date of the Company’s incorporation to September 30, 2024
Class B preferred stock:  from April 1, 2013 to September 30, 2036
Class C preferred stock:  the period determined by a resolution of the board of directors upon the issuance of the stock
Class D preferred stock:  the period determined by a resolution of the board of directors upon the issuance of the stock
In the case where the number of Common Shares to be delivered pursuant to the immediately following paragraph exceeds the number of exercisable shares, the acquisition request shall be effective only as to the exercisable shares and deemed to have never been made for the number of shares exceeding the number of exercisable shares. In the proviso above, the “Number of Exercisable Shares”  shall mean the lower of (i) the number obtained by deducting the total number of the Company’s shares issued as of the date when the acquisition request is made (hereinafter referred to as the “Acquisition Request Day”) and the number of shares to be obtained by a holder of stock options as of the Acquisition Request Day by exercising his or her options (excluding those of which the exercise period has not commenced) from the total number of the Company’s authorized shares as of the Acquisition Request Day or (ii) the number obtained by deducting, from the total number of the Company’s authorized shares pertaining to the Common Shares as of the Acquisition Request Day, the total number of shares pertaining to the Common Shares issued by the Company as of the Acquisition Request Day, the number of Common Shares to be obtained by a holder of shares with put option by exercising his or her put option (excluding those of which the exercise period has not commenced), the number of Common Shares to be obtained by a holder of shares subject to call in the event of occurrence of grounds for acquisition, and the number of Common Shares to be obtained by a holder of stock options by exercising his or her options (excluding those of which the exercise period has not commenced).

(2) The Company shall deliver its own Common Shares in exchange for the acquisition of preferred shares based on the preceding paragraph. In this case, the number of Common Shares to be delivered shall be obtained by dividing, by the acquisition price specified in the immediately following paragraph, the amount obtained by multiplying the number of preferred shares requested by Preferred Shareholders to be acquired by the amount specified below (provided, however, in the case of a share split, allotment of shares without consideration, reverse share split, or other events similar thereto with respect to such preferred shares, the amount shall be adjusted appropriately). In the calculation of the number of Common Shares to be delivered in exchange for the acquisition of preferred shares, any number less than one (1) share shall be treated pursuant to the provisions provided for in Article 167, Paragraph 3 of the Companies Act.
Class A Preferred stock:  200 yen
Class B preferred stock:  the amount obtained by dividing 1,500 yen by 6.5
Class C preferred stock:  the amount equivalent to the amount to be paid per share
Class D preferred stock:  the amount equivalent to the amount to be paid per share

(3) (i) The initial acquisition price of the Class A preferred stock shall be the market price on the date of the Company’s incorporation (the “market price on the date of the Company’s incorporation” shall be the amount equivalent to the average (calculated to the tenth of a yen and rounded down to the nearest whole number) of daily closing prices (including quoted prices; hereinafter referred to as the “Closing Price(s)”) of the common stock of Kirayaka Bank, Ltd. in regular trading at the Tokyo Stock Exchange during the five consecutive trading days immediately preceding and including the third Friday of September 2012 (hereinafter referred to as the “Initial Acquisition Price Determination Day”); provided, however, if the Initial Acquisition Price Determination Day is not a trading day, the five consecutive trading days immediately preceding the Initial Acquisition Price Determination Day, excluding any trading day or days on which no Closing Prices are reported, shall be used, provided, further, that if, as a result of such calculation, the acquisition price becomes lower than the minimum acquisition price as prescribed in paragraph 6, then the minimum acquisition price shall apply.
(ii) The initial acquisition price of the Class B preferred stock shall be the market price on April 1, 2013 (the “market price on April 1, 2013” shall be the amount equivalent to the average (calculated to the tenth of a yen and rounded down to the nearest whole number) of daily Closing Prices of the Company’s Common Shares traded at the Tokyo Stock Exchange during the five consecutive trading days immediately preceding and excluding April 1, 2013, excluding any trading day or days on which no Closing Prices are reported; provided, however, that if such market price is lower than the minimum acquisition price as prescribed in paragraph 6, then the minimum acquisition price shall apply.
(iii) The acquisition price of the Class C preferred stock shall be the amount calculated in a manner determined by a resolution of the board of directors prior to the issuance of the stock; provided, however, that if such amount is lower than the minimum acquisition price as prescribed in paragraph 6, then the minimum acquisition price shall apply.
(iv) The acquisition price of the Class D preferred stock shall be the amount calculated in a manner determined by a resolution of the board of directors prior to the issuance of the stock; provided, however, that if such amount is lower than the minimum acquisition price as prescribed in paragraph 6, then the minimum acquisition price shall apply.
(4) During the Acquisition Request Period, on or after the day following the third Friday of each month (hereinafter referred to as the “Determination Day”), the acquisition price shall be revised to the amount equivalent to the average (calculated to the tenth of a yen and rounded down to the nearest whole number) of daily closing prices of the Company’s Common Shares during the five consecutive trading days immediately preceding and including the Determination Day (excluding any trading day or days on which no Closing Prices are reported; if the Determination Day is not a trading day, the five consecutive trading days immediately preceding the Determination Day shall be used); provided, however, that if, as a result of such calculation, the revised acquisition price becomes lower than the minimum acquisition price as prescribed in paragraph 6, then the minimum acquisition price shall apply. In cases where the grounds for the acquisition price adjustment specified in paragraph 7 arise during the period from the initial day of the five consecutive business days immediately preceding the Determination Day up to and including the Determination Day, the revised acquisition price shall be adjusted to the price determined appropriate by the board of directors.

(5) No upper limit shall be placed on the acquisition price.
(6) The following lower limits shall be placed on the acquisition price (hereinafter referred to as the “Minimum Acquisition Price”):
Class A preferred stock:  55 yen
Class B preferred stock:  the amount obtained by dividing 302 yen by 6.5
Class C preferred stock: the amount determined by a resolution of the board of directors prior to the issuance of the stock; and
Class D preferred stock:  the amount determined by a resolution of the board of directors prior to the issuance of the stock.
provided, however, the adjustments specified in the following paragraph shall apply:
(7) A. Following the issuance of each preferred stock, in the case where any of the following items applies, the acquisition price (including the Minimum Acquisition Price) shall be adjusted based on the formula (hereinafter referred to as the “Acquisition Price Adjustment Formula”) specified below (the adjusted acquisition price shall hereinafter be referred to as the “Adjusted Acquisition Price”). The Adjusted Acquisition Price shall be calculated to the tenth of a yen and rounded down to the nearest whole number.

						Number of Common	×	Amount to be
				Number of issued	＋	Shares to be delivered		paid per share
Adjusted	＝	Unadjusted	×	Common Shares		Market price
Acquisition Price		Acquisition Price		Number of issued Common Shares ＋ Number of Common Shares to be delivered

 (i) In the case of issuance of Common Shares or disposition of Common Shares held as treasury shares at the amount to be paid below the market price to be used in the Acquisition Price Adjustment Formula (to be defined under C. below; the same shall apply hereinafter in this paragraph), including an allotment of shares without consideration (excluding cases where Common Shares are delivered as a result of acquisition or exercise of shares with put option, which allows their holders to request the Company to deliver its Common Shares, share options (including share options attached to bonds with share options; the same shall apply to this paragraph hereinafter) or other securities (hereinafter referred to as “Shares with Put Options, etc.”) or shares subject to call, which the Company is entitled to acquire in exchange for the delivery of its Common Shares, share options subject to call, or other securities (hereinafter referred to as “Shares Subject to Call, etc.”).
The Adjusted Acquisition Price shall apply from the day following the payment date (if a payment period is specified, the last day of such payment period; hereinafter the same shall apply; in the case of an allocation of shares without consideration, the day on which such allocation becomes effective), or, in cases where there is a record date for granting shareholders the right to receive an allotment of shares or for an allocation of shares without consideration, the day following such date.

(ii)  In the case of share split
The Adjusted Acquisition Price shall be calculated by using the Acquisition Price Adjustment Formula, assuming, as of the record date for the share split, the Common Shares deliverable pursuant to the share split have been delivered (excluding the number of Common Shares increased in relation to the Common Shares held by the Company as its treasury shares) and apply such assumption from the day following such record date.

(iii) In the case of issuance of the Shares with Put Options, etc. that allow their holders to request the Company to deliver its Common Shares, at a price below the market price used in the Acquisition Price Adjustment Formula (to be defined under D. below; the same shall apply to this item, items (iv) and (v) below, and item (iv) of C hereunder), including the cases of share allocation without consideration.

The Adjusted Acquisition Price shall be calculated by using the Acquisition Price Adjustment Formula, assuming that the Shares with Put Options, etc. were acquired or exercised in their entirety according to the initial conditions and that the Common Shares were delivered as of the payment date for the Shares with Put Options, etc. (in the case of share options, the date of allocation; in the case of an allocation of shares without consideration, the day on which such allocation becomes effective), or, in cases where there is a record date for granting shareholders the right to receive an allotment of the Shares with Put Options, etc., or allocating shares without consideration, as of such record date. The application of the Adjusted Acquisition Price shall commence on the day following the payment date (in the case of share options, the date of allocation; in the case of share allocation without consideration, the day on which such allocation becomes effective) or the day following the record date.
Notwithstanding the foregoing, in the case where the Company issues Shares with Put Options, etc., but their prices have not been fixed as of the aforementioned date of the deemed delivery of the Common Shares and are expected to be determined on a subsequent day (hereinafter referred to as the “Pricing Day”), if the determined price is lower than the market price to be used in the Acquisition Price Adjustment Formula, the Adjusted Acquisition Price shall be calculated based on the Acquisition Price Adjustment Formula assuming that the Shares with Put Options, etc. remaining as of such Pricing Day were acquired or exercised in their entirety according to the conditions fixed on the Pricing Day, and as a result, corresponding shares of Common Stock have been delivered. The application of the Adjusted Acquisition Price shall commence on the day following such Pricing Day.
(iv) In the case where Shares with Put Options, etc. are issued by the Company on condition that their price will be revised on or subsequently to the day of their issuance (excluding adjustments that are intended to avoid dilution and are similar to this section A. or B. below), the price after the revision (hereinafter referred to as the “Revised Price”) as of such day of revision (hereinafter referred to as the “Revision Day”) is lower than the market price to be used in the Acquisition Price Adjustment Formula.

The Adjusted Acquisition Price shall be calculated based on the Acquisition Price Adjustment Formula assuming that all of the remaining such Shares with Put Options, etc. were acquired or exercised at the Revised Price on the Revision Day, and as a result, corresponding Common Shares were delivered. The application of the Adjusted Acquisition Price shall commence on the day following the relevant Revision Day.
In applying the Acquisition Price Adjustment Formula, depending on which conditions described in (a) through (c) exist, the amount obtained by multiplying the acquisition price that is effective on the day immediately preceding the day on which the Adjusted Acquisition Price is applied by the rate specified for respective conditions (hereinafter referred to as the “Adjustment Factor”) shall be regarded as the unadjusted acquisition price.
(a) In the case where no adjustment pursuant to item (iii) above or this item (iv) was made for the Shares with Put Options, etc., prior to the relevant Revision Day
The Adjustment Factor shall be 1.
(b) In the case where the adjustment pursuant to item (iii) above or this item (iv) was made for the Shares with Put Options, etc. prior to the relevant Revision Day, and after such adjustment the acquisition price was revised pursuant to item (4) before the relevant Revision Day
The Adjustment Factor shall be 1.
provided, however, in calculating the Minimum Acquisition Price, the Adjustment Factor shall be the rate obtained by dividing the Minimum Acquisition Price before the immediately preceding adjustment pursuant to item (iii) above or this item (iv) by the Minimum Acquisition Price after such adjustment.
(c) In the case where the adjustment pursuant to item (iii) above or this item (iv) was made for the Shares with Put Options, etc. prior to the relevant Revision Day, but after such adjustment the acquisition price was not revised pursuant to item (4) before the relevant Revision Day
The Adjustment Factor shall be the rate obtained by dividing the acquisition price before the latest adjustment pursuant to item (iii) above or this item (iv) by the acquisition price after such adjustment
(v) In the case where Common Shares are delivered in exchange for the acquisition of the Shares Subject to Call, etc. at a price lower than the market price that is used in the Price Adjustment Formula

The Adjusted Acquisition Price shall be applied from the day following the acquisition day.

provided, however, if the adjustment pursuant to items (iii) or (iv) above has already been made for the Shares Subject to Call, etc., the Adjusted Acquisition Price shall be calculated only when the number of fully diluted Common Shares (to be defined under section E. below) after the delivery of Common Shares in exchange for the acquisition exceeds the number of issued Common Shares immediately prior to the acquisition, based on the Acquisition Price Adjustment Formula and assuming that such Common Shares were delivered in excess of the outstanding Common Shares; if the number of fully diluted Common Shares does not exceed the number of outstanding Common Shares immediately prior to the acquisition, the adjustment pursuant to this item (v) shall not be made.
(vi) In the case of a reverse share split
The Adjusted Acquisition Price to apply shall be calculated based on the Acquisition Price Adjustment Formula, in which the number of Common Shares decreased through the reverse share split on or after the day on which the reverse share split becomes effective (excluding the number of Common Shares that was decreased in relation to the Common Shares held by the Company as its treasury shares as of the day on which the reverse share split becomes effective) is expressed in a negative form and deemed to be the number of Common Shares to be delivered.
B. In addition to the cases described under section A. (i) through (vi) above, when an adjustment of acquisition price (including the Minimum Acquisition Price) becomes necessary due to a merger, company split, share exchange, or share transfer, the acquisition price shall be altered to an acquisition price that is determined to be appropriate by the board of directors (including the Minimum Acquisition Price).
C. (i) The “market price” to be used in the Acquisition Price Adjustment Formula shall be the average of daily closing prices of the Company’s Common Shares during the five consecutive trading days (excluding days with no Closing Prices reported) prior to the day on which the Adjusted Acquisition Price is applied; provided, however, that the average shall be calculated to the tenth of a yen and rounded down to the nearest whole number.  In cases where the grounds for the acquisition price adjustment arise during the aforementioned five consecutive trading days, the Adjusted Acquisition Price shall be adjusted in accordance with this paragraph.
(ii) The “Unadjusted Acquisition Price” to be used in the Acquisition Price Adjustment Formula shall be the acquisition price effective as of the day immediately prior to the day on which the Adjusted Acquisition Price is applied.

(iii) The “number of issued Common Shares” to be used in the Acquisition Price Adjustment Formula shall be the sum of the number of Common Shares issued by the Company (excluding those held as treasury shares) as of the recording date where there is such a recording date (excluding the number of Common Shares that are deemed delivered on said record date pursuant to section A., paragraphs (i) through (iii) above), or as of the day one month before the day on which the Adjusted Acquisition Price is applied where there is no recording date, plus the number of Common Shares that is deemed the “number of Common Shares to be delivered” pursuant to sections A. and B. above before the acquisition price is adjusted but have not been delivered (on or after the day when the adjustment pursuant to section A., paragraph (iv), item (b) or (c) above is applied for the first time to certain Shares with Put Options, etc., the number of Common Shares that is deemed to be the “number of Common Shares to be delivered” as a result of the adjustment applied pursuant to section A., paragraph (iii) or (v) above prior to the latest adjustment pertaining to section A., paragraph (iv), item (b) or (c) above with respect to the said Shares with Put Options, etc. shall be excluded).
(iv) The “amount to be paid per share” to be used in the Acquisition Price Adjustment Formula shall be the amount to be paid in the case of section A., paragraph (i) above (zero yen in the case of an allocation of shares without consideration) (if the amount is to be paid in the form of non-monetary assets, an appropriate appraisal value), zero yen in the case of section A., paragraph (ii) and (vi) above, or the price in the case of section A., paragraph (iii) or (v) above (in the case of paragraph (iv), the Revised Price).
D.  The “price” in section A., paragraphs (iii) through (v) above and section C., paragraph (iv) above shall mean the amount obtained by dividing the amount paid at the time of issuance of Shares with Put Options, etc. or Shares Subject to Call, etc. (in the case of share options, the price of the property to be contributed when such share options are exercised) minus the price of assets other than the Common Shares to be delivered to the holders of such Shares with Put Options, etc. or Shares Subject to Call, etc. when such shares are acquired or options are exercised by the number of Common Shares to be delivered when such shares are acquired or options are exercised.
E. The “number of fully diluted Common Shares” in section A., paragraph (v) above shall mean the number of issued Common Shares as of the day on which the Adjusted Acquisition Price is applied minus the number of Common Shares pertaining to such Shares Subject to Call, etc., which are included in the number of issued Common Shares pursuant to section C., paragraph (iii) above but have not delivered yet plus the number of Common Shares to be delivered through the acquisition of such Shares Subject to Call, etc.

F. In section A., paragraphs (i) through (iii) above, if a record date has been determined pertaining to the respective acts set forth in those items and such respective acts are subject to a condition precedent that requires a resolution at the Company’s general meeting of shareholders to approve certain matters, the Adjusted Acquisition Price shall be, notwithstanding the provisions of section A., paragraphs (i) through (iii), applied from the day following the day of the close of the general meeting of shareholders that passed the resolution for approval.
G. In the case where the difference between the Unadjusted Acquisition Price and the Adjusted Acquisition Price that is calculated based on the Acquisition Price Adjustment Formula before applying the second sentence of section A. above is less than one yen, no adjustment will be made to the acquisition price; provided, however, if the acquisition price is to be calculated as a result of the occurrence of a subsequent event that requires an acquisition price adjustment based on the Price Adjustment Formula, the amount obtained by deducting this difference from the Unadjusted Acquisition Price (to be calculated to the hundredth of a yen and rounded down to the nearest tenth) shall be used in lieu of the Unadjusted Acquisition Price in the Acquisition Price Adjustment Formula.
(8).  The provision regarding the acquisition price as set forth in items (3) through (7) (including mandatory acquisition price set forth in Article 19; the same shall apply to this paragraph hereinafter) shall be interpreted from the perspective of avoiding dilution and substantive equality among holders of different classes of shares. In cases where it becomes difficult to calculate the acquisition price or the result of its calculation becomes unreasonable, the Company’s board of directors shall take reasonably necessary measures including an appropriate adjustment of the acquisition price.
（Conditions for Acquisition for Cash）
Article 18. (1) The Company may acquire, to the extent legally possible, all or part of each class of preferred stock, if a day to be separately determined at a meeting of the board of directors (hereinafter referred to as the “Acquisition Day”) arrives in the case where any of the following events have occurred; provided, however, that the meeting of the board of directors may determine the Acquisition Day only when the daily Closing Price of the Company’s Common Shares is lower than the Minimum Acquisition Price for all of the thirty consecutive trading days prior to such meeting (including the date of the meeting) and prior approval of the Financial Services Agency of Japan has been obtained.

Class A preferred stock:  arrival of October 1, 2019
Class B preferred stock:  arrival of October 1, 2021
Class C preferred stock:  events determined by a resolution of the board of directors prior to the issuance of the stock
Class D preferred stock:  events determined by a resolution of the board of directors prior to the issuance of the stock
In this case, the Company shall deliver the assets specified in the next paragraph to Preferred Shareholders in exchange for the acquisition of such preferred stock. In the case of a partial acquisition of preferred stock, the pro rata method shall be used.
(2) The Company shall deliver the following amounts of cash (in the case of a share split, allotment of shares without consideration, reverse share split, or other events similar thereto with respect to such class of preferred stock, the amounts shall be adjusted appropriately) per share of such preferred stock in exchange for the acquisition of each class of preferred stock pursuant to the preceding paragraph.
Class A preferred stock:  two hundred (200) yen plus the amount equivalent to the accrued Class A Preferred Dividends
Class B preferred stock:  the sum of the amount obtained by dividing one thousand and five hundred (1,500) yen by 6.5 and the amount equivalent to the accrued Class B Preferred Dividends
Class C preferred stock:  the amount equivalent to the amount to be paid for the stock as determined by a resolution of the board of directors prior to the issuance of the stock
Class D preferred stock:  the amount equivalent to the amount to be paid for the stock as determined by a resolution of the board of directors prior to the issuance of the stock
In the case referred to in this paragraph, with regard to a stock for which an amount obtained by adding an amount equivalent to the accrued Preferred Dividends is paid, such amount equivalent to the accrued preferred dividends shall be calculated by replacing the “day of the distribution of residual assets” and “Distribution Day” in the calculation of the amount equivalent to the Accrued Class A Preferred Dividends and the amount equivalent to the Accrued Class B Preferred Dividends as set forth in Article 15 hereof with the “Acquisition Day,” in each case.

(Mandatory Acquisition in Exchange for Common Shares)
Article 19. The Company shall acquire all shares of each class of preferred stock that have not been acquired by the Company by the last day of the Acquisition Request Period of such stock on the day immediately following the last day of such Period (hereinafter referred to as the “Mandatory Acquisition Day”), and in exchange for the acquisition of such preferred shares, the Company shall deliver its Common Shares to each Preferred Shareholders. In this case, the number of Common Shares to be delivered shall be obtained by multiplying the number of preferred shares held by each preferred shareholder by the amounts specified below (in the case of a share split, allotment of shares without consideration, reverse share split, or other events similar thereto with respect to such class of preferred stock, the amounts shall be adjusted appropriately) and then dividing the product by the market price of the Common Shares. The term “market price of the Common Shares” shall refer to the average of daily Closing Prices of the Company’s Common Shares as reported by the Tokyo Stock Exchange for the thirty (30) consecutive trading days (excluding any trading day or days on which no Closing Prices are reported) commencing on the 45th trading day prior to the Mandatory Acquisition Day, which shall be calculated to the tenth of a yen and then rounded down to the nearest whole number (hereinafter referred to as the “Mandatory Acquisition Price”). Provided, however, that if, as a result of such calculation, the Mandatory Acquisition Price becomes lower than the Minimum Acquisition Price, then the Mandatory Acquisition Price shall be the Minimum Acquisition Price. In the calculation of the number of Common Shares to be delivered in exchange for such preferred shares, any number less than one (1) share shall be treated pursuant to the provisions provided for in Article 234 of the Companies Act.
Class A preferred stock:  200 yen
Class B preferred stock:  the amount obtained by dividing 1,500 yen by 6.5
Class C preferred stock:   the amount equivalent to the amount to be paid per share
Class D preferred stock:  the amount equivalent to the amount to be paid per share

(Split or Reverse Split of Stock and Allocation of Shares without Consideration)
Article 20.
(1) When the Company effects a split or reverse split of preferred shares, it shall be effected at the same time and in the same proportion with respect to the Common Shares and each other class of preferred stock.

(2) When the Company effects an allocation of shares without consideration, such allocation shall be effected at the same time and in the same proportion with respect to the Common Shares and each class of preferred stock.

(Order of Priority)
Article 21.
Class A, Class B, Class C, and Class D preferred stocks of the Company shall rank pari passu with each other in respect of the payment of Preferred Dividends and Preferred Interim Dividends and the distribution of residual assets.

(Period of Exclusion)
Article 22.
The provisions of Article 53 shall mutatis mutandis apply to the payment of Preferred Dividends and Preferred Interim Dividends.

CHAPTER IV.  GENERAL MEETING OF SHAREHOLDERS

(Convocation)
Article 23.
An ordinary general meeting of shareholders of the Company shall be convened in June every year and an extraordinary general meeting of shareholders shall be convened whenever necessary.

(Record Date for Ordinary General Meeting of Shareholders)
Article 24.
The record date for voting rights at the Company’s ordinary general meeting of shareholders shall be March 31 of each year.

(Convener and Chairperson of General Meeting of Shareholders)

Article 25.
The representative director and president of the Company shall call all shareholders meetings and preside over such meetings.
If the representative director and president is unable to do so, other directors of the Company may take the president’s place in the order prescribed by the board of directors.

(Internet Disclosure and Deemed Provision of Reference Documents for General Meeting of Shareholders)
Article 26.
The Company may, in connection with the convocation of a general meeting of shareholders, deem the information concerning matters to be described or shown in the reference documents for a general meeting of shareholders, business report, non-consolidated financial statements and consolidated financial statements to have been provided to the shareholders by disclosing such information through the Internet pursuant to the applicable Ministerial Ordinance of the Ministry of Justice.

(Method of Resolutions)
Article 27.
(1) Except as elsewhere provided in applicable laws and regulations or in these articles of incorporation, resolutions of general meeting of shareholders shall be adopted by a majority of the votes held by the shareholders who are present in person at such meeting and entitled to exercise their voting rights.
(2) Resolutions of general meetings of shareholders set forth in Article 309, Paragraph 2 of the Companies Act shall be adopted by at least two-thirds (2/3) of the votes represented in person at a meeting where shareholders holding at least one-third (1/3) of the voting rights of shareholders entitled to vote are present.

(Voting by Proxy)
Article 28.
(1) A shareholder may exercise his or her voting rights by entrusting one proxy, who shall be another shareholder, to exercise his or her voting rights; provided, however, that a shareholder may not appoint two or more proxies to have them attend a general meeting of shareholders.

(2) The shareholder or proxy shall submit to the Company a document evidencing the authority of such proxy for each general meeting of shareholders.

CHAPTER V. CLASS MEETING OF SHAREHOLDERS

(Application Mutatis Mutandis to Class Meeting of Shareholders)
Article 29.
(1) The provisions of Articles 25, 26, and 28 shall apply mutatis mutandis to class meeting of shareholders.
(2) The provisions of Articles 24 shall apply mutatis mutandis to class meeting of shareholders that are held on the same day as an ordinary general meeting of shareholders.

(Method of Resolutions at Class Meeting of Shareholders)
Article 30.
(1) Except as elsewhere provided in applicable laws and regulations or in the Company’s articles of incorporation, resolutions of class meeting of shareholders shall be adopted by a majority of the votes held by the shareholders who are present in person at such meeting and entitled to exercise their voting rights.
(2) Resolutions of class meeting of shareholders set forth in Article 324, paragraph 2 of the Companies Act shall be adopted by at least two-thirds (2/3) of the votes represented in person at a meeting where shareholders holding at least one-third (1/3) of the voting rights of shareholders entitled to vote are present.

CHAPTER VI. DIRECTORS AND BOARD OF DIRECTORS

(Number of Directors)
Article 31.
The Company shall have not more than twelve (12) Directors.

(Method of Appointment)
Article 32.
(1) The director(s) shall be appointed at a general meeting of shareholders.
(2) A resolution for the appointment of director(s) shall be adopted by a majority of the votes represented in person at a meeting where shareholders holding at least one-third (1/3) of the voting rights of shareholders entitled to vote are present.
(3) No cumulative voting shall be used for the election of directors.

(Term of Office)
Article 33.
The term of office of directors shall be until the close of the ordinary general meeting of shareholders pertaining to the last business year ending within one (1) year following their election.

(Representative Directors and Directors with Titles)
Article 34.
(1) The representative director(s) shall be designated by a resolution of the board of directors.
(2) The board of directors may, by its resolutions, elect one (1) chairman, one (1) president and director, and a number of executive vice president and directors, senior managing directors and managing directors.

(Convener and Chairperson of Board of Directors)
Article 35.
(1) Unless otherwise required by laws and regulations, the president and director shall convene and preside over the meetings of the board of directors.
(2) If the president and director is unable to do so, other directors of the Company may take the president’s place in the order prescribed by the board of directors.

(Notice to Convene Meetings of Board of Directors)
Article 36.
(1) Notice to convene a meeting of the board of directors shall be given to each director and statutory auditor not less than three (3) days prior to the date set for such meeting; provided, however, that in the event of any emergency, such period may be shortened.
(2) A meeting of the board of directors may be held without taking the procedures of convocation with the consent of all directors and statutory auditors.

(Method of Resolutions at Meetings of Board of Directors)
Article 37.
(1) Resolutions of the board of directors shall be adopted by a majority vote at meetings where more than half of the directors entitled to take part in the vote are present.
(2) In the event that the requirements stipulated in Article 370 of the Companies Act are satisfied, the Company shall deem a resolution of the board of directors to have been made.

(Regulations of Board of Directors)
Article 38.
Any matters concerning the board of directors shall be governed by the regulations of the board of directors prescribed by the board of directors, in addition to laws and regulations and these articles of incorporation.

(Remuneration, etc.)
Article 39.
Remuneration, bonuses and other financial interests received by directors from the Company as compensation for undertaking their functions (hereinafter referred to as the “Remuneration, etc.”) shall be determined by a resolution of a general meeting of shareholders.

(Exemption from and Limitations on Liabilities of Directors)
Article 40.
(1) Pursuant to the provisions of Article 426, paragraph 1 of the Companies Act, the Company may, by resolution of the board of directors, exempt its directors (including former directors) from liabilities for damages as specified under Article 423, paragraph 1 thereof, to the extent that the relevant case falls under the requirements set forth in applicable laws and regulations; provided, however, such exemption shall be limited to the amount obtained by subtracting the minimum liability amount specified by law from the amount for which they are liable.

(2) Pursuant to the provisions in Article 427, paragraph 1 of the Companies Act, the Company may enter into an agreement with an outside director to limit his/her liability under Article 423, paragraph 1 thereof, when the relevant case falls under the requirements set forth in applicable laws and regulations; provided, however, that the limit of liability under such agreement shall be the amount specified by law.

CHAPTER VII. STATUTORY AUDITORS AND BOARD OF STATUTORY AUDITORS

(Number of Statutory Auditors)
Article 41.
The Company shall have no more than five (5) statutory auditors.

(Method of Appointment)
Article 42.
(1) The statutory auditors shall be appointed at a general meeting of shareholders.
(2) A resolution for the appointment of statutory auditor(s) shall be adopted by a majority of the votes represented in person at a meeting where shareholders holding at least one-third (1/3) of the voting rights of shareholders entitled to vote are present.

(Term of Office)
Article 43.
(1) The term of office of statutory auditors shall be until the close of the ordinary general meeting of shareholders pertaining to the last business year ending within four (4) years following their election.
(2) The term of office of any statutory auditor appointed to fill a vacancy shall serve only for the unexpired term of the statutory auditor who vacated the office.

(Standing Statutory Auditors)
Article 44.
The standing statutory auditors shall be appointed by a resolution of the board of statutory auditors.

(Notice to Convene Meetings of Board of Statutory Auditors)
Article 45.
(1) Notice to convene a meeting of the board of statutory auditors shall be given to each statutory auditor not less than three (3) days prior to the date set for such meeting; provided, however, that in the event of any emergency, such period may be shortened.
(2) A meeting of the board of statutory auditors may be held without taking the procedures of convocation with the consent of all statutory auditors.

(Method of Resolutions of Board of Statutory Auditors)
Article 46.
Resolutions of the board of statutory auditors shall be adopted by a majority vote of the statutory auditors, unless otherwise provided for by law.

(Regulations of the Board of Statutory Auditors)
Article 47.
Any matters concerning the board of statutory auditors shall be governed by the regulations of the board of statutory auditors prescribed by the board of statutory auditors, in addition to laws and regulations and these articles of incorporation.

(Remuneration, etc.)
Article 48.
Remuneration, etc. for statutory auditors shall be determined by a resolution of a general meeting of shareholders.

(Exemption from and Limitations on Liabilities of Statutory Auditors)
Article 49.
(1) Pursuant to the provisions of Article 426, paragraph 1 of the Companies Act, the Company may, by a resolution of the board of directors, exempt its statutory auditors (including former statutory auditors) from liabilities for damages as specified under Article 423, paragraph 1 thereof, to the extent that the relevant case falls under the requirements set forth in applicable laws and regulations; provided, however, such exemption shall be limited to the amount obtained by subtracting the minimum liability amount specified by law from the amount for which they are liable.
(2) Pursuant to the provisions in Article 427, paragraph 1 of the Companies Act, the Company may enter into an agreement with an outside statutory auditor to limit his/her liability under Article 423, paragraph 1 thereof, when the relevant case falls under the requirements set forth in applicable laws and regulations; provided, however, that the limit of liability under such agreement shall be the amount specified by law.

CHAPTER VIII. ACCOUNTS

(Business Year)
Article 50.
The business year of the Company shall be the one-year period from April 1 of each year through March 31 of the following year.

(Dividends from Surplus by Resolution of Ordinary General Meeting of Shareholders)
Article 51.
Dividends from surplus approved by a resolution of an ordinary general meeting of shareholders shall be distributed to the shareholders or registered stock pledgees entered or recorded in the final register of shareholders as of March 31 of each year.

(Interim Dividends)
Article 52.
The Company may, by resolution of a meeting of the board of directors, distribute interim dividends to the shareholders or the registered stock pledgees entered or recorded in the final register of shareholders as of September 30 of each year.

(Period of Exclusion for Dividends of Surplus, etc.)
Article 53.
(1) The Company shall be relieved of the obligation to pay dividends from surplus and interim dividends that remain unclaimed after five (5) years have lapsed from the date of commencement of payment thereof.
(2) No interest shall accrue on unpaid dividends of surplus or interim dividends.

SUPPLEMENTARY PROVISIONS

(Initial Business Year)
Article 1.
Notwithstanding the provisions in Article 50 hereof, the initial business year of the Company shall commence on the date of incorporation of the Company and end on March 31, 2013.

(Remuneration, etc. for Initial Directors and Statutory Auditors)
Article 2.
Notwithstanding the provisions in Articles 39 and 48 hereof, remuneration for directors and statutory auditors for the period from the date of incorporation of the Company through the close of the first ordinary general meeting of shareholders shall not exceed one hundred and eighty million yen (¥180,000,000) and sixty million yen (¥60,000,000), respectively.

(Deletion of Supplementary Provisions)
Article 3.
These supplementary provisions shall be deleted upon the close of the initial ordinary general meeting of shareholders of the Company.

Appendix 2

Provisions for Issuance of Class A Preferred Stock

1.	Class of Offered Shares
Class A preferred stock of Jimoto Holding, Inc. (hereinafter referred to as “Class A preferred stock”)

2.	Class A Preferred Dividends
(1)	Class A Preferred Dividends
In respect of dividends from its surplus provided for in Article 51 of the Articles of Incorporation, the Company shall distribute cash dividends from its surplus on Class A preferred stock (hereinafter referred to as “Class A Preferred Dividends”) in such amount as provided for below to shareholders of Class A preferred stock (hereinafter referred to as “Class A Preferred Shareholders”) or Class A registered stock pledgees in respect of preferred stock (hereinafter referred to as “Class A Registered Preferred Stock Pledgees”) entered or recorded in the final Shareholder Register as of March 31 of each year (hereinafter referred to as the “Record Date for Class A Preferred Stock Dividends”) in priority to the holders of the Company’s common shares (hereinafter referred to as “Common Shares,” and holders thereof are hereinafter referred to as “Common Shareholders”) or registered stock pledgees in respect of Common Shares (hereinafter referred to as “Registered Common Stock Pledgees”) entered or recorded in the final Shareholder Register as of the Record Date for Class A Preferred Stock Dividends; For each one (1) share of the Class A preferred stock, the Company shall pay the amount (hereinafter referred to as “Class A Preferred Dividends”) obtained by multiplying the amount equivalent to the amount to be paid per one (1) share of Class A preferred stock (provided, however, in the case of a share split, allotment of shares without consideration, reverse share split, or other events similar thereto with respect to the Class A preferred stock, the amount shall be adjusted appropriately.) by the annual dividend rate (hereinafter referred to as “Class A preferred stock annual dividend rate”) provided in item (2) below (to be calculated to the ten-thousandth of a yen and then rounded up to the nearest thousandth), provided, however, that in the case where the preferred interim dividends provided for in paragraph 3 hereof have been paid to the Class A Preferred Shareholders or Registered Preferred Stock Pledgees in the relevant business year to which the Record Date for Class A Preferred Stock Dividends belongs, the amount of such preferred interim dividends per share shall be deducted accordingly.

(2)	Class A preferred stock annual dividend rate
The Class A preferred stock annual dividend rate pertaining to the business year ending on March 31, 2013
Class A preferred stock annual dividend rate = Initial-year Class A preferred dividends ÷ Amount equivalent to the amount to be paid per one (1) share of Class A preferred stock
(provided, however, in the case of a share split, allotment of shares without consideration, reverse share split, or other events similar thereto, such amount shall be adjusted appropriately)
In the above formula, the amount of “initial-year Class A preferred dividends” shall be obtained by multiplying the amount equivalent to the amount to be paid per one (1) share of the Class A preferred stock by the rate obtained by adding 1.15% to the 12-month Japanese yen TIBOR specified below (to be calculated to the ten-thousandth of a percentage point and then rounded to the nearest thousandth), and then further multiplying the amount by 182/365 (to be calculated to the ten-thousandth of a yen and then rounded up to the nearest thousandth). In calculating the above, the day on which the Class A preferred stock annual dividend rate is determined shall be fixed on April 1st immediately preceding the day on which the Class A preferred stock is issued; provided, however, in the case where April 1st is a bank holiday, such date shall fall on the immediately succeeding bank business day.

Class A preferred stock annual dividend rate pertaining to each business year subsequent to the business year commencing on April 1, 2013
Class A preferred stock annual dividend rate = 12-month Japanese yen TIBOR＋1.15%
The Class A preferred stock annual dividend rate pertaining to each business years subsequent to the business year commencing on April 1, 2013 shall be calculated to the ten-thousandth of a percentage point and then rounded to the nearest thousandth.
The “12-month Japanese yen TIBOR” in the formula above shall mean the rate announced at 11:00 a.m. on April 1st (in the event that April 1st is a bank holiday, then the immediately succeeding bank business day) of each year (hereinafter referred to as the “Class A Preferred Stock Annual Dividend Rate Determination Day”) as the 12-month Tokyo Interbank Offered Rate (Japanese-yen TIBOR) by the Japanese Bankers Association or other rates that are regarded as equivalent thereto. In the event that the 12-month Japanese yen TIBOR is not announced, the rate announced by the British Bankers Association (BBA) as the London Interbank Offered Rate (12-month Euro-yen LIBOR [360 day basis]) published on Reuters Page 3750 at 11:00 a.m. London time on the Class A Preferred Stock Annual Dividend Rate Determination Day shall be used in lieu of the 12-month Japanese yen TIBOR.

However, if the amount obtained through the above formula should exceed 8%, the Class A preferred stock annual dividend rate shall be 8%.

(3)	Non-cumulative
If, in a given business year, the amount of cash dividends from surplus to be paid to the  Class A Preferred Shareholders or Registered Preferred Stock Pledgees of Class A preferred stock is less than the relevant Class A Preferred Dividends, the unpaid amount will not accumulate for the subsequent business years.

(4)	Non-participating
The Company shall not distribute dividends from its surplus to Class A Preferred Shareholder or Registered Preferred Stock Pledgee, any amount in excess of the amount of the Class A Preferred Dividends; provided, however, that this shall not apply to the distributions from surplus as part of an absorption-type company split pursuant to Article 758, item 8(b) or Article 760, item 7(b) of the Companies Act, or the distributions from surplus as part of an incorporation-type company split pursuant to Article 763, item 12(b) or Article 765, paragraph 1, item 8 (b) of that Act.

3.	Class A Preferred Interim Dividends

In respect of the interim dividends provided for in Article 52 of the Articles of Incorporation, the Company shall distribute cash dividends from its surplus in the amount of up to one-half of the amount of the Class A Preferred Dividends in each business year (hereinafter referred to as “Class A Preferred Interim Dividends”) to the Class A Preferred Shareholders or Registered Preferred Stock Pledgees entered or recorded in the final shareholder register as of September 30 of each year (hereinafter referred to as the “Record Date for Class A Preferred Interim Dividends”) for Class A preferred stock held by them in priority to the Common Shareholders or Registered Common Stock Pledgees entered or recorded in the final shareholder register as of such Record Date for Preferred Interim Dividends.

4.	Distribution of Residual Assets
(1)	Distribution of Residual Assets
In the event that the Company distributes its residual assets, it shall pay to the Class A Preferred Shareholders or Registered Preferred Stock Pledgees, in priority to the Common Shareholders and Registered Common Stock Pledgees, cash in the amount of two hundred (200) yen per one share of the Class A preferred stock (provided, however, in the case of a share split, allotment of shares without consideration, reverse share split, or other events similar thereto with respect to the Class A preferred stock, the amount shall be adjusted appropriately.) plus the amount equivalent to the accrued Class A preferred dividends, as provided in item (3) below.

(2)	Non-participating
No distribution of residual assets other than those provided for in the item (1) above shall be made to Class A Preferred Shareholders or Registered Preferred Stock Pledgees.

(3)	Amount equivalent to the accrued Class A Preferred Dividends
The “amount equivalent to the accrued Class A Preferred Dividends” per share of Class A preferred stock shall mean, as of the day of the distribution of residual assets (hereinafter referred to as the “Distribution Day”), the amount obtained by multiplying the amount of Class A preferred dividends by the number of days from (and including) the first day of the business year to which the Distribution Day belongs up to (and including) the Distribution Day, and then dividing the amount by 365 (to be calculated to the ten-thousandth of a yen and then rounded up to the nearest thousandth); provided, however, in the case where the Class A preferred interim dividends have been paid to the Class A Preferred Shareholders or the Registered Class A Preferred Stock Pledgees in the business year to which the Distribution Day belongs, such amount shall be deducted accordingly.

5.	Voting Rights
Preferred Shareholders may not exercise voting rights at a general meeting of shareholders with regard to any matter.
Class A Preferred Shareholders may exercise his or her voting rights with regard to all matters presented at a general meeting of shareholders for the period from, in the case where holders of Class III preferred stock issued by Kirayaka Bank, Ltd. may exercise, at the time of issuance of the Class A preferred stock, their voting rights at a general meeting of shareholders of the Bank, the date of issuance of the Class A Preferred Stock until such time as a general meeting of shareholders passes a resolution to distribute Preferred Dividends pertaining to the Class A Preferred Stock in their entirety.
A Class A Preferred Shareholder may execute his or her voting rights at a general meeting of shareholders with regard to all matters from the date of an ordinary general meeting of shareholders in the case where a proposal on a full payment of the Class A Preferred Dividends (in the case where Preferred Interim Dividends have been paid, the amount so paid shall be reduced accordingly) is not submitted to the ordinary general meeting of shareholders, or immediately after the closing of an ordinary general meeting of shareholders in the case where a proposal on a full payment of the Class A Preferred Dividends is rejected at the ordinary general meeting shareholders, until, in either case, such time as the resolution of a general meeting of shareholders is passed to distribute the Class A Preferred Dividends in their entirety; provided, however, in the case where the Class A preferred interim dividends have been paid to the Class A Preferred Shareholders or the Registered Class A Preferred Stock Pledgees in the business year to which the Distribution Day belongs, such amount shall be deducted accordingly.

6.	Right to Request Acquisition in Exchange for Common Shares
(1)	Right to Request Acquisition
A Class A Preferred Shareholder may request the Company to acquire the Class A preferred shares he or she owns during the period in which Class A Preferred Shareholders are entitled to request an acquisition, as defined in item (2) below.  In the event that such request is made, the Company shall, in exchange for the acquisition of the Class A preferred shares, to which request for acquisition has been made by the Class A Preferred Shareholder, deliver to such Class A Preferred Shareholder the assets defined in item (3) below; provided, however, that a shareholder may not exercise his or her right to request acquisition as provided for in this paragraph with respect to shares constituting less than one unit:

(2)	Acquisition Request Period

Acquisition Request Period shall be from the date of the Company’s incorporation to September 30, 2024.

(3)	Assets to Be Delivered in Exchange for the Acquisition
The Company shall deliver its own Common Shares in exchange for the acquisition of Class A preferred stock.  In this case, the number of Common Shares to be delivered shall be obtained by dividing, by the acquisition price defined in items (4) through (8) below, the amount obtained by multiplying the number of Class A preferred shares requested by Class A Preferred Shareholders to be acquired by two hundred (200) yen; provided, however, in the case of a share split, allotment of shares without consideration, reverse share split, or other events similar thereto with respect to such preferred shares, the amount shall be adjusted appropriately. In the calculation of the number of Common Shares to be delivered in exchange for the acquisition of Class A preferred shares, any number less than one (1) share shall be treated pursuant to the provisions provided for in Article 167, Paragraph 3 of the Companies Act.

(4)	Initial Acquisition Price
The initial acquisition price shall be the market price of the Class A preferred stock on the date of the Company’s incorporation. The initial acquisition price of the Class A preferred stock shall be the market price on the date of the Company’s incorporation (the “market price on the date of the Company’s incorporation” shall be the amount equivalent to the average (calculated to the tenth of a yen and rounded down to the nearest whole number) of daily closing prices (including quoted prices; hereinafter referred to as the “Closing Price(s)”) of the common stock of Kirayaka Bank, Ltd. in regular trading at the Tokyo Stock Exchange during the five consecutive trading days immediately preceding and including the third Friday of September 2012 (hereinafter referred to as the “Initial Acquisition Price Determination Day”); provided, however, if the Initial Acquisition Price Determination Day is not a trading day, the five consecutive trading days immediately preceding the Initial Acquisition Price Determination Day, excluding any trading day or days on which no Closing Prices are reported, shall be used., provided, further, that if, as a result of such calculation, the acquisition price becomes lower than the minimum acquisition price as prescribed in item (7) below, then the minimum acquisition price shall apply.

(5)	Revision of the Acquisition Price
During the Acquisition Request Period, on or after the day following the third Friday of each month (hereinafter referred to as the “Determination Day”), the acquisition price shall be revised to the amount equivalent to the average (calculated to the tenth of a yen and rounded down to the nearest whole number) of daily closing prices of the Company’s Common Shares during the five consecutive trading days immediately preceding and including the Determination Day (excluding any trading day or days on which no Closing Prices are reported; if the Determination Day is not a trading day, the five consecutive trading days immediately preceding the Determination Day shall be used); provided, however, that if, as a result of such calculation, the revised acquisition price becomes lower than the minimum acquisition price as prescribed in item (7) below, then the minimum acquisition price shall apply. In cases where the grounds for the acquisition price adjustment specified in item (8) below arise during the period from the initial day of the five consecutive business days immediately preceding the Determination Day up to and including the Determination Day, the revised acquisition price shall be adjusted to the price determined appropriate by the board of directors.

(6)	Maximum Acquisition Price
No upper limit shall be placed on the acquisition price.

(7)	Minimum Acquisition Price
Fifty-five (55) yen (provided, however, the adjustments specific in item (8) shall apply)

(8)	Adjustment of the Acquisition Price
A.
Following the issuance of Class A preferred stock, in the case where any of the following items applies, the acquisition price (including the Minimum Acquisition Price) shall be adjusted based on the formula (hereinafter referred to as the “Acquisition Price Adjustment Formula”) specified below (the adjusted acquisition price shall hereinafter be referred to as the “Adjusted Acquisition Price”): The Adjusted Acquisition Price shall be calculated to the tenth of a yen and rounded down to the nearest whole number.

						Number of Common	×	Amount to be
				Number of issued	＋	Shares to be delivered		paid per share
Adjusted	＝	Unadjusted	×	Common Shares		Market price
Acquisition Price		Acquisition Price		Number of issued Common Shares＋Number of Common Shares to be delivered

(i)
In the case of issuance of Common Shares or disposition of Common Shares held as treasury shares at the amount to be paid below the market price to be used in the Acquisition Price Adjustment Formula (to be defined under C. below; the same shall apply hereinafter in this paragraph), including an allotment of shares without consideration (excluding cases where Common Shares are delivered as a result of acquisition or exercise of shares with put option, which allows their holders to request the Company to deliver its Common Shares, share options (including share options attached to bonds with share options; the same shall apply to this paragraph hereinafter) or other securities (hereinafter referred to as “Shares with Put Options, etc.”) or shares subject to call, which the Company is entitled to acquire in exchange for the delivery of its Common Shares, share options subject to call, or other securities (hereinafter referred to as “Shares Subject to Call, etc.”).

The Adjusted Acquisition Price shall apply from the day following the payment date (if a payment period is specified, the last day of such payment period; hereinafter the same shall apply; in the case of an allocation of shares without consideration, the day on which such allocation becomes effective), or, in cases where there is a record date for granting shareholders the right to receive an allotment of shares or for an allocation of shares without consideration, the day following such date.

(ii)	In the case of share split
The Adjusted Acquisition Price shall be calculated by using the Acquisition Price Adjustment Formula, assuming, as of the record date for the share split, the Common Shares deliverable pursuant to the share split have been delivered (excluding the number of Common Shares increased in relation to the Common Shares held by the Company as its treasury shares) and apply such assumption from the day following such record date.

(iii)
In the case of issuance of the Shares with Put Options, etc. that allow their holders to request the Company to deliver its Common Shares, at a price below the market price used in the Acquisition Price Adjustment Formula (to be defined under D. below; the same shall apply to this item, items (iv) and (v) below, and item (iv) of C hereunder), including the cases of share allocation without consideration.

The Adjusted Acquisition Price shall be calculated by using the Acquisition Price Adjustment Formula, assuming that the Shares with Put Options, etc. were acquired or exercised in their entirety according to the initial conditions and that the Common Shares were delivered as of the payment date for the Shares with Put Options, etc. (in the case of share options, the date of allocation; in the case of an allocation of shares without consideration, the day on which such allocation becomes effective), or, in cases where there is a record date for granting shareholders the right to receive an allotment of the Shares with Put Options, etc., or allocating shares without consideration, as of such record date. The application of the Adjusted Acquisition Price shall commence on the day following the payment date (in the case of share options, the date of allocation; in the case of share allocation without consideration, the day on which such allocation becomes effective) or the day following the record date.

Notwithstanding the foregoing, in the case where the Company issues Shares with Put Options, etc., but their prices have not been fixed as of the aforementioned date of the deemed delivery of the Common Shares and are expected to be determined on a subsequent day (hereinafter referred to as the “Pricing Day”), if the determined price is lower than the market price to be used in the Acquisition Price Adjustment Formula, the Adjusted Acquisition Price shall be calculated based on the Acquisition Price Adjustment Formula assuming that the Shares with Put Options, etc. remaining as of such Pricing Day were acquired or exercised in their entirety according to the conditions fixed on the Pricing Day, and as a result, corresponding shares of Common Stock have been delivered. The application of the Adjusted Acquisition Price shall commence on the day following such Pricing Day.

(iv)
In the case where Shares with Put Options, etc. are issued by the Company on condition that their price will be revised on or subsequently to the day of their issuance (excluding adjustments that are intended to avoid dilution and are similar to this section A. or B. below), the price after the revision (hereinafter referred to as the “Revised Price”) as of such day of revision (hereinafter referred to as the “Revision Day”) is lower than the market price to be used in the Acquisition Price Adjustment Formula.

The Adjusted Acquisition Price shall be calculated based on the Acquisition Price Adjustment Formula assuming that all of the remaining such Shares with Put Options, etc. were acquired or exercised at the Revised Price on the Revision Day, and as a result, corresponding Common Shares were delivered. The application of the Adjusted Acquisition Price shall commence on the day following the relevant Revision Day.
In applying the Acquisition Price Adjustment Formula, depending on which conditions described in (a) through (c) exist, the amount obtained by multiplying the acquisition price that is effective on the day immediately preceding the day on which the Adjusted Acquisition Price is applied by the rate specified for respective conditions (hereinafter referred to as the “Adjustment Factor”) shall be regarded as the unadjusted acquisition price.

(a)	In the case where no adjustment pursuant to item (iii) above or this item (iv) was made for the Shares with Put Options, etc., prior to the relevant Revision Day
The Adjustment Factor shall be 1.
(b)
In the case where the adjustment pursuant to item (iii) above or this item (iv) was made for the Shares with Put Options, etc. prior to the relevant Revision Day, and after such adjustment the acquisition price was revised pursuant to item (5) above before the relevant Revision Day

The Adjustment Factor shall be 1.
provided, however, in calculating the Minimum Acquisition Price, the Adjustment Factor shall be the rate obtained by dividing the Minimum Acquisition Price before the immediately preceding adjustment pursuant to item (iii) above or this item (iv) by the Minimum Acquisition Price after such adjustment.
(c)
In the case where the adjustment pursuant to item (iii) above or this item (iv) was made for the Shares with Put Options, etc. prior to the relevant Revision Day, but after such adjustment the acquisition price was not revised pursuant to item (5) above before the relevant Revision Day

The Adjustment Factor shall be the rate obtained by dividing the acquisition price before the latest adjustment pursuant to item (iii) above or this item (iv) by the acquisition price after such adjustment

(v)	In the case where Common Shares are delivered in exchange for the acquisition of the Shares Subject to Call, etc. at a price lower than the market price that is used in the Price Adjustment Formula
The Adjusted Acquisition Price shall be applied from the day following the acquisition day.
provided, however, if the adjustment pursuant to items (iii) or (iv) above has already been made for the Shares Subject to Call, etc., the Adjusted Acquisition Price shall be calculated only when the number of fully diluted Common Shares (to be defined under section E. below) after the delivery of Common Shares in exchange for the acquisition exceeds the number of issued Common Shares immediately prior to the acquisition, based on the Acquisition Price Adjustment Formula and assuming that such Common Shares were delivered in excess of the outstanding Common Shares; if the number of fully diluted Common Shares does not exceed the number of outstanding Common Shares immediately prior to the acquisition, the adjustment pursuant to this item (v) shall not be made.

(vi)	In the case of a reverse share split

The Adjusted Acquisition Price to apply shall be calculated based on the Acquisition Price Adjustment Formula, in which the number of Common Shares decreased through the reverse share split on or after the day on which the reverse share split becomes effective (excluding the number of Common Shares that was decreased in relation to the Common Shares held by the Company as its treasury shares as of the day on which the reverse share split becomes effective) is expressed in a negative form and deemed to be the number of Common Shares to be delivered.

B.
In addition to the cases described under section A. (i) through (vi) above, when an adjustment of acquisition price (including the Minimum Acquisition Price) becomes necessary due to a merger, company split, share exchange, or share transfer, the acquisition price shall be altered to an acquisition price that is determined to be appropriate by the board of directors (including the Minimum Acquisition Price).

C.
(i) The “market price” to be used in the Acquisition Price Adjustment Formula shall be the average of daily closing prices of the Company’s Common Shares during the five consecutive trading days (excluding days with no Closing Prices reported) prior to the day on which the Adjusted Acquisition Price is applied; provided, however, that the average shall be calculated to the tenth of a yen and rounded down to the nearest whole number.  In cases where the grounds for the acquisition price adjustment arise during the aforementioned five consecutive trading days, the Adjusted Acquisition Price shall be adjusted in accordance with this item (8).

(ii) The “Unadjusted Acquisition Price” to be used in the Acquisition Price Adjustment Formula shall be the acquisition price effective as of the day immediately prior to the day on which the Adjusted Acquisition Price is applied.
(iii) The “number of issued Common Shares” to be used in the Acquisition Price Adjustment Formula shall be the sum of the number of Common Shares issued by the Company (excluding those held as treasury shares) as of the recording date where there is such a recording date (excluding the number of Common Shares that are deemed delivered on said record date pursuant to section A., (i) through (iii) above), or as of the day one month before the day on which the Adjusted Acquisition Price is applied where there is no recording date, plus the number of Common Shares that is deemed the “number of Common Shares to be delivered” pursuant to sections A. and B. above before the acquisition price is adjusted but have not been delivered (on or after the day when the adjustment pursuant to section A., (iv), item (b) or (c) above is applied for the first time to certain Shares with Put Options, etc., the number of Common Shares that is deemed to be the “number of Common Shares to be delivered” as a result of the adjustment applied pursuant to section A., (iii) or (iv) above prior to the latest adjustment pertaining to section A., (iv), item (b) or (c) above with respect to the said Shares with Put Options, etc. shall be excluded).
(iv) The “amount to be paid per share” to be used in the Acquisition Price Adjustment Formula shall be the amount to be paid in the case of section A., (i) above (zero yen in the case of an allocation of shares without consideration) (if the amount is to be paid in the form of non-monetary assets, an appropriate appraisal value), zero yen in the case of section A., (ii) and (vi) above, or the price in the case of section A., (iii) or (v) above (in the case of (iv), the Revised Price).

D.
The “price” in section A.,  (iii) through (v) above and section C., (iv) above shall mean the amount obtained by dividing the amount paid at the time of issuance of Shares with Put Options, etc. or Shares Subject to Call, etc. (in the case of share options, the price of the property to be contributed when such share options are exercised) minus the price of assets other than the Common Shares to be delivered to the holders of such Shares with Put Options, etc. or Shares Subject to Call, etc. when such shares are acquired or options are exercised by the number of Common Shares to be delivered when such shares are acquired or options are exercised.

E.
The “number of fully diluted Common Shares” in section A., (v) above shall mean the number of issued Common Shares as of the day on which the Adjusted Acquisition Price is applied minus the number of Common Shares pertaining to such Shares Subject to Call, etc., which are included in the number of issued Common Shares pursuant to section C., (iii) above but have not delivered yet plus the number of Common Shares to be delivered through the acquisition of such Shares Subject to Call, etc.

F.
In section A.,  (i) through (iii) above, if a record date has been determined pertaining to the respective acts set forth in those items and such respective acts are subject to a condition precedent that requires a resolution at the Company’s general meeting of shareholders to approve certain matters, the Adjusted Acquisition Price shall be, notwithstanding the provisions of section A.,  (i) through (iii), applied from the day following the day of the close of the general meeting of shareholders that passed the resolution for approval.

G.
In the case where the difference between the Unadjusted Acquisition Price and the Adjusted Acquisition Price that is calculated based on the Acquisition Price Adjustment Formula before applying the second sentence of section A. above is less than one yen, no adjustment will be made to the acquisition price; provided, however, if the acquisition price is to be calculated as a result of the occurrence of a subsequent event that requires an acquisition price adjustment based on the Price Adjustment Formula, the amount obtained by deducting this difference from the Unadjusted Acquisition Price (to be calculated to the hundredth of a yen and rounded down to the nearest tenth) shall be used in lieu of the Unadjusted Acquisition Price in the Acquisition Price Adjustment Formula.

(9)	Reasonable Measures
The provision regarding the acquisition price as set forth in items (4) through (8) above (including mandatory acquisition price set forth in item (8)-(ii); the same shall apply to this paragraph hereinafter) shall be interpreted from the perspective of avoiding dilution and substantive equality among holders of different classes of shares. In cases where it becomes difficult to calculate the acquisition price or the result of its calculation becomes unreasonable, the Company’s board of directors shall take reasonably necessary measures including an appropriate adjustment of the acquisition price.

(10)	Office to Receive Request for Acquisition
Transfer Agent Department, Head Office, Mizuho Trust & Banking Co., Ltd., 2-1 Yaesu 1-chome, Chuo-ku, Tokyo

(11)	Effective Day of the Request for Acquisition
The request for acquisition shall enter into force from such time that the documents required to request acquisition arrive at the office to receive request for acquisition defined in item (10) above.

7.	Conditions for Acquisition for Cash
(1)	Conditions for Acquisition for Cash
The Company may acquire, to the extent legally possible, all or part of Class A preferred stock, if a day to be separately determined at a meeting of the board of directors (hereinafter referred to as the “Acquisition Day”) after arrival of October 1, 2019; provided, however, that the meeting of the board of directors may determine the Acquisition Day only when the daily Closing Price of the Company’s Common Shares is lower than the Minimum Acquisition Price for all of the thirty consecutive trading days prior to such meeting (including the date of the meeting) and prior approval of the Financial Services Agency of Japan has been obtained. In this case, the Company shall deliver the assets specified in the item (2) below to Preferred Shareholders in exchange for the acquisition of such preferred stock. In the case of a partial acquisition of preferred stock, the pro rata method shall be used. The exercise of the right to request acquisition defined in item (1), Paragraph 6, shall not be impeded, even after the acquisition date has been determined.

(2)	Assets to be Delivered in Exchange for Acquisition
The Company shall deliver cash in the amount of two hundred (200) yen (in the case of a share split, allotment of shares without consideration, reverse share split, or other events similar thereto with respect to such class of preferred stock, the amounts shall be adjusted appropriately) plus the amount equivalent to the accrued Class A Preferred Dividends for each share of Class A preferred stock.   In this item (2), the amount equivalent to accrued Class A Preferred Dividends shall be calculated by replacing the “day of the distribution of residual assets” and “Distribution Day” in the calculation of the amount equivalent to the Accrued Class A Preferred Dividends as set forth in item (3), Paragraph 4 hereof with the “Acquisition Day,” in either case.

8.	Mandatory Acquisition in Exchange for Common Shares
(1)	Mandatory Acquisition in Exchange for Common Shares
The Company shall acquire all shares of Class A preferred stock that have not been acquired by the Company by the last day of the Acquisition Request Period of such stock on the day immediately following the last day of such Period (hereinafter referred to as the “Mandatory Acquisition Day”). In this case, the Company shall, in exchange for the acquisition of such Class A preferred shares, deliver its Common Shares to each Class A Preferred Shareholder.  The number of Common Shares to be delivered shall be obtained by multiplying the number of Class A preferred shares held by each Class A Preferred Shareholder by two hundred (200) yen (in the case of a share split, allotment of shares without consideration, reverse share split, or other events similar thereto with respect to such class of preferred stock, the amounts shall be adjusted appropriately) and then dividing the product by the market price of the Common Shares as defined in item (2) below (hereinafter referred to as the “Mandatory Acquisition Price”). In the calculation of the number of Common Shares to be delivered in exchange for such preferred shares, any number less than one (1) share shall be treated pursuant to the provisions provided for in Article 234 of the Companies Act.

(2)	Mandatory Acquisition Price
Mandatory Acquisition Price shall refer to the average of daily Closing Prices of the Company’s Common Shares as reported by the Tokyo Stock Exchange for the thirty (30) consecutive trading days (excluding any trading day or days on which no Closing Prices are reported) commencing on the 45th trading day prior to the Mandatory Acquisition Day, which shall be calculated to the tenth of a yen and then rounded down to the nearest whole number. Provided, however, that if, as a result of such calculation, the Mandatory Acquisition Price becomes lower than the Minimum Acquisition Price, then the Mandatory Acquisition Price shall be the Minimum Acquisition Price.

9.	Split or Reverse Split of Stock and Allocation of Shares without Consideration
(1)	Share Split or Reverse Share Split
When the Company effects a split or reverse split of shares, it shall be effected at the same time and in the same proportion, with respect to the Common Shares and Class A preferred stock.

(2)	Allotment of Shares without Consideration
When the Company effects an allocation of shares without consideration, such allocation shall be effected at the same time and in the same proportion, with respect to the Common Shares and Class A preferred stock.

10.	Changes, etc. in Laws and Ordinances
In the event that measures need to be taken including the substitution of other provisions for these Provisions due to changes, etc. in laws and ordinance, the Company’s board of directors shall take reasonably necessary measures.

11.	Others
Each of the above paragraphs shall not enter into force without the license and approval based various laws and regulations.

Appendix 3

Jimoto Holdings, Inc.
Provisions for Issuance of Class B Preferred Stock

1.	Class of Offered Shares
Class B preferred stock of Jimoto Holding, Inc. (hereinafter referred to as “Class B preferred stock”)

2.	Class B Preferred Dividends
(1)	Class B Preferred Dividends
In respect of dividends from its surplus provided for in Article 51 of the Articles of Incorporation, the Company shall distribute cash dividends from its surplus on Class B preferred stock (hereinafter referred to as “Class B Preferred Dividends”) in such amount as provided for below to shareholders of Class B preferred stock (hereinafter referred to as “Class B Preferred Shareholders”) or Class B registered stock pledgees in respect of preferred stock (hereinafter referred to as “Class B Registered Preferred Stock Pledgees”) entered or recorded in the final Shareholder Register as of March 31 of each year (hereinafter referred to as the “Record Date for Class B Preferred Stock Dividends”) in priority to the holders of the Company’s common shares (hereinafter referred to as “Common Shares,” and holders thereof are hereinafter referred to as “Common Shareholders”) or registered stock pledgees in respect of Common Shares (hereinafter referred to as “Registered Common Stock Pledgees”) entered or recorded in the final Shareholder Register as of the Record Date for Class B Preferred Stock Dividends; For each one (1) share of the Class B preferred stock, the Company shall pay the amount (hereinafter referred to as “Class B Preferred Dividends”) obtained by multiplying the amount equivalent to the amount to be paid per one (1) share of Class B preferred stock (provided, however, in the case of a share split, allotment of shares without consideration, reverse share split, or other events similar thereto with respect to the Class B preferred stock, the amount shall be adjusted appropriately.) by the annual dividend rate (hereinafter referred to as “Class B preferred stock annual dividend rate”) provided in item (2) below (to be calculated to the thousandth of a yen and then rounded up to the nearest hundredth). provided, however, that in the case where the preferred interim dividends provided for in paragraph 3 hereof have been paid to the Class B Preferred Shareholders or Registered Preferred Stock Pledgees in the relevant business year to which the Record Date for Class B Preferred Stock Dividends belongs, the amount of such preferred interim dividends per share shall be deducted accordingly.

(2)	Class B preferred stock annual dividend rate
The Class B preferred stock annual dividend rate pertaining to the business year ending on March 31, 2013
Class B preferred stock annual dividend rate = Initial-year Class B preferred dividends ÷ Amount equivalent to the amount to be paid per one (1) share of Class B preferred stock

(provided, however, in the case of a share split, allotment of shares without consideration, reverse share split, or other events similar thereto, such amount shall be adjusted appropriately)
In the above formula, the amount of “Initial-year Class B preferred dividends” shall be obtained by multiplying the amount equivalent to the amount to be paid per one (1) share of the Class B preferred stock by the funding cost of the annual preferred dividend rate as defined below (provided, however, the funding cost shall be the one announced as the latest annual preferred dividend rate as of the date on which the Class B preferred stock is issued), and then further multiplying the amount by 182/365 (to be calculated to the thousandth of a yen and then rounded up to the nearest hundredth).

Class B preferred stock annual dividend rate pertaining to each business year subsequent to the business year commencing on April 1, 2013
Class B preferred stock annual dividend rate ＝ The funding cost of the preferred stock annual dividend rate announced by the Deposit Insurance Corporation of Japan (“DIC”) in the relevant business year

(provided, however, in the event that the DIC does not announce the funding cost of the preferred stock annual dividend rate in the relevant business year, the latest funding cost of the preferred stock annual dividend rate announced during or prior to the immediately preceding business year).
The “funding cost of the preferred annual dividend rate” in the formula above shall mean the funding cost of the preferred dividend annual rates of the Earthquake Disaster Special Financial Institutions, etc. pertaining to the immediately preceding business year which is to be announced by the DIC generally in or around July every year; provided, however, when the funding cost of the preferred annual dividend rate exceeds the lower of the 12-month Japanese yen TIBOR or 8% (hereinafter referred to as the “Maximum Class B Preferred Stock Dividend Rate”), the Class B preferred annual dividend rate shall be the Maximum Class B Preferred Stock Dividend Rate.
In the proviso above, the “12-month Japanese yen TIBOR” shall mean the rate published at 11:00 a.m. on April 1st (in the case where April 1st is a bank holiday, the immediately succeeding bank business day) of each year as the 12-month Tokyo Interbank Offered Rate (Japanese yen TIBOR) by the Japanese Bankers Association, or other rates that are regarded as equivalent thereto (to be calculated to the ten-thousandth of a percentage point and then rounded to the nearest thousandth). In the event that the 12-month Japanese yen TIBOR is not announced, the rate announced by the British Bankers Association as the London Interbank Offered Rate (12-month Euro-yen LIBOR [360 day basis]) published on Reuters Page 3750 at 11:00 a.m. London time on April 1st (in the event that April 1st is a bank holiday in London, then the immediately succeeding bank business day) shall be used in lieu of the 12-month Japanese yen TIBOR (to be calculated to the ten-thousandth of a percentage point and then rounded to the nearest thousandth).

(3)	Non-cumulative
If, in a given business year, the amount of cash dividends from surplus to be paid to the  Class B Preferred Shareholders or Registered Preferred Stock Pledgees of Class B preferred stock is less than the relevant Class B Preferred Dividends, the unpaid amount will not accumulate for the subsequent business years.

(4)	Non-participating
The Company shall not distribute dividends from its surplus to Class B Preferred Shareholder or Registered Preferred Stock Pledgee, any amount in excess of the amount of the Class B Preferred Dividends; provided, however, that this shall not apply to the distributions from surplus as part of an absorption-type company split pursuant to Article 758, item 8(b) or Article 760, item 7(b) of the Companies Act, or the distributions from surplus as part of an incorporation-type company split pursuant to Article 763, item 12(b) or Article 765, paragraph 1, item 8(b) of that Act.

3.	Class B Preferred Interim Dividends

In respect of the interim dividends provided for in Article 52 of the Articles of Incorporation, the Company shall distribute cash dividends from its surplus in the amount of up to one-half of the amount of the Class B Preferred Dividends in each business year (hereinafter referred to as “Class B Preferred Interim Dividends”) to the Class B Preferred Shareholders or Registered Preferred Stock Pledgees entered or recorded in the final shareholder register as of September 30 of each year (hereinafter referred to as the “Record Date for Class B Preferred Interim Dividends”) for Class B preferred stock held by them in priority to the Common Shareholders or Registered Common Stock Pledgees entered or recorded in the final shareholder register as of such Record Date for Preferred Interim Dividends.

4.	Distribution of Residual Assets
(1)	Distribution of Residual Assets
In the event that the Company distributes its residual assets, it shall pay to the Class B Preferred Shareholders or Registered Preferred Stock Pledgees, in priority to the Common Shareholders and Registered Common Stock Pledgees, cash in the amount obtained by dividing one thousand and five hundred (1,500) yen divided by 6.5 for each share  of the Class B preferred stock (provided, however, in the case of a share split, allotment of shares without consideration, reverse share split, or other events similar thereto with respect to the Class B preferred stock, the amount shall be adjusted appropriately.) plus the amount equivalent to the accrued Class B preferred dividends, as provided in item (3) below.

(2)	Non-participating
No distribution of residual assets other than those provided for in the item (1) above shall be made to Class B Preferred Shareholders or Registered Preferred Stock Pledgees.

(3)	Amount equivalent to the accrued Class B Preferred Dividends
The “amount equivalent to the accrued Class B preferred dividends” per share of Class B preferred stock shall mean, as of the day of the distribution of residual assets (hereinafter referred to as the “Distribution Day”), the amount obtained by multiplying the amount of Class B preferred dividends by the number of days from (and including) the first day of the business year to which the Distribution Day belongs up to (and including) the Distribution Day, and then dividing the amount by 365 (to be calculated to the thousandth of a yen and then rounded up to the nearest hundredth); provided, however, in the case where the Class B preferred interim dividends have been paid to the Class B Preferred Shareholders or the Registered Class B Preferred Stock Pledgees in the business year to which the Distribution Day belongs, such amount shall be deducted accordingly.

5.	Voting Rights
Preferred Shareholders may not exercise voting rights at a general meeting of shareholders with regard to any matter.
Class B Preferred Shareholders may exercise his or her voting rights with regard to all matters presented at a general meeting of shareholders for the period from, in the case where holders of Class I preferred stock issued by Sendai Bank, Ltd. may exercise, at the time of issuance of the Class B preferred stock, their voting rights at a general meeting of shareholders of the Bank, the date of issuance of the Class B Preferred Stock until such time as a general meeting of shareholders passes a resolution to distribute Preferred Dividends pertaining to the Class B Preferred Stock in their entirety.

A Class B Preferred Shareholder may execute his or her voting rights at a general meeting of shareholders with regard to all matters from the date of an ordinary general meeting of shareholders in the case where a proposal on a full payment of the Class B Preferred Dividends (in the case where Preferred Interim Dividends have been paid, the amount so paid shall be reduced accordingly) is not submitted to the ordinary general meeting of shareholders, or immediately after the closing of an ordinary general meeting of shareholders in the case where a proposal on a full payment of the Class B Preferred Dividends is rejected at the ordinary general meeting shareholders, until, in either case, such time as the resolution of a general meeting of shareholders is passed to distribute the Class B Preferred Dividends in their entirety; provided, however, in the case where the Class B preferred interim dividends have been paid to the Class B Preferred Shareholders or the Registered Class B Preferred Stock Pledgees in the business year to which the Distribution Day belongs, such amount shall be deducted accordingly.

6.	Right to Request Acquisition in Exchange for Common Shares
(1)	Right to Request Acquisition
A Class B Preferred Shareholder may request the Company to acquire the Class B preferred shares he or she owns during the period in which Class B Preferred Shareholders are entitled to request an acquisition, as defined in item (2) below.  In the event that such request is made, the Company shall, in exchange for the acquisition of the Class B preferred shares, to which request for acquisition has been made by the Class B Preferred Shareholder, deliver to such Class B Preferred Shareholder the assets defined in item (3) below; provided, however, that a shareholder may not exercise his or her right to request acquisition as provided for in this paragraph with respect to shares constituting less than one unit:
In the case where the number of Common Shares to be delivered pursuant to item (3) below exceeds the number of exercisable shares, the acquisition request shall be effective only as to the exercisable shares and deemed to have never been made for the number of shares exceeding the number of exercisable shares.
In the proviso above, the “Number of Exercisable Shares” shall mean the lower of (i) the number obtained by deducting the total number of the Company’s shares issued as of the date when the acquisition request is made (hereinafter referred to as the “Acquisition Request Day”) and the number of shares to be obtained by a holder of share option as of the Acquisition Request Day by exercising his or her share option (excluding those of which the exercise period has not commenced) from the total number of the Company’s authorized shares as of the Acquisition Request Day or (ii) the number obtained by deducting, from the total number of the Company’s authorized shares pertaining to the Common Shares as of the Acquisition Request Day, the total number of shares pertaining to the Common Shares issued by the Company as of the Acquisition Request Day, the number of Common Shares to be obtained by a holder of shares with put option by exercising his or her put option (excluding those of which the exercise period has not commenced), the number of Common Shares to be obtained by a holder of shares subject to call in the event of occurrence of grounds for acquisition, and the number of Common Shares to be obtained by a holder of share option by exercising his or her share option (excluding those of which the exercise period has not commenced)

(2)	Acquisition Request Period
Acquisition Request Period shall be from April 1, 2013 to September 30, 2036.

(3)	Assets to Be Delivered in Exchange for the Acquisition
The Company shall deliver its own Common Shares in exchange for the acquisition of Class B preferred stock.  In this case, the number of Common Shares to be delivered shall be obtained by dividing, by the acquisition price defined in items (4) through (8) below, the amount obtained by multiplying the number of Class B preferred shares requested by Class B Preferred Shareholders to be acquired by the amount equivalent to one thousand and five hundred (1,500) yen by 6.5 (provided, however, in the case of a share split, allotment of shares without consideration, reverse share split, or other events similar thereto with respect to the Class B preferred stock, the amount shall be adjusted appropriately); provided, however, in the case of a share split, allotment of shares without consideration, reverse share split, or other events similar thereto with respect to such preferred shares, the amount shall be adjusted appropriately. In the calculation of the number of Common Shares to be delivered in exchange for the acquisition of Class B preferred shares, any number less than one (1) share shall be treated pursuant to the provisions provided for in Article 167, Paragraph 3 of the Companies Act.

(4)	Initial Acquisition Price
The initial acquisition price of the Class B preferred stock shall be the market price on April 1, 2013; provided that if such market price is below the minimum acquisition price set forth in item (7) below, then the price shall be the minimum acquisition price. The initial acquisition price of the Class B preferred stock shall be the amount equivalent to the average (calculated to the tenth of a yen and rounded down to the nearest whole number) of daily Closing Prices of the Company’s Common Shares traded at the Tokyo Stock Exchange during the five consecutive trading days immediately preceding and excluding April 1, 2013, excluding any trading day or days on which no Closing Prices are reported.

(5)	Revision of the Acquisition Price
During the Acquisition Request Period, on or after the day following the third Friday of each month (hereinafter referred to as the “Determination Day”), the acquisition price shall be revised to the amount equivalent to the average (calculated to the tenth of a yen and rounded down to the nearest whole number) of daily closing prices of the Company’s Common Shares during the five consecutive trading days immediately preceding and including the Determination Day (excluding any trading day or days on which no Closing Prices are reported; if the Determination Day is not a trading day, the five consecutive trading days immediately preceding the Determination Day shall be used); provided, however, that if, as a result of such calculation, the revised acquisition price becomes lower than the minimum acquisition price as prescribed in item (7) below, then the minimum acquisition price shall apply. In cases where the grounds for the acquisition price adjustment specified in item (8) below arise during the period from the initial day of the five consecutive business days immediately preceding the Determination Day up to and including the Determination Day, the revised acquisition price shall be adjusted to the price determined appropriate by the board of directors.

(6)	Maximum Acquisition Price
No upper limit shall be placed on the acquisition price.

(7)	Minimum Acquisition Price
The amount obtained by dividing 302 yen by 6.5 (provided, however, the adjustments specific in item (8) shall apply)

(8)	Adjustment of the Acquisition Price
A.
Following the issuance of Class B preferred stock, in the case where any of the following items applies, the acquisition price (including the Minimum Acquisition Price) shall be adjusted based on the formula (hereinafter referred to as the “Acquisition Price Adjustment Formula”) specified below (the adjusted acquisition price shall hereinafter be referred to as the “Adjusted Acquisition Price”): The Adjusted Acquisition Price shall be calculated to the tenth of a yen and rounded down to the nearest whole number.

						Number of Common	×	Amount to be
				Number of issued	＋	Shares to be delivered		paid per share
Adjusted	＝	Unadjusted	×	Common Shares		Market price
Acquisition Price		Acquisition Price		Number of issued Common Shares＋Number of Common Shares to be delivered

(i)
In the case of issuance of Common Shares or disposition of Common Shares held as treasury shares at the amount to be paid below the market price to be used in the Acquisition Price Adjustment Formula (to be defined under C. below; the same shall apply hereinafter in this paragraph), including an allotment of shares without consideration (excluding cases where Common Shares are delivered as a result of acquisition or exercise of shares with put option, which allows their holders to request the Company to deliver its Common Shares, share options (including share options attached to bonds with share options; the same shall apply to this paragraph hereinafter) or other securities (hereinafter referred to as “Shares with Put Options, etc.”) or shares subject to call, which the Company is entitled to acquire in exchange for the delivery of its Common Shares, share options subject to call, or other securities (hereinafter referred to as “Shares Subject to Call, etc.”).

The Adjusted Acquisition Price shall apply from the day following the payment date (if a payment period is specified, the last day of such payment period; hereinafter the same shall apply; in the case of an allocation of shares without consideration, the day on which such allocation becomes effective), or, in cases where there is a record date for granting shareholders the right to receive an allotment of shares or for an allocation of shares without consideration, the day following such date.

(ii)	In the case of share split
The Adjusted Acquisition Price shall be calculated by using the Acquisition Price Adjustment Formula, assuming, as of the record date for the share split, the Common Shares deliverable pursuant to the share split have been delivered (excluding the number of Common Shares increased in relation to the Common Shares held by the Company as its treasury shares) and apply such assumption from the day following such record date.

(iii)
In the case of issuance of the Shares with Put Options, etc. that allow their holders to request the Company to deliver its Common Shares, at a price below the market price used in the Acquisition Price Adjustment Formula (to be defined under D. below; the same shall apply to this item, items (iv) and (v) below, and item (iv) of C hereunder), including the cases of share allocation without consideration.

The Adjusted Acquisition Price shall be calculated by using the Acquisition Price Adjustment Formula, assuming that the Shares with Put Options, etc. were acquired or exercised in their entirety according to the initial conditions and that the Common Shares were delivered as of the payment date for the Shares with Put Options, etc. (in the case of share options, the date of allocation; in the case of an allocation of shares without consideration, the day on which such allocation becomes effective), or, in cases where there is a record date for granting shareholders the right to receive an allotment of the Shares with Put Options, etc., or allocating shares without consideration, as of such record date. The application of the Adjusted Acquisition Price shall commence on the day following the payment date (in the case of share options, the date of allocation; in the case of share allocation without consideration, the day on which such allocation becomes effective) or the day following the record date.

Notwithstanding the foregoing, in the case where the Company issues Shares with Put Options, etc., but their prices have not been fixed as of the aforementioned date of the deemed delivery of the Common Shares and are expected to be determined on a subsequent day (hereinafter referred to as the “Pricing Day”), if the determined price is lower than the market price to be used in the Acquisition Price Adjustment Formula, the Adjusted Acquisition Price shall be calculated based on the Acquisition Price Adjustment Formula assuming that the Shares with Put Options, etc. remaining as of such Pricing Day were acquired or exercised in their entirety according to the conditions fixed on the Pricing Day, and as a result, corresponding shares of Common Stock have been delivered. The application of the Adjusted Acquisition Price shall commence on the day following such Pricing Day.

(iv)
In the case where Shares with Put Options, etc. are issued by the Company on condition that their price will be revised on or subsequently to the day of their issuance (excluding adjustments that are intended to avoid dilution and are similar to this section A. or B. below), the price after the revision (hereinafter referred to as the “Revised Price”) as of such day of revision (hereinafter referred to as the “Revision Day”) is lower than the market price to be used in the Acquisition Price Adjustment Formula.

The Adjusted Acquisition Price shall be calculated based on the Acquisition Price Adjustment Formula assuming that all of the remaining such Shares with Put Options, etc. were acquired or exercised at the Revised Price on the Revision Day, and as a result, corresponding Common Shares were delivered. The application of the Adjusted Acquisition Price shall commence on the day following the relevant Revision Day.
In applying the Acquisition Price Adjustment Formula, depending on which conditions described in (a) through (c) exist, the amount obtained by multiplying the acquisition price that is effective on the day immediately preceding the day on which the Adjusted Acquisition Price is applied by the rate specified for respective conditions (hereinafter referred to as the “Adjustment Factor”) shall be regarded as the unadjusted acquisition price.

(a)	In the case where no adjustment pursuant to item (iii) above or this item (iv) was made for the Shares with Put Options, etc., prior to the relevant Revision Day
The Adjustment Factor shall be 1.
(b)
In the case where the adjustment pursuant to item (iii) above or this item (iv) was made for the Shares with Put Options, etc. prior to the relevant Revision Day, and after such adjustment the acquisition price was revised pursuant to item (5) above before the relevant Revision Day

The Adjustment Factor shall be 1.
provided, however, in calculating the Minimum Acquisition Price, the Adjustment Factor shall be the rate obtained by dividing the Minimum Acquisition Price before the immediately preceding adjustment pursuant to item (iii) above or this item (iv) by the Minimum Acquisition Price after such adjustment.
(c)
In the case where the adjustment pursuant to item (iii) above or this item (iv) was made for the Shares with Put Options, etc. prior to the relevant Revision Day, but after such adjustment the acquisition price was not revised pursuant to item (5) above before the relevant Revision Day

The Adjustment Factor shall be the rate obtained by dividing the acquisition price before the latest adjustment pursuant to item (iii) above or this item (iv) by the acquisition price after such adjustment

(v)	In the case where Common Shares are delivered in exchange for the acquisition of the Shares Subject to Call, etc. at a price lower than the market price that is used in the Price Adjustment Formula
The Adjusted Acquisition Price shall be applied from the day following the acquisition day.
provided, however, if the adjustment pursuant to items (iii) or (iv) above has already been made for the Shares Subject to Call, etc., the Adjusted Acquisition Price shall be calculated only when the number of fully diluted Common Shares (to be defined under section E. below) after the delivery of Common Shares in exchange for the acquisition exceeds the number of issued Common Shares immediately prior to the acquisition, based on the Acquisition Price Adjustment Formula and assuming that such Common Shares were delivered in excess of the outstanding Common Shares; if the number of fully diluted Common Shares does not exceed the number of outstanding Common Shares immediately prior to the acquisition, the adjustment pursuant to this item (v) shall not be made.

(vi)	In the case of a reverse share split

The Adjusted Acquisition Price to apply shall be calculated based on the Acquisition Price Adjustment Formula, in which the number of Common Shares decreased through the reverse share split on or after the day on which the reverse share split becomes effective (excluding the number of Common Shares that was decreased in relation to the Common Shares held by the Company as its treasury shares as of the day on which the reverse share split becomes effective) is expressed in a negative form and deemed to be the number of Common Shares to be delivered.

B.
In addition to the cases described under section A. (i) through (vi) above, when an adjustment of acquisition price (including the Minimum Acquisition Price) becomes necessary due to a merger, company split, share exchange, or share transfer, the acquisition price shall be altered to an acquisition price that is determined to be appropriate by the board of directors (including the Minimum Acquisition Price).

C.
(i) The “market price” to be used in the Acquisition Price Adjustment Formula shall be the average of daily closing prices of the Company’s Common Shares during the five consecutive trading days (excluding days with no Closing Prices reported) prior to the day on which the Adjusted Acquisition Price is applied; provided, however, that the average shall be calculated to the tenth of a yen and rounded down to the nearest whole number.  In cases where the grounds for the acquisition price adjustment arise during the aforementioned five consecutive trading days, the Adjusted Acquisition Price shall be adjusted in accordance with this item (8).

(ii)  The “Unadjusted Acquisition Price” to be used in the Acquisition Price Adjustment Formula shall be the acquisition price effective as of the day immediately prior to the day on which the Adjusted Acquisition Price is applied.
(iii)  The “number of issued Common Shares” to be used in the Acquisition Price Adjustment Formula shall be the sum of the number of Common Shares issued by the Company (excluding those held as treasury shares) as of the recording date where there is such a recording date (excluding the number of Common Shares that are deemed delivered on said record date pursuant to section A., (i) through (iii) above), or as of the day one month before the day on which the Adjusted Acquisition Price is applied where there is no recording date, plus the number of Common Shares that is deemed the “number of Common Shares to be delivered” pursuant to sections A. and B. above before the acquisition price is adjusted but have not been delivered (on or after the day when the adjustment pursuant to section A., (iv), item (b) or (c) above is applied for the first time to certain Shares with Put Options, etc., the number of Common Shares that is deemed to be the “number of Common Shares to be delivered” as a result of the adjustment applied pursuant to section A., (iii) or (iv) above prior to the latest adjustment pertaining to section A., (iv), item (b) or (c) above with respect to the said Shares with Put Options, etc. shall be excluded).
(iv)  The “amount to be paid per share” to be used in the Acquisition Price Adjustment Formula shall be the amount to be paid in the case of section A., (i) above (zero yen in the case of an allocation of shares without consideration) (if the amount is to be paid in the form of non-monetary assets, an appropriate appraisal value), zero yen in the case of section A., (ii) and (vi) above, or the price in the case of section A., (iii) or (v) above (in the case of (iv), the Revised Price).

D.
The “price” in section A., (iii) through (v) above and section C., (iv) above shall mean the amount obtained by dividing the amount paid at the time of issuance of Shares with Put Options, etc. or Shares Subject to Call, etc. (in the case of share options, the price of the property to be contributed when such share options are exercised) minus the price of assets other than the Common Shares to be delivered to the holders of such Shares with Put Options, etc. or Shares Subject to Call, etc. when such shares are acquired or options are exercised by the number of Common Shares to be delivered when such shares are acquired or options are exercised.

E.
The “number of fully diluted Common Shares” in section A., (v) above shall mean the number of issued Common Shares as of the day on which the Adjusted Acquisition Price is applied minus the number of Common Shares pertaining to such Shares Subject to Call, etc., which are included in the number of issued Common Shares pursuant to section C., (iii) above but have not delivered yet plus the number of Common Shares to be delivered through the acquisition of such Shares Subject to Call, etc.

F.
In section A., (i) through (iii) above, if a record date has been determined pertaining to the respective acts set forth in those items and such respective acts are subject to a condition precedent that requires a resolution at the Company’s general meeting of shareholders to approve certain matters, the Adjusted Acquisition Price shall be, notwithstanding the provisions of section A., (i) through (iii), applied from the day following the day of the close of the general meeting of shareholders that passed the resolution for approval.

G.
In the case where the difference between the Unadjusted Acquisition Price and the Adjusted Acquisition Price that is calculated based on the Acquisition Price Adjustment Formula before applying the second sentence of section A. above is less than one yen, no adjustment will be made to the acquisition price; provided, however, if the acquisition price is to be calculated as a result of the occurrence of a subsequent event that requires an acquisition price adjustment based on the Price Adjustment Formula, the amount obtained by deducting this difference from the Unadjusted Acquisition Price (to be calculated to the hundredth of a yen and rounded down to the nearest tenth) shall be used in lieu of the Unadjusted Acquisition Price in the Acquisition Price Adjustment Formula.

(9) Reasonable Measures
The provision regarding the acquisition price as set forth in items (4) through (8) above (including mandatory acquisition price set forth in item (8)-(ii); the same shall apply to this paragraph hereinafter) shall be interpreted from the perspective of avoiding dilution and substantive equality among holders of different classes of shares. In cases where it becomes difficult to calculate the acquisition price or the result of its calculation becomes unreasonable, the Company’s board of directors shall take reasonably necessary measures including an appropriate adjustment of the acquisition price.

(10) Office to Receive Request for Acquisition
Transfer Agent Department, Head Office, Mizuho Trust & Banking Co., Ltd., 2-1 Yaesu 1-chome, Chuo-ku, Tokyo

(11) Effective Day of the Request for Acquisition
The request for acquisition shall enter into force from such time that the documents required to request acquisition arrive at the office to receive request for acquisition defined in item (10) above.

7.	Conditions for Acquisition for Cash
The Company may acquire, to the extent legally possible, all or part of Class B preferred stock, if a day to be separately determined at a meeting of the board of directors (hereinafter referred to as the “Acquisition Day”) after arrival of October 1, 2021. In this case, the Company shall deliver the sum of the amount obtained by dividing one thousand and five hundred (1,500) yen by 6.5 (provided, however, in the case of a share split, allotment of shares without consideration, reverse share split, or other events similar thereto with respect to the Class B preferred stock, the amount shall be adjusted appropriately) and the amount equivalent to the accrued Class B Preferred Dividends to Preferred Shareholders in exchange for the acquisition of such preferred stock.; provided, however, that the meeting of the board of directors may determine the Acquisition Day only when the daily Closing Price of the Company’s Common Shares is lower than the Minimum Acquisition Price for all of the thirty consecutive trading days prior to such meeting (including the date of the meeting) and prior approval of the Financial Services Agency of Japan has been obtained. In the case of a partial acquisition of preferred stock, the pro rata method shall be used. The exercise of the right to request acquisition defined in item (1), Paragraph 6, shall not be impeded, even after the acquisition date has been determined.

In the case referred to in this paragraph, the amount equivalent to the accrued preferred dividends in item 4 (3) shall be calculated by replacing the “day of the distribution of residual assets” and “Distribution Day” in the calculation of the amount equivalent to the Accrued Class A Preferred Dividends and the amount equivalent to the Accrued Class B Preferred Dividends as set forth in Article 15 of the Articles of Incorporation with the “Acquisition Day,” in either case.

8.	Mandatory Acquisition in Exchange for Common Shares
(1) Mandatory Acquisition in Exchange for Common Shares
The Company shall acquire all shares of Class B preferred stock that have not been acquired by the Company by the last day of the Acquisition Request Period of such stock on the day immediately following the last day of such Period (hereinafter referred to as the “Mandatory Acquisition Day”). In this case, the Company shall, in exchange for the acquisition of such Class B preferred shares, deliver its Common Shares to each Class B Preferred Shareholder.  The number of Common Shares to be delivered shall be obtained by multiplying the number of Class B preferred shares held by each Class B Preferred Shareholder by the sum of the amount obtained by dividing one thousand and five hundred (1,500) yen by 6.5 (in the case of a share split, allotment of shares without consideration, reverse share split, or other events similar thereto with respect to such class of preferred stock, the amounts shall be adjusted appropriately) and then dividing the product by the market price of the Common Shares as defined in item (2) below (hereinafter referred to as the “Mandatory Acquisition Price”). In the calculation of the number of Common Shares to be delivered in exchange for such preferred shares, any number less than one (1) share shall be treated pursuant to the provisions provided for in Article 234 of the Companies Act.

(2) Mandatory Acquisition Price
Mandatory Acquisition Price shall refer to the average of daily Closing Prices of the Company’s Common Shares as reported by the Tokyo Stock Exchange for the thirty (30) consecutive trading days (excluding any trading day or days on which no Closing Prices are reported) commencing on the 45th trading day prior to the Mandatory Acquisition Day, which shall be calculated to the tenth of a yen and then rounded down to the nearest whole number. Provided, however, that if, as a result of such calculation, the Mandatory Acquisition Price becomes lower than the Minimum Acquisition Price, then the Mandatory Acquisition Price shall be the Minimum Acquisition Price.

9.	Split or Reverse Split of Stock and Allocation of Shares without Consideration
(1) Share Split or Reverse Share Split
When the Company effects a split or reverse split of shares, it shall be effected at the same time and in the same proportion, with respect to the Common Shares and Class B preferred stock.

(2) Allotment of Shares without Consideration
When the Company effects an allocation of shares without consideration, such allocation shall be effected at the same time and in the same proportion, with respect to the Common Shares and Class B preferred stock.

10.	Changes, etc. in Laws and Ordinances
In the event that measures need to be taken including the substitution of other provisions for these Provisions due to changes, etc. in laws and ordinance, the Company’s board of directors shall take reasonably necessary measures.

11.	Others
Each of the above paragraphs shall not enter into force without the license and approval based various laws and regulations.

3. Matters Concerning Appropriateness of Provisions Listed in Article 773 Clause 1 Items 5 and 6 of the Companies Act
 (1) Matters Concerning Allocation of Shares of Joint Holding Company

The Bank and Sendai Bank determined the allocation ratios (hereinafter referred to as Share Transfer Ratio) of common shares, class A preferred shares, and class B preferred shares of the Joint Holding Company for shareholders of the Bank and Sendai Bank at the time of establishment of the Joint Holding Company through Transfer of Shares as described below.

(a). Allotment of Shares with Regard to Share Transfer

Company Name	Kirayaka Bank	Sendai Bank
Share Transfer Ratio	1	6.5

(Note 1) Share Allotment Ratio
1. One common share of the Joint Holding Company will be allotted for one common share of Kirayaka Bank.
2. 6.5 common shares of the Joint Holding Company will be allotted for one common share of Sendai Bank.
3. One Class A preferred share of the Joint Holding Company will be allotted for one Class III preferred share of Kirayaka Bank.
4. 6.5 Class B preferred shares of the Joint Holding Company will be allotted for one Class I preferred share of Sendai Bank.
The share transfer ratio may be subject to change upon consultation of the two banks, in case there arises major changes in conditions that form the basis for the calculation.
In case, through the Transfer of Shares, there arises odd shares that are less than one share of the common share, Class A preferred share, or Class B preferred share to be issued by the Joint Holding Company to shareholders of the two banks, a cash amount equivalent to the odd shares will be paid to the relevant shareholders pursuant to Article 234 of the Companies Act and other relevant laws and regulations.

 (Note 2) No. of New Shares to Be Issued by Joint Holding Company (Planned)
  Common Shares:  178,877,671
The numbers of new shares to be issued are based on the numbers of shares outstanding of Kirayaka Bank (129,714,282 shares) and of Sendai Bank (7,591,100 shares) as of March 31, 2012. However, as the two banks are planning to retire as many treasury shares as practicable prior to the Effective Date of Transfer of Shares, the numbers of treasury shares of Kirayaka Bank (16,521 shares) and of Sendai Bank (24,960 shares) owned by the respective banks as of March 31, 2012, are not included as the shares for which new shares of the Joint Holding Company will be allotted. Please note that the number of shares to be issued by the Joint Holding Company may be subject to change in cases where the number of treasury shares of the two banks as of March 31, 2012 should change prior to the Effective Date as a result of exercise of the right to request the purchase of shares by shareholders of Kirayaka Bank or Sendai Bank and/or other events.
  Class A Preferred Shares:  100,000,000
The numbers of new shares to be issued are based on the numbers of the Class III preferred shares outstanding of Kirayaka Bank (100,000,000 shares) as of March 31, 2012.
  Class B Preferred Shares:  130,000,000
The numbers of new shares to be issued are based on the numbers of the Class I preferred shares outstanding of Sendai Bank (20,000,000 shares) as of March 31, 2012.

 (Note 3) Share Unit of Joint Holding Company
  The Joint Holding Company will adopt a unit share system by setting the following numbers of shares as one unit:

Common Shares:  100
  Class A Preferred Shares:  100
  Class B Preferred Shares:  100

 (Note 4) Demand for the purchase of shares constituting less than one unit
Shareholders of the two banks who will receive shares of the Joint Holding Company which constitute less than one unit (100 shares) as specified above (hereinafter referred to as “Shares Constituting Less Than One Unit”) may not trade their Shares Less Than One Unit on the Tokyo Stock Exchange or financial instruments exchanges. In accordance with Article 192, Paragraph I of Companies Act of Japan, holders of such Shares Constituting Less Than One Unit may demand the Joint Holding Company to purchase their Shares Constituting Less Than One Unit.

(b) Ground for Calculation of Allotment Ratio in Share Transfer
i) Common Shares
i-a) Basis for Calculation
In order to ensure fairness in calculating the share transfer ratio to be applied to the Transfer of Shares, Kirayaka Bank and Sendai Bank appointed Deloitte Touche Tohmatsu LLC (hereinafter referred to as “Tohmatsu”) and KPMG FAS Co., Ltd. (hereinafter referred to as “KPMG”), respectively, as third-party calculation agents, commissioned them to respectively calculate the share transfer ratio applicable to the Transfer of Shares, and received the results of calculation of the share transfer ratio.

Tohmatsu, after analysis of various conditions for the Transfer of Shares, performed, for the common shares of Kirayaka Bank that have market prices, analysis of historical market prices. In addition, for the two banks, Tohmatsu used the multipliers method, contribution analysis, equity discounted cash flow (DCF) method, and dividend discount model (DDM) to calculate the ratio. In the above analysis of historical market prices, Tohmatsu set the calculation base date to April 17, 2012 for Kirayaka Bank. In addition, by considering that share market prices during a given period may reflect extraordinary fluctuations of share prices, Tohmatsu conducted analysis based on average prices weighted by volume (Volume Weighted Average Price) for the periods of one month prior to the base date, three months prior to the base date, and the announcement date to the base date in order to fully reflect impact from the date the resumption of Business Integration talks was announced (on January 25, 2012) that had been suspended after the earthquake.
The results according to each valuation method are as follows. The ranges of the share transfer ratio in the table below represent the number of common shares of the Joint Holding Company to be allotted for one common share of Sendai Bank, if one common share of the Joint Holding Company is to be allotted for one common share of Kirayaka Bank.

	Valuation Method	Calculated Range for Share Transfer Ratio
(1)	Historical Market Price Analysis/Multipliers Method	8.2	~	10.2
(2)	Multipliers Method	6.0	~	6.9
(3)	Equity DCF Method	5.8	~	7.0
(4)	DDM	5.9	~	7.1
(5)	Contribution Analysis	6.5	~	7.5

In calculating the share transfer ratio, Tohmatsu assumed and relied on the accuracy and completeness of information provided by the two banks as well as of information released to the public. As a general matter, it used the information as provided and did not perform independent validation of the accuracy or completeness of the information nor independent evaluation, appraisal, or assessment of any of the assets or liabilities, including contingencies, of the two banks and their subsidiaries and affiliated companies. In addition, with respect to the financial forecast information of the two banks, including the earnings plan and other information, Tohmatsu assumed that such information was reasonably prepared and reflected the best judgment and decision of the management of the two banks. Tohmatsu has confirmed with the management teams of respective banks that there will be no significant changes in their financial forecast. The calculation of the share transfer ratio by Tohmatsu was based on the information made available to Tohmatsu as of April 17, 2012.  If there are any changes to the information on which the calculation was based, the calculation results may also be impacted. The calculation results by Tohmatsu should not be construed as expression of opinions on the fairness of the share transfer ratio relating to the Transfer of Shares.

KPMG used the dividend discount model (DDM) and comparable peer company analysis for calculation of the value of the common shares of the two banks. In addition, for Kirayaka Bank, KPMG also used the analysis of historical market prices per share of the common shares of Kirayaka Bank, because their shares are listed on the second section of the Tokyo Stock Exchange and market prices for their shares exist. For the analysis of historical market prices per share of the common shares of Kirayaka Bank, KPMG used the average closing price and average closing price weighted by the transaction volume (volume-weighted average price) on the calculation base date (April 17, 2012), average closing prices and Volume Weighted Average Prices on the days one month, three months, and six months prior to the base date, and on all the trading days during the period commencing on the business day immediately following the announcement of the “Notice on Business Integration of Sendai Bank and Kirayaka Bank” on January 25, 2012 and ending on the base date in order to reflect impact on share prices following the announcement of the Transfer of Shares.
The share transfer ratios calculated by KPMG according to each valuation method are as follows. The ranges of the share transfer ratio in the table below represent the number of common shares of the Joint Holding Company to be allotted for one common share of Sendai Bank, if one common share of the Joint Holding Company is to be allotted for one common share of Kirayaka Bank.

	Valuation Method	Calculated Range for Share Transfer Ratio
(1)	DDM	6.05	~	7.31
(2)	Comparable Peer Company Analysis/Historical Market Price Analysis	4.47	~	4.59
(3)	Comparable Peer Company Analysis	5.86	~	6.56

In calculating the share transfer ratio, KPMG assumed and relied on the accuracy and completeness of information provided by the two banks, information made available to it during interview sessions, and information released to the public and it did not perform independent validation of the accuracy or completeness of such information. KPMG did not perform independent evaluation, appraisal, or assessment of any of the assets or liabilities, including off balance-sheet assets, liabilities and other contingencies, of the two banks and their subsidiaries and affiliated companies. In addition, with respect to the financial forecast information of the two banks referenced in the calculations, KPMG assumed that such information was reasonably prepared through mutual consultation and reflected the best judgment and decision of the management of the two banks based on the management enhancement plans. The calculation results by KPMG should not be construed as expression of opinions on the fairness of the share transfer ratio with respect to the Transfer of Shares. If there are any changes to the information on which the calculation was based, the calculation results may also be impacted.

i-b) Events Leading to Determination of Share Transfer Ratio
As described above, Kirayaka Bank and Sendai Bank commissioned Tohmatsu and KPMG, respectively, to calculate the share transfer ratio applicable to the Transfer of Shares as third-party calculation agents. With reference to the calculation results, the two banks continued talks and negotiations in a prudent manner, and came to the conclusion that the share transfer ratio described above is appropriate in consideration of all factors, including the results of due diligence processes performed mutually on the other party, financial conditions, conditions of assets, and financial prospects. The above share transfer ratio was approved and agreed at the respective Board of Directors meetings held on April 26, 2012.

i-c) Relations with Calculation Agents
Tohmatsu and KPMG are not related parties of Kirayaka Bank or Sendai Bank, and have no material interest in the Transfer of Shares.

(b) Preferred Shares
With respect to the Class III preferred shares issued by Kirayaka Bank and Class I preferred shares issued by Sendai Bank (hereinafter collectively referred to as “Preferred Shares to be Transferred”), unlike common shares, there do not exist any market prices. Accordingly, the numbers of preferred shares of the Joint Holding Company to be issued and allotted were determined in consideration of the share transfer ratio of the common shares. In doing so, the terms and conditions of the preferred shares of the Joint Holding Company to be newly issued and allotted for the Preferred Shares to be Transferred will be made identical to the Preferred Shares to be Transferred. Accordingly, it is agreed that one Class A preferred share of the Joint Holding Company will be issued and allotted for one Class III preferred share of Kirayaka Bank, and 6.5 Class B preferred shares of the Joint Holding Company for one Class I preferred share of Sendai Bank.

 (2) Matters Concerning Capital Stock and Reserves of Joint Holding Company

The Bank and Sendai Bank determined the paid-in capital and reserves of the Joint Holding Company at the time of establishment of the Joint Holding Company through Transfer of Shares to be as follows:

(1)	Amount of Capital Stock	2,000,000,000 yen
(2)	Amount of Capital Reserve	500,000,000 yen
(3)	Amount of Earned Surplus Reserve	0 yen

The amounts of paid-in capital and reserves were determined after due consultation between the Bank and Sendai Bank and in consideration of the capital policy and other circumstances of the Joint Holding Company in a comprehensive manner, and are within the range allowed under the Ordinance on Accounting of Companies.

4. Matters Concerning Sendai Bank
(1)	Details of financial statements, etc., for last fiscal year (Fiscal Year Ended March 2012)
As stated in the attached document, Appendix 4 “Matters Concerning The Sendai Bank, Ltd. for Fiscal Year Ended March 2012.”

(2)	Details of subsequent events that materially impact condition of company property after end of last fiscal year
Not applicable.

5. Matters Concerning Subsequent Events That Materially Impact Condition of Property of the Bank after End of Last Business Year
Not applicable.

6. Matters Concerning Persons Assuming Office of Director of Joint Holding Company Stipulated in Article 74 of Ordinance for Enforcement of the Companies Act
Persons assuming office of director of the Joint Holding Companies are as follows:

Candidate No.	Name (Date of Birth)	Career Summary, Position, Responsibility, and Significant Concurrent Office Held		(1) No. of Shares Owned of the Bank (2) No. of Shares Owned of Sendai Bank (3) No. of Shares to Be Allotted of the Joint Holding Company
1	Seiichi Mitsui (July 11, 1942)	April 1966	Joined Shinko Mutual Bank (Currently Sendai Bank)	(1) None (2) 7,794 Common Shares (3) 50,661 Common Shares
		April 1989	General Manager, Tome Branch
		April 1991	Deputy General Manager, Headquarters Marketing Department, Manager, Loans Section
		August 1992	General Manager, Nigatake Branch
		August 1994	General Manager, Ishinomaki Branch
		June 1997	Director, General Manager, Headquarters Marketing Department
		January 2001	Managing Director, Business Promotion Department
		June 2001	President and Director (Current Position)
2	Manabu Awano (February 7, 1956)	April 1979	Joined Yamagata Mutual Bank (Yamagata Shiawase Bank)	(1) 23,800 Common Shares (2) None (3) 23,800 Common Shares
		June 1999	General Manager, General Planning Department
		June 2001	Director, General Manager, General Planning Department
		June 2005	Senior Managing Director
		October 2005	Director of Kirayaka Bank
		May 2007	Senior Managing Director of the Bank
		June 2007	Senior Managing Director of Kirayaka Holdings
		February 2008	President and Representative Director of the Bank
		April 2008	President and Director (Current Position)
3	Yutaka Baba (April 8, 1949)	April 1972	Joined Shinko Mutual Bank (Currently Sendai Bank)	(1) None (2) 2,900 Common Shares (3) 18,850 Common Shares
		April 1995	General Manager, Tokyo Liaison Office, Planning Department
		April 1998	Deputy General Manager, Headquarters Marketing Department, Manager, Valued Customer Section
		January 2000	General Manager, Tokyo Branch, General Manager, Tokyo Liaison Office, Planning Department
		June 2003	Director, General Manager, Business Promotion Department
		June 2005	Director, General Manager, Headquarters Marketing Department
		June 2007	Managing Director
		June 2009	Senior Managing Director (Current Position)

Candidate No.	Name (Date of Birth)	Career Summary, Position, Responsibility, and Significant Concurrent Office Held		(1) No. of Shares Owned of the Bank (2) No. of Shares Owned of Sendai Bank (3) No. of Shares to Be Allotted of the Joint Holding Company
4	Kenichi Tokairin (December 25, 1955)	April 1978	Joined Yamagata Mutual Bank (Yamagata Shiawase Bank)	(1) 16,400 Common Shares (2) None (3) 16,400 Common Shares
		April 2000	General Manager, Loan Department 2
		June 2004	General Manager, Loan Department
		June 2005	Director, Executive Officer, General
		May 2007	Manager, Loan Department Managing Executive Officer, Chief of Loan Division of the Bank
		April 2008	Managing Director of the Bank (Current Position)
5	Takashi Suzuki (January 20, 1954)	April 1977	Joined Shinko Mutual Bank (Currently Sendai Bank)	(1) None (2) 2,500 Common Shares (3) 16,250 Common Shares
		April 2000	Manager, Control Section, Manager, Development Section, Business Promotion Department
		August 2002	Manager, Individual Customer Marketing Section, Business Promotion Department
		April 2003	Deputy General Manager, Business Promotion Department, Manager, Individual Customer Marketing Section
		June 2003	Director, General Manager, Loan Department
		June 2005	Director, General Manager, Planning Department
		April 2006	Director, General Manager, Planning Department, General Manager, Risk Control Department
		June 2006	Director, General Manager, General Affairs Department
		June 2007	Managing Director, General Manager, General Affairs Department
		June 2008	Managing Director (Current Position)
6	Shoichiro Suto (March 22, 1952)	April 1976	Joined Shokusan Mutual Bank (Shokusan Bank)	(1) 24,800 Common Shares (2) None (3) 24,800 Common Shares
		February 1994	General Manager, Urushiyama Branch
		February 1996	General Manager, Yamagata Distribution Center Branch
		April 1999	General Manager, Tokamachi Branch
		October 2001	General Manager, Shinjo Branch
		June 2003	General Manager, Financial Markets Department
		February 2004	General Manager, General Planning Department
		April 2004	Executive Officer, General Manager, General Planning Department
		June 2005	Director, General Manager, General Planning Department
		May 2007	Managing Executive Officer, General Manager, Management Planning Department of the Bank
		April 2008	Managing Director of the Bank (Current Position)

Candidate No.	Name (Date of Birth)	Career Summary, Position, Responsibility, and Significant Concurrent Office Held		(1) No. of Shares Owned of the Bank (2) No. of Shares Owned of Sendai Bank (3) No. of Shares to Be Allotted of the Joint Holding Company
7	Isao Misonou (April 2, 1954)	April 1978	Joined Shinko Mutual Bank (Currently Sendai Bank)	(1) None (2) 1,500 Common Shares (3) 9,750 Common Shares
		August 2000	Manager, Planning Section, Planning Department
		April 2003	Deputy General Manager, Planning Department, Manager, Planning Section
		April 2005	General Manager, East Industrial Park Branch
		June 2006	Director, General Manager, Planning Department
		June 2008	Managing Director, General Manager, Planning Department
		June 2009	Managing Director (Current Position)
8	Akira Sagawa (January 13, 1954)	April 1976	Joined Shokusan Mutual Bank (Shokusan Bank)	(1) 11,700 Common Shares (2) None (3) 11,700 Common Shares
		October 1999	General Manager, Yamagata Onome Branch
		April 2003	General Manager, General Planning Department
		February 2004	General Manager, Management Risk Control Department
		April 2004	Executive Officer, General Manager, Management Risk Control Department
		October 2005	Director, Group Control Manager, Kirayaka Holdings
		June 2007	Managing Executive Officer, Group Control Manager, Kirayaka Holdings
		October 2008	Managing Executive Officer, General Manager, Management Planning Department, General Manager, Public Relations Department of the Bank
		June 2009	Managing Director of the Bank (Current Position)
9	Tatsuhiko Tanaka (October 15, 1958)	April 1981	Joined Industrial Bank of Japan	(1) 10,400 Common Shares (2) None (3) 10,400 Common Shares
		March 2002	Deputy General Manager, Industrial Research Division, Mizuho Corporate Bank
		October 2005	Counselor, Compliance Division, Mizuho Corporate Bank
		May 2007	General Manager, Control Department, Compliance Division, Mizuho Corporate Bank
		April 2010	Managing Executive Officer of the Bank
		June 2010	Managing Director of the Bank (Current Position)

Candidate No.	Name (Date of Birth)	Career Summary, Position, Responsibility, and Significant Concurrent Office Held		(1) No. of Shares Owned of the Bank (2) No. of Shares Owned of Sendai Bank (3) No. of Shares to Be Allotted of the Joint Holding Company
10	Takayuki Haga (January 12, 1961)	April 1984	Joined Shinko Mutual Bank (Currently Sendai Bank)	(1) None (2) 300 Common Shares (3) 1,950 Common Shares
		April 2004	Manager, Corporate Marketing Section, Business Promotion Department
		June 2006	General Manager, East Industrial Park Branch
		June 2008	General Manager, Business Promotion Department
		June 2009	General Manager, Planning Department
		April 2011	General Manager, Planning Department, General Manager, Card Business Department
		June 2011	Director, General Manager, Planning Department, General Manager, Card Business Department
		May 2012	Director, General Manager, Planning Department (Current Position)
11	Yukiyoshi Sakamoto (March 26, 1956)	April 1979	Joined Yamagata Mutual Bank (Yamagata Shiawase Bank)	(1) 16,825 Common Shares (2) None (3) 16,825 Common Shares
		April 2003	General Manager, Minamidate Branch
		July 2004	General Manager, Sakata Station East Branch
		June 2005	General Manager, Yuminomachi Branch
		May 2007	Deputy Chief Executive, Sendai Area Division of the Bank
		April 2008	Chief Executive, Sendai Area Division, Business Promotion Department of the Bank
		October 2008	Chief Executive, Sendai Strategy Division, Strategic Region Department of the Bank
		June 2009	Director of the Bank (Current Position)
12	Mitsuru Kumagai (July 25, 1941)	April 1965	Joined Tohoku Electric Power Co., Inc.	(1) None (2) None (3) None
		June 2003	Director and Deputy President
		June 2005	Left Office of Director of Tohoku Electric Power President and Representative Director, Yurtec Co., Inc.
		June 2009	Chairman and Representative Director, Yurtec Co., Inc. (Current Position)
		June 2010	Director, Sendai Bank (Current Position)

 (Notes)
1.
Director candidates Takashi Suzuki and Takayuki Haga have loan transactions with Sendai Bank. Director candidate Mitsuru Kumagai is Chairman and Representative Director of Yurtec Co., Inc., which has entered into transactions with Sendai Bank for installation of power generators, etc. No other director candidates are in an interested party relationship with the Bank or Sendai Bank, and are not expected to be in an interested party relationship with the Joint Holding Company.

2.	Mr. Mitsuru Kumagai is a candidate for external director stipulated in Article 2 Clause 3 Item 7 of the Ordinance for Enforcement of the Companies Act.
3.	Matters concerning the candidate for external director are as follows:
(1)
Reason for having Mr. Mitsuru Kumagai as external director candidate Mr. Kumagai has been engaged in running Tohoku Electric Power Co., Inc. and Yurtec Co., Inc. and has expertise and insight as a management specialist fostered during his career, which are considered useful for enhancement of the corporate governance of the Joint Holding Company.

(2)
Contract for limitation of liability In case Mr. Mitsuru Kumagai assumes the office of external director of the Joint Holding Company, the Joint Holding Company will, based on stipulations in Article 427 Clause 1 of the Companies Act, conclude a contract with Mr. Kumagai for limiting liability pursuant to Article 423 Clause 1 of the Companies Act to the limit specified in the relevant laws and regulations.

7. Matters Concerning Persons Assuming Office of Statutory Auditor of Joint Holding Company Stipulated in Article 76 of Ordinance for Enforcement of the Companies Act
Persons assuming office of statutory auditor of the Joint Holding Companies are as follows:

Candidate No.	Name (Date of Birth)	Career Summary, Position, and Significant Concurrent Office Held		(1) No. of Shares Owned of the Bank (2) No. of Shares Owned of Sendai Bank (3) No. of Shares to Be Allotted of the Joint Holding Company
1	Shunichi Hasebe (February 10, 1953)	April 1976	Joined Shinko Mutual Bank (Currently Sendai Bank)	(1) None (2) 1,600 Common Shares (3) 10,400 Common Shares
		August 1999	Manager, Loan Section, Manager, Foreign Business Section, Headquarters Marketing Department
		April 2003	Deputy General Manager, Headquarters Marketing Department, Manager, Loan Section, Manager, Foreign Business Section
		August 2003	General Manager, Shiogama Branch
		August 2005	General Manager, Ishinomaki Branch
		June 2008	General Manager, Central Street Branch
		June 2009	Standing Statutory Auditor (Current Position)
2	Fujio Sasajima (September 19, 1942)	April 1966	Joined Sakamoto Patent and Law Office	(1) 15,000 Common Shares (2) None (3) 15,000 Common Shares
		September 1967	Joined Seiwa Patent and Law
		March 1974	Registered as Patent Attorney
		April 1974	President, Sasajima & Associates
		April 2002	Chairman, Japan Patent Attorneys Association
		July 2002	Member, Industrial Structure Council
		April 2004	Technical adviser, Tokyo High Court and Tokyo District Court
		June 2004	Statutory Auditor, Yamagata Shiawase Bank
		October 2005	Statutory Auditor, Kirayaka Holdings
		November 2005	Visiting Professor, Tohoku University
		May 2007	Statutory Auditor of the Bank (Current Position)
		April 2009	Special-appointment Visiting Professor, Tohoku University (Current Position)
		May 2009	Joint Representative, Okuyama & Sasajima (Current Position)
		June 2009	Visiting Professor, Yamagata University (Current Position)

Candidate No.	Name (Date of Birth)	Career Summary, Position, and Significant Concurrent Office Held		(1) No. of Shares Owned of the Bank (2) No. of Shares Owned of Sendai Bank (3) No. of Shares to Be Allotted of the Joint Holding Company
3	Kunio Kanno (September 24, 1933)	April 1977	Assistant Professor, Faculty of Law, Tohoku Gakuin University	(1) None (2) None (3) None
		April 1987	Professor, Faculty of Law, Tohoku Gakuin University
		February 2001	Registered as Lawyer (Sendai Bar Association) (Current Position)
		March 2007	Emeritus Professor, Tohoku Gakuin University (Current Position)
		June 2010	Statutory Auditor, Sendai Bank (Current Position)
4	Yoshiaki Ito (July 21, 1950)	November 1976	Joined Tetsuzo Ota & Co. (Currently Ernst & Young ShinNihon LLC)	(1) 11,000 Common Shares (2) None (3) 11,000 Common Shares
		March 1981	Registered as Certified Public Accountant
		September 1983	Joined Eiichi Ito Accounting Office
		November 1983	Registered as Tax Accountant
		July 1988	Partner, Asahi Shinwa Auditing Firm (Currently KPMG Azsa LLC)
		June 1999	Representative Partner, General Manager, Yamagata Office, Asahi & Co. (Currently KPMG Azsa LLC)
		April 2002	Comprehensive External Auditor for Yamagata Prefecture
		July 2002	Deputy Chairman, Tohoku Division, The Japanese Institute of Certified Public Accountants Chairman, Yamagata Section, Tohoku Division, The Japanese Institute of Certified Public Accountants
		July 2007	President, Ito Certified Public Accountant Office (Current Position)
		September 2007	Member, Yamagata Prefecture Designated Manager Screening Committee
		April 2008	Member, Local Minimum Wages Council for Yamagata Area

(Notes)
1.
Statutory auditor candidate Fujio Sasajima has loan transactions with Kirayaka Bank. Statutory auditor candidate Yoshiaki Ito is the representative of Ito CPA Office, which has contracts in place with Kirayaka Card Corporation, Yamagata Business Service Co., Ltd., and Fujitsu Yamagata Information Technology, Kirayaka Bank’s affiliated companies, for CPA and tax accountant services and receives fees. No other statutory auditor candidates are in an interested party relationship with the Bank or Sendai Bank, and are not expected to be in an interested party relationship with the Joint Holding Company.

2.	Messrs. Fujio Sasajima, Kunio Kanno, and Yoshiaki Ito are candidates for external statutory auditor stipulated in Article 2 Clause 3 Item 8 of the Ordinance for Enforcement of the Companies Act.
3.	Matters concerning the candidates for external statutory auditor are as follows:
(1)	Reason for having Messrs. Fujio Sasajima, Kunio Kanno, and Yoshiaki Ito as external statutory auditor candidates
a) Mr. Fujio Sasajima is considered appropriate for strengthening the audit system and enhancing the corporate governance of the Joint Holding Company in consideration of his abundant experience and insight in various matters fostered during his career as patent attorney.
b) Mr. Kunio Kanno has abundant experience as a university professor and lawyer and excellent insight as a legal specialist, which are considered useful for strengthening the audit system and enhancing the corporate governance of the Joint Holding Company.
c)Mr. Yoshiaki Ito has specialist knowledge about finance and accounting and good experience as a certified public accountant, which are considered useful for strengthening the audit system and enhancing the corporate governance of the Joint Holding Company.
(2)	Contract for limitation of liability
In case Messrs. Fujio Sasajima, Kunio Kanno, and Yoshiaki Ito assume the office of external statutory auditor of the Joint Holding Company, the Joint Holding Company will, based on stipulations in Article 427 Clause 1 of the Companies Act, conclude a contract with each of the external statutory auditors for limiting liability pursuant to Article 423 Clause 1 of the Companies Act to the limit specified in the relevant laws and regulations.
(3)	Registration of independent officer
The Joint Holding Company will register with Tokyo Stock Exchange Mr. Kunio Kanno as independent officer pursuant to stipulations in Article 436-2 of the Securities Listing Regulations of Tokyo Stock Exchange.

8. Matters Concerning Persons Assuming Office of Accounting Auditor of Joint Holding Company Stipulated in Article 77 of Ordinance for Enforcement of the Companies Act
Persons assuming office of accounting auditors of the Joint Holding Companies are as follows:

 (As of March 31, 2012)
Name	Ernst & Young ShinNihon LLC
Location of Principal Office	Hibiya Kokusai Building, 2-3 Uchisaiwai-cho 2-Chome, Chiyoda-ku, Tokyo, Japan
Summary	No. of Partners	671
	No. of Staff	• CPAs	2,468
		• Partly- qualified Accountants	1,343
		• Other Staff	1,317
	No. of Offices	• Domestic Offices	33
		• Domestic Representative Offices	3
		• Overseas Representative Offices	33
Corporate History	October 1985	Showa Ota & Co. established
	January 1986	Century Audit Corporation established
	April 2000	Showa Ota & Co. and Century Audit Corporation merged to form Century Ota Showa & Co.
	July 2001	Century Ota Showa & Co. renamed as Shin Nihon & Co.
	July 2008	Changed type of incorporation to be Ernst & Young ShinNihon LLC

9. Other Matters Concerning Resolution of the Proposal
The resolution of the Proposal will become effective provided that approvals are given at the general shareholders’ meetings and class meetings of the Bank and Sendai Bank as stipulated in Article 7 of the Share Transfer Plan (General Shareholders’ Meetings to Approve Share Transfer Plan) and that approvals are given by relevant authorities pursuant to laws and regulations.
The resolution of the Proposal will cease to have effect in case the Plan for Share Transfer is invalidated due to matters stipulated in Article 12 of the Share Transfer Plan (Effectiveness of Plan).

Attached Document

Appendix 4:	Matters Concerning The Sendai Bank, Ltd. for Fiscal Year Ended March 2012

Attached Document

Business Report for 91st Term (From April 1, 2011 to March 31, 2012)

1. Matters Concerning the Current Status of the Bank
(1) Progress and Results of the Group’s Operations, Etc.

【Economic Environment】

Japan experienced a sharp economic downturn during the fiscal year under review due to the Great East Japan Earthquake which occurred on March 11, 2011 (hereafter referred to as the “Earthquake”); however the Japanese economy picked up after the summer due to restoration of the supply chain and effects of various policies. It has been flat since then due to factors such as the rapid appreciation of the yen and the surfacing of the European debt crisis.

The economy of the Miyagi Prefecture experienced unprecedented difficulties because various areas were greatly affected by the Earthquake. However, the prefecture’s economy has been on recovery trend due to the tremendous efforts made for rehabilitation and reconstruction and the related increase in demand. Moreover, the Prefectural Government and each municipality in the prefecture have prepared reconstruction plans from the Earthquake with financial resources for reconstruction secured by the National Government. In this way, various efforts have been advanced to pave the way for a full-scale regional restoration for the future.

【Business Results of the Bank】

As a regional financial institution in the affected area, the Bank has actively worked on implementing support measures for reconstruction, including smooth funding and assistance for business reconstruction, in order to achieve the earliest possible recovery from the Earthquake.

In June 2011, the Bank set up the Local Business Support Division (Jimoto Kigyo Ouen-bu), staffed with specialists such as Small and Medium Enterprise Management Consultants and licensed real-estate appraisers who visit and provide support activities to the affected client companies, thus establishing a structure to comprehensively support the reconstruction of regional businesses. In addition, the Bank also set up a Home Loan Plaza in Ishinomaki City to actively provide consultation to address the needs of the affected home loan borrowers.

In terms of the consolidated financial results for the Bank and the consolidated subsidiaries, the balance of deposits as of the end of the fiscal year under review was ¥814.6 billion, an increase of ¥87.1 billion from the previous year, and the balance of outstanding loans was ¥514.1 billion, an increase of ¥27.1 billion from the previous year. In terms of the non-consolidated financial results for the Bank, the balance of deposits as of the end of the fiscal year under review was ¥814.7 billion, an increase of ¥87.2 billion from the previous year, and the balance of outstanding loans was ¥516.8 billion, an increase of ¥27.4 billion from the previous year. The balance of client assets under custody was ¥54.6 billion, an increase of ¥10.9 billion from the previous year.

In terms of profit and loss, the addition to the loan loss reserve was ¥4.4 billion, which was the result of a self-assessment conducted as conservatively as possible by taking into account not only the results of efforts of grasping the actual conditions of borrowers and checking the status of collaterals since the Earthquake, but also the possible future effects of the Earthquake. Moreover, in light of the effects of the Earthquake and worldwide disruption of the financial markets, impairment losses of ¥4.4 billion were recorded for securities.

Due to the Earthquake-related losses recorded, the consolidated ordinary loss and net loss for the Bank and the consolidated subsidiaries were ¥8,157 million and ¥9,445 million, respectively. The non-consolidated ordinary loss and net loss for the Bank were ¥8,251 million and ¥9,504 million, respectively.

We would like to offer our sincere apologies to our shareholders for the great concern caused by these financial results.

[Problems Needing to Be Addressed]

(1)	Capital Participation by the Government towards reconstruction support and implementation of “Management Strengthening Plan”

The Bank considered it essential to strengthen its financial footing by means of a preventive recapitalization in order to put itself in the best condition to fulfill its responsibility as a regional bank towards the recovery from the Earthquake. Therefore, in September 2011, it obtained capital of ¥30 billion from the Government pursuant to the amended Act on Special Measures for Strengthening Financial Functions.

Due to this recapitalization, the non-consolidated capital ratio of the Bank has been substantially increased to 12.0%.  Consequently, the Bank has established a position from which it can function as a financial intermediary to provide appropriate and active reconstruction support with stable financial footing even if drastic changes in the regional economy or financial markets were to occur in the future.

The Bank intends to steadily implement the “Management Strengthening Plan” (Term of the plan: April 2011 to March 2015), prepared when obtaining capital from the Government, and actively contribute to early recovery from the Earthquake and smoothly provide credit to small and medium-sized enterprise operators and others.

(2)	Management Integration with Kirayaka Bank, Ltd.

The Bank and Kirayaka Bank, Ltd had been initially preparing for management integration via a joint holding company, with October 2011 as the target effective date. However, due to the Earthquake, the banks decided to temporarily postpone the management integration to give top priority to the reconstruction support for the regional economies.

Now, with one year having passed since the Earthquake, both banks determined that it was important to promptly complete the management integration and use the collective strengths of the new financial group to further strengthen the reconstruction support capability. On April 26, 2012, a final agreement regarding the management integration was reached, the Management Integration Agreement was executed, and the Share Transfer Plan was jointly prepared.

The name of the holding company to be established in October 2012 shall be “Jimoto (‘Local’) Holdings” and the new financial group will strive to connect the core local regions of the two banks, Miyagi and Yamagata, and actively contribute to the restoration from the Earthquake and revitalization of the regional economies.

The matter regarding management integration via establishing a joint holding company (by means of transfer of shares) will be submitted to the general meeting of shareholders. We would like to ask for the understanding and cooperation of our shareholders with the management policies of the Bank as well as those of the new financial group.

As a member of the new financial group to be established in October, the Bank will work harder than ever with all of its powers to provide support for reconstruction from the Earthquake. At the same time, it will make every effort to promptly recover profitability.  Your continued support and business will be greatly appreciated.

(2) Assets, Income and Expenses

(Unit:: 100 million yen)

	FY2008	FY2009	FY2010	FY2011
Deposits	7,180	7,240	7,275	8,147
Time deposits	3,678	3,641	3,570	3,371
Other	3,501	3,598	3,704	4,776
Loans	4,934	5,129	4,894	5,168
Loans to individuals	1,424	1,449	1,442	1,412
Loans to small businesses	2,013	1,988	1,997	2,185
Other	1,496	1,691	1,454	1,570
Trading Securities	—	―	―	―
Securities	1,971	2,182	2,314	3,441
Government bonds	698	632	550	1,436
Other	1,273	1,549	1,764	2,005
Total Assets	7,645	7,961	7,959	9,277
Domestic Exchange Transactions	37,820	34,990	35,786	41,849
Foreign Exchange Transactions	$28 million	$21 million	$29 million	$64 million
Ordinary Profit (Ordinary Loss)	¥350 million	¥1,608	-¥1,621	-¥8,251 million
Net Income (Net Loss)	¥46 million	¥993 million	-¥6,829 million	-¥9,504 million
Net income per share (Net loss per share)	¥6.15	¥131.22	-¥902.34	1,256.1

(Note)	1.	Amounts are rounded down to the nearest unit as indicated in each table.
2.	Net income (or net loss) per share is calculated by dividing the net income (or net loss) by the average number of shares outstanding for the period, excluding treasury shares.

(3) Employees of the Bank

	As of End of FY2011	As of End of FY2010
Number of employees	760	770
Average age	42 years and 2 months	41 years and 10 months
Average length of service	16 years and 2 months	16 years and 8 months
Average monthly salary	¥357 thousand	¥377 thousand

(Notes)	1.	The figures in the table above represent the number of employees who are employed by the Bank; temporary and fixed-term employees are excluded.
2.	For average age, average length of service and average monthly salary, any fraction less than the unit is rounded off.
3.	The average monthly salary includes overtime allowances in March but excludes bonuses.

(4) The Group’s Major Offices, Etc.

  a. Banking business
   1. Number of offices

	End of FY2011	End of FY2010
Miyagi Pref.	71 branches (of which number of sub-branches: 5)	70 branches (of which number of sub-branches: 4)
Tokyo	1 (—)	1 (—)
Total	72 (5)	71 (4)

(Notes)	Additionally, there were 92 ATM booths outside of branches at the end of the fiscal year.

	As of End of FY2011		As of End of FY2010
	Banking	Other	Banking	Other
Number of employees	757	3	770	—

   2. Offices newly opened in the fiscal year
On December 5, 2011, the Onagawa Branch’s Onagawa Temporary Joint Government Building Sub-branch was established.

(Notes) The Bank installed ATM booths outside of branches at 9 locations (5 of which were changes of in-branch ATM booths to ATM booths outside of branches) this fiscal year, and abolished ATM booths outside of branches at 13 locations.

   3. List of banking agencies
Name	Principal place of business or location of office	Core businesses other than banking agency business
There are no relevant items.

   4. Bank agency services, etc., conducted by Bank

Trade name or name of financial institution for which the Bank serves as an agent
There are no relevant items.

(5) Capital Investment

  a. Total amount of capital investment
(Unit: million yen)
Total amount of capital investment	1,814

  b. Construction of important facilities, etc.

(Unit: million yen)
Details	Amount
Land for businesses
Ogawara branch	42
Buildings for businesses
Daisin Kesennuma Store ATM Booth	9
Utatsu Heisei-no-Mori ATM Booth	10
Ninth Floor Auditorium Air Conditioning Equipment	32
Movable Properties for Businesses
Exchange Transaction Imaging System	45
New Model ATM (AK-1)	774
BTS Terminal	245
Software
New Model ATM (AK-1) Software	70
ATM Journal Centralization System Software	59
General Support System for Loans	53
Exchange Transaction Imaging System Software	36
Leased asset
Leased vehicles	23

(6) Important Subsidiaries, Etc.

  a. Status of Parent Company

There are no relevant items.

    b. Status of subsidiaries, etc.

Company	Address	Major operations	Date of establishment	Capital	Voting rights share held by the Bank	Other
Sengin Business Ltd.	2-1-1, Ichibancho, Aoba-ku, Sendai-shi, Miyagi Prefecture	Operational service on behalf of the Bank; cash inspection and settlement service; maintenance; management and leasing of real estate such as branches; company housing and dormitories	July 27, 1990	¥10 million	100.00%	—

(Note)  1.  The abovementioned significant subsidiary is a consolidated subsidiary.
2.  Ordinary income of the abovementioned significant subsidiary was ¥426 million, a year-on year decrease of ¥38 million (a decrease of 8.2%) and net income was ¥40 million, a year-on-year increase of ¥127 million. (As of March 31, 2012)

  c. Summary of important business alliances
1.
Under the alliance of 42 member banks of The Second Association of Regional Banks, the Bank provides Second Association Cash Service (SCS), which allows customers to withdraw cash from ATMs of other member banks.

2.
The Bank provides Multi Integrated Cash Service (MICS), which allows customers to withdraw cash from ATMs of other banks under the alliance of 42 member banks of The Second Association of Regional Banks, six major commercial banks, four trust banks, 64 regional banks, 271 Shinkin banks (including Shinkin Central Bank), 138 credit cooperatives (including Shinkumi Federation Bank), 789 agricultural cooperatives and credit federations of fisheries cooperatives (including The Norinchukin Bank and credit federations), and 13 labor banks (including The Rokinren Bank).

3.
Under the alliance of 42 member banks of The Second Association of Regional Banks, the Bank provides Second Association Data Transmission Services (SDS), including transmission of data on general funds transfers between business partners and other data, and multibank report service, such as report on account statements, using an ISDN switching network.

4.	An alliance with Japan Post Bank allows customers to deposit and withdraw cash and check the balance of deposits using Japan Post Bank’s ATMs via the SCS system.
5.	An alliance with Seven Bank allows the Bank’s customers to deposit and withdraw cash and check the balance of deposits through Seven Bank’s ATMs using the Bank’s cash cards or IC cash cards.

(7) Assignment of Businesses

There are no relevant items.

(8) Other Important Matters Concerning the Current Status of the Bank

Matters relating to management integration with Kirayaka Bank, Ltd. is as set forth under “(1) Progress and Results of the Group’s Operations, Etc.”

2. Matters regarding Company Executives (Directors and Statutory Auditors)

  (1) Status of Company Executives
(As of the end of the fiscal year)

Name	Positions and Responsibilities	Important concurrent position	Other
Seiichi Mitsui	President and Representative Director In Charge of Internal Audit Division
Yutaka Baba	Managing Director In Charge of Local Business Support Division, Market Management Division, Credit Division and Administration Division
Takashi Suzuki	Managing Director In Charge of Secretary’s Office, General Affairs Division, Operations Division and Promotion Division
Isao Misonou	Managing Director In Charge of Planning Division, Risk Control Division and Card Business Division
Toshiaki Kanbe	Director General Manager of Local Business Support Division
Hiroshi Takahashi	Director General Manager of General Affairs Division
Yoshiaki Saito	Director General Manager of Head Office Business Division
Takayuki Haga	Director General Manager of Planning Division and Card Business Division
Mitsuru Kumagai	External Director	Representative Director and Chairman of the Board of Yurtec Co. Inc.
Shunichi Hasebe	Standing Statutory Auditor
Masafumi Sato	Standing Statutory Auditor
Yukihide Kakizaki	Statutory Auditor (External)
Kunio Kanno	Statutory Auditor (External)	Professor Emeritus at Tohoku Gakuin University Attorney at law

(Note)	1.	Mr. Takayuki Haga was newly appointed as a Director at the 90th Annual Meeting of Shareholders held on June 29, 2011.
2.	Mr. Takayuki Haga was relieved from his duty as the General Manager of the Card Business Division as of May 1, 2012.
3.	Mr. Takashi Suzuki took on Responsibilities of Card Business Division from Mr. Isao Misonou on May 15, 2012.

(2) Remuneration for Directors and Statutory Auditors
 (Unit: million yen)
Category	Number of persons paid	Amount of remuneration
Directors	9	75
Statutory Auditors	4	25
	13	100

1.	Amounts are rounded down to the nearest unit as indicated in each table.
2.
The shareholders approved ¥120 million (of which, the portion for Outside Director shall be 5 million yen or less) as the annual maximum amount of remuneration for Directors at the 86th Annual Meeting of Shareholders held on June 28, 2007. However, the shareholders also determined that the above amount shall not include remuneration for services rendered as employees for Directors concurrently working as employees.

3.	The shareholders approved ¥40 million as the annual maximum amount of remuneration for Statutory Auditors at the 86th Annual Meeting of Shareholders held on June 28, 2007.
4.	In addition to the above amount, salaries in the amount of ¥29 million have been paid for services rendered as employees for Directors concurrently working as employees.

3. Matters Concerning Outside Officers

(1) Important concurrent positions

Name	Important concurrent position
Mitsuru Kumagai	Representative Director and Chairman of the Board of Yurtec Co. Inc.
Yukihide Kakizaki	—
Kunio Kanno	Professor Emeritus at Tohoku Gakuin University Attorney at law

(Note)	Yurtec Co. Inc. at which Outside Director Mr. Mitsuru Kumagai concurrently holds a post transacts businesses with the Bank, such as installation of power generators.

  (2) Major Activities of Outside Directors and Outside Statutory Auditors

Name	Period of Service	Attendance of the Board of Directors and Board of Statutory Auditors Meetings	Statements made at the Board of Directors and Board of Statutory Auditors Meetings and other activities
Mitsuru Kumagai	1 year and 9 months	Attended all 17 meetings of Board of Directors held during the fiscal year under review	Expressed views as necessary when deliberating agendas at the Board of Directors meetings
Yukihide Kakizaki	7 years and 9 months	Attended all 17 meetings of the Board of Directors and all 15 meetings of the Board of Statutory Auditors during the fiscal year under review
Asked questions to clarify unclear matters and expressed his views as necessary at the Board of Directors meetings.

Exchanged views regarding audit results and conducted consultations on important matters regarding the audit.

Kunio Kanno	1 year and 9 months	Attended 16 out of 17 meetings of the Board of Directors and all 15 meetings of the Board of Statutory Auditors during the fiscal year under review
Asked questions to clarify unclear matters and expressed his views as necessary at the Board of Directors meetings.

Exchanged views regarding audit results and conducted consultations on important matters regarding the audit.

(3) Contracts Limiting Liability

Name	Summary for Details of Contracts Limiting Liability
Mitsuru Kumagai
Pursuant to Article 427, Paragraph (1) of the Companies Act, the Bank concluded a contract limiting liability for damages provided in Article 423, Paragraph (1) of the same. The limit of liability of the said contract is set at the minimum limit of obligations prescribed by laws and regulations.

Yukihide Kakizaki
Kunio Kanno

(4) Remuneration for Outside Director
(Unit:: million yen)
	Number of persons paid	Remuneration from the Bank	Remunerations from Parent etc. of the Bank
Total remuneration	3	5	—

1.	Amounts are rounded down to the nearest unit as indicated in each table.

 5) Opinions expressed by Outside Director and Outside Statutory Auditors
No opinions were expressed regarding the contents of the above (1) to (4).

4. Matters Concerning the Bank’s Stock

(1) Number of Shares

  (i) Number of authorized shares
Common shares and class I preferred shares	30,000,000 shares

  (ii) Number of outstanding shares
Common shares	7,591,000 shares
Class I preferred shares	20,000,000 shares

(2) Number of shareholders at fiscal year end

Common shares	4,676 shareholders
Class I preferred shares	1 shareholder

(3) Large Shareholders

    The ten largest holders of common shares and class I preferred shares are listed below:
(i)  Common shares
	Shareholding in the Bank
Name of shareholder	Number of shares held	Shareholding percentage
	Thousand shares	%
Mizuho Corporate Bank, Ltd.	373	4.93
Japan Trustee Services Bank, Ltd. (Trust Account 4)	355	4.69
The 77 Bank, Ltd.	198	2.61
Sendai Bank Employee Shareholding Plan	182	2.41
Shimizu Corporation	169	2.23
Tohoku Electric Power Co., Inc.	158	2.09
Miyagi Prefecture	134	1.78
Hitachi, Ltd.	133	1.76
Kamei Corporation	118	1.56
Meiji Yasuda Life Insurance Company	103	1.36

  (ii) Class I preferred shares

Name of shareholder	Shareholding in the Bank
	Number of shares held	Shareholding percentage
	Thousand shares	%
The Resolution and Collection Corporation	20,000	100.00

(Notes)	1.	For number of shares held, values less than one thousand are rounded down.
2.	Shareholding percentage figures are rounded down to the second decimal place.
3.	Shareholding percentage is calculated by dividing the number of shares held by the total number of shares outstanding (excluding treasury stocks).

5. Matters Concerning the Bank’s Stock Acquisition Rights

(1) Share Options etc. of the Bank held by executives of the Bank as of the end of the fiscal year under review.

There are no relevant items.

(2) Share Options etc. of the Bank handed out to employees etc. during the fiscal year under review

There are no relevant items.

6. Matters Concerning Accounting Auditors

(1) Accounting Auditors
(Unit: million yen)
Name	Compensation for audit certification service	Compensation for services other than audit certification work
Ernst & Young ShinNihon LLC	38	13

(Note)	1.	The above compensation amounts do not include consumption tax.
2.	The designated limited partners /certified public accountants who conducted the audit work were Mr. Noriyoshi Saito, Mr. Kiyohiko Takashima and Mr. Jikei Sesoko.
3.
Compensation for services other than audit work are payments for consulting service regarding summarizing of issues relating to financial products and financial due diligence relating to management integration.

4.	The total of cash and other benefits of property to be paid by the Bank and the consolidated subsidiary is ¥51 million.

(2) Contracts Limiting Liability
There are no relevant items.

(3) Other Matters Concerning Accounting Auditors
There are no relevant items.

7. Basic Policy Concerning Persons Who Control Decision-Making Over Financial and Business Policies

There are no relevant items.

8. System to ensure appropriateness of business

Pursuant to the provisions of the Companies Act and the Ordinance for Enforcement of the Companies Act, the Company resolved the basic policy on establishing an internal control system at the Board of Directors Meeting held on May 24, 2006 and has worked on improving the related rules on areas such as compliance and risk management and the enhancement of the internal organization of the Bank.

Moreover, a part of the basic policy was revised at the Board of Directors Meeting held at April 23, 2008 to add matters regarding dealing with antisocial forces.

Resolved Item	Summary of Resolution
System to ensure that Directors and employees perform their duties in compliance with laws, regulations and the Articles of Incorporation
Viewing reinforcement of the compliance system as a priority issue, the Bank shall establish a group-wide compliance system by improving rules and organizational structures, increasing employee awareness and conducting audits.
Moreover, the Bank shall take a clear stand against antisocial forces and establish an administrative system to prevent harm related thereto.

System to ensure that Directors and employees perform their duties in compliance with laws, regulations and the Articles of Incorporation
The Bank shall appropriately store and maintain information regarding the performance of duties by Directors pursuant to the Document Handling Rules so that Directors and Statutory Auditors can access information at any time.

Rules on management of risk of loss and other systems
Viewing reinforcement of risk management system as a priority issue, the Bank shall establish a group-wide risk management system by improving rules and organizational structures, increasing employee awareness, exercising control and conducting audits.

System to ensure efficient performance of functions by the Directors
The Bank shall ensure that the duties of Directors are performed efficiently through improved rules regarding organizational structures, division of duties and authorities etc., formulation and administration of business plans, delegation of authorities to management committee and timely disclosure of information etc.

System to ensure appropriateness of business operations of the Group consisting of the Company and its subsidiaries
The Bank shall enhance information sharing and internal control within the group by dispatching employees as Statutory Auditors to affiliates, receiving reports from and conducting consultation with affiliates and ensuring attendance of the corporate executives of affiliates at the Compliance Committee and Risk Management Committee.

When Statutory Auditor requests allocation of employee(s) who will assist in his/her duties, matters concerning such employee(s);
and matters concerning independence of the employee in the preceding item from Directors

The Bank may assign any employee from the Internal Audit Division to support Statutory Auditors. The assigned employees shall focus on the said duty and shall not be required to obey any directions/orders from the Directors and the General Manager of the Internal Audit Division.

System for Directors and employees to report to Statutory Auditors, and system concerning other reports to Statutory Auditors
The Board of Statutory Auditors shall determine, in consultation with the Directors, the matters to be reported by the Directors or employees to the Board of Statutory Auditors. It shall receive such reports and request the Directors and employees etc. to make reports as necessary.

Other systems to ensure effective audits by Statutory Auditors
The Board of Statutory Auditors shall have meetings with the Representative Director to deepen mutual understanding.
The Full-time Statutory Auditors shall attend the Management Committee, the Compliance Committee, the Risk Management Committees and the ALM Committee in order to properly perform the audit.

9. Matters Concerning Accounting Advisors
There are no relevant items.

10. Others
There are no relevant items.

Non-Consolidated Balance Sheet
as of End of the 91st Fiscal Period
(as of March 31, 2012)
(Unit: million yen)
Accounts	Amount	Accounts	Amount
Assets		Liabilities
Cash and Dues from Banks	60,263	Deposits	814,767
Cash	13,998	Checking Deposit	15,732
Dues from Banks	46,265	Ordinary Deposits	447,037
Monetary Claims Bought	884	Savings Deposits	10,402
Securities	344,171	Deposits at Notice	1,292
Japanese Government Bonds	143,610	Term Deposits	332,216
Municipal Bonds	60,208	Installment Savings	4,915
Corporate Bonds	109,215	Other Deposits	3,170
Stocks	7,787	Negotiable Certificates of Deposits	64,940
Other Securities	23,349	Borrowed Money	4,677
Loans and Bills Discounted	516,856	Borrowings	4,677
Bills Discounted	3,829	Foreign Exchange Liabilities	0
Loans on Bills	19,356	Foreign Bills Payable	0
Loans on Deeds	456,728	Other Liabilities	2,704
Overdrafts	36,941	Income Taxes Payable	61
Foreign Exchange Assets	187	Accrued Expenses	1,239
Dues from Foreign Banks	187	Unearned Income	226
Other Assets	2,893	Employees’ Deposits	199
Prepaid Expenses	46	Compensation Benefit Reserve	1
Accrued Income	1,148	Lease Liabilities	45
Miscellaneous Assets	1,698	Asset Retirement Liabilities	33
Tangible Fixed Assets	10,457	Other Liabilities	895
Buildings	2,386	Provision for Retirement Benefits	76
Land	6,062	Provision for Interest Repayment Loss	8
Leased Assets	43	Provision for Reimbursement of Deposits	82
Construction in Progress	51	Contingent Losses Reserve	105
Other Tangible Fixed Assets	1,914	Deferred Tax Liabilities	915
Intangible Assets	554	Deferred Tax Liabilities for Land Revaluation	1,107
Software	494	Acceptances and Guarantees	1,820
Other Intangible Fixed Assets	60	Total Liabilities	891,207
Customers’ Liabilities for Acceptances and Guarantees	1,820	Net Assets
Allowance for loan losses	-10,356	Capital Stock	22,485
		Capital Surplus	20,242
		Capital Surplus Reserve	15,000
		Other Capital Surplus	5,242
		Retained Earnings	-9,453
		Voluntary Reserves	-9,453
		Deferred Retained Earnings	-9,453
		Treasury Stocks	-66
		Total Shareholders’ Equity	33,208
		Net Unrealized Gains (Losses) on Other Securities	1,648
		Revaluation Reserve for Land	1,669
		Total Valuation and Translation Adjustments	3,317
		Total Net Assets	36,525
Total Assets	927,733	Total Liabilities and Net Assets	927,733

(Note) Amounts less than one million yen have been rounded down.

Non-Consolidated Income Statement
for the 91st Fiscal Period
(From April 1, 2011 to March 31, 2012)
(Unit: million yen)
Accounts	Amount
Ordinary Income		15,267
Interest Income	11,988
Interests on Loans and Discounts	9,667
Interest and Dividends on Securities	2,122
Interest on Call Loans	104
Interest on Dues from Banks	24
Other Interest Receivables	69
Fees and Commissions	2,229
Foreign Exchange Commissions	827
Other Fees and Commissions	1,401
Other Ordinary Income	732
Profit on Foreign Exchange Transactions	3
Profit on Trading Account Securities Transactions	2
Profit on Sale of Japanese Government Bonds, etc.	162
Profit on Redemption of Japanese Government Bonds, etc.	508
Profit on Financial Derivatives	54
Other Income	317
Profit on Recoveries of Written-Off Claims	31
Profit on Sale of Stocks, etc.	7
Other Income	278
Ordinary Expenses		23,519
Interest Expenses	1,157
Interest on Deposits	721
Interest on Negotiable Certificates of Deposits	59
Interest on Call Money	0
Interest on Borrowed Money	175
Interest Paid on Interest Rate Swaps	197
Other Interests Paid	3
Fees and Commissions, etc. Paid	1,256
Foreign Exchange Commissions Paid	145
Other Fees and Commissions Paid	1,110
Other Ordinary Expenses	978
Losses on Sale of Japanese Government Bonds, etc.	141
Losses on Redemption of Japanese Government Bonds, etc.	313
Redemption of Japanese Government Bonds, etc.	521
Other Ordinary Expenses	1
General and Administrative Expenses	11,246
Other Expenses	8,881
Provision of Allowance for Loan Losses	4,432
Amortization of Loans	120
Losses on Sale of Stocks, etc.	19
Redemption of Stocks, etc.	3,885
Other Expenses	423
Ordinary Losses		8,251
Extraordinary Losses		315
Losses on Disposal of Noncurrent Assets	25
Impairment Losses	290
Income Before Income Tax and Minority Interests		8,567
Income Taxes-Current	28
Refund of Income Taxes and Others	-49
Income Taxes-Deferred	958
Total Income Taxes and Others		937
Net Losses		9,504

(Note) Amounts less than one million yen have been rounded down.

Non-Consolidated Statement of Changes in Net Assets
for the 91st Fiscal Period
(From April 1, 2011 to March 31, 2012)
(Unit: million yen)
Accounts	Amount
Shareholders’ Equity
Capital Stock
Opening Balance	7,485
Changes During the Period
Issuance of New Stocks	15,000
Total Changes During the Period	15,000
Closing Balance	22,485
Capital Surplus
Capital Surplus Reserve
Opening Balance	5,875
Changes During the Period
Issuance of New Stocks	15,000
Transfer from Paid-in Capital	-5,875
Total Changes During the Period	9,124
Closing Balance	15,000
Other Capital Surplus
Opening Balance	―
Changes During the Period
Transfer from Paid-in Capital	5,875
Deficit Disposition	-632
Total Changes During the Period	5,242
Closing Balance	5,242
Total Capital Surplus
Opening Balance	5,875
Changes During the Period
Issuance of New Stocks	15,000
Transfer from Paid-in Capital	―
Deficit Disposition	-632
Total Changes During the Period	14,367
Closing Balance	20,242
Retained Earnings
Retained Surplus
Opening Balance	1,609
Changes During the Period
Transfer from Retained Surplus	-1,609
Total Changes During the Period	-1,609
Closing Balance	―
Other Voluntary Reserves
General Reserve
Opening Balance	4,407
Changes During the Period
Transfer from Other Voluntary Reserves	-4,407
Total Changes During the Period	-4,407
Closing Balance	―
Deferred Retained Earnings
Opening Balance	-6,650
Changes During the Period
Deficit Disposition	632
Transfer from Retained Surplus	1,609
Transfer from Other Voluntary Reserves	4,407
Net Losses	-9,504
Transfer from Revaluation Reserve for Land	51
Total Changes During the Period	-2,802
Closing Balance	-9,453

(Unit: million yen)
Accounts	Amount
Total Retained Earnings
Opening Balance	-632
Changes During the Period
Deficit Disposition	632
Transfer from Retained Surplus	―
Transfer from Other Voluntary Reserves	―
Net Losses	-9,504
Transfer from Revaluation Reserve for Land	51
Total Changes During the Period	-8,820
Closing Balance	-9,453
Treasury Stocks
Opening Balance	-64
Changes During the Period
Purchase of Treasury Stock	-1
Total Changes During the Period	-1
Closing Balance	-66
Total Shareholders’ Equity
Opening Balance	12,662
Changes During the Period
Issuance of New Stocks	30,000
Net Losses	-9,504
Purchase of Treasury Stock	-1
Transfer from Revaluation Reserve for Land	51
Total Changes During the Period	20,545
Closing Balance	33,208
Valuation and Translation Adjustments
Net Unrealized Gains (Losses) on Other Securities
Opening Balance	-1,517
Changes During the Period
Changes During the Period for Accounts Other than Shareholders’ Equity (Net)	3,166
Total Changes During the Period	3,166
Closing Balance	1,648
Revaluation Reserve for Land
Opening Balance	1,563
Changes During the Period
Changes During the Period for Accounts Other than Shareholders’ Equity (Net)	105
Total Changes During the Period	105
Closing Balance	1,669
Total Valuation and Translation Adjustments
Opening Balance	46
Changes During the Period
Changes During the Period for Accounts Other than Shareholders’ Equity (Net)	3,271
Total Changes During the Period	3,271
Closing Balance	3,317
Total Net Assets
Opening Balance	12,708
Changes During the Period
Issuance of New Stocks	30,000
Net Losses	-9,504
Purchase of Treasury Stock	-1
Transfer from Revaluation Reserve for Land	51
Changes During the Period for Accounts Other than Shareholders’ Equity (Net)	3,271
Total Changes During the Period	23,817
Closing Balance	36,525

Significant Accounting Policies
  1. Evaluation Methods and Criteria for Trading Account Securities
Market value method is used for evaluation of trading account securities (cost of acquisition is calculated using the moving average method).
  2. Evaluation Methods and Criteria for Securities
Amortized cost method using moving average (straight line method) is used for evaluation of bonds to be held until maturity. Cost method based on moving average is used for evaluation of subsidiaries stocks and affiliates stocks. Market value method based on the market price, etc., as of the date of accounting settlement is used for other securities with market price (cost of acquisition is calculated using the moving average method). Cost method based on moving average is used for other securities for which capturing the market value is deemed to be extremely difficult.
Valuation differences for other securities are included in net assets, net of income taxes.
  3. Evaluation Methods and Criteria for Derivative Transactions
      Derivative transactions are evaluated using the market value method.
  4. Method of Depreciation for Fixed Assets
    (1)  Tangible Fixed Assets (excluding leased assets)
Tangible fixed assets are evaluated using the straight line method.
Key period of depreciation are as follows:
Buildings: 2-50 years
Others: 2-20 years
    (2)  Intangible Fixed Assets (excluding leased assets)
Intangible fixed assets are depreciated using the straight line method. Softwares used are depreciated based on the serviceable life in the Bank (5 years).
    (3)  Leased assets
Leased assets included in the “Tangible Fixed Assets” related to non-ownership transfer finance lease transactions are evaluated using the straight line method with the leasing period used as the serviceable life. The residual value is the residual guaranteed value if it is agreed upon in the lease agreement, or “zero” otherwise.
  5. Japanese yen conversion criteria for foreign currency-denominated assets and liabilities
Foreign currency denominated assets and liabilities are converted into Japanese yen using the exchange rate as of the accounting settlement date.
  6. Criteria for Reporting Reserves
    (1)  Allowance for Loan Losses
Allowance for loan losses are reported as follows, based on predetermined criteria for depreciation and reserves.
Credits against borrowers that are legally bankrupt such as those going through bankruptcy or special liquidation (“Bankrupt Borrowers”) and credits against borrowers that are in a similar situation (“De Facto Bankrupt Borrowers”) are reported by deducting, from the book value reflecting direct write-off described below, the estimated disposal value of the collateral and estimated collectable value from any guarantee.  Credits against borrowers that are not currently bankrupt but are likely to become bankrupt are calculated by deducting, from the credit amount, the estimated disposal value of the collateral and estimated collectable value from any guarantee, and reporting the amount from such difference that is deemed necessary based on a comprehensive determination of the borrower’s repayment capacities.
Credits other than the above are reported based on the write-off ratio calculated from actual write-off amounts for certain period in the past.
All credits are assessed by sales-related departments based on the asset self-assessment standards, and the result of the assessment is audited by the asset auditing division which is independent from such sales-related departments. Above reserves are reported based on the result of the audit.

With respect to credit against Bankrupt Borrowers and De Facto Bankrupt Borrowers with collateral or guarantee, etc., estimated uncollectible amount, which is calculated by subtracting the collateral value and collectible value from the guarantee from the credit amount, is directly deducted from the credit amount.  Such estimated uncollectible amount was 3,730 million yen.
    (2)  Provision for Retirement Benefits
Necessary amounts are reported as provision for retirement benefits to prepare for payment of employees’ retirement benefits, based on estimated amount of retirement benefit liabilities and pension assets as of end of the fiscal year. The difference arising from actuarial calculation is treated as follows.
Difference from actuarial calculation: The amount calculated by prorating certain period (10 years) within the average remaining employment period of the employees for each fiscal year will be treated as expenses for the following fiscal year.
(Depreciation Period for difference occurring from change in accounting standards)
With respect to the difference due to the change in accounting standards (2,385 million yen), prorated amount for 15 years have been treated as expenses.
    (3)  Provision for Interest Repayment Loss
To prepare for claims for repayment of loan interests in excess of the maximum interest prescribed by the Interest Rate Restriction Act, expected repayment amount based on actual past repayment, etc., are reported as Interest Repayment Loss Reserve.
    (4)  Provision for Reimbursement of Deposits
To prepare for claims from customers for repayment of deposits that have ceased to be reported as liabilities, the amount deemed as necessary by estimating the losses from future repayment claims are reported as Provision of Reimbursement Deposits.
    (5)  Contingent Losses Reserve
To prepare for payment of dues to the Credit Guarantee Corporation related to the shared liabilities system, estimated amount of future payment is reported as contingent losses reserve.
  7. Treatment of Lease Transactions
Non-ownership transfer finance lease transactions with lease transaction commencing before the fiscal year starting on April 1, 2008 have been treated equivalent to normal lending transactions.
  8. Hedge Accounting Methods
    (1)  Interest Rate Risk Hedging
Accounting of hedge transactions against interest rate risk arising from financial assets and liabilities are calculated by adding or subtracting the net receipt or payment concerning interest rate swap transactions to or from the interest for such assets, etc., in accordance with Note 14 of the “Accounting Standard for Financial Products” (ABSJ Statement No.10).
    (2)  Exchange Rate Risk Hedging
Accounting of hedge transactions against exchange rate risk arising from foreign denominated financial assets and liabilities are based on deferral hedge accounting defined in the “Accounting and Audit Treatment of Accounting for Foreign Currency Transactions, etc., by Banks (JICPA Industry Audit Committee Report No.25)”.
Effectiveness of hedging is assessed by confirming that the amount equivalent to the foreign exchange position of currency swap transaction used to hedge the currency exchange risk for such foreign currency denominated monetary claims exist.
  9. Accounting Treatment for Consumption Tax, etc.
Accounting treatment for consumption tax and regional consumption tax (“Consumption Taxes”) uses tax-excluded method.
Consumption Taxes excluded from deduction relating to tangible fixed assets are reported as expenses for the Fiscal Year.

Additional Information
For accounting changes implemented after the beginning of this Fiscal Year and correction of past errors, “Accounting Standards for Accounting Changes and Error Corrections (ASBJ Statement No.24 December 4, 2009)” and “Guidance on Accounting Standard for Accounting Changes and Error Corrections (ASBJ Guidance No.24 December 4, 2009)” were applied.
In addition, “Profit on Recovery of Bad Debts” and “Reversal of Contingent Losses Reserve” have been included in “Other Ordinary Income” based on “Practical Guidelines on Accounting Standards for Financial Instruments (JICPA Accounting Practice Committee Statement No.14).

Notes
(Balance Sheet Related)
1.	Total Stocks of Affiliates: 10 million yen
2.	Credits to Bankrupt Borrowers and overdue credits accounted for 449 million yen and 30,232 million yen respectively, in the loans and bills discounted.
Credits to Bankrupt Borrowers refer to loans and bills discounted for which accrued interest was not reported because the collection or repayment of principal or interest is unlikely due to continuation of payment arrears for a period of time or other events (excluding parts which have been written off.  “Non-accrual Loans”), of which events listed in Article 96, Paragraph (1), Item (iii) (a) to (e), or events prescribed in Item (iv) of the Order for Enforcement of the Income Tax Act (Cabinet Order No.97 of 1965) have occurred.
Loans in arrears refer to loans and bills discounted that are Non-accrual Loans that are not loans and bills discounted that have interest payment extended for the purpose of business reconstruction or support of the Credits to Bankrupt Borrower and the Borrower.
3.	Loans 3 months or more past due accounted for 152 million yen in the loans and bills discounted.
Loans 3 months or more past due refer to loans and bills discounted with repayment of principal or interest in arrears for 3 months or more from the day of the contracted payment date, which do not fall under Credits to Bankrupt Borrowers or Overdue Credits.
4.	Restructured loans accounted for 233 million yen in the loans and bills discounted.
Restructured loans refer to loans with exemption/reduction of interest, extension of payment of interests, extension on repayment of principal, waivers and other agreements favorable to the borrower for the purpose of business reconstruction or support of the borrower, that are not Credits to Bankrupt Borrowers, loans in arrears, or loans 3 months or more past due.
5.	Total amount of Credits to Bankrupt Borrowers, loans in arrears, loans 3 months or more past due and restructured loans is 31,068 million yen.
In addition, the credit amounts listed in 2 to 5 above are amounts before deduction of bad debt reserves.
6.
Discounted notes are treated as financial transactions based on the “Accounting and Auditing Treatments of the Application of Accounting Standards for Financial Instruments in the Banking Industry (JICPA Industry Audit Committee Report No.24)”. Commercial notes accepted may be disposed with discretion as a sale or to (re) collateralize, and the notional amount is 3,829 million yen.

7.	Assets pledged as collateral are as follows:
89,633 million yen in securities, 0 yen in cash deposit, and 3 million yen in other assets are provided as Bank of Japan Pooled Collateral, exchange settlement collateral, public deposit administration collateral, and financial derivatives transaction collateral. Of the other assets, leasehold deposits account for 381 million yen.
8.
Overdraft agreements and commitment line agreement for loans are agreements that promise to lend funds to a certain limit when a customer applies for a drawdown, unless there are breaches of conditions prescribed in the agreement. Amount of outstanding unexecuted loans concerning these agreements was 140,850 million yen.  Of this, loans with less than one year of underlying contract period (or those that may be canceled at will any time without any conditions) account for 134,816 million yen.

As most of these agreements are terminated without being drawn, the outstanding undrawn loans do not necessarily impact our future cash flow. Most of these agreements include clauses that allow us to reject the drawdown application or reduce the contracted limit in case there is change in financial environment, preservation of claims, or other reasonable events. In addition, collaterals such as real estate or securities are secured as collateral where necessary at the time of agreement, and after the agreement, review of the agreement and measures for protection of the credit are implemented where necessary by periodically capturing the business conditions of the customer, etc., in accordance with the internal procedures.
9.
Based on the Act on Revaluation of Land (Act No.34 of 1998), business sites are revaluated, and of valuation difference, the tax equivalent amount concerning such difference is reported as Liabilities under “Deferred Tax Liabilities for Land Revaluation,” with the remaining amount reported as “Revaluation Reserve for Land” in Net Assets.

Revaluation Date: March 31, 1998
Revaluation method prescribed in Article 3, Paragraph (3) of the Act
Revaluation is made based on the price obtained through the method prescribed and published by the Commissioner of the Tax Agency for the purpose of calculating land value that is the basis of calculation of taxable amount for the land price tax prescribed in Article 16 of the Land Tax Act (Act No.69 of 1991) as prescribed in Article 2, Paragraph (4) of the Enforcement Ordinance Concerning Act on Revaluation of Land (Enforcement Ordinance No.119, March 31, 1998), with reasonable adjustments such as price adjustment for depths.
Difference between the total market value of business sites revaluated pursuant to Article 10 of the Act as of end of Fiscal Year and the total book value of such business sites after revaluation: 2,437 million yen
10. Aggregated Amount of Depreciation for Tangible Fixed Assets	5,245 million yen
11. Advanced Depreciation Amount for Tangible Fixed Assets	313 million yen
12.	Borrowings include subordinated loan of 1,500 million yen with covenants stating that the priority for performance of the obligation is subordinated to other obligations.
13.
Of the corporate bonds included in “Securities,” amount of guarantee for corporate bonds issued through private offering of securities (Financial Instruments and Exchange Act Article 2, Paragraph (3)) is 1,230 million yen.

14.	Total amount of monetary claims against directors and auditors due to transactions with the directors and auditors 27 million yen
15.	In addition to the fixed assets reported on the balance sheet, vehicles are being used in accordance with the non-ownership transfer finance lease agreement.
16. Total amount of monetary claims against affiliates	2,849 million yen
17. Total amount of monetary obligations to affiliates	160 million yen

(Income Statement Related)
1. Income from transactions with affiliates
Total income related to asset management transactions	100 million yen
Total income related to fees and commissions, etc.	0 million yen
Total income related to other businesses and other ordinary transactions	11 million yen
Expenses for transactions with affiliates
Total expenses for funding transactions	0 million yen
Total expenses related to other businesses and other ordinary transactions	426 million yen

  2. Transactions with Interested Parties
      Officers and major individual shareholders, etc.

Category	Company Name	Address	Paid-in Capital/Investment (million yen)	Business Description or Occupation	Voting rights owned (given) Ratio (%)	Nature of Relationship	Description of Transaction	Transaction Amount (million yen)	Accounts	Closing Balance (million yen)

Companies that officers and their next of kin own majority of voting rights (including their subsidiaries)	Mitsui Kankyou Co., Ltd.	Miyagi Prefecture, Sendai City, Miyagino-ku	10	Buying and selling of used articles/ demolition business	—	Loans	Monetary lending	56	Loan on deeds	48
							Repayment of loans	31
							Overdraft	limit 20	Over drafts	19
							Interest received	0

	FromFirst Co., Ltd.	Miyagi Prefecture, Sendai City, Izumi-ku	10	Construction business	(given) Direct 0.0	Loans	Monetary lending	23	Loan on deeds	25
							Repayment of loans	26
							Overdraft	limit 20	Over drafts	10
							Interest received	0

Transaction conditions and policies on determination of transaction conditions, etc.
(Note)	1.	Next of kin of an officer of the Bank owns majority of voting rights.
2.	For loan transactions, the conditions are the same as for general loans.

3.	Impairment Losses
Impairment losses have been reported for the following assets for the Fiscal Year.
(Unit: million yen)

No.	Region	Purpose of Use	Type	Impairment Losses
1	Miyagi Prefecture, Shiraishi City	Branch	Land/Building/Other tangible fixed assets	27
2	Miyagi Prefecture, Watari County	Branch	Building/Other tangible fixed assets	114
3	Chuo-ku, Tokyo	Branch	Building/Other tangible fixed assets	5
4	Miyagi Prefecture, Shibata County	Branch	Land	32
5	Miyagi Prefecture, Ojika County	Branch	Land	16
6	Miyagi Prefecture, Motoyoshi County	Branch	Land	26
7		Branch	Land	11
8	Miyagi Prefecture, Kesennuma City	Branch	Land	17
9	Miyagi Prefecture, Ishinomaki City	Branch	Land	5
10	Miyagi Prefecture, Kurihara City	Branch	Land/Building/Other tangible fixed assets	14
11	Miyagi Prefecture, Osaki City	Branch	Building/Other tangible fixed assets	19

Of the above assets, items 1 to 3 are expected to report continuous losses from operating activities and total cash flow before discount is less than the book value; item 4 is scheduled to become dormant with termination of use; items 5 to 9 have become unavailable for use due to the Great East Japan Earthquake and there is no prospect for future use; items 10 and 11 will not be used due to branch reorganization. Therefore, the book value has been reduced to collectible amount, and the reduction has been reported under extraordinary losses as impairment losses.
Grouping of assets are based on the minimum classification under our management accounting (by branch, with certain branches in mutually supportive relationships by such grouping, and common assets grouped for the whole bank).
Dormant assets, unavailable assets and unused assets are grouped by each asset.
In addition, the calculation of collectible amount for such asset group is measured using utility value calculated using 1.5% discount rate on future cash flow for item 1, and using net sales value calculated based on reasonable price in accordance with our collateral evaluation standard for items 2 to 11.

(Non-Consolidated Statement of Changes in Net Assets Related)
Matters Related to Type and Number of Treasury Stocks
(Unit: thousand shares)

	Number of Shares at Beginning of Fiscal Year	Increase in Number of Shares	Decrease in Number of Shares	Number of Shares at End of Fiscal Year	Remarks
Treasury Stocks
Common Stock	23	1	―	24	(Note)
Total	23	1	―	24

(Note) Increase for the fiscal year was from the purchase of shares constituting less than one unit.

(Securities Related)
Reported under “Securities” in the Balance Sheet.

1.  Trading Securities (as of March 31, 2012)
Not applicable

2.  Bonds to be held until maturity (as of March 31, 2012)
(Unit: million yen)
	Type	Amount reported on Balance Sheet	Market Price	Difference
Market price exceeding the amount reported on balance sheet:	Japanese Government Bonds	―	―	―
	Municipal Bonds	―	―	―
	Short Term Corporate Bonds	―	―	―
	Corporate Bonds	680	684	4
	Other	5,000	5,704	704
	Subtotal	5,680	6,389	709
Market price not exceeding the amount reported on balance sheet:	Japanese Government Bonds	―	―	―
	Municipal Bonds	―	―	―
	Short Term Corporate Bonds	―	―	―
	Corporate Bonds	550	545	-4
	Other	14,000	11,262	-2,737
	Subtotal	14,550	11,807	-2,742
Total		20,230	18,196	-2,033

3.  Subsidiary Stocks and Affiliate Stocks (as of March 31, 2012)
(Unit: million yen)
	Amount reported on Balance Sheet	Market Price	Difference
Subsidiary Stocks	―	―	―
Affiliate Stocks	―	―	―
Total	―	―	―

(Note) Subsidiary stocks and affiliate stocks for which capturing the market price is deemed to be extremely difficult

(Unit: million yen)
Amount reported on Balance Sheet
Subsidiary Stocks	10
Affiliate Stocks	—
Total	10

As there are no market prices available for these stocks and it is deemed extremely difficult to capture such prices, they are not included in the “Subsidiary Stocks and Affiliate Stocks.”

4. Other Securities (as of March 31, 2012)
(Unit: million yen)
	Type	Amount reported on Balance Sheet	Historical Cost	Difference
Amount on balance sheet exceeding the historical cost	Stocks	1,534	968	565
	Bonds	300,039	297,015	3,024
	Japanese Government Bonds	143,610	142,313	1,297
	Municipal Bonds	57,470	56,628	841
	Short Term Corporate Bonds	―	―	―
	Corporate Bonds	98,958	98,073	884
	Other	―	―	―
	Subtotal	301,574	297,984	3,589
Amount on balance sheet not exceeding the historical cost	Stocks	5,965	6,354	-389
	Bonds	11,765	11,779	-14
	Japanese Government Bonds	―	―	―
	Municipal Bonds	2,738	2,747	-9
	Short Term Corporate Bonds	―	―	―
	Corporate Bonds	9,026	9,032	-5
	Other	4,349	4,991	-641
	Subtotal	22,080	23,125	-1,045
Total		323,654	321,110	2,544

(Note) Other securities for which capturing market price is deemed to be extremely difficult

(Unit: million yen)
Amount reported on balance sheet
Stocks	277
Other	―
Total	277

As there are no market prices available for these securities, and it is deemed extremely difficult to capture such prices, they are not included in “Other Securities” in the table above.

(Additional Information)
For market value of floating rate Japanese government bonds with extreme gap between bid and offer, we have determined that the market price cannot be deemed the market value based on observations of market environment, and the price reasonably calculated by the management had been reported on the balance sheet instead of the market price since the end of Fiscal Year 2008.
However, as the gap between the market price and the reasonably calculated price has narrowed, we have determined that it is reasonable to deem the market price as the market value, and the market price is being reported on the balance sheet since this fiscal year.
As a result, “Securities,” “Net Unrealized Gains (Losses) on Other Securities” and “Deferred Tax Liabilities” have been reduced by 409 million yen, 263 million yen, and 145 million yen, respectively, compared to the reasonably calculated price method.

5.	Bonds to be held to maturity sold during this Fiscal Year (From April 1, 2011 to March 31, 2012):
Not applicable

6.	Other securities sold during this Fiscal Year (From April 1, 2011 to March 31, 2012):
(Unit: million yen)
	Amount Sold	Total Profits from Sales	Total Losses from Sales
Stocks	422	7	19
Bonds	59,885	162	23
Japanese Government Bonds	23,927	45	23
Municipal Bonds	21,462	67	―
Short Term Corporate Bonds	―	―	―
Corporate Bonds	14,495	50	―
Other	210	―	118
Total	60,518	170	160

7.	Securities whose holding purpose changed
During the Fiscal Year, 2,000 million yen of bonds to be held to maturity have been reclassified as Other Securities due to the significant deterioration in the credit standing of the issuer.
There was no impact on the Ordinary Losses and Net Losses Before Tax due to this reclassification.

8.	Securities with Impairment
Of Securities (excluding Trading Securities) with market value, those which the market value has significantly declined compared to the cost of acquisition and is unlikely to recover to the level of cost of acquisition, the market value has been reported on the balance sheet, and the difference has been treated as losses for the Fiscal Year (“Impairment”) .
Amount of impairment for the Fiscal Year was 4,273 million yen (of which Stocks accounted for 3,751 million yen and Other Securities accounted for 521 million yen).
The criteria for determination of “significant decline” of market value is mainly based on the asset self assessment standard as set forth below in accordance with the classification of the issuer of the security.

Bankrupt Borrower, De Facto Bankrupt Borrower, Borrower Likely to Become Bankrupt	Market value falls below the cost of acquisition
Borrower Requiring Attention	Market value falls by 30% or more below the cost of acquisition
Normal Borrower	Market value falls by 50% or more below the cost of acquisition, or the market value falls by 30% or more but less than 50%, and the market price stays at or below a certain level.

Bankrupt Borrower: An issuer in legal or formal bankruptcy such as bankruptcy, special liquidation, corporate reorganization, civil rehabilitation, and suspension of transactions with a clearinghouse, etc.

De Facto Bankrupt Borrower: An issuer that is substantially bankrupt.
Borrower Likely to become Bankrupt: An issuer that is likely to become bankrupt.
Borrower Requiring Attention: An issuer that requires attention in management.
Normal Borrower: An issuer that does not fall under Bankrupt Borrower, De Fact Bankrupt Borrower, Borrower Likely to become Bankrupt, or Borrower Requiring Attention.

(Changes in Accounting Assumptions)
Of Securities (excluding Trading Securities) with market value, the previous standard for determination of “significant decline” was that all securities for which the market value as of the end of Fiscal Year had fallen 50% or more compared to the cost of acquisition were deemed as having significantly declined and in case of the market value as of the end of Fiscal Year falling 30% or more but less than 50%, determination was made after taking into consideration issues such as the likelihood of recovery. However, from this Fiscal Year, the standard has been changed to the above in order to make impairments based on a more reasonable determination focusing on credit risk. As a result of this change, the amount of impairment has increased by 2,451 million yen (of which Stocks account for 1,929 million yen, and Other Securities account for 521 million yen) compared to the past method.

  (Monetary Trust Related)
  1. Monetary Trust for Investing (as of March 31, 2012)
Not applicable

  2. Monetary Trust for Holding to Maturity (as of March 31, 2012)
Not applicable

  3. Other Monetary Trusts (other than for investment or holding to maturity) (as of March 31, 2012)
Not applicable

(Tax Effect Accounting Related)
1.	Breakdown of deferred tax assets and liabilities based on main causes are as follows:
Deferred Tax Assets
Amount exceeding the limit for inclusion in Bad Debt Reserve	4,694	(Unit: million yen)
Carryover losses for tax purposes	2,384
Securities depreciation	2,011
Impairment losses and amount in excess of depreciation	250
Other	313
Subtotal Deferred Tax Assets	9,654
Valuation Reserve	-9,556
Total Deferred Tax Assets	97
Deferred Tax Liabilities
Net Unrealized Gains (Losses) on Other Securities	-895
Prepaid Pension Expenses	-113
Other	-3
Total Deferred Tax Liabilities	-1,012
Net Deferred Tax Liabilities	-915

2.
“The Act on Partial Revision of the Income Tax Act to Establish a Tax System Corresponding to the Changes in Economic Society” (Act No.114 of 2011) and “The Act on Special Measures Concerning Securing Source of Funding Required for Implementation of Measures on Recovery from the Great East Japan Earthquake” (Act No.117 of 2011) were promulgated on December 2, 2011, and reduction of Income Tax Rate and levy of Special Income Tax for Recovery commenced from the fiscal year starting on April 1, 2012 or later.   In conjunction with this, the statutory effective tax rate to be used for calculation of deferred tax assets and liabilities were changed from 40.63% to 37.96% for temporary difference expected to be resolved between the fiscal year commencing on April 1, 2012 and April 1, 2014; and 35.59% for temporary difference expected to be resolved in the fiscal year commencing on April 1, 2015 onwards. As a result of this change in taxation rate, Deferred Tax Liabilities have decreased by 136 million yen, Net Unrealized Gains (Losses) on Other Securities have increased by 126 million yen, and Adjustment to Income Taxes and Others have increased by 9 million yen. In addition, Deferred Tax Liabilities for Land Revaluation have decreased by 156 million yen, and the Revaluation Reserve for Land has increased by the same amount.

(Per Share Information)
Net Asset Per Share	¥862.51
Net Loss Per Share	(¥1,256.10)

(Important Events After the Reporting Period)
Sendai Bank and Kirayaka Bank, Ltd. (“Kirayaka Bank” hereinafter, and Sendai Bank and Kirayaka Bank collectively referred to as the “Banks”) have reached a resolution at the respective board meetings held on April 26, 2012, on establishing “Jimoto Holdings, Ltd.” (“Joint Holding Company”), a 100% parent company of the Banks, through the method of share transfer as of October 1, 2012 (“Effective Date”) subject to approval by the shareholders’ meetings and permissions by the authorities, in accordance with the “Basic Agreement on Commencement of Review on Business Consolidation” executed on October 26, 2010 (“Share Transfer”), as well as on the outline of the Joint Holding Company and conditions of the Share Transfer, and executed the “Agreement on Business Consolidation” and jointly prepared the “Share Transfer Plan” on the same date.

(1) Objectives and Background of Business Integration
Kirayaka Bank and Sendai Bank originally announced the Business Integration through establishment of a joint holding company to be set up in or around October 2011 and established a Business Integration Committee in preparation for the integration. After the Great East Japan Earthquake on March 11, 2011, however, the two banks determined that it would be imperative to give priority to supporting reconstruction of the regional economy, and that the schedule for Business Integration should be postponed. Thereafter, on May 18, the banks resumed deliberation and preparation by the Business Integration Committee, which, in addition to tie-up between the two banks for reconstruction assistance, worked on preparation for Business Integration. In the meantime, on September 30, 2011, Sendai Bank issued the Class I preferred shares to strengthen the Bank’s capitalization for building up the strong financial base required for full-scale reconstruction assistance, based on the Act on Special Measures for Strengthening Financial Functions.
The two banks have so far given priority to measures to assist reconstruction of earthquake-hit areas in which their home and main operational bases are located, and development of regional societies and enhancement of their financial bases to do so, at the cost of deferring the Business Integration, as such efforts were considered the responsibility of regional banks operating in the affected areas. However, in order to further bolster the banks’ ability to assist reconstruction, it was determined critical that the Business Integration be completed at an early stage and that total capabilities of the new financial group be fully exploited. The two companies decided to resume the negotiations between the two parties with the target establishment date of their joint holding company set to October 1, 2012. On April 26, 2012, the two banks agreed on conclusion of the “Agreement on Consolidation of Management” and prepared the “Share Transfer Plan.”
Through this Business Integration, the two banks will create a new financial group through a joint holding company with the regional brands of the two banks remaining intact, and will contribute to the economic activities of the region that are expanding beyond the boundary of the prefectures and improve customer services, through efficient management functions realized with economy of scale and synergy of business networks and expertise of employees of the two banks.

(2) Form and Allotment of Shares with Regard to Share Transfer
A. Form of Share Transfer
   The Joint Holding Company will become a wholly owning parent company of the two banks October 1, 2012 through transfer of shares, and the new share of the Joint Holding Company will be allotted to shareholders of the two banks; provided, however, the schedule or form of business integration may be subject to change upon consultation of the two banks, in consideration of progress of Transfer of Shares processes and other reasons.

B. Allotment of Shares with Regard to Share Transfer

Company Name	Sendai Bank	Kirayaka Bank
Share Transfer Ratio	6.5	1

(Note 1) Share Allotment Ratio
1. 6.5 ordinary shares of the Joint Holding Company will be allotted for one common share of Sendai Bank.
2. One common share of the Joint Holding Company will be allotted for one common share of Kirayaka Bank.
3. 6.5 Class B preferred shares of the Joint Holding Company will be allotted for one Class I preferred share of Sendai Bank.
4. One Class A preferred share of the Joint Holding Company will be allotted for one Class III preferred share of Kirayaka Bank.
The share transfer ratio may be subject to change upon consultation of the two banks, in case there arises major changes in conditions that form the basis for the calculation.
In case, through the Transfer of Shares, there arises odd share that is less than one share of the common share, Class A preferred share, or Class B preferred share to be issued by the Joint Holding Company to shareholders of the two banks, a cash amount equivalent to the odd share will be paid to the relevant shareholders pursuant to Article 234 of the Companies Act and other relevant laws and regulations.

 (Note 2) No. of New Shares to Be Issued by Joint Holding Company (Planned)
  Common Shares: 178,877,671
The numbers of new shares to be issued are based on the numbers of shares outstanding of Kirayaka Bank (129,714,282 shares) and of Sendai Bank (7,591,100 shares) as of March 31, 2012. However, as the two banks are planning to retire as many treasury shares as practicable prior to the Effective Date of Transfer of Shares, the numbers of treasury shares of Kirayaka Bank (16,521 shares) and of Sendai Bank (24,960 shares) owned by the respective banks as of March 31, 2012, are not included as the shares for which new shares of the Joint Holding Company will be allotted. Please note that the number of shares to be issued by the Joint Holding Company may be subject to change in cases where the number of treasury shares of the two banks as of March 31, 2012 should change prior to the Effective Date as a result of exercise of the right to request the purchase of shares by shareholders of Kirayaka Bank or Sendai Bank and/or other events.
  Class A Preferred Shares: 100,000,000
The numbers of new shares to be issued are based on the numbers of the Class III preferred shares outstanding of Kirayaka Bank (100,000,000 shares) as of March 31, 2012.
  Class B Preferred Shares: 130,000,000
The numbers of new shares to be issued are based on the numbers of the Class I preferred shares outstanding of Sendai Bank (20,000,000 shares) as of March 31, 2012.

 (Note 3) Share Unit of Joint Holding Company
  The Joint Holding Company will adopt a unit share system by setting the following numbers of shares as one unit:
Common Shares: 100
  Class A Preferred Shares: 100
  Class B Preferred Shares: 100

 (Note 4) Demand for the purchase of shares constituting less than one unit
Shareholders of the two banks who will receive shares of the Joint Holding Company which constitute less than one unit (100 shares) as specified above (hereinafter referred to as “Shares Constituting Less Than One Unit”) may not trade their Shares Constituting Less Than One Unit on the Tokyo Stock Exchange or financial instruments exchanges. In accordance with Article 192, Paragraph I of Companies Act of Japan, holders of such Shares Constituting Less Than One Unit may demand the Joint Holding Company to purchase their Shares Constituting Less Than One Unit.

(3) Schedule of Share Transfers
Saturday, March 31, 2012	Record Date for Ordinary General Meeting of Shareholders and Class Meeting (two banks)
Thursday, April 26, 2012	Board of Directors Meeting for Approval of “Agreement on Consolidation of Management” and “Share Transfer Plan” (two banks)
Thursday, April 26, 2012	Conclusion of “Agreement on Consolidation of Management” and Preparation of “Share Transfer Plan” (two banks)
Tuesday, June 26, 2012 (Planned)	Ordinary General Meeting of Shareholders and Class Meeting for Approval of “Share Transfer Plan” (two banks)
Wednesday, September 26, 2012 (Planned)	Delisting from Tokyo Stock Exchange (Kirayaka Bank)
Monday, October 1, 2012 (Planned) Monday, October 1, 2012 (Planned)	Registration of Establishment of Joint Holding Company (Effective Date) Listing of Joint Holding Company

The schedule may be subject to change upon consultation of the two banks, in consideration of progress of Transfer of Shares processes and other reasons.

(4)  Overview of Kirayaka Bank
(As of December 31, 2012)
(1)	Company Name	Kirayaka Bank, Ltd.
(2)	Business Description	Ordinary Commercial Banking
(3)	Date of Establishment	May 7, 2007
(4)	Location of Head Office	3-2-3 Hatagomachi, Yamagata-shi, Yamagata Prefecture
(5)	Representative	Manabu Awano, President and Director
(6)	Capital Stock	17,700 million yen
(7)	Shares Issued and Outstanding	Common Stock: 129,714,282 Class III Preferred Share: 100,000,000
(8)	Deposits Outstanding (Non-consolidated) (Including CDs)	1,196,218 million yen
(9)	Loans Outstanding (Non-consolidated)	896,790 million yen
(10)	Fiscal Year End	March 31

(11)	Summary of Financial Results for Recent Years
Fiscal Year ending:	Mar. 2011
Net Assets (Consolidated)	50,750 million yen
Total Assets (Consolidated)	1,211,466 million yen
Operating Income (Consolidated)	26,428 million yen
Ordinary Profit (Consolidated)	2,112 million yen
Net Income (Consolidated)	1,314 million yen

(5)  Information on Joint Holding Company to Be Established through Transfer of Shares

(1)	Company Name	Jimoto Holdings, Inc.
(2)	Business Description	Management and operation of banks and other companies that the company may own under the Banking Act, and any business activities incidental or related thereto
(3)	Location of Head Office	2-1-1, Ichibancho, Aoba-ku, Sendai-shi, Miyagi Prefecture
(4)	Representatives, Directors, and Auditors (Planned)
Chairman and Representative Director   Seiichi Mitsui (Current President and Director of Sendai Bank)
President and Representative Director   Manabu Awano (Current President and Director of Kirayaka Bank)
Director   Yutaka Baba (Current Senior Managing Director of Sendai Bank)
Director   Kenichi Tokairin (Current Managing Director of Kirayaka Bank)
Director   Takashi Suzuki (Current Managing Director of Sendai Bank)
Director   Shoichiro Suto (Current Managing Director of Kirayaka Bank)
Director   Isao Misonou (Current Managing Director of Sendai Bank)
Director   Akira Sagawa (Current Managing Director of Kirayaka Bank)
Director   Tatsuhiko Tanaka (Current Managing Director of Sendai Bank)
Director   Takayuki Haga (Current Director of Sendai Bank)
Director   Yukiyoshi Sakamoto (Current Director of Kirayaka Bank)
Director (External)   Mitsuru Kumagai (Current Director of Sendai Bank)
Statutory Auditor   Shunichi Hasebe (Current Statutory of Sendai Bank)
Statutory Auditor (External)   Fujio Sasajima (Current Statutory of Kirayaka Bank)
Statutory Auditor (External)   Kunio Kanno (Current Statutory of Sendai Bank)
Statutory Auditor (External)   Yoshiaki Ito (Current Statutory of Kirayaka Bank)
 (Note 1) Director Mitsuru Kumagai is an external director stipulated in Article 2 Item (xv) of Companies Act.
 (Note 2) Statutory auditors Fujio Sasajima, Kunio Kanno, and Yoshiaki Ito are external statutory auditors stipulated in Article 2 Item (xvi) of the Companies Act.

(5)	Capital Stock	2,000 million yen
(6)	Capital Reserve	500 million yen
(7)	Date of Fiscal Year End	March 31

(Business Combination Related)
Sengin Card Ltd., a 100% consolidated subsidiary of Sendai Bank, was combined with the Sendai Bank as of April 1, 2011, pursuant to the resolution of the 89th General Shareholders’ Meeting held on June 29, 2010 and approval by the authorities.

1.	The name and contents of the business at the time of combination, legal form of combination, the name of combined business, and outline of the transaction, including its purpose
(1)	The name and contents of the business at the time of combination
(i) Merging Company: Sendai Bank, Ltd.
(ii) Merged Company: Sengin Card, Ltd.     Business Contents: Credit card business
(2)	Legal form of combination
Merger, with Sendai Bank, Ltd. as the surviving company and Sengin Card, Ltd. as the absorbed company.
(3)	Name of company after merger
Sendai Bank, Ltd.
(4)	Outline of transaction including its purpose
To enhance the sales capacity and improve efficiency of the group’s overall credit card business by consolidating the overlapping credit card business in Sendai Bank and Sengin Card Ltd.

2.	Outline of accounting treatment
In accordance with the “Accounting Standard for Business Combinations” (ASBJ Statement No.21 December 26, 2008) and “Implementation Guidance on Accounting Standard for Business Combinations and Business Divestitures” (ASBJ Guidance No.10 December 26, 2008), the transaction has been treated as a transaction under common control.

Policy on Preparation of Consolidated Financial Statements

Definitions for subsidiary companies, subsidiary corporations and affiliated corporations, etc., are in accordance with Article 2, Paragraph (8) of the Banking Act and Article 4-2 of the Order for Enforcement of the Banking Act.

1.	Matters related to the scope of consolidation
(i)	Consolidated subsidiary companies and corporations: 1 company
Name: Sengin Business Ltd.
(Change in scope of consolidation)
Sengin Card Ltd., formerly a consolidated subsidiary, has been excluded from the scope of consolidation due to absorption by Sendai Bank through an absorption-type merger effective on April 1, 2011.
(ii)	Non-consolidated subsidiary companies and corporations, etc.
Not applicable

2.	Matters related to application of equity method
(i)	Non-consolidated subsidiary companies and corporations, etc. using equity method
                           Not applicable
(ii)	Affiliated corporations, etc., using equity method
                           Not applicable
(iii)	Non-consolidated subsidiary companies and corporations, etc. not using equity method
                           Not applicable
(iv)	Affiliated corporations, etc., not using equity method
                           Not applicable

3.	Matters related to the fiscal year, etc., of consolidated subsidiary companies and corporations, etc.
(i)	Fiscal year end date for consolidated subsidiary companies and corporations, etc., are as follows:
Last day of March: 1 company
(ii)	Consolidated subsidiary companies and corporations, etc., are consolidated in the financial statements as of the fiscal year end date.

Consolidated Balance Sheet
(as of March 31, 2012)

(Unit: million yen)
Accounts	Amount	Accounts	Amount
Assets		Liabilities
Cash and Dues from Banks	60,263	Deposits	814,623
Monetary Claims Bought	884	Negotiable Certificates of Deposits	64,940
Securities	344,161	Borrowed Money	4,677
Loans and Bills Discounted	514,182	Foreign Exchange Liabilities	0
Foreign Exchange Assets	187	Other Liabilities	2,694
Other Assets	2,717	Provision for Retirement Benefits	77
Tangible Fixed Assets	12,624	Provision for Interest Repayment Loss	8
Buildings	2,747	Provision for Reimbursement Deposits	82
Land	7,851	Contingent Losses Reserve	105
Leased Assets	43	Deferred Tax Liabilities	496
Construction in Progress	51	Deferred Tax Liabilities for Land Revaluation	1,623
Other Tangible Fixed Assets	1,931	Acceptances and Guarantees	1,820
Intangible Assets	555	Total Liabilities	891,151
Software	494	Net Assets
Other Intangible Fixed Assets	60	Capital Stock	22,485
Deferred Tax Asset	19	Capital Surplus	20,242
Customers’ Liabilities for Acceptances and Guarantees	1,820	Retained Earnings	-10,687
Allowance for Loan Losses	-10,252	Treasury Stocks	-66
		Total Shareholders’ Equity	31,973
		Net Unrealized Gains (Losses) on Other Securities	1,648
		Revaluation Reserve for Land	2,391
		Accumulated Other Comprehensive Income	4,039
		Total Net Assets	36,013
Total Assets	927,164	Total Liabilities and Net Assets	927,164

(Note) Amounts less than one million yen have been rounded down.

Consolidated Income Statement
(From April 1, 2011 to March 31, 2012)

(Unit: million yen)
Accounts	Amount
Ordinary Income		15,183
Interest Income	11,887
Interests on Loans and Discounts	9,566
Interest and Dividends on Securities	2,122
Interest on Call Loans	104
Interest on Dues from Banks	24
Other Interest Receivables	69
Fees and Commissions	2,229
Other Ordinary Income	732
Other Income	333
Recoveries of Loan Losses	31
Other Income	302
Ordinary Expenses		23,340
Interest Expenses	1,157
Interest on Deposits	721
Interest on Negotiable Certificates of Deposits	59
Interest on Call Money	0
Interest on Borrowed Money	175
Other Interests Paid	201
Fees and Commissions, etc. Paid	1,256
Other Ordinary Expenses	978
General and Administrative Expenses	11,026
Other Expenses	8,922
Provision of Allowance for Loan Losses	4,443
Other Expenses	4,478
Ordinary Losses (Keijo Sonshitsu)		8,157
Extraordinary Income		1
Gains on Disposal of Noncurrent Assets	1
Extraordinary Losses		321
Losses on Disposal of Noncurrent Assets	31
Impairment Losses	290
Net Income Before Income Tax		8,477
Income Taxes-Current	28
Refund of Income Taxes and Others	-53
Income Taxes-Deferred	993
Total Income Taxes and Others		967
Net Losses		9,445

(Note) Amounts less than one million yen have been rounded down.

Consolidated Statement of Changes in Net Assets
(From April 1, 2011 to March 31, 2012)

(Unit: million yen)
Accounts	Amount
Shareholders’ Equity
Capital Stock
Opening Balance	7,485
Changes During the Period
Issuance of New Stocks	15,000
Total Changes During the Period	15,000
Closing Balance	22,485
Capital Surplus
Opening Balance	5,875
Changes During the Period
Issuance of New Stocks	15,000
Deficit Disposition	-632
Total Changes During the Period	14,367
Closing Balance	20,242
Retained Earnings
Opening Balance	-1,947
Changes During the Period
Deficit Disposition	632
Net Losses	-9,445
Transfer from Revaluation Reserve for Land	72
Total Changes During the Period	-8,739
Closing Balance	-10,687
Treasury Stocks
Opening Balance	-64
Changes During the Period
Purchase of Treasury Stock	-1
Total Changes During the Period	-1
Closing Balance	-66
Total Shareholders’ Equity
Opening Balance	11,347
Changes During the Period
Issuance of New Stocks	30,000
Net Losses	-9,445
Purchase of Treasury Stock	-1
Transfer from Revaluation Reserve for Land	72
Total Changes During the Period	20,625
Closing Balance	31,973

(Unit: million yen)
Accounts	Amount
Accumulated Other Comprehensive Income
Net Unrealized Gains (Losses) on Other Securities
Opening Balance	-1,517
Changes During the Period
Changes During the Period for Accounts Other than Shareholders’ Equity (Net)	3,166
Total Changes During the Period	3,166
Closing Balance	1,648
Revaluation Reserve for Land
Opening Balance	2,306
Changes During the Period
Changes During the Period for Accounts Other than Shareholders’ Equity (Net)	84
Total Changes During the Period	84
Closing Balance	2,391
Total Accumulated Other Comprehensive Income
Opening Balance	789
Changes During the Period
Changes During the Period for Accounts Other than Shareholders’ Equity (Net)	3,250
Total Changes During the Period	3,250
Closing Balance	4,039
Total Net Assets
Opening Balance	12,137
Changes During the Period
Issuance of New Stocks	30,000
Net Losses	-9,445
Purchase of Treasury Stock	-1
Transfer from Revaluation Reserve for Land	72
Changes During the Period for Accounts Other than Shareholders’ Equity (Net)	3,250
Total Changes During the Period	23,876
Closing Balance	36,013

Summary of Significant Accounting Policies
  1. Evaluation Methods and Criteria for Trading Account Securities
Market value method is used for evaluation of trading account securities (cost of acquisition is calculated using the moving average method).
  2. Evaluation Methods and Criteria for Securities
Amortized cost method using moving average (straight line method) is used for evaluation of bonds to be held until maturity. Cost method based on moving average is used for evaluation of subsidiaries stocks and affiliates stocks. Market value method based on the market price, etc., as of the date of accounting settlement is used for other securities with market price (cost of acquisition is calculated using the moving average method). Cost method based on moving average is used for other securities for which capturing the market value is deemed to be extremely difficult.
Valuation differences for other securities are included in net assets, net of income taxes.
  3. Evaluation Methods and Criteria for Derivative Transactions
      Derivative transactions are evaluated using the market value method.
  4. Method of Depreciation for Fixed Assets
    (1)   Tangible Fixed Assets (excluding leased assets)
Tangible fixed assets are evaluated using the straight line method.
Key period of depreciation are as follows:
Buildings: 2-50 years
Others: 2-20 years
    (2)   Intangible Fixed Assets (excluding leased assets)
Intangible fixed assets are depreciated using the straight line method. Softwares are depreciated based on the serviceable life in the Bank (5 years).
    (3)   Leased assets
Leased assets included in the “Tangible Fixed Assets” related to non-ownership transfer finance lease transactions are evaluated using the straight line method with the leasing period used as the serviceable life. The residual value is the residual guaranteed value if it is agreed upon in the lease agreement, or “zero” otherwise.
  5. Criteria for Reporting Allowance for Loan Losses
Allowance for loan losses are reported as follows, based on predetermined criteria for depreciation and reserves.
Credits against borrowers that are legally bankrupt such as those going through bankruptcy or special liquidation (“Bankrupt Borrowers”) and credits against borrowers that are in a similar situation (“De Facto Bankrupt Borrowers”) are reported by deducting, from the book value reflecting direct write-off described below, the estimated disposal value of the collateral and estimated collectable value from any guarantee.  Credits against borrowers that are not currently bankrupt but are likely to become bankrupt are calculated by deducting, from the credit amount, the estimated disposal value of the collateral and estimated collectable value from any guarantee, and reporting the amount from such difference that is deemed necessary based on a comprehensive determination of the borrower’s repayment capacities.
Credits other than the above are reported based on the write-off ratio calculated from actual write-off amounts for certain period in the past.
All credits are assessed by sales-related departments based on the asset self-assessment standards, and the result of the assessment is audited by the asset auditing division which is independent from such sales-related departments. Above reserves are reported based on the result of the audit.
With respect to credit against Bankrupt Borrowers and De Facto Bankrupt Borrowers with collateral or guarantee, etc., estimated uncollectible amount, which is calculated by subtracting the collateral value and collectible value from the guarantee from the credit amount, is directly deducted from the credit amount.  Such estimated uncollectible amount was 3,730 million yen.
Allowance for loan losses of subsidiary companies, corporations etc., for general accounts receivable are reported as amounts deemed necessary based on the actual write-off rates in the past, and those for doubtful accounts receivable are reported as amounts that are expected to be uncollectible based on the possibility of collectability of individual accounts receivable.

  6. Criteria for Reporting Provision for Retirement Benefits
Necessary amounts are reported as provision for retirement benefits to prepare for payment of employees’ retirement benefits, based on estimated amount of retirement benefit liabilities and pension assets as of end of the fiscal year. The difference arising from actuarial calculation is treated as follows.
Difference from actuarial calculation: The amount calculated by prorating certain period (10 years) within the average remaining employment period of the employees for each fiscal year will be treated as expenses for the following fiscal year.
(Depreciation Period for difference occurring from change in accounting standards)
With respect to the difference due to the change in accounting standards (2,385 million yen), prorated amount for 15 years have been treated as expenses.
  7. Criteria for Reporting Provision for Interest Repayment Loss
To prepare for claims for repayment of loan interests in excess of the maximum interest prescribed by the Interest Rate Restriction Act, expected repayment amount based on actual past repayment, etc., are reported as Interest Repayment Loss Reserve.
  8. Criteria for Reporting Provision for Reimbursement Deposits
To prepare for claims from customers for repayment of deposits that have ceased to be reported as liabilities, the amount deemed as necessary by estimating the losses from future repayment claims are reported as Dormant Deposit Repayment Reserve.
  9. Criteria for Reporting Contingent Losses Reserve
To prepare for payment of dues to the Credit Guarantee Corporation related to the shared liabilities system, estimated amount of future payment is reported as contingent losses reserve.
 10. Japanese yen conversion criteria for foreign currency-denominated assets and liabilities
Foreign currency denominated assets and liabilities are converted into Japanese yen using the exchange rate as of the fiscal year end date.
Consolidated subsidiaries have no foreign currency-denominated assets/liabilities.
 11. Treatment of Lease Transactions
Non-ownership transfer finance lease transactions with lease transaction commencing before the fiscal year starting on April 1, 2008 have been treated equivalent to normal lending transactions.
 12. Important Hedge Accounting Methods
    (1)   Interest Rate Risk Hedging
Accounting of hedge transactions against interest rate risk arising from financial assets and liabilities are calculated by adding or subtracting the net receipt or payment concerning interest rate swap transactions to or from the interest for such assets, etc., in accordance with Note 14 of the “Accounting Standard for Financial Products” (ABSJ Statement No.10).
    (2)   Exchange Rate Risk Hedging
Accounting of hedge transactions against exchange rate risk arising from foreign denominated financial assets and liabilities are based on deferral hedge accounting defined in the “Accounting and Audit Treatment of Accounting for Foreign Currency Transactions, etc., by Banks (JICPA Industry Audit Committee Report No.25)”.
Effectiveness of hedging is assessed by confirming that the amount equivalent to the foreign exchange position of currency swap transaction used to hedge the currency exchange risk for such foreign currency denominated monetary claims exist.
The consolidated subsidiary does not use hedge accounting.
 13. Accounting Treatment for Consumption Tax, etc.
Accounting treatment for consumption tax and regional consumption tax (“Consumption Taxes”) uses tax-excluded method.

Additional Information
For accounting changes implemented after the beginning of this Fiscal Year and correction of past errors, “Accounting Standards for Accounting Changes and Error Corrections (ASBJ Statement No.24 December 4, 2009)” and “Guidance on Accounting Standard for Accounting Changes and Error Corrections (ASBJ Guidance No.24 December 4, 2009)” were applied.
In addition, “Profit on Recovery of Bad Debts” and “Reversal of Contingent Losses Reserve” have been included in “Other Ordinary Income” based on “Practical Guidelines on Accounting Standards for Financial Instruments (JICPA Accounting Practice Committee Statement No.14).

Notes
(Consolidated Balance Sheet Related)
1.	Credits to Bankrupt Borrowers and overdue credits accounted for 449 million yen and 30,232 million yen respectively, in the loans and bills discounted.
Credits to Bankrupt Borrowers refer to loans and bills discounted for which accrued interest was not reported as the collection or repayment of principal or interest is unlikely due to continuation of payment arrears for a period of time or other events (excluding parts which have been written off.  “Non-accrual Loans”), of which events listed in Article 96, Paragraph (1), Item (iii) (a) to (e), or events prescribed in Item (iv) of the Order for Enforcement of the Income Tax Act (Cabinet Order No.97 of 1965) have occurred.
Loans in arrears refer to loans and bills discounted that are Non-accrual Loans that are not loans and bills discounted that have interest payment extended for the purpose of business reconstruction or support of the Credits to Bankrupt Borrower and the Borrower.
2.	Loans 3 months or more past due accounted for 152 million yen in the loans and bills discounted.
Loans 3 months or more past due refer to loans and bills discounted that have repayment of principal or interest in arrears for 3 months or more from the day of the contracted payment date, which do not fall under Credits to Bankrupt Borrowers or Overdue Credits.
3.	Restructured loans accounted for 233 million yen in the loans and bills discounted.
Restructured loans refer to loans with exemption/reduction of interest, extension of payment of interests, extension on repayment of principal, waivers and other agreements favorable to the borrower for the purpose of business reconstruction or support of the borrower, that are not Credits to Bankrupt Borrowers, loans in arrears, or loans 3 months or more past due.
4.	Total amount of Credits to Bankrupt Borrowers, loans in arrears, loans 3 months or more past due and restructured loans is 31,068 million yen.
In addition, the credit amounts listed in 1 to 4 above are amounts before deduction of bad debt reserves.
5.
Discounted notes are treated as financial transactions based on the “Accounting and Auditing Treatments of the Application of Accounting Standards for Financial Instruments in the Banking Industry (JICPA Industry Audit Committee Report No.24)”. Commercial notes accepted may be disposed with discretion as a sale or to (re) collateralize, and the notional amount is 3,829 million yen.

6.	Assets pledged as collateral are as follows:
89,633 million yen in securities, zero yen in cash deposit, and 3 million yen in other assets are provided as Bank of Japan Pooled Collateral, exchange settlement collateral, public deposit administration collateral, and financial derivatives transaction collateral. Of the other assets, leasehold deposits account for 213 million yen.
7.
Overdraft agreements and commitment line agreement for loans are agreements that promise to lend funds to a certain limit when a customer applies for a drawdown, unless there are breaches of conditions prescribed in the agreement. Amount of outstanding unexecuted loans concerning these agreements was 140,850 million yen.  Of this, loans with less than one year of underlying contract period (or those that may be canceled at will any time without any conditions) account for 134,816 million yen.

As most of these agreements are terminated without being drawn, the outstanding undrawn loans do not necessarily impact our future cash flow. Most of these agreements include clauses that allow us to reject the drawdown application or reduce the contracted limit in case there is change in financial environment, preservation of claims, or other reasonable events. In addition, collaterals such as real estate or securities are secured as collateral where necessary at the time of agreement, and after the agreement, review of the agreement and measures for protection of the credit are implemented where necessary by periodically capturing the business conditions of the customer, etc., in accordance with the internal procedures.
8.
Based on the Act on Revaluation of Land (Act No.34, March 31, 1998), business sites are revaluated, and of valuation difference, the tax equivalent amount concerning such difference is reported as Liabilities under “Deferred Tax Liabilities for Land Revaluation,” with the remaining amount reported as “Revaluation Reserve for Land” in Net Assets.

Revaluation Date: March 31, 1998
Revaluation method prescribed in Article 3, Paragraph (3) of the Act
Revaluation is made based on the price obtained through the method prescribed and published by the Commissioner of the Tax Agency for the purpose of calculating land value that is the basis of calculation of taxable amount for the land price tax prescribed in Article 16 of the Land Tax Act (Act No.69 of 1991) as prescribed in Article 2, Paragraph (4) of the Enforcement Ordinance Concerning Act on Revaluation of Land (Enforcement Ordinance No.119, March 31, 1998), with reasonable adjustments such as price adjustment for depths.
Difference between the total market value of business sites revaluated pursuant to Article 10 of the Act as of end of consolidated Fiscal Year and the total book value of such business sites after revaluation: 3,238 million yen
9. Aggregated Amount of Depreciation for Tangible Fixed Assets	6,022 million yen
10. Advanced Depreciation Amount for Tangible Fixed Assets	313 million yen
11.	Borrowings include subordinated loan of 1,500 million yen with covenants stating that the priority for performance of the obligation is subordinated to other obligations.
12.
Of the corporate bonds included in “Securities,” amount of guarantee for corporate bonds issued through private offering of securities (Financial Instruments and Exchange Act Article 2, Paragraph (3)) is 1,230 million yen.

13.	Total amount of monetary claims against directors and auditors due to transactions with the directors and auditors 27 million yen
14.	In addition to the fixed assets reported on the consolidated balance sheet, vehicles are being used in accordance with the non-ownership transfer finance lease agreement.
15.	Retirement benefits liabilities, etc., for the consolidated fiscal year are as follows:

Retirement benefits liabilities	-4,698	(Unit: million yen)
Pension assets (market value)	4,396
Unfunded retirement benefit obligations	-301
Unamortized amount of difference from change in accounting standards	477
Unrecognized actuarial gain or loss	65
Net Amount reported on Consolidated Balance Sheet	240
Prepaid Pension Expenses	318
Reserve for Retirement Benefits	-77

(Consolidated Income Statement Related)
1.	Other Expenses include 120 million yen of Amortization of Loans and 3,885 million yen of Redemption of Stocks, etc.

2.	Impairment Losses
Impairment losses have been reported for the following assets for the Fiscal Year.

(Unit: million yen)
No.	Region	Purpose of Use	Type	Impairment Losses
1	Miyagi Prefecture, Shiraishi City	Branch	Land/Building/Other tangible fixed assets	27
2	Miyagi Prefecture, Watari County	Branch	Building/Other tangible fixed assets	114
3	Chuo-ku, Tokyo	Branch	Building/Other tangible fixed assets	5
4	Miyagi Prefecture, Shibata County	Branch	Land	32
5	Miyagi Prefecture, Ojika County	Branch	Land	16
6	Miyagi Prefecture, Motoyoshi County	Branch	Land	26
7		Branch	Land	11
8	Miyagi Prefecture, Kesennuma City	Branch	Land	17
9	Miyagi Prefecture, Ishinomaki City	Branch	Land	5
10	Miyagi Prefecture, Kurihara City	Branch	Land/Building/Other tangible fixed assets	14
11	Miyagi Prefecture, Osaki City	Branch	Building/Other tangible fixed assets	19

Of the above assets, items 1 to 3 are expected to report continuous losses from operating activities and total cash flow before discount is less than the book value; item 4 is scheduled to become dormant with termination of use; items 5 to 9 have become unavailable for use due to the Great East Japan Earthquake and there is no prospect for future use; items 10 and 11 will not be used due to branch reorganization. Therefore, the book value has been reduced to collectible amount, and the reduction has been reported under extraordinary losses as impairment losses.
Grouping of assets are based on the minimum classification under our management accounting (by branch, with certain branches in mutually supportive relationships by such grouping, and common assets grouped for the whole bank).
Dormant assets, unavailable assets and unused assets are grouped by each asset.
In addition, the calculation of collectible amount for such asset group is measured using utility value calculated using 1.5% discount rate on future cash flow for item 1, and using net sales value calculated based on reasonable price in accordance with our collateral evaluation standard for items 2 to 11.

(Consolidated Statement of Changes in Net Assets Related)
1.	Matters related to the type and total number of outstanding stocks, and type and number of treasury stocks
(Unit: thousand shares)
	Number of Shares at Beginning of Fiscal Year	Increase in Number of Shares	Decrease in Number of Shares	Number of Shares at End of Fiscal Year	Remarks
Outstanding Stocks
Common Stock	7,591	―	―	7,591
Class I Preferred Stock	―	20,000	―	20,000	(Note 1)
Total	7,591	20,000	―	27,591
Treasury Stocks
Common Stock	23	1	―	24	(Note 2)
Total	23	1	―	24

(Note 1)	Increase in 20,000,000 stocks of Class I Preferred Stocks in Outstanding Stocks was as a result of allocation to a third party.
(Note 2)	Increase for the current consolidated fiscal year was from the purchase of shares constituting less than one unit.

2.	Matters related to dividends
(1)	Amount of dividends paid during the current Consolidated Fiscal Year
Not applicable

(2)	Dividends of which the payment dates are after the end of this Consolidated Fiscal Year among the dividends with their record dates in this Consolidated Fiscal Year
Not applicable

(Financial Instruments Related)
1.	Matters related to the status of financial instruments
(1)	Policies on financial instruments
Sendai Bank group (collectively referred to as “Sendai Bank”) is engaged in financial services businesses, centering on banking businesses such as deposit and loan, as well as in credit card business.
Deposits, etc., are accepted from customers who are mainly corporations, individuals and municipalities; loans are made to SMEs and municipalities, as well as through mortgages; and investments are made in securities.  With respect to loans, concentration risks are eliminated by avoiding concentration of credit to certain borrowers or their groups, or to certain industries, and making small diversified loans. Securities investments are made in safe financial assets such as Japanese government bonds, municipal bonds, public corporation bonds and highly rated corporate bonds in addition to stocks.  As the Bank is mainly exposed to financial assets and liabilities with interest rate risks, comprehensive asset and liabilities management is implemented to avoid unfavorable effect from interest rate movements. In addition to derivative transactions for hedging purposes, we engage in stock options transactions related to stocks in our portfolio; however, our policy is not to engage in speculative transactions in principle.

(2)	Financial instruments and their risks
Our financial assets comprise mainly of loans made to corporations, individuals and municipalities in Miyagi Prefecture, and we have credit risk exposure for default by the borrowers. Securities positions are mainly in stocks, bonds, investment trusts and partnership investment, and the purposes include holding to maturity, pure investment, and strategic investment. They are exposed to credit risks of the issuers, interest rate risks, volatility risk, and foreign exchange risks.
Derivative transactions-related risks involve market risks arising from changes in market conditions and credit risks involving the counterparty; however, derivative transactions are mainly for hedging purposes, thereby avoiding excessive risk exposure.
We use interest rate swap transactions as part of derivative transactions in the management of asset/liability. They are used as methods for application of hedge accounting against interest rate risks for financial assets and liabilities, and preferential accounting method on interest rate swap is applied.
(3)	Risk management system concerning financial instruments
(i)	Credit risk management
The Bank has credit risk management systems such as credit analysis for individual transactions, credit ratings for each borrower, self assessment of loan assets, commitment to corporate restructuring and management of bad debts, in accordance with various internally established management rules concerning credit risk including the “Credit Risk Management Policy” and “Credit Risk Management Rules.”
Such credit risk management is implemented by relevant branches as well as by the Credit Division, which is mainly responsible for credit risk management, and the status of credit risk management is analyzed and reported periodically to the Management Committee and the Board of Directors.
(ii)	Market risk management
The department in charge of market risk management is the Risk Management Department, which is independent from market-related operating divisions, and it performs middle office functions for market-related businesses. Operating divisions for market-related businesses are separated into the Market Investment Department, Market Investment Section, which performs front office functions, and Market Investment Department, Securities Operation Section, which performs back office functions, to ensure checks and balances.
(a)	Interest rate risk management
The details of risk management methods and procedures are clearly stated in the “Market Risk Management Rules” based on the “Market Risk Management Policies” determined by the Board of Directors, and the ALM (Asset/Liability Management) Committee is engaged in obtaining and confirming the status of implementation and discussion on future measures.  On a daily basis, the Risk Management Division comprehensively captures the interests and terms of financial assets and liabilities, monitors them using interest rate risks for outliers’ criteria, VaR, and interest rate sensitivity analysis, and reports to the ALM Committee and Management Committee on a monthly basis. In addition, derivative transactions such as interest rate swaps are being used to hedge interest rate risk.
(b)	Foreign exchange risk management
Foreign exchange risk is managed by individual transactions using currency swaps, etc.
(c)	Volatility risk management
Investment product positions including securities are managed in accordance with the “Securities Business Measures” based on the “Market Risk Management Policies” determined by the Board of Directors.  Market Investment Department aims to reduce the volatility risk by prior analysis, establishment of investment limits and continuous monitoring.
This information is periodically reported to the ALM Committee and Management Committee.

(d)	Derivative transactions
Derivative transactions are mainly conducted for hedging purposes, avoiding occurrence of excessive risks.
By separating the front office, which executes the transactions, and the back office, which conducts accounting and reconciliation, the system ensures checks and balances.
(e)	Quantitative information concerning market risk
The main financial products affected by market risk are “dues from banks,” “securities,” “loans,” “deposits,” “borrowings” and “derivative transactions.”
With respect to these financial assets and liabilities, quantitative analysis is performed using VaR to measure market risk volume (observation period of 1 year, with holding period of 1 month for listed stocks/Japanese government bonds/municipal bonds/corporate bonds/investment trusts, 6 months for foreign securities/deposits/loans/interest rate swaps/other assets and liabilities with interest rate sensitivity, and confidence level of 99%, with variance/covariance method).
In calculating risk volume, volatility which considers sensitivity to various risk factors and correlation between various risk factors are applied.
In addition to the above, market credit risk volume is supplemented with methods such as approximate method of analysis.
As of March 31, 2012, risk volume was 5,054 million yen.
The result of back testing for the period between April 1, 2011 and March 31, 2012, using 6 months VaR with holding period of 1 month and confidence level of 99%, indicated that the limit was breached seven times, indicating that the model is sufficiently precise.
However, as the risk volume is calculated for certain statistical probability based on past market conditions, it may not be possible to capture the volume of risk in case of extraordinary market movements.
(iii)	Liquidity risk management in connection with obtaining capital
Market Investment Department manages the appropriate and stable daily cash management, by capturing the market environment and analyzing financing status based on the “Liquidity Risk Management Policies” and “Liquidity Risk Management Rules.”
Cash management and status is monitored on a daily basis using measures such as holding a certain level of current assets as liquidity reserves, and the monitoring status is reported to the ALM Committee and Management Committee.
(4)	Supplementary information on the matters related to market value of financial instruments, etc.
Market value for financial instruments include prices based on market price as well as reasonably calculated prices where market price does not exist. As such calculations involve certain assumptions, etc., the price may differ if different assumptions are applied.

2.	Matters related to market value of financial instruments, etc.
The amount reported on the Consolidated Balance Sheet, market value and the difference between the two amounts as of March 31, 2012 are shown below. Non-listed stocks for which capturing the market value is deemed extremely difficult are not included in the table. (Refer to Note 2)

(Unit: million yen)
	Amount Reported on Consolidated Balance sheet	Market Value	Difference
(1) Cash and dues from banks	60,263	60,263	―
(2) Securities
Bond to be held to maturity	20,230	18,196	-2,033
Other Securities	323,654	323,654	―
(3) Loans	514,182
Allowance for loan losses (*1)	-10,007
	504,175	511,872	7,697
Total Assets	908,323	913,987	5,663
(1) Deposits	814,623	814,820	197
(2) Negotiable Certificates of Deposits	64,940	64,940	―
(3) Borrowed Money	4,677	4,671	-5
Total Liabilities	884,241	884,432	191

(*1) General bad debt reserve and individual bad debt reserve corresponding to the loans have been deducted.
(*2) Insignificant accounts in the consolidated balance sheet have been omitted.

(Note 1) Market value calculation method for financial instruments
Assets
(1)	Cash and dues from banks
Book value of cash and dues from banks without maturity has been used as market value as it is an approximation of market value. Book value of cash and dues from banks with maturity has been used as market value as the outstanding period is short (within one year) and it is an approximation of market value.
(2)	Securities
The price on the listed exchange is used for stocks and the price on the listed exchange or those quoted by financial institutions and brokers is used for bonds.  Published NAV or the price quoted by financial institutions is used for investment trusts.
Market value for self-guaranteed private placement bond is categorized by an internal rating and classification based on term and calculated by discounting the sum of principal and interest by the expected interest rate for a similar new issue.
For market value of floating rate Japanese government bonds with extreme gap between bid and offer, we have determined that the market price cannot be deemed the market value as a result of review based on the market environment, and the price reasonably calculated by the management was reported on the balance sheet instead of the market price from the end of consolidated fiscal year 2008.
However, as the gap between the market price and the reasonably calculated price has narrowed, we have determined that it is reasonable to deem the market price as the market value, and the market price is being reported on the balance sheet.

Notes on securities based on holding purpose can be found in the “(Securities related)” section.

(3)	Loans
Floating rate loans reflect the market rate in a short period of time, and as the book value approximates market value unless the credit standing of the borrower has changed significantly since the execution of the loan, the book value is used as market value.  Market value for fixed rate loans are calculated based on type, internal rating and classification based on term by discounting the sum of principal and interest by the expected interest rate for a similar new loan. Book value has been used as market value for loans with short outstanding period (within one year), as it approximates market value.
For loans with derivatives features, price quoted by financial institutions and brokers are used as market value.
For credits against Bankrupt Borrowers, De Facto Bankrupt Borrowers and Likely to be Bankrupt Borrowers, expected write-off amount is calculated based on the pro forma cash flow or collectible value based on collateral and guarantee, etc.  Because the amount calculated by deducting the expected write-off amount from the amount reported in the consolidated balance sheet as of the consolidated fiscal year end date approximates market value, such amount is used as market value.
Loans that do not have repayment deadlines due to special features such as limitation on the amount of loan to the value of the collateral asset, because of the expected repayment period and interest conditions, the book value is used as market value since it approximates market value.

Liabilities
(1)	Deposits, and (2) Negotiable Certificates of Deposits
For callable deposits, the payment amount (book value) in case the call is exercised on the consolidated fiscal year end date is deemed to be market value. Market value of term deposits is obtained by calculating the present value for certain period by discounting the future cash flow. Over-the-counter interest rate is used as the discount rate. Book value has been used as market value for loans with short outstanding period (within one year), as it approximates market value. Floating rate deposits reflect the market rate in a short period of time, and because the book value approximates market value, the book value is used as market value.
(3)	Borrowed Money
For borrowed money with fixed rates, market value is calculated by discounting the sum of principal and interest for certain period by the rate obtained by adding the credit spread corresponding to internal ratings to the market rate. Book value has been used as market value for loans with short outstanding period (within one year), as it approximates market value. For subordinated loans, market value is calculated by discounting using the rate obtained by adding to the market rate the credit spread corresponding to the rating on the subordinated bond if such bond was issued by Sendai Bank.

(Note 2)
Financial instruments that are deemed to be extremely difficult to capture market value are as follows.  They are not included in “Assets (2) Other Securities” in the market value information for financial instruments.

(Unit: million yen)
Classification	Amount reported on Consolidated Balance Sheet
Non-Listed Stocks (*1)	277
Total	277

(*1)	With respect to non-listed stocks, as market price does not exist, and it is deemed extremely difficult to capture market value of such stocks, they are not included in market value disclosure.
(*2)	For the current consolidated fiscal year, impairment losses of 134 million yen have been reported for non-listed stocks.

(Securities Related)
Reported under “Securities” in the Consolidated Balance Sheet.

1. Trading Securities (as of March 31, 2012)
Not applicable

2. Bonds to be held until maturity (as of March 31, 2012)
(Unit: million yen)
	Type	Amount reported on Balance Sheet	Market Price	Difference
Market price exceeding the amount reported on Consolidated Balance Sheet	Japanese Government Bonds	―	―	―
	Municipal Bonds	―	―	―
	Short Term Corporate Bonds	―	―	―
	Corporate Bonds	680	684	4
	Other	5,000	5,704	704
	Subtotal	5,680	6,389	709
Market price not exceeding the amount reported on Consolidated Balance Sheet	Japanese Government Bonds	―	―	―
	Municipal Bonds	―	―	―
	Short Term Corporate Bonds	―	―	―
	Corporate Bonds	550	545	-4
	Other	14,000	11,262	-2,737
	Subtotal	14,550	11,807	-2,742
Total		20,230	18,196	-2,033

3. Other Securities (as of March 31, 2012)
(Unit: million yen)
	Type	Amount reported on Balance Sheet	Historical Cost	Difference
Amount on consolidated balance sheet exceeding the historical cost	Stocks	1,534	968	565
	Bonds	300,039	297,015	3,024
	Japanese Government Bonds	143,610	142,313	1,297
	Municipal Bonds	57,470	56,628	841
	Short Term Corporate Bonds	―	―	―
	Corporate Bonds	98,958	98,073	884
	Other	―	―	―
	Subtotal	301,574	297,984	3,589
Amount on consolidated balance sheet not exceeding the historical cost	Stocks	5,965	6,354	-389
	Bonds	11,765	11,779	-14
	Japanese Government Bonds	―	―	―
	Municipal Bonds	2,738	2,747	-9
	Short Term Corporate Bonds	―	―	―
	Corporate Bonds	9,026	9,032	-5
	Other	4,349	4,991	-641
	Subtotal	22,080	23,125	-1,045
Total		323,654	321,110	2,544

(Additional Information)
For market value of floating rate Japanese government bonds with extreme gap between bid and offer, we have determined that the market price cannot be deemed the market value as a result of review based on the market environment, and the price reasonably calculated by the management was reported on the balance sheet instead of the market price from the end of consolidated Fiscal Year 2008.
However, as the gap between the market price and the reasonably calculated price has narrowed, we have determined that it is reasonable to deem the market price as the market value, and the market price is being reported on the balance sheet.
As a result, “Securities,” “Net Unrealized Gains (Losses) on Other Securities” and “Deferred Tax Liabilities” have been reduced by 409 million yen, 263 million yen, and 145 million yen, respectively, compared to the reasonably calculated price method.

4. Bonds to be held to maturity sold during this Consolidated Fiscal Year (From April 1, 2011 to March 31, 2012):
Not applicable

5. Other securities sold during this Consolidated Fiscal Year (From April 1, 2011 to March 31, 2012):
(Unit: million yen)
	Amount Sold	Total Profits from Sales	Total Losses from Sales
Stocks	422	7	19
Bonds	59,885	162	23
Japanese Government Bonds	23,927	45	23
Municipal Bonds	21,462	67	―
Short Term Corporate Bonds	―	―	―
Corporate Bonds	14,495	50	―
Other	210	―	118
Total	60,518	170	160

6. Securities whose holding purpose changed
During the Fiscal Year, 2,000 million yen of bonds to be held to maturity have been reclassified as Other Securities due to the significant deterioration in the credit standing of the issuer.
There was no impact on the Ordinary Losses and Net Losses Before Tax due to this reclassification.

7.  Securities with Impairment
Of Securities (excluding Trading Securities) with market value, those which the market value has significantly declined compared to the cost of acquisition and is unlikely to recover to the level of cost of acquisition, the market value has been reported on the balance sheet, and the difference has been treated as losses for the Fiscal Year (“Impairment”) .
Amount of impairment for the Fiscal Year was 4,273 million yen (of which Stocks accounted for 3,751 million yen and Other Securities accounted for 521 million yen).
The criteria for determination of “significant decline” of market value is mainly based on the asset self assessment standard as set forth below in accordance with the classification of the issuer of the security.

Bankrupt Borrower, De Facto Bankrupt Borrower, Borrower Likely to Become Bankrupt	Market value falls below the cost of acquisition
Borrower Requiring Attention	Market value falls by 30% or more below the cost of acquisition
Normal Borrower	Market value falls by 50% or more below the cost of acquisition, or the market value falls by 30% or more but less than 50%, and the market price stays at or below a certain level.

Bankrupt Borrower: An issuer in legal or formal bankruptcy such as bankruptcy, special liquidation, corporate reorganization, civil rehabilitation, and suspension of transactions with a clearinghouse, etc.
De Facto Bankrupt Borrower: An issuer that is substantially bankrupt.
Borrower Likely to become Bankrupt: An issuer that is likely to become bankrupt.
Borrower Requiring Attention: An issuer that requires attention in management.
Normal Borrower: An issuer that does not fall under Bankrupt Borrower, De Fact Bankrupt Borrower, Borrower Likely to become Bankrupt, or Borrower Requiring Attention.

(Changes in Accounting Assumptions)
Of Securities (excluding Trading Securities) with market value, the previous standard for determination of “significant decline” was that all securities for which the market value as of the end of Fiscal Year had fallen 50% or more compared to the cost of acquisition were deemed as having significantly declined and in case of the market value as of the end of Fiscal Year falling 30% or more but less than 50%, determination was made after taking into consideration issues such as the likelihood of recovery. However, from this Fiscal Year, the standard has been changed to the above in order to make impairments based on a more reasonable determination focusing on credit risk. As a result of this change, the amount of impairment has increased by 2,451 million yen (of which Stocks account for 1,929 million yen, and Other Securities account for 521 million yen) compared to the past method.

(Monetary Trust Related)
1. Monetary Trust for Investing (as of March 31, 2012)
Not applicable

2. Monetary Trust for Holding to Maturity (as of March 31, 2012)
Not applicable

3. Other Monetary Trusts (other than for investment or holding to maturity) (as of March 31, 2012)
Not applicable

(Tax Effect Accounting Related)

“The Act on Partial Revision of the Income Tax Act to Establish a Tax System Corresponding to the Changes in Economic Society” (Act No.114 of 2011) and “The Act on Special Measures Concerning Securing Source of Funding Required for Implementation of Measures on Recovery from the Great East Japan Earthquake” (Act No.117 of 2011) were promulgated on December 2, 2011, and reduction of Income Tax Rate and levy of Special Income Tax for Recovery commenced from the fiscal year starting on April 1, 2012 or later.   In conjunction with this, the statutory effective tax rate to be used for calculation of deferred tax assets and liabilities were changed from 40.63% to 37.96% for temporary difference expected to be resolved between the fiscal year commencing on April 1, 2012 and April 1, 2014; and 35.59% for temporary difference expected to be resolved in the fiscal year commencing on April 1, 2015 onwards. As a result of this change in taxation rate, Deferred Tax Assets decreased by 1 million yen and Deferred Tax Liabilities decreased by 139 million yen, Net Unrealized Gains (Losses) on Other Securities have increased by 126 million yen, and Adjustment to Income Taxes and Others have decreased by 11 million yen. In addition, Deferred Tax Liabilities for Land Revaluation have decreased by 156 million yen, and the Revaluation Reserve for Land has increased by the same amount.

(Per Share Information)
Net Asset Per Share	¥794.78
Net Loss Per Share	(¥1,248.27)

(Important Events After the Reporting Period)
Sendai Bank and Kirayaka Bank, Ltd. (“Kirayaka Bank” hereinafter, and Sendai Bank and Kirayaka Bank collectively referred to as the “Banks”) have reached a resolution at the respective board meetings held on April 26, 2012, on establishing “Jimoto Holdings, Ltd.” (“Joint Holding Company”), a 100% parent company of the Banks, through the method of share transfer as of October 1, 2012 (“Effective Date”) subject to approval by the shareholders’ meetings and permissions by the authorities, in accordance with the “Basic Agreement on Commencement of Review on Business Consolidation” executed on October 26, 2010 (“Share Transfer”), as well as on the outline of the Joint Holding Company and conditions of the Share Transfer, and executed the “Agreement on Business Consolidation” and jointly prepared the “Share Transfer Plan” on the same date.

(1) Objectives and Background of Business Integration
Kirayaka Bank and Sendai Bank originally announced the Business Integration through establishment of a joint holding company to be set up in or around October 2011 and established a Business Integration Committee in preparation for the integration. After the Great East Japan Earthquake on March 11, 2011, however, the two banks determined that it would be imperative to give priority to supporting reconstruction of the regional economy, and that the schedule for Business Integration should be postponed. Thereafter, on May 18, the banks resumed deliberation and preparation by the Business Integration Committee, which, in addition to tie-up between the two banks for reconstruction assistance, worked on preparation for Business Integration. In the meantime, on September 30, 2011, Sendai Bank issued the Class I preferred shares to strengthen the Bank’s capitalization for building up the strong financial base required for full-scale reconstruction assistance, based on the Act on Special Measures for Strengthening Financial Functions.
The two banks have so far given priority to measures to assist reconstruction of earthquake-hit areas in which their home and main operational bases are located, and development of regional societies and enhancement of their financial bases to do so, at the cost of deferring the Business Integration, as such efforts were considered the responsibility of regional banks operating in the affected areas. However, in order to further bolster the banks’ ability to assist reconstruction, it was determined critical that the Business Integration be completed at an early stage and that total capabilities of the new financial group be fully exploited. The two companies decided to resume the negotiations between the two parties with the target establishment date of their joint holding company set to October 1, 2012. On April 26, 2012, the two banks agreed on conclusion of the “Agreement on Consolidation of Management” and prepared the “Share Transfer Plan.”
Through this Business Integration, the two banks will create a new financial group through a joint holding company with the regional brands of the two banks remaining intact, and will contribute to the economic activities of the region that are expanding beyond the boundary of the prefectures and improve customer services, through efficient management functions realized with economy of scale and synergy of business networks and expertise of employees of the two banks.

(2) Form and Allotment of Shares with Regard to Share Transfer
A. Form of Share Transfer
The Joint Holding Company will become a wholly owning parent company of the two banks October 1, 2012 through transfer of shares, and the new share of the Joint Holding Company will be allotted to shareholders of the two banks; provided, however, the schedule or form of business integration may be subject to change upon consultation of the two banks, in consideration of progress of Transfer of Shares processes and other reasons.

B. Allotment of Shares with Regard to Share Transfer

Company Name	Sendai Bank	Kirayaka Bank
Share Transfer Ratio	6.5	1

(Note 1) Share Allotment Ratio
1. 6.5 common shares of the Joint Holding Company will be allotted for one common share of Sendai Bank.
2. One common share of the Joint Holding Company will be allotted for one common share of Kirayaka Bank.
3. 6.5 Class B preferred shares of the Joint Holding Company will be allotted for one Class I preferred share of Sendai Bank.
4. One Class A preferred share of the Joint Holding Company will be allotted for one Class III preferred share of Kirayaka Bank.
The share transfer ratio may be subject to change upon consultation of the two banks, in case there arises major changes in conditions that form the basis for the calculation.
In case, through the Transfer of Shares, there arises odd share that is less than one share of the common share, Class A preferred share, or Class B preferred share to be issued by the Joint Holding Company to shareholders of the two banks, a cash amount equivalent to the odd share will be paid to the relevant shareholders pursuant to Article 234 of the Companies Act and other relevant laws and regulations.

 (Note 2) No. of New Shares to Be Issued by Joint Holding Company (Planned)
Common Shares:  178,877,671
The numbers of new shares to be issued are based on the numbers of shares outstanding of Kirayaka Bank (129,714,282 shares) and of Sendai Bank (7,591,100 shares) as of March 31, 2012. However, as the two banks are planning to retire as many treasury shares as practicable prior to the Effective Date of Transfer of Shares, the numbers of treasury shares of Kirayaka Bank (16,521 shares) and of Sendai Bank (24,960 shares) owned by the respective banks as of March 31, 2012, are not included as the shares for which new shares of the Joint Holding Company will be allotted. Please note that the number of shares to be issued by the Joint Holding Company may be subject to change in cases where the number of treasury shares of the two banks as of March 31, 2012 should change prior to the Effective Date as a result of exercise of the right to request the purchase of shares by shareholders of Kirayaka Bank or Sendai Bank and/or other events.
  Class A Preferred Shares: 100,000,000
The numbers of new shares to be issued are based on the numbers of the Class III preferred shares outstanding of Kirayaka Bank (100,000,000 shares) as of March 31, 2012.
  Class B Preferred Shares: 130,000,000
The numbers of new shares to be issued are based on the numbers of the Class I preferred shares outstanding of Sendai Bank (20,000,000 shares) as of March 31, 2012.

 (Note 3) Share Unit of Joint Holding Company
The Joint Holding Company will adopt a unit share system by setting the following numbers of shares as one unit:
Common Shares:  100
  Class A Preferred Shares: 100
  Class B Preferred Shares: 100

 (Note 4) Demand for the purchase of shares constituting less than one unit
Shareholders of the two banks who will receive shares of the Joint Holding Company which constitute less than one unit (100 shares) as specified above (hereinafter referred to as “Shares Constituting Less Than One Unit”) may not trade their Shares Constituting Less Than One Unit on the Tokyo Stock Exchange or financial instruments exchanges. In accordance with Article 192, Paragraph I of Companies Act of Japan, holders of such Shares Constituting Less Than One Unit may demand the Joint Holding Company to purchase their Shares Constituting Less Than One Unit.

(3) Schedule of Share Transfers
Saturday, March 31, 2012	Record Date for Ordinary General Meeting of Shareholders and Class Meeting (two banks)
Thursday, April 26, 2012	Board of Directors Meeting for Approval of “Agreement on Consolidation of Management” and “Share Transfer Plan” (two banks)
Thursday, April 26, 2012	Conclusion of “Agreement on Consolidation of Management” and Preparation of “Share Transfer Plan” (two banks)
Tuesday, June 26, 2012 (Planned)	Ordinary General Meeting of Shareholders and Class Meeting for Approval of “Share Transfer Plan” (two banks)
Wednesday, September 26, 2012 (Planned)	Delisting from Tokyo Stock Exchange (Kirayaka Bank)
Monday, October 1, 2012 (Planned) Monday, October 1, 2012 (Planned)	Registration of Establishment of Joint Holding Company (Effective Date) Listing of Joint Holding Company

The schedule may be subject to change upon consultation of the two banks, in consideration of progress of Transfer of Shares processes and other reasons.

(4) Overview of Kirayaka Bank
(As of December 31, 2012)
(1)	Company Name	Kirayaka Bank, Ltd.
(2)	Business Description	Ordinary Commercial Banking
(3)	Date of Establishment	May 7, 2007
(4)	Location of Head Office	3-2-3 Hatagomachi, Yamagata-shi, Yamagata Prefecture
(5)	Representative	Manabu Awano, President and Director
(6)	Capital Stock	17,700 million yen
(7)	Shares Issued and Outstanding	Common Stock: 129,714,282 Class III Preferred Share: 100,000,000
(8)	Deposits Outstanding (Non-consolidated) (Including CDs)	1,196,218 million yen
(9)	Loans Outstanding (Non-consolidated)	896,790 million yen
(10)	Fiscal Year End	March 31
(11)	Summary of Financial Results for Recent Years
Fiscal Year ending:		Mar. 2011
Net Assets (Consolidated)		50,750 million yen
Total Assets (Consolidated)		1,211,466 million yen
Operating Income (Consolidated)		26,428 million yen
Ordinary Profit (Consolidated)		2,112 million yen
Net Income (Consolidated)		1,314 million yen

(5) Information on Joint Holding Company to Be Established through Transfer of Shares

(1)	Company Name	Jimoto Holdings, Inc.
(2)	Business Description	Management and operation of banks and other companies that the company may own under the Banking Act, and any business activities incidental or related thereto
(3)	Location of Head Office	2-1-1, Ichibancho, Aoba-ku, Sendai-shi, Miyagi Prefecture
(4)	Representatives, Directors, and Auditors (Planned)
Chairman and Representative Director   Seiichi Mitsui (Current President and Director of Sendai Bank)
President and Representative Director   Manabu Awano (Current President and Director of Kirayaka Bank)
Director   Yutaka Baba (Current Senior Managing Director of Sendai Bank)
Director   Kenichi Tokairin (Current Managing Director of Kirayaka Bank)
Director   Takashi Suzuki (Current Managing Director of Sendai Bank)
Director   Shoichiro Suto (Current Managing Director of Kirayaka Bank)
Director   Isao Misonou (Current Managing Director of Sendai Bank)
Director   Akira Sagawa (Current Managing Director of Kirayaka Bank)
Director   Tatsuhiko Tanaka (Current Managing Director of Sendai Bank)
Director   Takayuki Haga (Current Director of Sendai Bank)
Director   Yukiyoshi Sakamoto (Current Director of Kirayaka Bank)
Director (External)   Mitsuru Kumagai (Current Director of Sendai Bank)
Statutory Auditor   Shunichi Hasebe (Current Statutory of Sendai Bank)
Statutory Auditor (External)   Fujio Sasajima (Current Statutory of Kirayaka Bank)
Statutory Auditor (External)   Kunio Kanno (Current Statutory of Sendai Bank)
Statutory Auditor (External)   Yoshiaki Ito (Current Statutory of Kirayaka Bank)
 (Note 1) Director Mitsuru Kumagai is an external director stipulated in Article 2 Item (xv) of Companies Act.
 (Note 2) Statutory auditors Fujio Sasajima, Kunio Kanno, and Yoshiaki Ito are external statutory auditors stipulated in Article 2 Item (xvi) of the Companies Act.

(5)	Capital Stock	2,000 million yen
(6)	Capital Reserve	500 million yen
(7)	Date of Fiscal Year End	March 31

(Business Combination Related)
Sengin Card Ltd., a 100% consolidated subsidiary of Sendai Bank, was combined with the Sendai Bank as of April 1, 2011, pursuant to the resolution of the 89th General Shareholders’ Meeting held on June 29, 2010 and approval by the authorities.

1.	The name and contents of the business at the time of combination, legal form of combination, the name of combined business, and outline of the transaction, including its purpose
(1)	The name and contents of the business at the time of combination
(i) Merging Company: Sendai Bank, Ltd.
(ii) Merged Company: Sengin Card, Ltd.     Business Contents: Credit card business
(2)	Legal form of combination
Merger, with Sendai Bank, Ltd. as the surviving company and Sengin Card, Ltd. as the absorbed company.
(3)	Name of company after merger
Sendai Bank, Ltd.
(4)	Outline of transaction including its purpose
To enhance the sales capacity and improve efficiency of the group’s overall credit card business by consolidating the overlapping credit card business in Sendai Bank and Sengin Card Ltd.

2.	Outline of accounting treatment
In accordance with the “Accounting Standard for Business Combinations” (ASBJ Statement No.21 December 26, 2008) and “Implementation Guidance on Accounting Standard for Business Combinations and Business Divestitures” (ASBJ Guidance No.10 December 26, 2008), the transaction has been treated as a transaction under common control.

Certified Copy of the Audit Report

Independent Auditors’ Report May 14, 2012 To the Board of Directors of Sendai Bank, Ltd.

Ernst & Young ShinNihon LLC

Noriyoshi Saito
Designated Limited Partner and Executive Partner
Certified Public Accountant

Kiyohiko Takashima
Designated Limited Partner and Executive Partner Certified Public Accountant

Jikei Sesoko
Designated Limited Partner and Executive Partner
Certified Public Accountant

We have audited the financial statements, which comprise the balance sheet, income statement, statement of changes in net assets, notes on financial statements, and its supporting schedules of Sendai Bank, Ltd. for the 91st business year from April 1, 2011 to March 31, 2012, pursuant to the stipulations in Article 436, Paragraph (2) Item (i) of the Companies Act.

Responsibilities of Bank’s Management for Financial Statements, etc.
The responsibilities of the Bank’s management are to prepare these financial statements and supporting schedules in accordance with accounting standards generally accepted in Japan for fair presentation. These include development and operation of internal control determined necessary by the management for preparation and fair presentation of the financial statements and supporting schedules that are free of material misstatement due to fraudulent acts and errors.

Responsibility of Accounting Auditors
Our responsibility is to express an opinion on these financial statements and supporting schedules from an independent standpoint based on our audits. We conducted our audits in accordance with auditing standards generally accepted in Japan. Those auditing standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and supporting schedules are free of material misstatement.

An audit includes procedures for obtaining audit evidence on the monetary amounts and disclosure on the financial statements and supporting schedules. The audit procedures are selected and applied based on our judgment and in accordance with our assessment of risks of material misstatement due to fraudulent acts and errors in the financial statements and accompanying schedules. Although it is not an objective of the audit to express an opinion on the effectiveness of internal control, we review the internal control relevant to preparation and fair presentation of the financial statements and accompanying schedules in order to prepare the audit plan for appropriate audit procedures as the situation demands in our audit. Our audit also includes assessing the accounting principles used, the way the accounting principles are applied, and significant estimates made by the management, as well as evaluating the overall presentations of the financial statements and supporting schedules.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Audit Opinion
In our opinion, the financial statements and supporting schedules referred to above present fairly, in all material respects, the state of assets and income/loss for the fiscal year under review of Sendai Bank, in conformity with accounting principles generally accepted in Japan.

Matters to be Emphasized
As described in significant subsequent events, the Board of Directors of the Bank resolved, at the Board of Directors meeting held on April 26, 2012, on establishment of a joint holding company with Sendai Bank, Ltd., overview of the joint holding company, and conditions for the share transfer, concluded the Management Integration Agreement with Sendai Bank, Ltd., and jointly prepared the Plan for Share Transfer.

Interest
The Bank and Ernst & Young ShinNihon and/or its executive partners have no interests in each other that need to be detailed pursuant to stipulations in the Certified Public Accountants Act.

(Note) This report is an English translation of “Accounting Auditors’ Report” originally written in Japanese.

Certified Copy of the Audit Report

Independent Auditors’ Report May 14, 2012 To the Board of Directors of Sendai Bank, Ltd.

Ernst & Young ShinNihon LLC

Noriyoshi Saito
Designated Limited Partner and Executive Partner
Certified Public Accountant

Kiyohiko Takashima
Designated Limited Partner and Executive Partner Certified Public Accountant

Jikei Sesoko
Designated Limited Partner and Executive Partner
Certified Public Accountant

We have audited the consolidated financial statements of Sendai Bank, Ltd, which comprise the consolidated balance sheet, consolidated income statement, consolidated statement of changes in net assets, and notes on consolidated financial statements, for the consolidated fiscal year from April 1, 2011 to March 31, 2012, pursuant to the stipulations in Article 444, Paragraph (4) of the Companies Act.

Responsibilities of Bank’s Management for Consolidated Financial Statements, etc.
The responsibilities of the Bank’s management are to prepare these financial statements and supporting schedules in accordance with accounting standards generally accepted in Japan for fair presentation. These include development and operation of internal control determined necessary by the management for preparation and fair presentation of the financial statements and supporting schedules that are free of material misstatement due to fraudulent acts and errors.

Responsibility of Accounting Auditors
Our responsibility is to express an opinion on these consolidated financial statements and supporting schedules from an independent standpoint based on our audits. We conducted our audits in accordance with auditing standards generally accepted in Japan. Those auditing standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements and supporting schedules are free of material misstatement.

An audit includes procedures for obtaining audit evidence on the monetary amounts and disclosure on the consolidated financial statements. The audit procedures are selected and applied based on our judgment and in accordance with our assessment of risks of material misstatement due to fraudulent acts and errors in the consolidated financial statements. Although it is not an objective of the audit to express an opinion on the effectiveness of internal control, we review the internal control relevant to preparation and fair presentation of the consolidated financial statements in order to prepare the audit plan for appropriate audit procedures as the situation demands in our audit. Our audit also includes assessing the accounting principles used, the way the accounting principles are applied, and significant estimates made by the management, as well as evaluating the overall presentations of the consolidated financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Audit Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the state of assets and income/loss for the fiscal year under review of Sendai Bank, in conformity with accounting principles generally accepted in Japan.

Matters to be Emphasized
As described in significant subsequent events, the Board of Directors of the Bank resolved, at the Board of Directors meeting held on April 26, 2012, on establishment of a joint holding company with Sendai Bank, Ltd., overview of the joint holding company, and conditions for the share transfer, concluded the Management Integration Agreement with Sendai Bank, Ltd., and jointly prepared the Plan for Share Transfer.

Interest
The Bank and Ernst & Young ShinNihon and/or its executive partners have no interests in each other that need to be detailed pursuant to stipulations in the Certified Public Accountants Act.

(Note) This report is an English translation of “Accounting Auditors’ Report” originally written in Japanese.

    Certified Copy of the Board of Statutory Auditors’ Report

Statutory Auditors’ Report

The Board of Statutory Auditors has examined performance of duties by directors during the 91st business year (from April 1, 2011 to March 31, 2012) based on audit reports prepared by each statutory auditor, has prepared the Statutory Auditors’ Report and reports as follows.

1. Methods and Details of Audit by Statutory Auditors and Board of Statutory Auditors

The Board of Statutory Auditors determined the audit policy and audit plan and responsibility assignment, received a report from each statutory auditor on performance and results of audits, and received reports from the directors, etc., and Accounting Auditors on performance of their respective functions, and called for explanations as necessary.
Each statutory auditor worked to communicate with the directors, auditing department, and other employees, strived to collect information and improve the auditing environment, attended the Board of Directors meetings and other important meetings, received reports from directors and employees on performance of their respective functions and called for explanations as necessary, reviewed important decision-making documents, and examined the state of business and assets at the head office and other significant banking offices, based on the auditing standards set forth for statutory auditors by the Board of Statutory Auditors and in accordance with the audit policy, audit plan and responsibility assignment. Further, each statutory auditor reviewed the Board of Directors resolutions on development of the internal control system stipulated in Article 100, Paragraphs (1) and (3) of the Ordinance for Enforcement of the Companies Act as necessary for ensuring that performance of functions of the Directors described in the Business Report is in compliance with the laws and regulations and Articles of Incorporation and for ensuring appropriateness of business operations of the Company, received reports regularly from directors, employees, etc. and the Accounting Auditors, and called for explanations as necessary on development and operation of the system (internal control system) that was developed based on the resolutions, and monitored and validated the system. Each statutory auditor also worked to communicate and exchange information with directors, statutory auditors, etc., of subsidiaries, and received business reports from the subsidiaries as required. Based on these methods, the Board of Statutory Auditors reviewed the business report and supporting schedules for the business year ended March 31, 2012.
Further, the Board of Statutory Auditors monitored and validated whether the Accounting Auditors maintained independence and carried out appropriate auditing, received reports from the Accounting Auditors on performance of their functions, and called for explanations as necessary. The Board of Statutory Auditors received notice from the Accounting Auditors to the effect that the organizational structure to ensure proper performance of functions (matters listed in items of Article 131 of Ordinance on Accounting of Companies) is in place pursuant to Quality Control Standards for Audit (Business Accounting Council, October 28, 2005), and called for explanations as necessary. Based on these methods, the Board of Statutory Auditors reviewed the financial statements (balance sheet, income statement, statement of changes in net assets, and accompanying notes) and supporting schedules, and consolidated financial statements (consolidated balance sheet, consolidated income statement, consolidated statement of changes in net assets, and accompanying notes) for the business year ended March 31, 2012.

2. Audit Results

 (1) Results of Audit of Business Reports, etc.
a. In the opinion of the Board of Statutory Auditors, the business report and supporting schedules present fairly the state of the Company pursuant to laws and regulations as well as the Articles of Incorporation.
b. The Board of Statutory Auditors has not identified any material fraudulent act or violation of laws and regulations and the Articles of Incorporation in the course of performance of functions of the directors.
c. In the opinion of the Board of Statutory Auditors, details of the Board of Directors resolutions on the internal control system are appropriate, and no points to be noted have been identified concerning descriptions of the internal control system in the business report and performance of functions of the directors.
 (2) Audit Results of Financial Statements and Supporting Schedules
In the opinion of the Board of Statutory Auditors, the methods and results of audit of the Accounting Auditor, Ernst & Young ShinNihon LLC are appropriate.
 (3) Audit Results of Consolidated Financial Statements
In the opinion of the Board of Statutory Auditors, the methods and results of audit of the Accounting Auditor, Ernst & Young ShinNihon LLC are appropriate.

May 15, 2012

Board of Statutory Auditors of Sendai Bank, Ltd.

Shunichi Hasebe, Standing Statutory Auditor
Masafumi Sato, External Statutory Auditor
Yukihide Kakizaki, External Statutory Auditor
Kunio Kanno, External Statutory Auditor